UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Xcorporeal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xcorporeal, Inc.
80 Empire Drive
Lake Forest, CA 92630

February ___, 2010

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Xcorporeal, Inc., a Delaware corporation, on February ___, 2010 at 10:00 a.m., local time. The Special Meeting will be held at the offices of Kaye Scholer LLP, 1999 Avenue of the Stars, Suite 1700, Los Angeles, California 90067-6048. The Special Meeting will consist of a discussion and voting on matters set forth in the accompanying Notice of Special Meeting of Stockholders.

The Notice of Special Meeting of Stockholders and a Proxy Statement, which more fully describe the formal business to be conducted at the Special Meeting, follow this letter.

Regardless of whether or not you plan to attend the Special Meeting, your vote is important and we encourage you to vote promptly. After reading the Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided. The Proxy Statement and accompanying proxy card are first being mailed to you on or about February ___, 2010.

We look forward to seeing you at the Special Meeting.

Sincerely yours,

/s/ Kelly J. McCrann
Kelly J. McCrann
Chairman of the Board and Chief Executive Officer

Xcorporeal, Inc.
80 Empire Drive
Lake Forest, CA 92630

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY ___, 2010

          To the Stockholders of Xcorporeal, Inc.:

          NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Xcorporeal, Inc., a Delaware corporation (“Xcorporeal” or the “Company”), will be held at the offices of Kaye Scholer LLP, 1999 Avenue of the Stars, Suite 1700, Los Angeles, California 90067-6048, on February ___, 2010, at 10:00 a.m., local time. At the Special Meeting, you will be asked:

1.
to approve the sale of substantially all of the assets (the “Assets”) of Xcorporeal (the “Asset Sale”) pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Fresenius USA, Inc. (“FUSA”), a Massachusetts corporation and a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc., Xcorporeal, Xcorporeal Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of Xcorporeal, and National Quality Care, Inc., a Delaware corporation, dated as of December 14, 2009, in the form attached to the accompanying Proxy Statement as Annex A (the “Asset Sale Proposal”);

2.
to approve the voluntary liquidation and dissolution of Xcorporeal pursuant to a Plan of Liquidation and Dissolution (the “Plan of Liquidation”), attached to the accompanying Proxy Statement as Annex B (the “Plan of Liquidation Proposal”);

3.
to approve the adoption of the Liquidating Trust Agreement (the “Liquidating Trust Agreement”), attached to the accompanying Proxy Statement as Annex C, providing for, among other things, in the event that the Asset Sale Proposal and the Plan of Liquidation Proposal are approved by our stockholders and the Asset Sale is subsequently consummated, the transfer of all of our assets remaining after the consummation of the Asset Sale, including rights to certain payments under the Asset Purchase Agreement (collectively, the “Remaining Assets”), together with all of our liabilities and obligations not satisfied prior to our dissolution (collectively, the “Remaining Liabilities”), to the Liquidating Trust (as defined in the Proxy Statement) (the “Liquidating Trust Agreement Proposal”);

4.
to approve any proposal to adjourn the Special Meeting to a later date to solicit additional proxies in favor of the approval of the Asset Sale Proposal, the Plan of Liquidation Proposal or the Liquidating Trust Agreement Proposal, if there are insufficient votes for approval of any of such proposals at the time of the Special Meeting (the “Adjournment Proposal”); and

5.	to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

Our Board of Directors has carefully reviewed and considered each of the foregoing proposals and the terms and conditions of the Asset Purchase Agreement, the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement and has concluded that the Asset Purchase Agreement, the Asset Sale, the transfer of all of the Remaining Assets and Remaining Liabilities to the Liquidating Trust pursuant to the terms of the Liquidating Trust Agreement, subject to the approval by our stockholders of the Asset Sale and the Plan of Liquidation and subsequent consummation of the Asset Sale, and, if the Asset Sale is not approved or consummated, the disposition of all of our Assets, and, in either case, the complete liquidation and dissolution of the Company pursuant to the Plan of Liquidation, are all in the best interests of the Company and our stockholders.

       The Board of Directors recommends that you vote: (1) “FOR” the approval of the Asset Sale Proposal, (2) “FOR” the approval of the Plan of Liquidation Proposal, (3) “FOR” the approval of the Liquidating Trust Agreement Proposal and (4) “FOR ” the approval of the Adjournment Proposal.

The enclosed Proxy Statement is issued in connection with the solicitation of a proxy on the enclosed form by our Board of Directors for use at the Special Meeting. The Proxy Statement not only describes the items that our stockholders are being asked to consider and vote on at the Special Meeting, but also provides you with important information about us. Financial and other important information concerning us is also contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2009, attached to the accompanying Proxy Statement as Annex E and Annex F, respectively, and our other reports filed with the Securities and Exchange Commission (the “SEC”) and any amendments thereto that we may file with the SEC.

The Board of Directors believes that the approval of all three proposals (the Asset Sale Proposal, the Plan of Liquidation Proposal and the Liquidating Trust Agreement Proposal) would maximize stockholder value by increasing the possibility that we will be able to distribute liquidation proceeds, if any, from the Liquidating Trust to our stockholders in the future, including our share of any Royalty Payments and any value we may realize from our rights to the Option (each capitalized term as defined in the Proxy Statement) . To the extent such amounts may become available for distribution in the future, they will be distributed pro-rata from the Liquidating Trust.

NONE OF THE CASH PROCEEDS FROM THE ASSET SALE WILL BE DISTRIBUTED TO OUR STOCKHOLDERS IN LIGHT OF THE FACT THAT CURRENTLY OUR TOTAL LIABILITES AND OBLIGATIONS SIGNIFICANTLY EXCEED OUR TOTAL ASSETS. However, our Board of Directors believes that the approval of all three proposals, increases the possibility that we will be able to distribute some liquidation proceeds from the Liquidating Trust to our stockholders, including our share of any Royalty Payments and any value we may realize from our rights to the Option.

If the Plan of Liquidation is not approved, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and will proceed with the Asset Sale, and we will use the cash received from the Asset Sale and the Remaining Assets to pay off our liabilities and ongoing operating expenses, to the extent we have available cash and assets to do so.  Our Board of Directors believes that if all three proposals are not approved, including the Plan of Liquidation Proposal, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy and that there will not be any funds or other assets available for distribution to our stockholders. See “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution.”

If our stockholders approve the Plan of Liquidation, but the Asset Sale is not approved or is not consummated, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and will move forward with our dissolution. If this occurs, our Board of Directors will be authorized to sell and liquidate our Assets, on such terms and to such parties as the Board of Directors determines in its sole discretion without requiring further stockholder approval. We do not have any agreement or understanding with any party with respect to the sale of any or all of our assets if the Asset Sale is not approved or if the Asset Sale is not consummated. After an extensive review of a range of strategic alternatives for the Company, including continuing the Company as an independent entity, exploring potential merger and acquisition transactions and any possible financing arrangements and exerting considerable efforts to maximize the value of our assets, the Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets and that the consummation of the Asset Sale and the liquidation of the Company pursuant to the Plan of Liquidation and the Liquidating Trust Agreement would maximize stockholder value by increasing the possibility that we will be able to distribute liquidation proceeds. Our Board of Directors believes that if all three proposals are not approved, including the Asset Sale Proposal, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy and that there will not be any funds or other assets available for distribution to our stockholders. See “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal”, “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution” and “Proposal No. 3: Approval of the Liquidating Trust Agreement.”

If the Asset Sale is not consummated and the Plan of Liquidation is not approved, whether due to lack of stockholder approval or other reasons, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and our Board of Directors believes that we will then be forced to discontinue operations and proceed with a liquidation in bankruptcy, such that there will not be any funds or other assets available for a distribution to our stockholders. See “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal”, “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution” and “Proposal No. 3: Approval of the Liquidating Trust Agreement.”

If the Asset Sale and the Plan of Liquidation are approved, but the Liquidating Trust Agreement Proposal is not approved, we will move forward with the consummation of the Asset Sale and will use the cash proceeds received from the Asset Sale and the Remaining Assets to pay off our liabilities and ongoing operating expenses, to the extent we have available cash and assets to do so.  Our Board of Directors believes that if all three proposals are not approved, including the Liquidating Trust Agreement Proposal, we will be forced to discontinue operations and proceed with a liquidation in bankruptcy and that there will not be any funds or other assets available for distribution to our stockholders. See “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal” and “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution.”

We urge you to read the accompanying Proxy Statement in its entirety and consider it carefully.  Please pay particular attention to (1) the “Risk Factors” beginning on page 61 for a discussion of the risks related to the Asset Sale, the Plan of Liquidation, the Liquidating Trust Agreement and the risks related to our business, in the event any or all of the first three proposals (the Asset Sale Proposal, the Plan of Liquidation Proposal and the Liquidating Trust Agreement Proposal) are not approved by our stockholders, and (2) “Proposal No. 3: Approval of the Liquidating Trust Agreement — Liquidating Distributions; Nature; Amount; Timing”, which reflects our current estimate of the timing of and the amounts that may be ultimately available for liquidating distributions to our stockholders.

Our Board of Directors has fixed the close of business on January 4, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only our stockholders of record at the close of business on Record Date will be entitled to notice of, and to vote at, the Special Meeting.

You can vote in one of three ways:

               (1)  Use the toll-free telephone number on your proxy card to vote by phone;

               (2)  Visit the website noted on your proxy card to vote via the Internet; or

               (3)  Sign, date and return your proxy card in the enclosed envelope to vote by mail.

Pursuant to the rules promulgated by the SEC, we have elected to provide access to our proxy materials by sending you this Proxy Statement and a form of the proxy card and notifying you of the availability of such proxy materials on the Internet. This Proxy Statement, a form of a proxy card and the other material accompanying this Proxy Statement are available under “Investors”, sub-category “Proxy Statement Materials”, section of our web site at www.xcorporeal.com. We began distributing this Proxy Statement and a form of the proxy card on or about February ___, 2010.

The Company hopes you can attend the Special Meeting. However, whether or not you plan to attend, please vote either by Internet or by telephone or complete, sign, date and return the accompanying proxy card as soon as possible in the enclosed envelope. If you attend the Special Meeting, you may revoke your earlier vote if you wish and vote personally. Each of the Asset Sale Proposal, the Plan of Liquidation Proposal and the Liquidating Trust Agreement Proposal requires the approval of the holders of at least a majority of shares of our common stock outstanding as of the Record Date and entitled to vote thereon and the Adjournment Proposal requires the approval of the holders of at least a majority of the shares of our common stock represented in person or by proxy at the Special Meeting and entitled to vote thereon. Therefore, it is very important that your shares be represented.

By order of the Board of Directors

/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer and Secretary

Lake Forest, California
January 27, 2010

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME OR BRING AN ACCOUNT STATEMENT OR LETTER FROM THE NOMINEE INDICATING YOUR BENEFICIAL OWNERSHIP AS OF THE RECORD DATE.

Important Notice Regarding the Availability of Proxy Materials for Xcorporeal, Inc.’s
Special Meeting of Stockholders to be Held on February ___, 2010

The Proxy Statement and a form of a proxy card are available at
http://www.xcorporeal.com/htmls/proxy_statement_materials.html. Information on Xcorporeal’s website does not constitute a part of this Proxy Statement.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Asset Sale Proposal, the Plan of Liquidation Proposal, the Liquidating Trust Agreement Proposal or the Adjournment Proposal, passed upon the merits or fairness of the Asset Sale, the Plan of Liquidation or the Liquidating Trust Agreement nor passed upon the adequacy or accuracy of the disclosure in this document.  Any representation to the contrary is a criminal offense.

XCORPOREAL, INC.

80 Empire Drive
Lake Forest, CA 92630

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY ___, 2010

       This proxy statement (the “Proxy Statement”) is being furnished to the stockholders of Xcorporeal, Inc., a Delaware corporation, in connection with the solicitation of proxies on behalf of Xcorporeal’s board of directors to be used at a special meeting of its stockholders (the “Special Meeting”) to be held on February ___, 2010 at 10:00 a.m., local time, at the offices of Kaye Scholer LLP, 1999 Avenue of the Stars, Suite 1700, Los Angeles, California 90067-6048, and any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.

       As used in this Proxy Statement, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “Xcorporeal” refer to Xcorporeal, Inc., including all of its subsidiaries, and prior to October 12, 2007, the company which is now our wholly-owned subsidiary and known as Xcorporeal Operations, Inc., a Delaware corporation, and the term “Operations” refers solely to Xcorporeal Operations, Inc.

This Proxy Statement and the accompanying proxy card are first being mailed to all stockholders entitled to vote at the Special Meeting on or about February ___, 2010 (the “Mailing Date”).

Only stockholders of record as of the close of business on January 4, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 15,354,687 shares of our common stock and no shares of our preferred stock outstanding.  Each share of our common stock is entitled to one vote. Shares cannot be voted at the Special Meeting unless the holder thereof is present or represented by proxy.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. TO VOTE YOUR SHARES, PLEASE EITHER VOTE BY INTERNET, BY TELEPHONE OR COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. VOTING BY INTERNET, BY TELEPHONE OR BY SENDING IN YOUR PROXY CARD WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE SPECIAL MEETING, IF YOU DESIRE TO DO SO, AS YOU MAY REVOKE YOUR EARLIER VOTE.

TABLE OF CONTENTS

SUMMARY TERM SHEET	10
Summary of Terms of the Asset Sale	13
QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS	17
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	30
PROPOSAL NO. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal	31
General Overview	31
Background of the Asset Sale	31
Description of the Asset Purchase Agreement	33
Purchase and Sale of Assets	34
Purchase Price	34
Assets to be Retained by the Company	35
Representations and Warranties of the Company	35
Representations and Warranties of FUSA	36
Conduct Prior to Closing	36
Conditions to Each Party’s Obligations	36
Conditions Precedent to FUSA’s Obligations	36
Conditions Precedent to Xcorporeal’s Obligations	37
The Closing	37
Survival of Representations and Warranties and Indemnification	37
Exclusivity	38
Termination	38
Side Agreement	38
Voting Agreement	39
Description of the Arbitration Proceeding and Other Agreements Entered into with NQCI	39
Payments of a Portion of the Aggregate Consideration to NQCI	40
No Opinion of Financial Advisor	44
Interests of Our Executive Officers and/or Directors in the Asset Sale, Plan of Liquidation and Liquidating Trust Agreement	44
Accounting Treatment	45
Certain Federal Income Tax Consequences to the Company	45
Votes Required for the Approval of the Sale of Substantially All of the Assets of Xcorporeal	45
Recommendation of Our Board of Directors	45
PROPOSAL NO. 2: Approval of the Plan of Liquidation and Dissolution	46
General	46
Background and Reasons for the Proposed Liquidation and Dissolution	46
Nature, Amount and Timing of Liquidating Distributions
The Plan of Liquidation is Contingent Upon the Approval and Consummation of the Asset Sale	48
Estimated Distributions to Stockholders	48
Sale of Our Assets	49
Principal Provisions of the Plan of Liquidation	50
Conduct Following Adoption of the Plan of Liquidation and Establishment of the Liquidating Trust	52
Contingent Liabilities; Contingent Reserves	52
Abandonment and Amendment	53
Plan of Liquidation Expenses and Indemnification	53
Trading of Our Common Stock	53
Interests of Our Executive Officers and/or Directors in the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement	53
Regulatory Approvals	53
Absence of Appraisal Rights	53
Material U.S. Federal Income Tax Consequences	54
Votes Required for the Approval of the Plan of Liquidation	55
Recommendation of Our Board of Directors	55
PROPOSAL NO. 3: Approval of the Liquidating Trust Agreement	56
General	56
Background and Reasons for the Proposed Liquidation and Dissolution and Establishment of the Liquidating Trust	56
Transfers to the Liquidating Trust; Nature; Amount; Timing	56
Terms of the Liquidating Trust	57

Trading of Interests in the Liquidating Trust	57
Nature, Amount and Timing of Liquidating Distributions	58
The Establishment of the Liquidating Trust is Contingent Upon the Approval of the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement and the Consummation of the Asset Sale	58
Estimated Distributions to Stockholders	58
Conduct Following Adoption of the Plan of Liquidation and Establishment of the Liquidating Trust	59
Trading of Our Common Stock	59
Interests of Our Executive Officers and/or in the Liquidating Trust	59
Regulatory Approvals	59
Absence of Appraisal Rights	59
Material U.S. Federal Income Tax Consequences	59
Votes Required for the Approval of the Liquidating Trust Agreement	59
Recommendation of Our Board of Directors	59
PROPOSAL NO. 4: Approval of Any Proposal to Adjourn the Special Meeting to Solicit Additional Proxies
In Favor of the Approval of any or all of Proposals No. 1, No. 2 and No. 3	60
RISK FACTORS	61
Risks Related to Proposals No. 1, No. 2 and No. 3	61
Risks Related to the Asset Sale	62
Risks Related to the Plan of Liquidation	63
Risks Related to Our Continuing Business Operations	65
Risks Related to Our Common Stock	65
IMPORTANT INFORMATION CONCERNG US	67
BENEFICIAL OWNERSHIP	69
Stock Ownership of Certain Beneficial Owners and Management	69
Market Information	68
Dividend Policy	68
STOCKHOLDER PROPOSALS	69
HOUSEHOLDING	70
WHERE YOU CAN FIND MORE INFORMATION	70
WHO CAN HELP ANSWER YOUR QUESTIONS	70
OTHER MATTERS	70
IMPORTANT	70

Annex A – Asset Purchase Agreement	A-1
Annex B – Form of Liquidating Trust Agreement	B-1
Annex C – Plan of Liquidation and Dissolution	C-1
Annex D – Side Agreement	D-1
Annex E – Annual Report on Form 10-K for the fiscal year ended December 31, 2008	E-1
Annex F – Quarterly Report on Form 10-Q for the quarter ended September 30, 2009	F-1

SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To fully understand the proposed Asset Sale transaction and subsequent liquidation of the Company, you should carefully read this entire Proxy Statement and the materials attached to this Proxy Statement.

Asset Sale

Asset Purchase Agreement

On December 14, 2009, we, Operations and National Quality Care, Inc. (“NQCI”, and collectively with the Company and Operations, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Fresenius USA, Inc. (“FUSA”), a Massachusetts corporation and a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc., in the form attached to this Proxy Statement as Annex A, which provides for the sale of substantially all of each Sellers’ assets (the “Asset Sale”) to FUSA for an aggregate cash purchase price of $8,000,000 (the “Cash Purchase Price”) and certain other royalty payment rights (as more fully discussed below). Subject to the terms and conditions of the Asset Purchase Agreement, the Cash Purchase Price will be paid to the Sellers as follows: (a) an exclusivity fee in the amount of $200,000 previously paid by FUSA to the Company, (b) $3,800,000 on the date of closing (the “Closing Date”) of the transactions (the “Transactions”) contemplated under the Asset Purchase Agreement (the “Closing”), of which the Company and NQCI will receive $1,650,000 and $2,150,000, respectively, (c) $2,000,000 on April 1, 2010, of which the Company and NQCI will receive $375,000 and $1,625,000, respectively, and (d) $2,000,000 on April 1, 2011, of which the Company and NQCI will receive $75,000 and $1,925,000, respectively.  Of the Cash Purchase Price being paid to NQCI, $1,871,430 is being paid to satisfy the Company’s liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

In addition, during the life of the patents included in the HD WAK Technology (as defined below) (the “HD WAK Patents”), which expire between November 11, 2021 and September 9, 2024, the Company will be entitled to certain royalty payments from the sale of wearable hemodialysis (“HD WAK”) devices in each country where such sales infringe valid and issued claims of the Sellers’ HD WAK Patents issued in such country (“HD WAK Devices Royalty”) and the attendant disposables that incorporate the HD WAK Technology (as defined below) (“Attendant Disposables”), not to exceed a certain maximum amount per patient per week in a country where such sales infringe valid and issued claims of the HD WAK Patents issued in such country (the “Attendant Disposables Royalty”, and together with the HD WAK Devices Royalty, the “HD WAK Royalty”).  Such payment for Attendant Disposables will not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by FUSA to any Seller or any of their affiliates. NQCI will be entitled to certain amounts in respect of the HD WAK Royalty.

Additionally, during the life of any patents included in the Supersorbent Technology (as defined below) (the “Supersorbent Patents”), the Company will be entitled to certain royalty payments on each supersorbent cartridge sold per patient in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to the Research Agreement and Option for License, dated June 16, 2005 (the “Research Agreement”), or any subsequently executed license agreement between TRDF and FUSA. Such payment for supersorbent cartridges will not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by FUSA to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments”). NQCI will be entitled to certain amounts in respect of the Supersorbent Royalty. While several applications for patents are pending, no patent incorporating the Supersorbent Technology has yet been issued. For a more detailed discussion of the consideration to be provided under the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal — Description of the Asset Purchase Agreement —  Purchase Price ..”

FUSA also granted to the Sellers an option to obtain a perpetual, worldwide license to the Supersorbent Technology for use in healthcare fields other than renal (the “Option”). The Option will be exercisable during the twelve-month period following FUSA’s receipt of regulatory approval for the sale of a supersorbent product in the United States or European Union, which we expect will require further development of the supersorbent technology with TRDF and successful completion of clinical trials by FUSA. In the event that the Option becomes exercisable and a Seller exercises the Option, the consideration payable to FUSA by such Seller(s) for the exercise of the Option will consist of a payment in the amount of $7,500,000, payable in immediately available funds, and a payment of an ongoing royalty in an amount equal to the lesser of $0.75 per supersorbent cartridge and $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country.

FUSA will purchase our only business segment, which consists of the business related to our extra-corporeal platform and development of any products to be derived therefrom.

Side Agreement

In connection with the Asset Purchase Agreement, the Company entered into a side agreement, dated December 14, 2009 (the “Side Agreement”), with FUSA pursuant to which (i) subject to the approval of the lessor, FUSA agreed on the Closing Date to assume the lease agreement of our operating facility located at 80 Empire Drive, Lake Forest, California 92630 (the “Lease”) and in consideration of such assumption, we agreed to pay to FUSA on the Closing Date the amount of $175,000, representing approximately six months of rent and common area expenses that are expected to be incurred by FUSA under the Lease following the Closing Date, (ii) FUSA engaged us to perform such consulting, advisory and related services through three employees of the Company, including Dr. Victor Gura, our Chief Scientific and Medical Officer (collectively, the “Employees”), to and for FUSA as may be reasonably requested from time to time by FUSA and its affiliates (the “Services”), for the period beginning on November 16, 2009 and ending on the Closing Date, unless sooner terminated in accordance with the terms of the Side Agreement, and in consideration for the Services rendered by us during such term, FUSA agreed to pay to us a cash fee, payable in semi-monthly installments, at the annual rate for the full-time services of each of the Employees, as more fully described in the Side Agreement, and (iii) in consideration of FUSA having incurred and continuing to incur certain expenses on our behalf, we agreed to reimburse FUSA for certain of its expenses reasonably incurred on our behalf, including, tooling, prototyping and intellectual property maintenance expenses, all reasonably documented third party expenses incurred by FUSA in negotiating and documenting the transactions contemplated by the Asset Purchase Agreement and the Side Agreement (including FUSA’s reasonable attorneys’ fees and expenses), consulting fees and certain other miscellaneous consulting expenses, in the event the closing under the Asset Purchase Agreement does not take place as a result of the Company consummating a Superior Proposal.  Pursuant to the Side Agreement, the Company has received payments in an aggregate amount of $197,291.64 for the Services of the Employees to FUSA and the Employees continued to receive their normal compensation from the Company in approximately the same aggregate amount.

The material terms of the Side Agreement are summarized above and a copy of the Side Agreement is attached to this Proxy Statement as Annex D. Stockholders are urged to carefully review the Side Agreement in its entirety.

Voting Agreement

In connection with the execution of the Asset Purchase Agreement, certain of the Sellers’ executive officers and/or directors executed a Stockholder Voting Agreement (the “Voting Agreement”).  Under the Voting Agreement, such directors and/or executive officers of the Company have committed (i) to vote all of the shares of the Company’s common stock owned by them as of December 14, 2009, together with all shares of our common stock acquired by them as a result of the exercise of any options owned by them as of such date, in favor of the adoption of the Asset Purchase Agreement and the approval of the Asset Sale, and (ii) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.  The shares subject to the Voting Agreement constitute approximately 41.4% of our outstanding common stock as of the Record Date, and more than 50% of NQCI’s outstanding voting securities.

The material terms of the Voting Agreement are summarized above and a copy of the Voting Agreement is annexed as Exhibit B to the Asset Purchase Agreement, which is attached hereto as Annex A. Stockholders are urged to carefully review the Voting Agreement in its entirety.

Our Board of Directors approved, subject to stockholder approval, the Asset Purchase Agreement and the transactions contemplated thereunder, including the sale of substantially all of our assets to FUSA, and voted to recommend that our stockholders approve the Asset Purchase Agreement and the Asset Sale. We are now seeking stockholder approval of the Asset Purchase Agreement and the Asset Sale. For a more detailed discussion of the principal provisions of the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Asset Sale—Principal Provisions of the Asset Purchase Agreement.”

Plan of Liquidation

Prior to the mailing of this Proxy Statement, our Board of Directors approved, subject to stockholder approval, a Plan of Liquidation and Dissolution (the “Plan of Liquidation”), attached to this Proxy Statement as Annex B, providing for our complete liquidation and dissolution, and voted to recommend that our stockholders approve the Plan of Liquidation. We are now seeking stockholder approval for this Plan of Liquidation. See “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution — Principal Provisions of the Plan of Liquidation.”

If our stockholders approve the Plan of Liquidation, but the Asset Sale is not approved or is not consummated, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and will move forward with our dissolution. If this occurs, our Board of Directors will be authorized to sell and liquidate our Assets, on such terms and to such parties as the Board of Directors determines in its sole discretion without requiring further stockholder approval. We do not have any agreement or understanding with any party with respect to the sale of any or all of our assets if the Asset Sale is not approved or if the Asset Sale is not consummated.

Liquidating Trust Agreement

Prior to the mailing of this Proxy Statement, our Board of Directors approved, subject to stockholder approval, the Liquidating Trust Agreement (the “Liquidating Trust Agreement”), attached to this Proxy Statement as Annex C, providing for, among other things, in the event that the Asset Sale, the Plan of Liquidating and the Liquidating Trust Agreement are approved by our stockholders and the Asset Sale is subsequently consummated, the transfer of all of our assets remaining after the consummation of the Asset Sale, including rights to certain payments under the Asset Purchase Agreement (collectively, the “Remaining Assets”), together with all of our liabilities and obligations not satisfied prior to our dissolution (the “Remaining Liabilities”), to the Liquidating Trust (as defined below), resulting in our complete liquidation and dissolution, and voted to recommend that our stockholders approve the Liquidating Trust Agreement. We are now seeking stockholder approval for this Liquidating Trust Agreement. The transfer of our Remaining Assets and Remaining Liabilities to the Liquidating Trust pursuant to the Liquidating Trust Agreement will be contingent upon approval by our stockholders of the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement and the subsequent consummation of the Asset Sale. For a more detailed discussion of the Liquidating Trust Agreement, see “Proposal No. 3: Approval of the Liquidating Trust Agreement.”

Proposal to Adjourn the Special Meeting

As described above, our Board of Directors has determined that the foregoing proposals are in the best interests of our stockholders. Because approval of these proposals is a necessary step to completing the Asset Sale and the dissolution and liquidation of the Company, we are seeking stockholder approval to give us the right to elect to adjourn the Special Meeting to solicit additional proxies in favor of any of these proposals if it appears at the time of the Special Meeting that an insufficient number of votes will be cast to approve any of these proposals.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the Record Date is required for the approval of the Asset Sale and the Plan of Liquidation. The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting.

SUMMARY OF TERMS OF THE ASSET SALE

The Parties
Xcorporeal, Inc.

We are a medical device company that has been engaged in developing an innovative  extra-corporeal  platform technology to be used in devices to replace the function of various human organs (the “Xcorporeal Business”).

Xcorporeal Operations, Inc.

Operations is our wholly-owned subsidiary.

National Quality Care, Inc.

NQCI is a research and development company. NQCI’s platform technology is a wearable artificial kidney for dialysis and other medical applications. This device treats the blood of patients through a pulsating, dual-chambered pump. NQCI has also been engaged in developing the Supersorbent Technology jointly with the efforts of TRDF (collectively, the “NQCI Business”, and together with the Xcorporeal Business, the “Business”).

Fresenius USA, Inc.

Fresenius Medical Care Holdings, Inc. (“Fresenius Medical Care”) is the world's largest integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure, a condition that affects more than 1,770,000 individuals worldwide. Fresenius USA, Inc. (“FUSA”) is a wholly-owned subsidiary of Fresenius Medical Care and a part of Fresenius SE, a global health care group with products and services for dialysis, the hospital and the medical care of patients at home.

Assets Proposed to be Sold to FUSA
We are proposing to sell to FUSA substantially all of our assets, properties and intellectual property rights used in connection with the operation of our business, excluding (i) our cash, restricted cash and cash equivalents, (ii) our accounts receivable, (iii) our marketable securities, (iv) our website and (v) our insurance policies.

As consideration for the sale of substantially all of our assets to FUSA, on the closing date of the Asset Sale (the “Closing Date”) we will receive (a) $2,100,000, which is our portion of the Cash Purchase Price, in addition to $200,000 which was previously paid to us as the exclusivity fee, of which $1,650,000 will be paid to us on the Closing Date, $375,000 will be paid to us on April 1, 2010 and $75,000 will be paid to us on April 1, 2011, and (b) our share of the Royalty Payments (as defined below). In addition, of the portion of the Cash Purchase Price being paid to NQCI, per the agreement of the Sellers, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

FUSA will purchase our only business segment, which consists of the business related to our  extra-corporeal  platform and development of any products to be derived therefrom.

Liabilities Assumed by FUSA	FUSA will not assume any of the Sellers’ liabilities incurred prior to the closing date of the transactions contemplated under the Asset Purchase Agreement.

Restrictions on Our Ability to Solicit Third Party Proposals; Ability to enter into a Superior Proposal
Subject to certain fiduciary out exceptions, the Asset Purchase Agreement contains restrictions on our ability to solicit third party proposals and on our ability to provide information and engage in discussions and negotiations with unsolicited third parties.

Conditions to the Closing of the Asset Sale	The obligations of the parties to complete the Asset Sale are subject to certain conditions, including:

•
that the representations and warranties of the Sellers contained in the Asset Purchase Agreement are true and correct in all respects as of the date of the Asset Purchase Agreement and as of the Closing Date,

	•	the approval of the Asset Sale by each of the Seller’s stockholders holding the majority of the outstanding voting securities of such Seller (the “Stockholder Approvals”);

	•	that certain third party consents are obtained by the Sellers;

•
that no Material Adverse Effect (as defined below) shall have occurred with respect to the Assets or, recognizing the constraints of the Sellers’ financial situation, the Business since the date of the Asset Purchase Agreement and no fact or circumstance shall have occurred or arisen since the date of the Asset Purchase Agreement that would reasonably be expected to have such a Material Adverse Effect;

•
that the Research Agreement shall have been validly assigned to FUSA and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered to FUSA; and

	•	certain other customary conditions.

Termination of the Asset Purchase Agreement	The Asset Purchase Agreement may be terminated under certain circumstances, including:

	•	by the mutual agreement of FUSA and the Sellers;
•
by the Sellers or FUSA if any governmental authority shall have issued a final order, decree or ruling or taken any other action, which has the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under the Asset Purchase Agreement;

•
by the Sellers if the board of directors of any Seller determines in good faith that it has received a Superior Proposal (as defined below) and that it is required to terminate the Asset Purchase Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Asset Purchase Agreement;

	•	by FUSA if the Stockholder Approvals have not been obtained on or before February 28, 2010; and
	•	subject to certain limitations, by FUSA or any Seller, if the closing has not occurred on or before February 28, 2010 and the Asset Purchase Agreement has not previously been terminated.

In connection with the termination as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to FUSA. In the event such terminating Seller is the Company, the Company also agreed to reimburse FUSA for, among other things, all of its reasonably incurred development expenses in connection with the provision of the Services (as defined below) by certain personnel of the Company to FUSA.

Payment of Expenses	All costs and expenses incurred in connection with the Asset Sale shall be paid by the party incurring such expenses.

Material Income Tax Consequences of the Asset Sale
We believe that we will not incur any material federal or state income taxes as a result of the Asset Sale because of our net operating loss carry forwards and our basis in the assets being sold exceeds the sale proceeds that will be received from FUSA.

Payment of a Portion of the Transaction Proceeds to NQCI
Pursuant to the terms of the Binding Memorandum of Understanding, dated as of August 7, 2009 (the “Memorandum”), the Sellers agreed to mutually cooperate in order for us to consummate a transaction involving an exclusive license and/or sale to a third party (the “Proposed Transaction”) of a part, substantially all or all of our technology and other intellectual property rights licensed to us by NQCI under the License Agreement, dated as of September 1, 2006, and which transaction also contemplated an arrangement with respect to the Polymer Technology (herein referred to as “supersorbent”) (the “Licensed Technology”), or any other transaction (a “Transaction”) involving the sale, license or other disposition by us of a part, substantially all or all of the Licensed Technology. The Sellers further agreed that upon the consummation of a Proposed Transaction, they will allocate any license fees and any other additional consideration received in such transaction between the Sellers under the terms of the Partial Final Award (as defined below).

Pursuant to the terms of the Memorandum and subject to the terms of the Asset Purchase Agreement, NQCI was entitled to receive (i) 36.96% of the cash proceeds to be received by us in a Proposed Transaction (which amount is intended to represent an amount equal to 39% of the net royalty payments provided for by the terms of the Partial Final Award issued on April 13, 2009 by the arbitrator in the arbitration proceeding between the Sellers and NQCI (the “Partial Final Award”)), following the deduction therefrom of our expenses incurred in connection with the Proposed Transaction, plus $1,871,430 in attorneys’ fees and costs payable by us to NQCI pursuant to the terms of the Partial Final Award, and (ii) 39% of any other consideration to be received by us in connection with a Proposed Transaction.

Therefore, pursuant to the terms of the Memorandum, pursuant to the terms of the Asset Purchase Agreement, NQCI will receive $5,700,000 of the Cash Purchase Price, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award, and shall be entitled to receive 40% of any HD WAK Royalty and 60% of any Supersorbent Royalty payments. For a more detailed discussion of the payment arrangements between the Sellers in connection with the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Asset Sale — Description of the Arbitration Proceeding and Other Transactions Entered Into With NQCI; Payment of a Portion of the Aggregate Consideration Under the Asset Purchase Agreement to NQCI.”

Summary of Terms of the Plan of Liquidation and Complete Dissolution

Plan of Liquidation
The consummation of the Plan of Liquidation is contingent upon our stockholders approving the Plan of Liquidation. For detailed information regarding the Plan of Liquidation, see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution.” A copy of the Plan of Liquidation is attached to this Proxy Statement as Annex C.

If our stockholders approve the Plan of Liquidation, but the Asset Sale is not approved or is not consummated, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and will move forward with our dissolution. If this occurs, our Board of Directors will be authorized to sell and liquidate our Assets, on such terms and to such parties as the Board of Directors determines in its sole discretion without requiring further stockholder approval. We do not have any agreement or understanding with any party with respect to the sale of any or all of our assets if the Asset Sale is not approved or if the Asset Sale is not consummated.

Modification or Abandonment of the Plan of Liquidation
Our Board of Directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). We will not amend the Plan of Liquidation under circumstances that would require additional stockholder solicitations without complying with applicable law.

Summary of Terms of the Liquidating Trust Agreement

Liquidating Trust
Subject to stockholder approval of the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement, the consummation of the Asset Sale and our Board of Directors not amending or abandoning our Plan of Liquidation, we anticipate transferring to the Liquidating Trust all of our Remaining Assets, including our share of any Royalty Payments and our rights to the Option, and Remaining Liabilities. Prior to the mailing of this Proxy Statement, our Board of Directors approved the terms of the Liquidating Trust Agreement, in the form attached to this Proxy Statement as Annex C.

We anticipate establishing the Liquidating Trust contemporaneously with the closing of the Asset Sale. The term of the Liquidating Trust will be 3 years (subject to extension under certain circumstances) and the interests in the trust will be non-transferable, subject to certain exceptions as required by law. Kelly J. McCrann, our Chairman and Chief Executive Officer, or his affiliate will be the trustee of the Liquidating Trust (the “Trustee”) and will receive certain compensation for such services, as more fully discussed under Proposal No. 3. We anticipate that such transfer to the Liquidating Trust will be made as soon as practicable after the closing of the Asset Sale. For detailed information regarding the terms of the Liquidating Trust, see “Proposal No. 3: Approval of the Liquidating Trust Agreement.”

Anticipated Timing and Projected Amount of Transfer to the Liquidating Trust
Subject to stockholder approval of the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement, the consummation of the Asset Sale, our Board of Directors not amending or abandoning our Plan of Liquidation and satisfaction of our and the Liquidating Trust’s liabilities and expenses, we anticipate that the Trustee will make distribution(s) of the liquidation proceeds from the Liquidating Trust, if any, upon the receipt of any Royalty Payments to be paid to us by FUSA.

As of the date hereof, we are unable to estimate what the value of the liquidation proceeds from  the Royalty Payments per share of our common stock outstanding as of the Record Date would be. The actual distribution amount(s), if any, will be determined and the final distribution, if any, will be made by the Trustee in his sole discretion after the realization over-time of the cash value of our share of any Royalty Payments and any value we may realize from our rights to the Option, and settlement and satisfaction of all of our and the Liquidating Trust’s liabilities and expenses. NONE OF THE CASH PROCEEDS FROM THE ASSET SALE WILL BE DISTRIBUTED TO OUR STOCKHOLDERS IN LIGHT OF THE FACT THAT CURRENTLY OUR TOTAL LIABILITES AND OBLIGATIONS SIGNIFICANTLY EXCEED OUR TOTAL ASSETS. However, our Board of Directors believes that the approval of all three proposals, increases the possibility that we will be able to distribute some liquidation proceeds from the Liquidating Trust to our stockholders, including our share of any Royalty Payments and our rights to the Option.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:	What is the purpose of the Special Meeting?

A:	At the Special Meeting, our stockholders will consider and vote on the following proposals:

1.
to approve the sale (the “Asset Sale”) of substantially all of our assets (the “Assets”) pursuant to the Asset Purchase Agreement, dated as of December 14, 2009, entered into by and among FUSA, Xcorporeal, Operations and NQCI, in the form attached to this Proxy Statement as Annex A (the “Asset Sale Proposal”);

2.
to approve our voluntary dissolution and liquidation pursuant to a Plan of Liquidation and Dissolution (the “Plan of Liquidation”), attached to this Proxy Statement as Annex B (the “Plan of Liquidation Proposal”). For a detailed discussion of the Plan of Liquidation, see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution — Principal Provisions of the Plan of Liquidation”;

3.
to approve the Liquidating Trust Agreement (the “Liquidating Trust Agreement”), attached to this Proxy Statement as Annex C, providing for, among other things, in the event that the Asset Sale and the Plan of Liquidation are approved by our stockholders and the Asset Sale is subsequently consummated, the transfer of all of our assets remaining after the Asset Sale, including rights to certain payments and the Option under the Asset Purchase Agreement (collectively, the “Remaining Assets”), together with all of our liabilities and obligations remaining prior to such transfer (the “Remaining Liabilities”), to the Liquidating Trust and our resulting complete liquidation and dissolution contemplated by the Plan of Liquidation (the “Liquidating Trust Agreement Proposal”). The transfer of all of our Remaining Assets and Remaining Liabilities to the Liquidating Trust pursuant to the Plan of Liquidation will be contingent upon approval by our stockholders of the Asset Sale, the Plan of Liquidation, the Liquidating Trust Agreement and the subsequent consummation of the Asset Sale. For a more detailed discussion of the Plan of Liquidation, see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution — Principal Provisions of the Plan of Liquidation” and Proposal No. 3: Approval of the Liquidating Trust Agreement”;

4.
to approve any proposal to adjourn the Special Meeting to a later date to solicit additional proxies in favor of the approval of the Asset Sale Proposal, the Plan of Liquidation Proposal or the Liquidating Trust Agreement Proposal, if there are insufficient votes for approval of any such proposals at the time of the Special Meeting (the “Adjournment Proposal”); and

5.	to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Q:	What is our Board of Directors’ recommendation with respect to the Asset Sale Proposal, the Plan of Liquidation Proposal, the Liquidating Trust Agreement Proposal and the Adjournment Proposal?

A:	Our Board of Directors (the “Board of Directors”):

•	determined that the Asset Sale and other transactions contemplated by the Asset Purchase Agreement, are fair to, advisable and in the best interests of us and our stockholders;

•	approved in all respects the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement;

•	approved and adopted that the Plan of Liquidation and the other transactions contemplated thereby;

•	approved and adopted in all respects the Plan of Liquidation and the transactions contemplated thereby;

•
approved and adopted in all respects the Liquidating Trust Agreement, including the transfer of all our Remaining Assets to the Liquidating Trust, subject to the approval of the Asset Sale, the Plan of Liquidation and Liquidating Trust Agreement by our stockholders and the subsequent consummation of the Asset Sale, and the other transactions contemplated by the Plan of Liquidation;

•	determined that the adoption of the Adjournment Proposal is advisable and in the best interests of us and our stockholders.

Accordingly, our Board of Directors recommends that you vote: (1) “FOR” the approval of the Asset Sale Proposal, (2) “FOR” the approval of the Plan of Liquidation Proposal, (3) “FOR” the approval of the Liquidating Trust Agreement Proposal and (4) “FOR” the approval of the Adjournment Proposal.

Q:	Are there risks I should consider before deciding on the proposals?

A:
Yes. You should carefully consider the risk factors set forth under the caption “Risk Factors” beginning on page 61 of this Proxy Statement in evaluating whether to approve the Asset Sale Proposal, the Plan of Liquidation Proposal, the Liquidating Trust Agreement Proposal and the Adjournment Proposal. These risk factors should be considered along with any other information included herein, including any forward-looking statements made herein. See “Where You Can Find More Information.”

Q:	What is Xcorporeal’s current business?

A:
We are a medical device company that has been engaged in developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. These devices will seek to provide patients with improved, efficient and cost effective therapy. We hope that the platform will lead to the following three products:

•	A Portable Artificial Kidney, or “PAK”, for attended care Renal Replacement Therapy, or “RRT”, for patients suffering from Acute Renal Failure, or “ARF”;

•	A PAK for home hemodialysis for patients suffering from End Stage Renal Disease, or “ESRD”; and

•	A Wearable Artificial Kidney, or “WAK”, for continuous ambulatory hemodialysis for treatment of ESRD

We are a development stage company and we have previously focused much of our efforts on development of the PAK. We have generated no revenues to date and have been unprofitable since our inception. Because of our lack of resources and difficulty in obtaining financing, our existing cash reserves will not be sufficient to satisfy our liabilities and other obligations and we will not be able to develop any of our products, submit 510(k) notifications or PMA applications to the FDA, conduct clinical trials or otherwise commercialize any of our products, and therefore, are proposing to sell substantially all of our assets to FUSA as described herein. If the Asset Sale is not consummated or if the Plan of Liquidation is not approved by our stockholders for any reason, we will discontinue our operations and liquidate our assets and will be forced to seek protection under bankruptcy laws.

The Asset Sale, the Plan of Liquidation, the Liquidating Trust Agreement and Possible Distribution(s) to Stockholders

Q:	What assets are we proposing to sell?

A:
We are proposing to sell to FUSA substantially all of our assets consisting of our assets, properties, intellectual property and intellectual property rights used in connection with the operation of our business, excluding the Remaining Assets, which consist of our (i) cash, restricted cash and cash equivalents, (ii) accounts receivable, (iii) marketable securities and (iv) website.

FUSA will purchase our only business segment, which consists of the business related to our extra-corporeal platform and development of any products to be derived therefrom. For more information about the Remaining Assets we will retain and payment terms under the Asset Purchase Agreement, please see “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal ─ Description of the Asset Purchase Agreement ─  Assets to be Retained by the Company ” and “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal ─ Description of the Asset Purchase Agreement ─  Purchase Price ”, respectively.

Q:	Why has the Board of Directors recommended the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement?

A:
The deterioration of the economy over the last 18 months and the economic conditions particularly affecting development-stage health care related companies, coupled with the prolonged delay in reaching a resolution with respect to the arbitration proceeding with NQCI commenced in December 2006 (the “Arbitration”) and the consummation of the Technology Transaction (as defined below) has significantly adversely affected us. Many of the expectations on which we had based our 2008 and 2009 business development plans slowly eroded as a result of the lengthy Arbitration which continued into the second quarter of 2009. The possibility of an adverse decision in the Arbitration with respect to our ownership right to the Technology (as defined below) was a major factor in our inability to secure debt or equity financing. Accordingly, we have had to modify or curtail our activities and business operations. In addition, in response to the general economic downturn affecting the development of our products and liquidity condition, we instituted a variety of measures in an attempt to conserve cash and reduce our operating expenses. As a result and after making several attempts to identify and implement a business plan that could be successful over the long term and an exhaustive search for a strategic and product development partner, our Board of Directors determined that it is in the best interests of the Company and our stockholders to (i) enter into the Asset Purchase Agreement with FUSA and consummate the Asset Sale, (ii) dissolve and liquidate the Company pursuant to the Plan of Liquidation, including subject to the approval by our stockholders of the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement and the consummation of the Asset Sale, transfer all of our Remaining Assets and Remaining Liabilities to the Liquidating Trust. After an extensive review of a range of strategic alternatives for the Company, including our continuing the Company as an independent entity, exploring potential mergers and acquisitions and any possible financing arrangements and expending considerable efforts to maximize the value of our assets, the Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets and maximizes stockholder value and our Board of Directors recommends the Asset Sale to our stockholders. Our Board of Directors also determined that the Plan of Liquidation was the most advantageous plan for the dissolution and liquidation of the Company and that the establishment of the Liquidating Trust provides the best vehicle to carry out our liquidation after the consummation of the Asset Sale, and therefore, approved and recommends the Plan of Liquidation and Liquidating Trust Agreement to our stockholders. See “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of the Company – History of the Asset Sale”, “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution ─ Background and Reasons for the Proposed Liquidation and Dissolution” and “Proposal No. 3: Approval of the Liquidating Trust Agreement.”

Q:	Who is the buyer in the Asset Sale?

A:
The buyer is Fresenius USA, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc. Fresenius Medical Care is the world's largest integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure, a condition that affects more than 1,770,000 individuals worldwide. Fresenius Medical Care is a part of Fresenius SE, a global health care group with products and services for dialysis, the hospital and the medical care of patients at home. The principal offices of Fresenius Medical Care North America are located at 920 Winter Street, Waltham, MA 02451-1457. The telephone number of Fresenius North America is (781) 699-9000.

Q:	What are the expected proceeds and other consideration to be received from the Asset Sale?

A:
Pursuant to the Asset Purchase Agreement, the aggregate cash consideration (the “Cash Purchase Price”) that will be paid by FUSA to the Sellers on the Closing Date is $8,000,000, $200,000 which was previously paid to us as an exclusivity fee, $3,800,000 of which will be paid on the closing date of the Asset Sale (the “Closing Date”), $2,000,000 will be paid on April 1, 2010 and $2,000,000 will be paid on April 1, 2011. $2,300,000 is our portion of the Cash Purchase Price, of which $200,000 was previously paid to us as the exclusivity fee, $1,650,000 will be paid to us on the Closing Date, $375,000 will be payable to us on April 1, 2010 and $75,000 will be payable to us on April 1, 2011. Of the Cash Purchase Price being paid to NQCI, per the agreement of the Sellers, $1,871,430 will be paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

In addition, during the life of the patents included in the HD WAK Technology (as defined below) (the “HD WAK Patents”), which expire between November 11, 2021 and September 9, 2024, the Company will be entitled to certain royalty payments from the sale of wearable hemodialysis (“HD WAK”) devices in each country where such sales infringe valid and issued claims of the Sellers’ HD WAK Patents issued in such country (“HD WAK Devices Royalty”) and the attendant disposables that incorporate the HD WAK Technology (as defined below) (“Attendant Disposables”), not to exceed a certain maximum amount per patient per week in a country where such sales infringe valid and issued claims of the HD WAK Patents issued in such country (the “Attendant Disposables Royalty”, and together with the HD WAK Devices Royalty, the “HD WAK Royalty”).  Such payment for Attendant Disposables will not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by FUSA to any Seller or any of their affiliates. NQCI will be entitled to certain amounts in respect of the HD WAK Royalty.

Additionally, during the life of any patents included in the Supersorbent Technology (as defined below) (the “Supersorbent Patents”), the Company will be entitled to certain royalty payments on each supersorbent cartridge sold per patient in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to the Research Agreement and Option for License, dated June 16, 2005 (the “Research Agreement”), or any subsequently executed license agreement between TRDF and FUSA. Such payment for supersorbent cartridges will not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by FUSA to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments”). NQCI will be entitled to certain amounts in respect of the Supersorbent Royalty. While several applications for patents are pending, no patent incorporating the Supersorbent Technology has yet been issued. For a more detailed discussion of the principal provisions of the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal — Description of the Asset Purchase Agreement” and for a more detailed discussion of the aggregate consideration to be provided under the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Sale of Substantially all of the Assets of Xcorporeal — Description of the Asset Purchase Agreement -  Purchase Price ..”

FUSA also granted to the Sellers an option to obtain a perpetual, worldwide license to the Supersorbent Technology for use in healthcare fields other than renal (the “Option”). The Option will be exercisable during the twelve-month period following FUSA’s receipt of regulatory approval for the sale of a supersorbent product in the United States or European Union, which we expect will require further development of the supersorbent technology with TRDF and successful completion of clinical trials by FUSA. In the event that the Option becomes exercisable and a Seller exercises the Option, the consideration payable to FUSA by such Seller(s) for the exercise of the Option will consist of a payment in the amount of $7,500,000, payable in immediately available funds, and a payment of an ongoing royalty in an amount equal to the lesser of $0.75 per supersorbent cartridge and $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country.

NONE OF THE CASH PURCHASE PRICE WILL BE DISTRIBUTED TO OUR STOCKHOLDERS IN LIGHT OF THE FACT THAT CURRENTLY OUR TOTAL LIABILITES AND OBLIGATIONS SIGNIFICANTLY EXCEED OUR TOTAL ASSETS. However, our Board of Directors believes that the approval of all three proposals, increases the possibility that we will be able to distribute some liquidation proceeds from the Liquidating Trust to our stockholders, including our share of any Royalty Payments and the value we may realize from our rights to the Option. See “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution — Estimated Distribution to Stockholders” and “Proposal No. 3: Approval of the Liquidating Trust Agreement — Estimated Distribution to Stockholders.”

Q:	How was the amount of the aggregate consideration to be received in the Asset Sale determined?

A:
The Board of Directors organized a process in connection with the sale of the Company or the Assets in order to maximize the net proceeds of any sale transaction. The Board of Directors hired William Blair & Company, a nationally-recognized investment bank and financial advisor (“William Blair”), to broadly canvass the market with a view towards identifying all possible acquirers of the Company or the Assets. William Blair and Synergy Partners (a Pacific Rim investment banker and agent) approached approximately 65 potential investors, partners and/or acquirers, worldwide, to determine their level of interest in the Company’s operations and technology. Once we and William Blair had identified those parties with an interest in discussing a possible transaction, we engaged in concurrent discussions with all such parties as a way of validating and maximizing the purchase price, or potential economics of partnering to further develop the Company’s technology and bringing related products to market. In order to create an informal “auction” environment, we let each prospective acquirer know that discussions with other parties were taking place. In connection with these discussions, we made available to the prospective acquirers information related to us necessary for the conduct of their due diligence including, without limitation, publicly available information, analyst reports, market data and relevant publications highlighting the Company’s activities and accomplishments. In addition, we evaluated partnering with certain strategic parties while potentially selling certain of our assets to other parties worldwide. In the case of FUSA, the negotiations involved considerable focus on the sale of substantially all of the Assets.  FUSA did not express any interest in acquiring the equity of the Company. As the Company’s product development has been focused on ultimately commercializing a hemodialyis device for chronically ill patients to treat themselves at home, based upon FUSA’s expertise in hemodialysis and its desire to develop a device that can be marketed for home use for chronically ill dialysis patients, FUSA recognized the potential value in the Company’s technology.

Q:	When will the Asset Sale be completed?

A:
The Asset Purchase Agreement provides that we must satisfy certain conditions before the Asset Sale will close including, without limitation, (i) that the representations and warranties of the Sellers contained in the Asset Purchase Agreement are true and correct in all respects as of the date of the Asset Purchase Agreement and as of the Closing Date, (ii) the requirement to obtain the approval of the Asset Sale by each of the Seller’s stockholders holding the majority of the outstanding voting securities of such Seller (the “Stockholder Approvals”), (iii) that certain third party consents are obtained by the Sellers, (iv) that no Material Adverse Effect (as defined below) shall have occurred with respect to the Assets or, recognizing the constraints of the Sellers’ financial situation, the Business since the date of the Asset Purchase Agreement and no fact or circumstance shall have occurred or arisen since the date of the Asset Purchase Agreement that would reasonably be expected to have such a Material Adverse Effect, (v) that the Research Agreement shall have been validly assigned to FUSA and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered to FUSA, and (vi) certain other customary conditions. Subject to the satisfaction of the closing conditions, we expect to consummate the Asset Sale on or before February 28, 2010. We anticipate that the Asset Sale will close soon after our stockholders approve the Asset Sale, if they do.

Q:	What will happen if the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreements are approved?

If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved and the Asset Sale is consummated, we will move forward with the complete liquidation and dissolution of the Company and will transfer all of our Remaining Assets and Remaining Liabilities to the Liquidating Trust. The Plan of Liquidation gives the trustee of the Liquidating Trust (the “Trustee”) the authority to sell the Remaining Assets. Stockholder approval of the Plan of Liquidation also will constitute approval of any and all such future Remaining Asset sales. Pursuant to the terms of the Liquidating Trust, the Trustee will pay or adequately provide for the payment of all of our known obligations and liabilities prior to any distributions to our stockholders. The Trustee then will be authorized to convert all of the Remaining Assets into cash, on such terms and to such parties, as the Trustee determines in his sole discretion without requiring further stockholder approval, in order to pay off all of our liabilities and distribute any remaining cash proceeds from the Liquidating Trust to our stockholders. We are unable to determine at this point the amount(s) that will be distributed to our stockholders, if any, from the Liquidating Trust. If any amounts become available for distribution in the future, they will be distributed from the Liquidating Trust.  See “Proposal No.3: Approval of the Liquidating Trust Agreement ─ Nature, Amount and Timing of Liquidating Distributions.”

Q:	What will happen if the Asset Sale is not approved but the Plan of Liquidation is approved?

A:
If our stockholders approve the Plan of Liquidation, but the Asset Sale is not approved or is not consummated, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and will move forward with the complete liquidation and dissolution of the Company without establishment of the Liquidating Trust. The Plan of Liquidation gives our Board of Directors the authority to sell all of our assets. Stockholder approval of the Plan of Liquidation also will constitute approval of any and all such future asset sales. If this happens, our Board of Directors will be authorized to sell and liquidate our assets, including the Assets, on such terms and to such parties as the Board of Directors determines in its sole discretion without requiring further stockholder approval. We do not have any agreement or understanding with any party with respect to the sale of any or all of our assets if the Asset Sale is not approved or if the Asset Sale is not consummated. Because the Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets and because of our already extremely limited resources, if the Asset Sale is not consummated for whatever reason, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy. Under such circumstances, it is highly doubtful that there would be any assets to distribute to our stockholders.

Q:	What will happen if both the Asset Sale and the Plan of Liquidation are not approved?

A:
If the Asset Sale is not consummated and the Plan of Liquidation is not approved, whether due to lack of stockholder approval or other reasons, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting. All of our remaining assets most likely would then be used to maintain our curtailed operations until such time that we would have little or no assets and we will be forced to discontinue operations and proceed with a liquidation in bankruptcy. Our Board of Directors believes that if all three proposals are not approved, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy. Under such circumstances, it is highly doubtful that there would be any assets to distribute to our stockholders.

Q:	What will happen if the Asset Sale is approved, but the Plan of Liquidation is not approved?

A:
If the Asset Sale is approved, but the Plan of Liquidation is not approved by our stockholders, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and we would then move forward to complete the Asset Sale under the Asset Purchase Agreement. We would not make any liquidating distributions to our stockholders and will attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations. We would continue to manage the Company as a publicly-owned entity, would  expect to continue to incur the substantial costs of being a public company and will explore what, if any, alternatives are then available for the future of our business, including “going dark.” However, our already substantially depleted resources and proceeds of the Asset Sale would then be further diminished, which would most likely result in the curtailment of our operations and require us to file for bankruptcy. In such event, our Board of Directors believes that if all three proposals are not approved, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy. Under such circumstances, it is highly doubtful that there would be any assets to distribute to our stockholders.

Q:	How will the Company use the Transaction Proceeds of the Asset Sale?

A:
We intend to use all of our share of the Cash Purchase Price to pay our outstanding liabilities and obligations. None of the Cash Purchase Price will be available for distribution to our stockholders in light of the fact that currently our total liabilities and obligations significantly exceed our total assets. We will attempt to maximize cash remaining after the Asset Sale by negotiating possible reduced payments for our remaining obligations. A portion of our share of the Cash Purchase Price may also be used by to fund our day-to-day operations prior to our dissolution. We intend to retain as much of the non-cash Remaining Assets as possible for conversion into cash and eventual distribution, if any, to our stockholders pursuant to the Plan of Liquidation and the Liquidating Trust Agreement. Cash distributions, if any, to our former stockholders will be made from the Liquidating Trust to the extent that our share of any Royalty Payments and any value realized from our rights to the Option exceed the Remaining Liabilities transferred to and the expenses of the Liquidating Trust. If the Plan of Liquidation or the Liquidating Trust Agreement are not approved by our stockholders, our share of the Cash Purchase Price and our Remaining Assets will be used by us to satisfy our liabilities and obligations. Our Board of Directors believes that if all three proposals are not approved, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy. Under such circumstances, it is highly doubtful that there would be any assets to distribute to our stockholders.

Q:	What will our business be after the Asset Sale?

A:
After the closing of the Asset Sale, if the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders, we and Operations will file a certificate of dissolution with the State of Delaware. Thereafter, our sole activities will relate to the liquidation and winding up of the Company and Operations pursuant to the Plan of Liquidation and the Liquidating Trust Agreement. If the Plan of Liquidation is not approved by our stockholders, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and we will attempt to obtain financing and/or identify and establish a successful business model. Considering our recent financial performance, it is unlikely that we would be able to obtain additional equity or debt financing. If we were unable to obtain sufficient capital, we would deplete our available limited resources and may be required to discontinue operations and/or proceed with a liquidation in bankruptcy. Our Board of Directors believes that if all three proposals are not approved, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy. Under such circumstances, it is highly doubtful that there would be any assets to distribute to our stockholders.

Q:	What actions will our Board of Directors take if the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved?

A:	(i) If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders, we will take the following actions:

•	complete the Asset Sale and the consummation of the transactions contemplated under the Asset Purchase Agreement;

•	file a certificate of dissolution for each of Xcorporeal and Operations with the Secretary of State of the State of Delaware;

•	establish the Liquidating Trust and transfer to the Liquidating Trust all of our Remaining Assets and the Remaining Liabilities;

•
pursuant to the terms of the Liquidating Trust, the Trustee will pay or adequately provide for the payment of all of our known obligations and liabilities prior to any distributions to our stockholders;

•	attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations; and

•
the trustee of the Liquidating Trust will distribute in accordance with the Liquidating Trust’s governance documents pro rata in one or more liquidating distributions over time to or for the benefit of our former stockholders and beneficiaries of the Liquidating Trust any available cash or cash equivalents obtained from the conversion into cash of all of the rights and assets transferred to the Liquidating Trust.

(ii)  If the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and we will take the following actions:

•	attempt to sell all of our Assets on available terms most favorable to us;
•	discontinue our operations and liquidate our assets and conduct our business operations only to the extent necessary to wind up our business affairs;
•	file a certificate of dissolution for each of Xcorporeal and Operations with the Secretary of State of the State of Delaware;
•	attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations;
•	attempt to pay or adequately provide for the payment of all of our known obligations and liabilities, to the extent of our then available resources;
•
to the extent of our then available resources, establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us against such liabilities; and/or

•
seek protection under bankruptcy laws. Due to the fact that our liabilities and obligations significantly exceed our assets, it is highly doubtful that there would be any cash or cash equivalents to distribute to our stockholders.

(iii) If the Asset Sale and the Plan of Liquidation are approved by our stockholders, but the Liquidating Trust Agreement is not approved by our stockholders, we will take the following actions:

•	complete the Asset Sale and the consummation of the transactions contemplated under the Asset Purchase Agreement;
•	file a certificate of dissolution for each of Xcorporeal and Operations with the Secretary of State of the State of Delaware;
•	attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations;
•	attempt to pay or adequately provide for the payment of all of our known obligations and liabilities, to the extent of our then available resources;
•
to the extent of our then available resources, establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us against such liabilities; and/or

•
discontinue our operations and liquidate our Remaining Assets, conduct our business operations only to the extent necessary to wind up our business affairs and seek protection under bankruptcy laws. Due to the fact that our liabilities and obligations significantly exceed our assets, it is highly doubtful that there would be any cash or cash equivalents to distribute to our stockholders.

Q:	What is the Liquidating Trust?

A:
No third party is entitled to rely on no-action positions taken by the staff of the SEC. However, in order to have facts similar to those presented in several no-action letters in which the staff took such no-action positions allowing registrants whose securities are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are otherwise not eligible to deregister under applicable rules of the Exchange Act, to deregister from their Section 13(a) and Section 15 reporting obligations, we plan to establish a Liquidating Trust which will exist only for the limited purpose of effecting liquidation of all of our assets and liabilities within the 3-year period from the establishment date of the Liquidating Trust. In connection therewith and pursuant to our Plan of Liquidation, if the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders and we subsequently consummate the Asset Sale, we intend to transfer to the Liquidating Trust all of our Remaining Assets and all of our Remaining Liabilities.

Q:	What are the terms of the Liquidating Trust?

A;
If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders and we subsequently consummate the Asset Sale, our Board of Directors intends to transfer our share of any Royalty Payments and our rights to the Option and the other Remaining Assets, if any, together with all of the Remaining Liabilities, to the Liquidating Trust established for the benefit of our stockholders, which rights and assets would thereafter be sold or distributed on terms approved by the Trustee of such trust. The purpose of the Liquidating Trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders, to distribute or sell such property on terms satisfactory to the Trustee, and to distribute to our stockholders any net proceeds of such sale after paying any liabilities assumed by the Liquidating Trust. The Liquidating Trust will also assume all of our Remaining Liabilities and will be obligated to pay any expenses and Remaining Liabilities that remain unsatisfied.

The Liquidating Trust will be established pursuant to a Liquidating Trust Agreement to be entered into with an affiliate of Kelly J. McCrann, our Chairman and Chief Executive Officer, to act as trustee thereunder, as approved by our Board of Directors (the “Trustee”), substantially in the form attached to this Proxy Statement as Annex C. The Liquidating Trust will assume all of our obligations and liabilities with respect to the assets transferred to the Liquidating Trust, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities relating to these transferred assets, and any such conveyances to the Liquidating Trust will be in trust for our stockholders. The transfer to the Liquidating Trust and distribution of interests therein to our stockholders, if any, will enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership of such property and the Royalty Payments whose fair value on the date of this Proxy Statement is uncertain.

Upon the determination by the Trustee that all of the Liquidating Trust’s liabilities have been satisfied, but in any event, not more than 3 years from the date of the transfer of our Remaining Assets to it (subject to an extension only under certain circumstances), the Liquidating Trust will, to the fullest extent permitted by law, make a final distribution of any remaining assets to the holders of the beneficial interests of the trust.

The adoption of the Plan of Liquidating and the Liquidating Trust Agreement by our stockholders constitutes full and complete stockholder approval of the appointment of the liquidating trustee of the Liquidating Trust, the execution of Liquidating Trust Agreement and the transfer of our assets to the Liquidating Trusts.

Q:	What will stockholders receive in the liquidation?

A:
As of the date hereof, we cannot determine what amount(s), if any, will be available to distribute to our stockholders. If we receive our share of any Royalty Payments and are able to realize any value from our rights to the Option, if the products underlying the technology being sold to FUSA as part of the Assets are successfully developed and if we incur no additional liabilities, amounts may become available for distribution to our stockholders in the future, and if so, will be distrusted from the Liquidating Trust. However, our Board of Directors has determined that approving the Asset Sale, the Plan of Liquidating and the Liquidating Trust Agreement would increase the possibility that the Trustee will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders. See “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution” and “Proposal No. 3: Approval of the Liquidating Trust Agreement — Nature, Amount and Timing of Liquidating Distributions.”

Q:	When will stockholders receive payment of any available liquidation proceeds?

A:
We presently expect to transfer the Remaining Assets and the Remaining Liabilities to the Liquidating Trust, as soon as practicable after the Special Meeting and in connection with the filing of a certificate of dissolution for each of Xcorporeal and Operations with the Secretary of State of the State of Delaware. Upon our receipt of our share of the Royalty Payments, if any, and/or conversion into cash of the value of the stream of Royalty Payments due to us under the Asset Purchase Agreement, if any, and after satisfaction of all of our liabilities and obligations and the costs and liabilities associated with the establishment and maintenance of the Liquidating Trust, the remaining cash amounts, if any, will be distributed by the Trustee to our stockholders as the Trustee determines in his sole discretion in accordance with the terms of the Liquidating Trust. As of the date hereof, however, we are not able to predict the precise nature, amount or timing of any distributions, due primarily to our inability to predict the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation and the amount, if any, of the Royalty Payments due to us or the value that the Trustee would be able to realize upon conversion of the stream of Royalty Payments due to us under the Asset Purchase Agreement into cash. If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders, once the Remaining Assets and Remaining Liabilities have been transferred to the Liquidating Trust, the Trustee, in his sole discretion, will determine the actual amount and timing of all distributions to our stockholders. See, “Proposal No. 3: Approval of the Liquidating Trust Agreement — Liquidation Distributions” and “Risk Factors — Risks Related to the Plan of Liquidation.”

Q:	Do our executive officers and/or directors have any interest in the Asset Sale, the Plan of Liquidation or Liquidating Trust Agreement?

A:
Certain of our executive officers have employment, change in control and other agreements that provide for severance payments full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated and/or certain other payments in the event we successfully consummate the Asset Sale.

The consummation of the Asset Sale will constitute a change of control under these agreements and will trigger certain severance payments to our executive officers. The employment of each of these executive officers will be terminated by us either prior to or during the wind down of our activities. In either case, such terminations will be deemed terminations in connection with a change in control and/or require such other severance payments. The change of control, severance payments and/or certain other payments that will be due by the Company to our executive officers will be in the amount up to $1,924,300, if our executive officers are terminated as a result of the Asset Sale or if the Asset Sale is successfully consummated, assuming no excise tax gross-up payments are due. In particular, Kelly J. McCrann, our Chairman and Chief Executive Officer, Robert Weinstein, our Chief Financial Officer and Secretary, and Dr. Victor Gura, our Chief Medical and Scientific Officer, may be entitled to severance payments in the amount up to $325,000, $286,500 and $1,312,800, respectively, under their employment agreements. In addition, if the Asset Sale is consummated, Mr. McCrann will be entitled to a payment of $432,500 as a sale transaction success fee. Furthermore, in connection with certain restructuring efforts previously undertaken by us to reduce our operating expenses, Messrs. McCrann and Weinstein and Dr. Gura, may be entitled to receive deferred compensation in the amount of approximately $95,563, $83,531 and $82,050, respectively, our other employees may be entitled to receive deferred compensation, in the aggregate, of approximately $60,000, and a member of our Board of Directors may be entitled to receive deferred compensation in the amount of approximately $70,000. Additionally, as of February 15, 2010, we estimate that certain of our employees would be entitled to receive accrued vacation pay, in the aggregate, of approximately $150,000.

In addition, Mr. McCrann (or an entity affiliated with Mr. McCrann) will also serve as the Trustee of the Liquidating Trust and under the terms of the Liquidating Trust Agreement, in the form attached to this Proxy Statement as Annex C, will receive the following compensation for his services as the Trustee: 10% of the aggregate Royalty Payments received by the Liquidating Trust up to $10 million and 5% of any Royalty Payments in excess thereof. Mr. McCrann will also be entitled to reimbursement of his expenses incurred as Trustee on behalf of the Liquidating Trust.

As of December 31, 2009, there were 1.16 million shares of common stock underlying unvested stock options held by our executive officers that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $3.25 per share. None of these stock options have an exercise price at or below $0.07, the last reported sale price of our common stock as quoted on the Pink Sheets Electronic OTC Market (the “Pink Sheets”) on the Record Date. Since we do not anticipate that any substantial amount of our share of the Cash Purchase Price will be available for distribution to our stockholders, we anticipate that none of these stock options will be exercised. In addition, as of the Record Date, our executive officers and/or directors also held 6,352,596 shares of common stock that will be entitled to the same per share liquidating distributions from the Liquidating Trust, if any, that will be made to the other shares of common stock outstanding. See “Proposal No. 1: Approval of the Asset Sale — Interests of Our Executive Officers and/or Directors in the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement.”

Additionally, on the Closing Date a joint venture to be formed by FUSA and Dr. Gura may enter into an employment agreement with Dr. Gura, pursuant to which Dr. Gura would assist FUSA in the further development of the Assets for a certain period after Closing Date, at a set salary to be determined by FUSA and Dr. Gura. In addition, Dr. Gura may receive an ownership stake in such joint venture. On the Closing Date, FUSA will not enter into any other employment or consulting arrangements with any of our executive officers or employees. Other than described herein, we do not know whether FUSA will enter into any employee or consulting arrangements thereafter with any of our executive officers or employees and FUSA has not notified us of any intention to do so to date.

Q:	What happens to my shares of common stock after the dissolution of the Company?

A:
If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders and the Asset Sale is consummated, the transfer of the Remaining Assets and Remaining Liabilities to the Liquidating Trust under the Plan of Liquidation and the Liquidating Trust Agreement or the wind up of our affairs under the Plan of Liquidation will be in complete cancellation of all of the outstanding shares of our common stock. From and after the effective date of the certificate of dissolution to be filed by the Company with the Secretary of State of the State of Delaware (the “Final Record Date”), and subject to applicable law, our common stock will be treated as no longer being outstanding and each holder of our common stock shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Liquidation or the trust agreement governing the Liquidating Trust, as applicable. To the extent any amounts become available for distribution in the future as a result of the Liquidating Trust receiving any Royalty Payments and realizing any value from our rights to the Option, to the extent such exceed the Remaining Liabilities and expenses of the Liquidating Trust, they will also be distributed pro-rata from the Liquidating Trust. The actual distribution amount will be determined and the final distribution will be made by the Trustee in his sole discretion after the realization over-time of the cash value, if any, of the Royalty Payments and our rights to the Option, and settlement and satisfaction of all our liabilities and expenses.

Q:	Should I send in my stock certificates now?

A:
No. You should not forward your stock certificates before receiving instructions to do so. As a condition to being a beneficiary of the Liquidating Trust and receipt of any distribution to the stockholders as beneficiaries thereof or receipt of any distribution pursuant to our Plan of Liquidation, if the Asset Sale is not consummated for whatever reason, our Board of Directors, in its absolute discretion, may require the stockholders to (i) surrender their certificates evidencing their shares of common stock to us or (ii) furnish us with evidence satisfactory to the Board of Directors of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors. If surrender of stock certificates should be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to our stockholders who have not surrendered their stock certificates, if requested to do so, will be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Q:	Can I still sell my shares?

A:
You may sell your shares at this time in accordance with the federal and state securities rules and regulations. If the Plan of Liquidation is approved by our stockholders, the Board of Directors, in its absolute discretion, may direct that our stock cease being traded on the Pink Sheets and that our stock transfer books be closed and recording of transfers of common stock discontinued. From and after the Final Record Date, and subject to applicable law, our common stock will be treated as no longer being outstanding and each holder of our common stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan of Liquidation and/or the trust agreement governing the Liquidating Trust, as applicable. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. See “Proposal No. 3: Approval of the Liquidating Trust Agreement — Trading of Interests in any Liquidating Trust” and “Proposal No. 3: Approval of the Liquidating Trust Agreement — Trading of Our Common Stock.”

Q:	Does the Asset Sale or the dissolution and liquidation of the Company require any regulatory approvals?

A:
We are not aware of any United States federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Asset Sale or the dissolution and liquidation of the Company, except for compliance with the applicable regulations of the SEC in connection with this Proxy Statement and compliance with the General Corporation Law of the State of Delaware (the “DGCL”). Additionally, the dissolution of the Company requires that we obtain a certificate from the department of revenue for the State of Delaware certifying that every license fee, tax, increase, or penalty of the Company has been paid or provided for.

Q:	Does the Plan of Liquidation involve any risk of liability to stockholders?

A:
As of the date of this Proxy Statement, no distributions have been made to our stockholders. However, as part of our Plan of Liquidation, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. Under the DGCL, a stockholder could be held personally liable to our creditors for any deficiency, to the extent of such stockholder’s previous distributions from us in liquidation, if we fail to make adequate provision for the payment of our expenses and liabilities.  Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder. Because no distributions have been made to our stockholders as of the date hereof, we do not believe there is any material risk of liability to our stockholders resulting from our fixed and contingent liabilities.

General Information About Voting

Q:	Who is entitled to vote?

A:
The Record Date for the Special Meeting is January 4, 2010. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date there were 15,354,687 shares of our common stock and no shares of our preferred stock outstanding. Except as otherwise required by law, the holders of shares of our common stock vote together as a single class on all matters presented to the stockholders.

Q:	How many votes are required to authorize and approve the Asset Sale Proposal, the Plan of Liquidation Proposal and the Adjournment Proposal?

A:
At the Special Meeting, our stockholders will consider and vote on the Asset Sale Proposal, the Plan of Liquidation Proposal, the Liquidating Trust Agreement Proposal and the Adjournment Proposal as separate proposals, however, we will not present the Liquidating Trust Agreement Proposal at the Special Meeting unless both the Asset Sale Proposal and the Plan of Liquidating Proposal are approved by our stockholders. The approval of each of the Asset Sale Proposal, the Plan of Liquidation Proposal and the Liquidating Trust Agreement Proposal requires the affirmative vote of the holders of a majority of shares of our common stock outstanding as of the Record Date and entitled to vote thereon. The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon. Members of our Board of Directors and our executive officers who hold (or are deemed to hold) as of the Record Date an aggregate of 6,352,596 shares of our common stock (approximately 41.4% of the outstanding shares of our common stock as of the Record Date) have agreed to vote for the approval of each of the proposals at the Special Meeting.

Q:	Do I have dissenters’ rights?

A:
No. Under the DGCL, stockholders will not have dissenters’ rights in connection with the Asset Sale or the Plan of Liquidation. Section 262 of the DGCL provides that appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 of the DGCL. Because the transactions contemplated under the Asset Purchase Agreement or by the Plan of Liquidation will not involve a merger or consolidation of the Company, our stockholders will not have appraisal rights in connection with the Asset Sale or the Plan of Liquidation.

Q:	What if my shares are held in “street name” by a broker?

A:
If you are the beneficial owner of shares held in “street name” by a broker (or banker or other nominee), your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Stockholders should follow the directions provided by brokers regarding how to instruct brokers to vote the shares.

Q:	How many shares must be present to hold the Special Meeting and how are votes counted?

A:
A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or by the Internet, or if you vote at the Special Meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting.

Under the rules of various national and regional securities exchanges, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (generally referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters such as the approval of the Asset Sale Proposal, the Plan of Liquidation Proposal and the Liquidating Trust Agreement Proposal. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting “AGAINST” the Asset Sale Proposal, the Plan of Liquidation Proposal and the Liquidating Trust Agreement Proposal and will have no effect on the Adjournment Proposal.

Q:	What if a quorum is not present at the Special Meeting?

A:
If we do not have a quorum at the Special Meeting or if we do not have sufficient affirmative votes in favor of the foregoing proposals, we may, subject to stockholder approval of the Adjournment Proposal, adjourn the Special Meeting to a later time to permit further solicitation of proxies, if necessary, to obtain additional votes in favor of the foregoing proposals. In addition, we may adjourn the Special Meeting without notice, other than by the announcement made at the Special Meeting. Under our Bylaws, we can adjourn the Special Meeting by approval of the holders of a majority of our common stock having voting power present in person or represented by proxy thereat. We are soliciting proxies to vote in favor of adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time to solicit votes in favor of approval of the Asset Sale Proposal, the Plan of Liquidation Proposal or the Liquidating Trust Agreement Proposal.

Q:	Who is bearing the costs of the solicitation of proxies in connection with the Special Meeting?

A:
We will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders by telephone, facsimile or other electronic means or in person. Following the original mailing of the Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. We will reimburse any of these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may engage an agent to assist us in the solicitation of proxies. If we do so, such agent’s fee and services will be consistent with our past arrangements and within the range of what is common for companies with similar operations and a number of stockholders similar to us.

Q:	How do I vote?

All stockholders may vote by mail. Registered stockholders (who own their shares in their own name) and most beneficial stockholders (who own shares through a bank, broker or other nominee) also may vote by telephone or the Internet. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can vote by telephone by calling 1-800-_________ or on the Internet at www.___________.com. Please have your proxy card in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card in the envelope provided.

If you own your shares through a bank, broker or other nominee you should follow the separate instructions that the record stockholder provides to you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

If you attend the Special Meeting in person, you may request a ballot when you arrive. If your shares are held in the name of your bank, broker or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date for voting.

Q:	Can I change my vote after I submit my proxy?

A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	voting again by Internet or by telephone;
•	signing another proxy with a later date;
•	giving written notice of the revocation of your proxy to our Secretary prior to the Special Meeting; or
•	voting in person at the Special Meeting.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or telephone that you wish to vote as recommended by our Board of Directors or
•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the nominee who holds your shares with specific voting instructions, the nominee will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE “AGAINST” THE APPROVAL OF THE ASSET SALE PROPOSAL, THE PLAN OF LIQUIDATION PROPOSAL AND THE LIQUIDATING TRUST AGREEMENT PROPOSAL.  Please provide voting instructions to the nominee that holds your shares by carefully following their instructions.

Q:	How do I access proxy materials on the Internet?

A:
Stockholders can access our Notice of Special Meeting and Proxy Statement and a form of a proxy card on the Internet on the “Investors”, sub-category “Proxy Statement Materials”, section of our website at www.xcorporeal.com. Our public filings can also be accessed at the SEC’s web site at www.sec.gov. See “Where You Can Find More Information.”

Q:	What if other matters come up at the Special Meeting?

A:
The matters described in this Proxy Statement are the only matters we know of that will be voted on at the Special Meeting. If any other matter or matters are properly brought before the Special Meeting or any adjournment or postponement of the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Q:	What do stockholders need to do now?

A:
After carefully reading and considering the information contained in this Proxy Statement, each stockholder should vote by Internet or by telephone or complete and sign his or her proxy card and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable us to conduct business at the meeting.

Q:	Who should I contact with questions?

A:
If you have any additional questions about the Asset Sale Proposal, the Plan of Liquidation Proposal, the Adjournment Proposal or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact our Investor Relations Department at Xcorporeal, Inc., 80 Empire Drive, Lake Forest, CA 92630 or (949) 600-4640. Our public filings can also be accessed at the SEC’s web site at www.sec.gov. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the annexes and exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Statements in this Proxy Statement that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements are only predictions and reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur, are necessarily estimates reflecting the best judgment of our senior management on the date on which they were made, or if no date is stated, as of the date of this Proxy Statement. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described below under the caption “Risk Factors”, in the section captioned “Risk Factors” of our Annual Report on Form 10-K (the “Form 10-K”) filed with the SEC on March 31, 2009, and in the sections captioned “Risk Factors” of our Quarterly Reports on Form 10-Q (each, a “Quarterly Report”), filed with the SEC on May 15, 2009, August 13, 2009 and November 16, 2009, respectively, that may affect the operations, performance, development and results of our business. Because these factors could cause our actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should understand that, in addition to those factors discussed below under the caption “Risk Factors” and in the section captioned “Risk Factors” of our Form 10-K and our Quarterly Reports, factors that could affect our future results and could cause our actual results to differ materially from those expressed in such forward-looking statements, as well as factors that could affect the Sellers’ ability to consummate the Asset Sale, include, but are not limited to:

•	the effect of receiving a “going concern” statement in our independent registered public accounting firm’s report on our 2008 financial statements;

•	our significant capital needs and ability to obtain financing both on a short-term and a long-term basis;

•	our ability to successfully research and develop marketable products and our ability to obtain regulatory approval to market and distribute such products;

•	anticipated trends and conditions in the industry in which we operate, including regulatory changes;

•	general economic conditions;

•	our ability to obtain the approval of the Assets Sale and Plan of Liquidation by our stockholders;

•	our ability to satisfy our liabilities and obligations out of the proceeds of the transactions described herein and other available resources, if any;

•	our ability to distribute any remaining cash to our stockholders; and

•	other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the SEC.

Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this Proxy Statement as anticipated, believed, estimated, expected or intended.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement may not occur. You should review carefully sections captioned “Risk Factors” included in our Form 10-K and our Quarterly Reports and the risks discussed under the caption “Risk Factors” below for a more complete discussion of these and other factors that may affect our business.

PROPOSAL NO. 1: APPROVAL OF THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF XCORPOREAL

General Overview

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to approve the sale of substantially all of our Assets to FUSA, including all of our assets, properties and rights used in our business, excluding our (i) cash, restricted cash and cash equivalents, (ii) accounts receivable, (iii) marketable securities, (iv) website and (v) insurance policies.

As consideration for the sale of substantially all of our assets to FUSA, on the closing date of the Asset Sale (the “Closing Date”) we will receive (a) $2,100,000, which is our portion of the Cash Purchase Price, in addition to $200,000 which was previously paid to us as the exclusivity fee, of which $1,650,000 will be paid to us on the Closing Date, $375,000 will be paid to us on April 1, 2010 and $75,000 will be paid to us on April 1, 2011, and (b) our share of the Royalty Payments and rights to the Option (each term as defined below). In addition, of the portion of the Cash Purchase Price being paid to NQCI, per the agreement of the Sellers, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

The Asset Sale will be made pursuant to the Asset Purchase Agreement. The material terms of the Asset Purchase Agreement are presented below under the caption “Description of the Asset Purchase Agreement” and a copy of the Asset Purchase Agreement is attached to this Proxy Statement as Annex A. Stockholders are urged to carefully review the Asset Purchase Agreement in its entirety.

Background of the Asset Sale

In late 2007, we began to explore strategic alternatives available to us, including the possible sale of some of our assets or the equity of the Company. In February 2008, we engaged William Blair & Company (“William Blair”) as our financial advisor in connection with a possible private placement or the sale of our securities or merger, sale or exchange of 50% or more of our authorized capital stock or sale of some or all of our assets. At such time, our intent was to execute our modified business plan to continue the development of the PAK. Around this time, based on deteriorating economic conditions and our inability to obtain debt or equity financing, our Board of Directors began to discuss whether to sell the equity of the Company as a single entity or to sell certain of our assets in one or more transactions at an acceptable price. We did not believe that raising additional capital through an equity or debt offering was achievable given the ongoing arbitration with NQCI and the private investors which we contacted regarding such capital investments specifically indicated to us that the uncertainty of the outcome of the arbitration with NQCI was the reason why capital financing was unavailable to us. After extensive discussions, our Board of Directors concluded that sale of certain of our assets was the preferred course of action insofar as the proceeds of such sale would have allowed us to continue to develop certain of our products to be derived from the  extra-corporeal  platform technology. Moreover, the Board of Directors noted that even if a single buyer existed, a better aggregate price might be obtained by selling individual assets to buyers with a specific interest in them.

In March 2008, in light of our continuing deteriorating liquidity position, ongoing severe economic recession and our inability to obtain additional debt or equity financing, the Board of Directors reconsidered its strategy of selling certain of our assets and concluded that sale of the equity of the Company to a single buyer was the preferred course of action insofar as it would save time, minimize transaction expenses and provide the greatest possibility of a distribution to our stockholders. However, the Board of Directors also noted that there might not be a single buyer for our range of technologies. As a result of the foregoing considerations, the Board of Directors authorized our management to explore the sale of the equity of the Company to a single buyer as a preferred course of action, but agreed to study the response of buyers in order to validate the decision to pursue a single transaction.

We, William Blair and Synergy Partners, a Pacific Rim investment banker and agent (“Synergy”), prepared a list of more than 60 prospective acquirers and financing sources and we began making contact with them in March 2008. More than 30 prospective acquirers and investors expressed preliminary interest in all or parts of the Company and requested additional information, and out of those 5 potential acquirers also visited us. By late 2008, we concluded that none of the prospective buyers were interested in acquiring the equity of the Company and that either no bids would be forthcoming or bids would be significantly below what our Board of Directors believed to be the fair value of the Company due to the all-or-none requirement. However, a few prospective acquirers had a strong interest in acquiring our technology related to the PAK.

In September 2008, our former Chief Executive Officer, Dan Goldberger, visited two potential acquirers to determine their level of interest in either partnering with us or acquiring the equity of the Company. Both of these parties agreed to conduct further due diligence and provide their level of interest in a transaction.

In October 2008, Kelly J. McCrann, our Chairman and Chief Executive Officer, traveled to several locations worldwide to gauge the level of interest of three other potential strategic partners that expressed interest in a possible transaction with us.

In November 2008, Mr. McCrann, Dr. Victor Gura, our Chief Scientific and Medical Officer, Barry Fulkerson (our chief engineer) and Robert Weinstein, our Chief Financial Officer, attended the American Society of Nephrology conference held in Philadelphia, Pennsylvania. We privately debuted, under signed confidentiality agreements, our PAK prototype and displayed our WAK to a select group of parties that we believed might be interested such devices, some of which had already been contact by us. Based upon Mr. McCrann’s visits to the three potential strategic partners, we were approached by a third-party which is engaged in the manufacture and commercialization of dialysis and other medical devices (“Development Partner”), regarding an interest in partnering with us to develop a continuous renal replacement therapy (“CRRT”) device using our platform technology. As a result of our initial discussions, we facilitated the start of its due diligence process.

Several discussions and meetings, both at our headquarters and offices of the Development Partner, were held between Mr. McCrann, Dr. Gura, and two of our senior product engineers along with the Development Partner’s senior product development team.  After several discussions and meetings, a preliminary term sheet for the development of a CRRT device was drafted in December 2008. After subsequent negotiations over the contents of the term sheet, in March 2009, the Development Partner provided the Company a draft memorandum of understanding (“MOU”) expanding the terms outlined in the December 2008 term sheet. After providing the MOU, the Development Partner informed us that they would have to postpone their decision to move forward with this project based upon general economic conditions and other development projects the Development Partner was pursuing.

In light of our then diminishing resources, consisting primarily of capital raised through a private placement that closed during the fourth quarter 2006, and the apparent lack of interest in the Assets by the prospective acquirers exploring the acquisition of all of our assets in a single transaction, our Board of Directors continued to consider strategies for continuing to operate the Company as a going concern, again exploring the sale of some of the Assets, this time to a wider group of prospective acquirers without the requirement of buying the equity of the Company, or shutting down the Company’s business operations, liquidating assets and distributing any remaining cash proceeds to our stockholders. However, at such time, few prospective acquirers expressed an interest in aggressively pursuing the acquisition of our Assets due to the uncertain surrounding the outcome of the arbitration proceeding with NQCI, which commenced in 2006 and continued into the second quarter of 2009.

Given these circumstances, in late March 2009, Mr. McCrann began a preliminary dialogue with Mr. Ben Lipps, Chairman of the Board of Fresenius Medical Care Holdings, Inc. (“Fresenius Medical Care”), to determine the interest of Fresenius Medical Care to acquire certain or all of our Assets. From April 2009 to June 2009, Mr. McCrann and Mr. Lipps, along with Mohsen Reihany, senior advisor to Mr. Lipps, exchanged numerous telephone calls concerning a potential proposal by Fresenius Medical Care to purchase substantially all of our Assets. During the same period that discussions with Fresenius Medical Care were taking place, Mr. McCrann also held several preliminary discussions with another potential acquirer, whom he visited in October 2008. The other party expressed interest in acquiring certain of our assets but did not submit a final offer nor pursued extensive due diligence of the Company or our assets.

In June 2009, Fresenius Medical Care commenced its extensive due diligence review of our Company and our assets.

During the period from September 2008 to late September 2009, our Board of Directors held nine meetings to discuss the potential financing sources, strategic partners and potential third parties who may have been interested in acquiring our assets. The Board of Directors provided guidance relating to the Development Partner transaction, the ongoing discussions with companies interested in acquiring certain of our assets and the final decision to pursue the sale of substantially all of our assets to Fresenius Medical Care or its affiliates.

In addition, in the spring of 2009, Mr. McCrann engaged in discussions with a certain third party introduced to us by Synergy. Following the initial rounds of preliminary discussions to determine the third party’s interest in purchasing certain of the Assets, the chairman of the board and the head of the medical group of such third party visited our operating facility in Lake Forest in order to observe the demonstration of certain of our products. These meetings were followed by the engineers and sales representatives of the third party also visiting our operating facility later in the spring of 2009. However, following such discussions and visits of our operating facility, the third party informally indicated that it was only interested in our PAK technology, and subsequently ceased all discussions with us. During such discussions, our management apprised our Board of Directors of the status of the dialogue and the third party’s acquisition intent (or the lack thereof) with respect to our Assets. Our efforts to engage in further discussions with this party have not provided any meaningful results or proposals since.

Additionally, during the later parts of the summer 2009 and beginning of September 2009, Mr. McCrann engaged in discussions with another potential strategic acquirer to gauge its interest in purchasing certain and/or all of our Assets. Such strategic acquirer expressed an informal interest in certain of our assets, and specifically the WAK. During this time, the head of development for renal technology of such strategic acquirer visited our operating facility to further discuss its expression of interest, however, as a result of such visits no formal expression of interest was indicated to us and our efforts to engage in further discussions with this party have not provided any meaningful results or proposals to date. Throughout this process, Mr. McCrann and Mr. Weinstein apprised our Board of Directors of the status of the talks and this potential strategic acquirer’s intent (or the lack thereof) with respect to our Assets.

On August 6, 2009, our Board of Directors held a telephonic meeting with Messrs. McCrann and Weinstein and other members of our management and counsel to the Company to discuss the status of negotiations with interested bidders. These officers also discussed the current status of discussions with Fresenius Medical Care and was authorized to negotiate a letter of intent with Fresenius Medical Care or its affiliates. Management reported to the Board of Directors that discussions with the Development Partner continued and that other discussions now were focused on specific assets, rather than a transaction for the equity of the Company.

On September 9, 2009, we reviewed the terms of a transaction proposed by FUSA, a wholly-owned subsidiary of Fresenius Medical Care, in a draft non-binding term sheet for the acquisition of all of the Assets, which also included proposed provisions prohibiting us from soliciting other offers. The non-binding term sheet indicated that any further efforts by FUSA would be subject to its remaining due diligence and confirmation by FUSA and its counsel of certain approvals that would allow it to proceed with the transaction.

Following our review of FUSA’s non-binding term sheet, Mr. McCrann held several telephonic discussions with FUSA, including its willingness to increase their purchase price. In connection with such discussions, FUSA continued to indicate that it was not interested in acquiring the equity of the Company through the purchase of all of our outstanding shares of common stock.

On September 21, 2009, the Sellers and FUSA executed an exclusivity letter (the “Exclusivity Letter”) pursuant to which the Sellers agreed to grant FUSA access to the books, records, personnel, properties, contracts and other data of the Sellers, subject to reasonable time, location and other restrictions for the purpose of FUSA further conducting its’ “due diligence” of the Seller’s operations in connection with FUSA’s intent in purchasing substantially all of the assets of the Sellers. The Sellers also agreed that, until the later of (i) December 21, 2009 and (ii) the date on which any of the parties provided the others with written notice that negotiations to execute a definitive agreement were terminated (which any of the parties were entitled to do in their sole discretion), they would not directly or indirectly (i) solicit or take any other action to facilitate any offers from third parties with respect to the acquisition of the Company or a part or all of the Assets, (ii) enter into an agreement to facilitate, approve or endorse such proposal or in connection with such proposal, abandon or terminate the proposed transaction between the Sellers and FUSA or (iii) enter into discussions, inquire or furnish information with respect to any such proposal (a “Acquisition Proposal”).

The Board of Directors held telephonic meetings with Mr. McCrann and Mr. Weinstein to discuss the status of the transaction with FUSA, including a detailed discussion of the terms of the non-binding term sheet with FUSA. During the later of such meetings, the Board of Directors determined that the Asset Sale would maximize stockholder value and that the Company’s best change to receive any royalty payment(s) from the sale of its assets is to consummate the Asset Sale and thereby, indirectly partnering with FUSA, the world's largest integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure. The Board of Directors also determined that approving the Asset Sale would increase the possibility that we will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders.

Our Board of Directors approved the Asset Purchase Agreement and the sale of the Assets to FUSA as described in this Proxy Statement. Under the Asset Purchase Agreement, the Sellers have agreed to restrictions similar to those contained in the Exclusivity Letter until the earlier of the consummation of the Asset Sale and the termination of the Asset Purchase Agreement in accordance with its terms; provided, that we may prior to obtaining approval of the Asset Sale contemplated by this Proxy Statement engage in negotiations or discussions with any party that has made an unsolicited bona fide Acquisition Proposal and, subject to certain conditions, furnish nonpublic information regarding the Company to such party, provided that our Board of Directors may only take such actions if it has determined in good faith, after consultation with its advisors, that such action is required in order for the Board of Directors to comply with its fiduciary obligations to our stockholders under applicable law. We agreed to promptly notify FUSA of any Acquisition Proposal, the terms thereof and requests related thereto. In addition, in consideration of FUSA signing the Asset Purchase Agreement, the Sellers agreed that in connection with the termination of the Asset Purchase Agreement as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to FUSA.  In the event such terminating Seller is the Company, the Company also agreed to reimburse FUSA for, among other things, all its reasonably incurred development expenses in connection with the provision of the Services (as defined below) by certain personnel of the Company to FUSA.

We will promptly consider in good faith any proposed alteration of the terms of the Asset Purchase Agreement in response to any Acquisition Proposal.

The Sellers and FUSA executed the Asset Purchase Agreement on December 14, 2009 and we publicly announced this transaction on December 18, 2009.

THE FOLLOWING SECTION OF THE PROXY STATEMENT DESCRIBES MATERIAL ASPECTS OF THE PROPOSED SALE OF SUBSTANTIALLY ALL OF OUR ASSETS. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE ASSET SALE, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE ASSET SALE.

Description of the Asset Purchase Agreement

The following is a brief summary of certain key provisions of the Asset Purchase Agreement. This description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Proxy Statement as Annex A. Stockholders are urged to read the Asset Purchase Agreement in its entirety.

Purchase and Sale of Assets

Out of the assets being sold by the Sellers to FUSA, we agreed to sell and FUSA agreed to purchase all of the Assets and rights of the Company consisting of the following:

•
all of our patents, trademarks, trade names, and other intellectual property, including domain names (the “Business IP Rights”) that comprise, are used, are held for use, or are intended for use by the Company in connection with or relating to the designs for portable hemodialysis devices (the “PAK Technology”);

•
the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the designs for continuous renal replacement therapy devices (the “CRRT Technology”);

•	the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the designs for wearable hemodialysis devices (the “HD WAK Technology”);
•	the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the designs for wearable ultrafiltration devices (the “WUD Technology”);
•
the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the designs for wearable continuous renal replacement therapy devices (the “WAK CRRT Technology”);

•	the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the development of the supersorbent technology (the “Supersorbent Technology”);
•	all of our other intellectual property used in connection with our business;
•
all software used internally by the Company (and collectively with the PAK Technology, the CRRT Technology, the HD WAK Technology, the WUD Technology, the WAK CRRT Technology and the Supersorbent Technology, the “Business Intellectual Property”);

•	our tangible property and equipment;
•	all of our personal property leases;
•	certain contracts or agreements to which we are a party relating to our business;
•	all permits relating to our business to the extent that such permits are transferable;
•	subject to certain exceptions, all of our books and records relating to our business; and
•	all goodwill associated with our business and the Business Intellectual Property.

FUSA will not be assuming any liabilities arising out of the operation of the business or liabilities associated with the Sellers’ ownership or use of any of the Assets prior to the closing of the Asset Purchase Agreement.

Purchase Price

The aggregate consideration (the “Aggregate Consideration”) for the Assets to be paid by FUSA to the Sellers consists of the following:

•
aggregate cash payments in the amount of $8,000,000 (the “Cash Purchase Price). The Cash Purchase Price shall be paid to the Sellers as follows: (a) an exclusivity fee in the amount of $200,000 previously paid by FUSA to us, (b) $3,800,000 on the date of closing (the “Closing Date”) of the transactions (the “Transactions”) contemplated under the Asset Purchase Agreement (the “Closing”), of which we and NQCI will receive $1,650,000 and $2,150,000, respectively, (c) $2,000,000 on April 1, 2010 (the “First Installment”), of which we and NQCI will receive $375,000 and $1,625,000, respectively, and (d) $2,000,000 on April 1, 2011 (the “Second Installment”), of which the Company and NQCI will receive $75,000 and $1,925,000, respectively. In the aggregate, if the Asset Sale is consummated, we will receive $2,300,000 and NQCI will receive $5,700,000 of the Cash Purchase Price. In addition, of the Cash Purchase Price being paid to NQCI, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009 (the “Partial Final Award”);

•
during the life of the patents included in the HD WAK Technology (the “HD WAK Patents”), which expire between November 11, 2021 and September 9, 2024, we will be entitled to royalty payments equal to 60% of (i) 2% of the net revenues received by FUSA from the sale of wearable hemodialysis (“HD WAK”) devices in each country where such sales infringe valid and issued claims of the Sellers’ HD WAK Patents issued in such country (“HD WAK Devices Royalty”) plus (ii) $0.75 per treatment for the attendant disposables that incorporate the HD WAK Technology (“Attendant Disposables”), not to exceed a maximum of $1.50 per patient per week in a country where such sales infringe valid and issues claims of the HD WAK Patents issued in such country (the “Attendant Disposables Royalty”, and together with the HD WAK Devices Royalty, the “HD WAK Royalty”). Such payment for Attendant Disposables will not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by FUSA to any Seller or any of their affiliates.  NQCI will be entitled to the remaining 40% of the HD WAK Royalty; and

•
during the life of any patents included in the Supersorbent Technology (the “Supersorbent Patents”), we will be entitled to royalty payments equal in an amount to 40% of (i) the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less (B) any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to the Research Agreement and Option for License, dated June 16, 2005 (the “Research Agreement”), or any subsequently executed license agreement between TRDF and FUSA. Such payment for supersorbent cartridges will not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by FUSA to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments”). NQCI will be entitled to the remaining 60% of the Supersorbent Royalty. While several applications for patents are pending, no patent incorporating the Supersorbent Technology has yet been issued.

The allocation of the Aggregate Consideration between the Sellers is consistent and was agreed to in accordance with the terms of the Memorandum (as defined below) and the Partial Final Award.

FUSA also granted to the Sellers an option to obtain a perpetual, worldwide license to the Supersorbent Technology for use in healthcare fields other than renal (the “Option”). The Option will be exercisable during the twelve-month period following FUSA’s receipt of regulatory approval for the sale of a supersorbent product in the United States or European Union, which we expect will require further development of the supersorbent technology with TRDF and successful completion of clinical trials by FUSA. In the event that the Option becomes exercisable and a Seller exercises the Option, the consideration payable to FUSA by such Seller(s) for the exercise of the Option will consist of a payment in the amount of $7,500,000, payable in immediately available funds, and a payment of an ongoing royalty in an amount equal to the lesser of $0.75 per supersorbent cartridge and $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country.

Assets to be Retained by the Company

We will retain all assets not sold to FUSA, including the following:

•	our cash, restricted cash and cash equivalents;

•	our accounts receivable;

•	our marketable securities;

•	our website, including its content, look and feel, verbiage and images;

•	our insurance policies;

•	security deposits for our corporate and operating facilities;

•	our share of the Cash Purchase Price, which is equal to $2,300,000;

•	our share of the Royalty Payments;

•	our rights to the Option;

•	certain computer and office equipment; and

•	our minute book, stock records, corporate seal and our and our employees’ corporate and personal, financial and SEC records.

FUSA will purchase our only business segment, which consists of the business related to our extra-corporeal platform and development of any products to be derived therefrom.

Representations and Warranties of the Company

In the Asset Purchase Agreement, we made certain customary representations and warranties to FUSA regarding:

•	organization, standing and power, and authority;

•	financial statements;

•	condition of acquired tangible assets; taxes; title to the purchased assets;

•	lack of infringement of or by our intellectual property;

•	compliance with laws, licenses and permits;

•	employee benefits, labor, and environmental matters; and

•	absence of litigation, required consents, and broker, finder and investment banking fees.

These representations and warranties may be subject to certain exceptions that are set forth in exhibits and schedules to the Asset Purchase Agreement.

Representations and Warranties of FUSA

FUSA made certain customary representations and warranties to the Sellers regarding organization and standing, authority and authorization, absence of litigation that is effecting or which could affect the legality, validity or enforceability of the Asset Purchase Agreement and the Transactions, brokers’ fees and availability of funds to pay the cash portion of the Aggregate Consideration for the Assets.

Conduct Prior to Closing

In order to obtain the approval of the Asset Sale, the Asset Purchase Agreement and the Transactions by our stockholders, our Board of Directors agreed: (a) to hold a meeting of our stockholders for the purpose of voting to approve and adopt the Asset Purchase Agreement and the Transactions contemplated hereby and, subject to the fiduciary duties of our Board of Directors, to (i) recommend approval and adoption of the Asset Purchase Agreement and the Transactions by our stockholders and include in any proxy or information statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval, (b) as promptly as practicable to prepare this Proxy Statement, (c) at or prior to the closing, to deliver to FUSA a certificate of our Secretary setting forth the voting results from our stockholder meeting and (d) otherwise to use our reasonable best efforts to hold our stockholders meeting as soon as practicable after the date of the Asset Purchase Agreement. In addition, NQCI agreed, acting through its board of directors, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, as soon as practicable, to solicit the written consent of its stockholders to approve and adopt the Asset Purchase Agreement and the Transactions.

Until the closing of Asset Purchase Agreement, we are obligated to carry on our business in the ordinary course in substantially the same manner as previously conducted immediately prior to the execution of the Asset Purchase Agreement. We also agreed to: (a) use our best efforts to carry on our business and our affairs in such a manner so that our representations, warranties and covenants contained in the Asset Purchase Agreement shall continue to be accurate and correct throughout such period, and on and as of the Closing Date as if made by us on the Closing Date, (b) promptly notify FUSA, in writing, of any material development with respect to our business or any of our assets or properties, (c) confer with FUSA concerning operational matters of a material nature, and (d) use our best efforts, recognizing the constraints of our financial condition, (i) to preserve intact our present business organization, (ii) to keep available the services of our present officers and employees, (iii) to preserve our relationships with customers, suppliers and others having business dealings with us, and (iv) not to do or permit to be done any action that would result in a Material Adverse Effect.  “Material Adverse Effect” means (in the case of either (x) or (y)) that (x) there has not been any fact, event, circumstance or change affecting or relating to Xcorporeal, Operations which, individually or, in the aggregate, has had a material adverse effect on the financial condition or results of operations of Xcorporeal and Operations, taken as a whole and (y) there has not been any fact, event, circumstance or change affecting or relating to NQCI which, individually or in the aggregate, has had a material adverse effect on the financial condition or results of operations of NQCI.

The parties further agreed not to issue or make any press release or other public statements or otherwise announce the transactions described in the Asset Purchase Agreement, except as approved by the parties in writing.

Until the closing of the Asset Purchase Agreement, we will afford FUSA and its officers, authorized employees, accountants, counsel and other authorized representatives reasonable access during normal business hours to the properties, books, records and personnel of the business, as FUSA may reasonably request (subject to any limitations that are reasonably required to preserve any applicable attorney client privilege or third party confidentiality obligation).

The Sellers also agreed to certain other covenants customary of the transactions of this nature.

Conditions Precedent to Each Party’s Obligations

The obligation of the parties to effect the Transactions is subject to the satisfaction, at or before the closing, of the following conditions:

•	the approval of the Asset Sale by each of the Seller’s stockholders holding the majority of the outstanding voting securities of such Seller (the “Stockholder Approvals”);

•
that no governmental authority  of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and having the effect of making the Transactions illegal or otherwise prohibiting or materially restricting consummation of the Transactions; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and

•	that certain third party consents are obtained by the Sellers.

Conditions Precedent to FUSA’s Obligations

The obligation of FUSA to purchase the Assets is subject to the satisfaction, at or before the closing, of the following conditions:

•
that the representations and warranties of the Sellers contained in the Asset Purchase Agreement are true and correct in all respects as of the date of the Asset Purchase Agreement and as of the Closing Date;

•	the Sellers shall have performed in all material respects all obligations required to be performed by them under the Asset Purchase Agreement at or prior to the closing;

•
that no Material Adverse Effect (as defined below) shall have occurred with respect to the Assets or, recognizing the constraints of the Sellers’ financial situation, the Business since the date of the Asset Purchase Agreement and no fact or circumstance shall have occurred or arisen since the date of the Asset Purchase Agreement that would reasonably be expected to have such a Material Adverse Effect;

•	no fact or condition shall have arisen that would preclude in any material respect FUSA from taking title in the Assets;

•
prior to or concurrently with the closing, FUSA and us shall have negotiated and delivered a WAK/PAK Technology Assignment of License assigning to FUSA all of our licensed rights to current and future intellectual property comprised of certain U.S. patents and patent applications relating to PAK Technology and WAK HD Technology;

•	FUSA shall have received from counsel to the Sellers, one or more customary legal opinions; and

•
the Research Agreement shall have been validly assigned to FUSA and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered on terms and conditions substantially as set forth in Appendix C to the Research Agreement and otherwise on terms and conditions reasonably satisfactory to FUSA; such license shall be in the name of and for the benefit of FUSA or shall be in the name of and for the benefit of NQCI and shall be assigned to FUSA at the Closing with the written consent of TRDF.

Conditions Precedent to Our Obligations

Our obligation to consummate the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction of the following conditions:

•
that the representations and warranties of FUSA shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the date of the Asset Purchase Agreement, and except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the closing; and

•	that FUSA shall have performed in all material respects all obligations required to be performed by it under the Asset Purchase Agreement at or prior to closing.

The Closing

The closing of the Asset Purchase Agreement will take place on such date and at such time and place as may be mutually agreed upon by the parties as soon as practicable after the satisfaction or waiver of all conditions in the Asset Purchase Agreement.

Survival of Representations and Warranties and Indemnification

From the closing until April 1, 2011 (the “Survival Period”), in the event either of the Sellers, on one hand, and FUSA, on the other hand (each, as applicable, an “Indemnifying Party ”) breaches any of its representations, warranties or covenants contained in the Asset Purchase Agreement, except that the representations and warranties of the Sellers with respect to organization and standing, authority, the Assets being free and clear of all encumbrances (except as provided in the disclosure schedules to the Asset Purchase Agreement), certain other representation and warranties regarding the Assets, intellectual property and brokers shall survive as long as FUSA is required to pay the Royalty Payments to the Sellers or until termination of the Asset Purchase Agreement in accordance with its terms, and provided that FUSA, in the event of a breach by any of the Sellers, or the Sellers, in the event of a breach by FUSA (each, as applicable, an “ Indemnified Party ”) makes a written claim for indemnification to the other, then the Indemnifying Party shall indemnify and hold harmless the Indemnified Party, in the event the Indemnifying Party is FUSA, from and against any and all Damages incurred by or suffered to Sellers or its affiliates by reason of (a) any of the Assumed Liabilities (as defined below), including the failure of FUSA to pay, discharge or perform any of the Assumed Liabilities as and when due; and (b) any breach of any representation or warranty of FUSA contained herein, and in the event the Indemnifying Parties are the Sellers, from and against any and all Damages incurred by or suffered to FUSA or its affiliates by reason of (x) any liability or obligation relating to any Seller or the Assets, other than Assumed Liabilities, and (y) any breach of any representation or warranty of Sellers contained in the Asset Purchase Agreement.  In the event of the final determination of any liability under the Asset Purchase Agreement from Sellers to FUSA, FUSA may, upon written notice to Sellers, setoff or recoup, in whole or in part, such amounts from the First Installment, the Second Installment and the Royalty Payments. “Damages” means any loss, liability, claim, damage and expense, including reasonable attorneys’ fees.

The indemnification liability for the Sellers is capped at $2,000,000 plus the amount of Royalty Payments that have been paid, or are due and payable, to Sellers under the Asset Purchase Agreement. In addition, neither Seller will have any indemnification liability (for indemnification or otherwise) until the aggregate amount of all Damages actually incurred or suffered by FUSA under the Asset Purchase Agreement exceeds $50,000 (the “Threshold Amount”) and then only for the amount of the damages exceeding the Threshold Amount.

Exclusivity

The Sellers have agreed, similar to the restrictions contained in the Exclusivity Letter, that until the earlier of the consummation of the Asset Sale and the termination of the Asset Purchase Agreement in accordance with its terms (the “Termination Date”), they would not directly or indirectly (i) solicit or take any other action to facilitate any offers from third parties with respect to the acquisition of the Company or a part or all of the Assets, (ii) enter into an agreement to facilitate, approve or endorse such proposal or in connection with such proposal, abandon or terminate the Asset Sale transaction or (iii) enter into discussions, inquire or furnish information with respect to any such proposal (a “Acquisition Proposal”); provided, that the Sellers may prior to obtaining approval of the Asset Sale contemplated by this Proxy Statement engage in negotiations or discussions with any party that has made an unsolicited bona fide Acquisition Proposal and, subject to certain conditions, furnish nonpublic information regarding the Company to such party, provided that our Board of Directors may only take such actions if it has determined in good faith, after consultation with its advisors, that such action is required in order for the Board of Directors to comply with its fiduciary obligations to our stockholders under applicable law (the “Superior Proposal”). We agreed to promptly notify FUSA of any Acquisition Proposal, the terms thereof and requests related thereto. We will promptly consider in good faith any proposed alteration of the terms of the Asset Purchase Agreement in response to any Acquisition Proposal. In addition, the parties agreed that in connection with the termination of the Asset Purchase Agreement as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to FUSA.  In the event such terminating Seller is the Company, the Company also agreed to reimburse FUSA for, among other things, all its reasonably incurred development expenses in connection with the provision of the Services (as defined below) by certain personnel of the Company to FUSA.

Termination

The Asset Purchase Agreement may be terminated under certain circumstances, including:

•	by the mutual agreement of FUSA and the Sellers;

•
by the Sellers or FUSA if any governmental authority shall have issued a final order, decree or ruling or taken any other action, which has the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under the Asset Purchase Agreement;

•
by the Sellers if the board of directors of any Seller determines in good faith that it has received a Superior Proposal (as defined below) and that it is required to terminate the Asset Purchase Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Asset Purchase Agreement;

•	by FUSA if the Stockholder Approvals have not been obtained on or before February 28, 2010; and

•	subject to certain limitations, by FUSA or any Seller, if the closing has not occurred on or before February 28, 2010 and the Asset Purchase Agreement has not previously been terminated.

Any termination of the Asset Purchase Agreement would be effective immediately upon delivery of a valid written notice of the terminating party to the other parties. If any party terminates the Asset Purchase Agreement, all obligations of the parties terminate without any liability of any party to any other party (except for any liability of any party for willful breaches of the Asset Purchase Agreement).

In connection with the termination as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to FUSA. In the event such terminating Seller is the Company, we also agreed to reimburse FUSA for, among other things, all of its reasonably incurred development expenses in connection with the provision of the Services (as defined below) by certain of our personnel to FUSA.

Side Agreement

In connection with the Asset Purchase Agreement, we entered into a side agreement, dated December 14, 2009 (the “Side Agreement”), with FUSA pursuant to which (i) subject to the approval of the lessor, FUSA agreed on the Closing Date to assume the lease agreement of our operating facility located at 80 Empire Drive, Lake Forest, California 92630 (the “Lease”) and in consideration of such assumption, we agreed to pay to FUSA on the Closing Date the amount of $175,000, representing approximately six months of rent and common area expenses that are expected to be incurred by FUSA under the Lease following the Closing Date, (ii) FUSA engaged us to perform such consulting, advisory and related services through three employees of the Company, including Dr. Victor Gura, our Chief Scientific and Medical Officer (collectively, the “Employees”), to and for FUSA as may be reasonably requested from time to time by FUSA and its affiliates (the “Services”), for the period beginning on November 16, 2009 and ending on the Closing Date, unless sooner terminated in accordance with the terms of the Side Agreement, and in consideration for the Services rendered by us during such term, FUSA agreed to pay to us a cash fee, payable in semi-monthly installments, at the annual rate for the full-time services of each of the Employees, as more fully described in the Side Agreement, and (iii) in consideration of FUSA having incurred and continuing to incur certain expenses on our behalf, we agreed to reimburse FUSA for certain of its expenses reasonably incurred on our behalf, including, tooling, prototyping and intellectual property maintenance expenses, all reasonably documented third party expenses incurred by FUSA in negotiating and documenting the transactions contemplated by the Asset Purchase Agreement and the Side Agreement (including FUSA’s reasonable attorneys’ fees and expenses), consulting fees and certain other miscellaneous consulting expenses, in the event the closing under the Asset Purchase Agreement does not take place as a result of the Company consummating a Superior Proposal.  Pursuant to the Side Agreement, the Company has received payments in an aggregate amount of $197,291.64 for the Services of the Employees to FUSA and the Employees continued to receive their normal compensation from the Company in approximately the same aggregate amount.

The material terms of the Side Agreement are summarized above and a copy of the Side Agreement is attached to this Proxy Statement as Annex D. Stockholders are urged to carefully review the Side Agreement in its entirety.

Voting Agreement

In connection with the execution of the Asset Purchase Agreement, certain of the Sellers’ executive officers and/or directors executed a Stockholder Voting Agreement (the “Voting Agreement”).  Under the Voting Agreement, such directors and/or executive officers of the Company have committed (i) to vote all of the shares of the Company’s common stock owned by them as of December 14, 2009, together with all shares of our common stock acquired by them as a result of the exercise of any options owned by them as of such date, in favor of the adoption of the Asset Purchase Agreement and the approval of the Asset Sale, and (ii) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.  The shares subject to the Voting Agreement constitute approximately 41.4% of our outstanding common stock as of Record Date, and more than 50% of NQCI’s outstanding voting securities. The terms of the Voting Agreement are summarized above and a copy of the Voting Agreement is annexed as Exhibit B to the Asset Purchase Agreement, which is attached to this Proxy Statement as Annex A. Stockholders are urged to carefully review the Voting Agreement in its entirety.

Description of the Arbitration Proceeding and Other Agreements Entered Into With NQCI

The following is a brief summary of certain key provisions of the Partial Final Award issued on April 13, 2009 in our arbitration proceeding with NQCI as such relate to the Asset Purchase Agreement and certain key provisions of the Binding Memorandum of Understanding and the Agreement, dated as of August 7, 2009 (the “Memorandum”), and Stipulation Regarding Partial Final Award, dated as of August 7, 2009 (the “Stipulation”), entered into between us, Operations and NQCI. These descriptions are qualified in their entirety by reference to the descriptions of our legal proceedings set forth in our Form 10-K and Quarterly Reports. Stockholders are urged to read the full descriptions of our legal proceedings set forth in our Form 10-K and Quarterly Reports and the Memorandum and the Stipulation in their entirety.

Arbitration Proceeding with NQCI and the Issuance of the Partial Final Award

On December 1, 2006, we initiated the arbitration proceeding (the “Proceeding”) against NQCI for its alleged breach of the License Agreement (as defined below). On April 13, 2009, the arbitrator (the “Arbitrator”) in the Proceeding issued a Partial Final Award, which resolved the remaining issues that were pending for decision in the Proceeding. The Partial Final Award provided that we shall have a perpetual exclusive license (the “Perpetual License”) to the Technology (as defined in the Merger Agreement, dated as of September 1, 2006, or the “Merger Agreement”, among the Sellers and the License Agreement, dated as of September 1, 2006 (the “License Agreement”), between us and NQCI) primarily related to the WAK and any other Technology contemplated to be transferred under the Technology Transaction. Under the terms of the Partial Final Award, in consideration of the award of the Perpetual License to us, NQCI was awarded a royalty of 39% of all net income, ordinary or extraordinary, to be received by us (the “Royalty”) and NQCI is to receive 39% of any shares received in any merger transaction to which Xcorporeal or Operations may become a party. In addition, the Partial Final Award provided that we were obligated to pay NQCI $1,871,430 for its attorneys’ fees and costs previously awarded by the Arbitrator in an order issued on August 13, 2008, that NQCI’s application for interim royalties and expenses was denied and that NQCI was not entitled to recover any additional attorneys’ fees. The Partial Final Award followed the issuance by the arbitrator of an Interim Award on June 9, 2008. The Interim Award would have required us to issue 9,230,000 shares of our common stock to NQCI in exchange for the transfer of the Technology to us. The primary reason for the change in the relief provided for under the Interim Award (the requirement to issue shares) and the Partial Final Award (the royalty referred to above) resulted from our concern, expressed to the arbitrator, that such shares could not be issued to NQCI in compliance with the federal securities laws because of the financial condition of NQCI.

 Binding Memorandum of Understanding

On August 7, 2009, to clarify, resolve and settle disputes that have arisen between us and NQCI with respect to the Partial Final Award, including with respect to the rights of the parties regarding the Supersorbent Technology and the application of the Partial Final Award in the case of a sale of the Technology, we and Operations entered into the Memorandum with NQCI. Under the terms of the Memorandum, among other things, the parties agreed to: (i) assign and transfer all of their rights, title and interest in and to certain technology comprised of a certain U.S. Patent Application and related intellectual property (as described in the Memorandum) (the “Polymer Technology”) to a limited liability company to be formed under the laws of the State of Delaware (the “Joint Venture”), which was to be jointly owned by the parties and through which the parties would jointly pursue the development and exploitation of the Polymer Technology, and (ii) negotiate, execute and deliver within 60 days following the date of the Special Meeting an operating agreement governing the operation of the Joint Venture based on the terms set forth in the Memorandum (the “Operating Agreement”). However, as a result of the execution of the Asset Purchase Agreement and the intended transfer of all or substantially all of the Sellers’ assets thereunder, including all of the Sellers’ intellectual property, to FUSA, the parties have since abandoned their efforts to pursue the Operating Agreement.

Agreement and Stipulation Regarding Partial Final Award

In connection with the issuance of the Partial Final Award and the execution of the Memorandum, on August 7, 2009 Operations entered into the Stipulation with NQCI. Pursuant to the terms of the Stipulation, Operations and NQCI agreed (i) not to challenge the terms of the Partial Final Award or any portion of such award, (ii) that any of the parties may, at any time, seek to confirm all but not part of the Partial Final Award through the filing of an appropriate petition or motion with the appropriate court and in response to such action to confirm the Partial Final Award, no party will oppose, object to or in any way seek to hinder or delay the court’s confirmation of the Partial Final Award, but will in fact support and stipulate to such confirmation, and (iii) to waive any and all right to appeal from, seek appellate review of, file or prosecute any lawsuit, action, motion or proceeding, in law, equity, or otherwise, challenging, opposing, seeking to modify or otherwise attacking the confirmed Partial Final Award or the judgment thereon. In addition, under the terms of the Stipulations, as of December 1, 2009, NQCI has not attempted to execute on or file any motion, petition or application or commence any proceeding seeking the collection of any attorneys’ fees that have been awarded in NQCI’s favor under the terms of the Partial Final Award (the “Collection Action”), which was intended to allow the Parties a sufficient period within which to execute the Asset Purchase Agreement. In addition, in accordance with the terms of the Memorandum and as a result of the execution of the Asset Purchase Agreement, NQCI agreed not to proceed with the Collection Action until April 1, 2010 (the “Extension Date”) and the Extension Date shall automatically be further extended for a period of 60 days for each amendment to this Proxy Statement that we will file with the SEC in response to comments made by the SEC.

Payment of a Portion of the Aggregate Consideration to NQCI

Pursuant to the terms of the Memorandum and the terms of the Asset Purchase Agreement and subject to the consummation of the Asset Sale, the Sellers have agreed that upon the consummation of the Asset Sale, they will allocate the Cash Purchase Price, the Royalty Payments and any other additional consideration received pursuant to the Asset Purchase Agreement as follows:

•      the Cash Purchase Price shall be paid to the Sellers as follows:

o      an exclusivity fee in the amount of $200,000 previously paid by FUSA to the Company,

o      $3,800,000 on the Closing Date (the “Initial Payment”),

o      $2,000,000 on April 1, 2010 as the First Installment,

o      $2,000,000 on April 1, 2011 as the Second Installment,

▪      from the Initial Payment, we and NQCI will receive $1,650,000 and $2,150,000, respectively,

▪      from the First Installment, we and NQCI will receive $375,000 and $1,625,000, respectively, and

▪      from the Second Installment, we and NQCI will receive $75,000 and $1,925,000, respectively,

•      during the life of any HD WAK Patents, which expire between November 11, 2021 and September 9, 2024, we will be entitled to 60% of the HD WAK Royalty and NQCI will be entitled to the remaining 40% of the HD WAK Royalty, and

•      during the life of any Supersorbent Patents, we will be entitled to 40% of the Supersorbent Royalty payments and NQCI will be entitled to the remaining 60% of the Supersorbent Royalty. While several applications for patents are pending, no patent incorporating the Supersorbent Technology has yet been issued.

•      In addition, under the Asset Purchase Agreement, we and NQCI will also receive rights to the Option.

In the aggregate, if the Asset Sale is consummated, we would receive $2,300,000 (including the exclusivity fee of $200,000) and NQCI would receive $5,700,000 of the Cash Purchase Price.  In addition, of the Cash Purchase Price being paid to NQCI, $1,871,430  is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award.

In the event that for any reason the timing or the amount of the payments under the terms of the Asset Purchase Agreement is other than as contemplated above, pursuant to the terms of the Memorandum the Sellers agreed to make such equitable adjustments as are required to preserve, to the maximum extent possible, the intent of the distribution of Transaction Proceeds pursuant to the provisions of the Memorandum. In the event that Asset Sale is not approved by our stockholders or we do not consummate the Asset Sale or if the terms of the Asset Sale are other than what is contemplated under the Memorandum and the Sellers instead consummate an alternative transaction, the Sellers agreed to apply the methodology specified in the Memorandum to the maximum extent possible in order to allocate between them the proceeds of such Transaction.

Pro Forma Financial Information

The following unaudited pro forma financial statements have been prepared to present the balance sheet as if the Asset Sale closed on September 30, 2009. Also presented are the Statement of Operations for the fiscal year ended December 31, 2008 and the nine-month period ended September 30, 2009, as if the Asset Sale closed on January 1, 2008. Such pro forma financial statements were derived from our audited consolidated financial statements for the fiscal year ended December 31, 2008 and our unaudited consolidated financial statements for the nine-month period ended September 30, 2009. The unaudited pro forma financial statements have been prepared in accordance with U.S. generally accepted accounting principles on the basis of specific information and assumptions available at the present time regarding the transaction.

These unaudited pro forma consolidated financial statements should be read in conjunction with our audited financial statements and the related notes as filed as part of our Form 10-K and our unaudited financial statements and the related notes filed as part of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Form 10-Q”), attached to this Proxy Statement as Annex F. In addition, our stockholders should review the table on page 49 of this Proxy Statement, which presents possible outcomes of our highest and lowest estimates in the amount of our contractual liabilities that will exist as of the Closing Date and the per share amount of our portion of the cash proceeds of the Asset Sale that may be then available for distribution, if any, by the Trustee to our stockholders depending on certain possible outcomes related to the value of such contractual liabilities. The Company is currently attempting to negotiate settlements of such liabilities. The pro forma financial statements do not reflect such estimates and other assumptions made by the Company in the table on page 49 of this Proxy Statement.

XCORPOREAL, INC.
(a Development Stage Company)
UNAUDITED PROFORMA
STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008

	December 31, 2008	Proforma Adjustments	Notes	Proforma Statement of Operations After Asset Sale
Operating Expenses:
Selling, general and administrative	$9,001,819	$2,626,366	A	$11,628,185
Research and development	20,914,825	1,238,925	B	22,153,750
Other expenses	1,871,430	-		1,871,430
Depreciation and amortization	104,719	-		104,719

Loss before other income, income taxes and other expenses	(31,892,793)	(3,865,291)		(35,758,084)

Gain on Asset Sale	-	3,668,308	C	3,668,308
Gain on Debt Settlement	-	-		-
Reduction of liabilities due to arbitrator's ruling & settlement	-	1,585,299	D	1,585,299
Loss on disposal	-	(3,627)	E	(3,627)
Interest and other income	323,249	-		323,249
Change in and reduction of shares issuable	8,583,900	1,569,100	F	10,153,000

Loss before income taxes and other expenses	(22,985,644)	2,953,789		(20,031,855)

Income taxes	1,629	-		1,629

Net loss	$(22,987,273)	$2,953,789		$(20,033,484)

Basic and diluted loss per share	$(1.57)			$(1.37)

Weighted average number of shares outstanding	14,604,274			14,604,274

XCORPOREAL, INC.
(a Development Stage Company)
UNAUDITED PROFORMA
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

	September 30, 2009	Proforma Adjustments	Notes	Proforma Statement of Operations After Asset Sale

Operating Expenses:
Selling, general and administrative	$3,493,481	$(446,013)	G	$3,047,468
Research and development	2,415,055	(189,692)	H	2,225,363
Other expenses	-	-		-
Depreciation and amortization	92,274	-		92,274

Loss before other income, income taxes and other expenses	(6,000,810)	635,705		(5,365,105)

Gain on Asset Sale	-	-		-
Gain on Debt Settlement	-	436,677	I	436,677
Reduction of liabilities due to arbitrator's ruling & settlement	1,647,799	-		1,647,799
Loss on disposal	(382)	-		(382)
Interest and other income	11,657	-		11,657
Change in and reduction of shares issuable	1,569,100	-		1,569,100

Loss before income taxes and other expenses	(2,772,636)	1,072,382		(1,700,254)

Income taxes	775	-		775

Net loss	$(2,773,411)	$1,072,382		$(1,701,029)

Basic and diluted loss per share	$(0.19)			$(0.12)

Weighted average number of shares outstanding	14,756,152			14,756,152

XCORPOREAL, INC.
(a Development Stage Company)
UNAUDITED PROFORMA
BALANCE SHEET
AS OF SEPTEMBER 30, 2009

	September 30, 2009	Proforma Adjustments	Notes	Proforma Balance Sheet After Asset Sale

ASSETS
Current
Cash and cash equivalents	$35,734	$(35,734)	J	$0
Marketable securities, at fair value	288,703	(288,703)	K	-
Restricted cash	305,871	(305,871)	L	-
Prepaid expenses and other current assets	123,351	(123,351)	M	0
Accounts receivable	-	493,260	N	493,260
Expense receivable	54,641	(42,905)	O	11,736
Tenant improvement allowance receivable	43,260	(43,260)	P	-
Total Current Assets	851,560	(346,564)		504,996

Property and equipment, net	246,804	(243,163)	Q	3,641

Other assets	819	(819)	R	-

Total Assets	$1,099,183	$(590,546)		$508,637

LIABILITIES
Current
Accounts payable	$945,385	$125,585	S	$1,070,970
Accrued legal fees and licensing expense	1,871,430	(1,871,430)	T	-
Accrued royalties	-	-		-
Accrued professional fees	442,444	56,250	U	498,694
Accrued compensation	143,040	258,233	V	401,273
Accrued other liabilities	72,137	(11,315)	W	60,822
Payroll liabilities	1,054	4,764	X	5,818
Deferred compensation	171,513	(171,513)	Y	-
Deferred gain	200,000	(200,000)	Z	-
Onerous lease	-	775,700	AA	775,700
Deferred rent	280,390	(280,390)	BB	(0)
Total Current Liabilities	4,127,393	(1,314,116)		2,813,277

Shares issuable	-	-		-

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none outstanding	-	-		-
Common stock, $0.0001 par value, 40,000,000 shares authorized, 15,154,687 and 14,754,687 issued and outstanding on September 30, 2009 and December 31, 2008, respectively	1,515	-		1,515
Additional paid-in capital	44,328,779	-		44,328,779
Deficit accumulated during the development stage	(47,358,504)	723,570		(46,634,934)
Total Stockholders' Deficit	(3,028,210)	723,570		(2,304,640)
Total Liabilities & Stockholders' Deficit	$1,099,183	$(590,546)		$508,637

For purposes of determining the pro forma effect of the Asset Sale, the adjustments below have been made.

A.
As a result of the consummation of the Asset Sale, severance payment in the amount of $611,500 to Messrs. McCrann and Weinstein and a transaction bonus in the amount of $432,500 to Mr. McCrann were accrued. In addition, in connection with the Asset Sale, $163,163 in prepaid expenses were expensed, remaining lease payment in the amount of $914,065 for our former principal executive office located in Los Angeles, CA were recognized, and other expenses in an aggregate total of $505,138 were accrued.

B.
As a result of the consummation of the Asset Sale, a severance payment in the amount of $1,312,800 to Dr. Gura was accrued. In addition, $12,192 in prepaid expenses were expensed, $105,102 of deferred rent was reversed as a result of the transfer of the Lake Forest facility lease, and $19,035 of employer payroll tax was accrued.

C.	Reflects the net gain on the Asset Sale.
D.	Pursuant to the Partial Final Award, the amount of our liabilities due to NQCI in the arbitration was reduced.
E.	Loss recognized from disposal of assets not included in the Asset Sale.
F.	Pursuant to the Partial Final Award, reversed the accrual of 9,230,000 shares issuable to NQCI.
G.
As a result of the consummation of the Asset Sale, expenditure of prepaid expenses was reversed in the amount of $53,162 pursuant to prepaid expenses as of December 31, 2008 fully expensed, full expenditure of $12,653 of the remaining prepaid expenses as of September 30, 2009, $120 credit recognition of unclaimed FSA contributions, $1,108 of employer payroll taxes accrued, depreciation and amortization reversed for an aggregate total of $241,961 pursuant to the assets sold as of December 31, 2008, and $164,531 of deferred rent reversed pursuant to the onerous lease of our former principal executive office located in Los Angeles, CA as of December 31, 2008.1

H.
As a result of the consummation of the Asset Sale, $191,793 of deferred rent was reversed pursuant to the transfer of the Lake Forest facility lease as of December 31, 2008. In addition, $2,101 of employer payroll tax was accrued.

.
I.
Reflects the gain from settlement of liabilities pertaining to $38,517 of compensation liabilities and $398,160 of other liabilities resulting from liquidation efforts following the consummation of the Asset Sale.

J.
Records receipt of cash from proceeds upon closing of $1,650,000, $42,905 expense receivable, $305,871 release of restricted cash, and $288,703 pursuant to the closure of the investment account with cash used to pay severances of $1,523,027, $432,500 transaction bonus, $125,982 accrued PTO, $150,054 deferred compensation, $31,564 related employer payroll taxes, and $60,086 other liabilities.

K.	Closure of investment account.
L.	Release of restricted cash pursuant to the transfer of the Lake Forest facility lease.
M.	Reflects the full expenditure of the remaining $65,815 of prepaid expenses, $20,367 Los Angeles office security deposit applied, and Lake Forest facility deposits of $37,169 refunded.
N.	Reflects proceeds from the Asset Sale payable April 1, 2010 and April 1, 2011 plus $43,260 receivable from the unapplied tenant improvement allowance receivable.
O.	Reflects employer payroll tax refund pursuant to COBRA premium assistance payments pending receipt.
P.	Records accounts receivable of the unapplied tenant improvement allowance receivable to the monthly lease expense of the Lake Forest facility.
Q.	Recognition of $241,110 net assets sold with $2,053 net disposal of assets excluded from the sale of assets.
R.	Sale of intangible asset.
S.	Payment of payables
T.	NQCI legal fees pursuant to the arbitration paid directly to NQCI by the purchaser of the Asset Sale.
U.	Settlement and accrual of professional fees totaling $393,750 and $450,000, respectively.
V.
Reflects severance accruals of $1,924,300, $432,500 transaction bonus, $17,058 settlement, and $2,081,509 payment of a portion of these net compensation liabilities which included PTO accruals of $125,982.

W.	Payment of accrued liabilities.
X.	Pursuant to the payment of a portion of the compensation liabilities, related accrued employer payroll taxes paid.
Y.	Settlement and payment of deferred compensation in the amount of $21,458 and $150,054, respectively.
Z.	Gain recognized with consummation of Asset Sale.
AA.	Accrued remaining lease payments for our former principal executive office located in Los Angeles, CA.
BB.	Deferred rent reversed as a result of the LA onerous lease accrual and transfer of the Lake Forest facility lease.

Interests of Our Executive Officers and/or Directors in the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement

Certain of our executive officers have employment, change in control and other agreements that provide for severance payments full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated and/or certain other payments in the event we successfully consummate the Asset Sale.

The consummation of the Asset Sale will constitute a change of control under these agreements triggering certain severance payments to our executive officers. The employment of each of these executive officers will be terminated by us either prior to or during the wind down of our activities. In either case, such terminations will be deemed terminations in connection with a change in control and/or require such other severance payments. The change of control, severance payments and/or certain other payments that will be due by the Company to our executive officers will be in the amount up to $1,924,300, if our executive officers are terminated as a result of the Asset Sale or if the Asset Sale is successfully consummated, assuming no excise tax gross-up payments are due. In particular, Kelly J. McCrann, our Chairman and Chief Executive Officer, Robert Weinstein, our Chief Financial Officer and Secretary, and Dr. Victor Gura, our Chief Medical and Scientific Officer, may be entitled to severance payments in the amount up to $325,000, $286,500 and $1,312,800, respectively, under their employment agreements. In addition, if the Asset Sale is consummated, Mr. McCrann will be entitled to a payment of $432,500 as a sale transaction success fee.  Furthermore, in connection with certain restructuring efforts previously undertaken by us to reduce our operating expenses, Messrs. McCrann and Weinstein and Dr. Gura, may be entitled to receive deferred compensation in the amount of approximately $95,563, $83,531 and $82,050, respectively, our other employees may be entitled to receive deferred compensation, in the aggregate, of approximately $60,000, and a member of our Board of Directors may be entitled to receive deferred compensation in the amount of approximately $70,000.  Additionally, as of February 15, 2010, we estimate that certain of our employees would be entitled to receive accrued vacation pay, in the aggregate, of approximately $150,000.

In addition, Mr. McCrann (or an entity affiliated with Mr. McCrann) will also serve as the Trustee of the Liquidating Trust and under the terms of the Liquidating Trust Agreement, in the form attached to this Proxy Statement as Annex C, will receive the following compensation for his services as the Trustee: 10% of the aggregate Royalty Payments received by the Liquidating Trust up to $10 million and 5% of any Royalty Payments in excess thereof. Mr. McCrann will also be entitled to reimbursement of his expenses incurred as Trustee on behalf of the Liquidating Trust. The foregoing compensation arrangement was developed and approved by the independent members of the Board of Directors of the Company in November 2009 after Mr. McCrann informed the Board of Directors that he would be prepared to serve as trustee of the Liquidating Trust for compensation deemed appropriate by the independent members of the Board of Directors.

As of December 31, 2009, there were 1.16 million shares of common stock underlying unvested stock options held by our executive officers that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $3.25 per share. None of these stock options have an exercise price at or below $0.07, the last reported sale price of our common stock as quoted on the Pink Sheets on the Record Date. Since we do not anticipate that any substantial amount of our share of the Cash Purchase Price will be available for distribution to our stockholders, we anticipate that none of these stock options will be exercised. In addition, as of Record Date, our executive officers and/or directors also held 6,352,596 shares of common stock that will be entitled to the same per share liquidating distributions from the Liquidating Trust, if any, that will be made to the other shares of common stock outstanding.

Additionally, on the Closing Date a joint venture to be formed by FUSA and Dr. Gura may enter into an employment agreement with Dr. Gura, pursuant to which Dr. Gura would assist FUSA in the further development of the Assets for a certain period after Closing Date, at a set salary to be determined by FUSA and Dr. Gura. In addition, Dr. Gura may receive an ownership stake in such joint venture. On the Closing Date, FUSA will not enter into any other employment or consulting arrangements with any of our executive officers or employees. Other than described herein, we do not know whether FUSA will enter into any employee or consulting arrangements thereafter with any of our executive officers or employees and FUSA has not notified us of any intention to do so to date.

No Opinion of Financial Advisor

Our Board of Directors has not received any opinion from a financial advisor or other third party that the cash payment to be received by us in the Asset Sale is fair, from a financial point of view, to us and our stockholders. Over the past several months, we have engaged in extensive discussions and negotiations with other potential interested acquisition parties. As described in further detail under “Background of the Asset Sale,” the consideration offered by FUSA following our extensive discussions with FUSA and other potential acquirers of our Assets was far in excess of any other indication of interest received by us. As a result of the process described above, our Board of Directors believes that it has a good understanding of the perceived market value of the Assets and what a disinterested third party would be willing to pay. Accordingly, our Board of Directors believes that the financial consideration offered by FUSA is fair to us and our stockholders.

Accounting Treatment

Under generally accepted accounting principles, upon consummation of the Asset Sale, we will remove the net assets sold from our consolidated balance sheet and record the gain or loss on the sale, net of transaction, severance and other related costs in its consolidated statement of operations.

Certain Federal Income Tax Consequences to the Company

The following summary of the anticipated federal income tax consequences to us of the Asset Sale is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the Asset Sale. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect. No rulings have been requested or received from the Internal Revenue Service (“IRS”) as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

The Asset Sale will be treated for federal income tax purposes as a taxable sale upon which gain or loss will be recognized by us. The amount of gain or loss recognized by us with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Asset Sale will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken subject to by FUSA. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Code. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether gain or loss is recognized by us will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.

Generally, the proposed sale of substantially all of our operating assets will not produce any separate and independent federal income tax consequences to our stockholders.

Each stockholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the Asset Sale, and as to any state, local, foreign or other tax consequences based on his or her particular facts and circumstances.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE STOCKHOLDER’S PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES AND OTHER TAX CONSEQUENCES TO THE STOCKHOLDER OF THE ASSET SALE, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

Votes Required for the Approval of the Sale of Substantially All of the Assets of Xcorporeal

The approval of the Asset Sale requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE ASSET SALE IS IN THE BEST INTERESTS OF OUR COMPANY AND OUR STOCKHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE ASSET PURCHASE AGREEMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE “ FOR ” THE ASSET SALE PROPOSAL.

PROPOSAL NO. 2: APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION

General

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to voluntarily dissolve and liquidate the Company and if the Asset Sale Proposal and the Plan of Liquidation Proposal are approved by our stockholders, to consider and vote upon a proposal to transfer to the Liquidating Trust any available proceeds and payment rights received from the sale of our Assets and any other assets not used to satisfy our liabilities and obligations. If the Asset Sale Proposal, this proposal and the Liquidating Trust Agreement Proposal are approved and the Asset Sale is consummated, we will transfer to the Liquidating Trust the Remaining Assets and Remaining Liabilities and the trustee of the Liquidating Trust may make distributions to our stockholders in the future as beneficiaries of the trust. For a discussion of the actions we will take (i) if the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, or (ii) if the Asset Sale and the Plan of Liquidation are approved by our stockholders, but the Liquidating Trust Agreement is not approved by our stockholders, please see below under the section captioned “─Principal Provisions of the Plan of Liquidation.”

In giving consideration for approval of this Proposal No. 2 and the Liquidating Trust Agreement Proposal (Proposal No. 3), we urge our stockholders to read the discussion of Proposal No. 2 set forth below together with the discussion of the Liquidating Trust Agreement Proposal, which is set forth below under the caption “Proposal No. 3: Approval of the Liquidating Trust Agreement”.

A copy of the Plan of Liquidation and the Liquidating Trust Agreement are attached to this Proxy Statement as Annex B and Annex C, respectively. Stockholders are urged to carefully review the Plan of Liquidation and the Liquidating Trust Agreement in their entirety.

Background and Reasons for the Proposed Liquidation and Dissolution

Background for the Proposed Liquidation and Dissolution

The deterioration of the economy over the last 18 months, coupled with the prolonged delay in our ability to reach a resolution with respect to the consummation of the Technology Transaction, has significantly adversely affected us. Many of the expectations on which we had based our 2008 and 2009 business development plans slowly eroded as a result of the lengthy arbitration proceeding with NQCI commenced in 2006 and continuing into the second quarter of 2009. The possibility of an adverse decision in the arbitration proceeding with respect to our ownership right to the Technology has been a major factor in our inability to secure debt or equity financing. Accordingly, during the first nine months of 2009, we modified certain of our activities and business and instituted a variety of measures in an attempt to conserve cash and reduce our operating expenses. Our actions included: termination of employment of 20 of our employees or a reduction of approximately 77% of our labor force, deferral of compensation for 5 of our 6 employees with continued deferral for 3 of our 6 employees, reaching an agreement with the landlord for our operating facility in Lake Forest, CA, to apply $88,865, in lieu of reimbursement of such amount to us expended for the incurred improvements at such facility, toward rent payments with $45,605 applied as of September 30, 2009, refocusing our available assets and employee resources on the development of the PAK, agreeing to a direct reimbursement arrangement for PAK related research and development expenses with a certain third party with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction, continuing vigorous efforts to minimize or defer our operating expenses, searching to obtain additional financing to support our operations and to satisfy our ongoing capital requirements in order to improve our liquidity position and continuing to prosecute our patents and take other steps to perfect our intellectual property rights. In light of the unprecedented economic slowdown, lack of access to capital markets and prolonged arbitration proceeding with NQCI, we were compelled to undertake the efforts outlined above in order to remain in the position to continue our operations. For a more detailed discussion of our restructuring efforts, please see section captioned “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments” in our Form 10-Q, attached to this Proxy Statement as Annex F.

Due to our continuing substantially deteriorating financial position, we have continued some of the actions outlined above and will continue our efforts to streamline our operations in order to conserve any available resources. Our management evaluated any possible strategic alternatives, including entering into a transaction for the sale of substantially all or all of our assets, a business combination with another entity in a transaction where we would not be the surviving entity, licensing of certain of our intellectual property rights, as a means to further develop our technologies, discontinuing our operations and liquidating our assets and/or seeking protection under bankruptcy laws.

Unfortunately, none of the strategic alternatives that we pursued resulted in any agreements or transactions that offered long range success for the Company or means of securing additional financing. Because we have been unable to raise financing sufficient to support our operations and to satisfy our ongoing financing requirements, we have been unable to develop any of our products, submit 510(k) notifications to the FDA, conduct clinical trials or otherwise commercialize any of our products. In addition, we have been unable to take any efforts to continue the development of the PAK.

After an extensive review of a range of our strategic alternatives, including our continuing as an independent entity, exploring mergers and acquisitions and any possible financing arrangements and considerable efforts to maximize the value of our assets, our Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets that will maximize stockholder value. If the Asset Sale is consummated and the Plan of Liquidation is approved, the Board of Directors believes that such actions would increase the possibility that we will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders as soon as practicable, including our share of any Royalty Payments made by FUSA and any value realized from our rights to the Option that could be available in the future for distribution to our stockholders.

As a result of the conditions outlined above and in connection with the execution of the Asset Purchase Agreement, our Board of Directors has determined that it is in the Company’s and our stockholders’ best interests to proceed with the Plan of Liquidation.

As of December 31, 2009, we had cash and cash equivalents and marketable securities of approximately $0.2 million, excluding restricted cash. Based upon our restructuring efforts taken to date, including the voluntary deferral of 50% of the salaries of our three officers, we have been expending cash at a rate below $0.1 million per month, and expect to expend such resources at the same rate for the remainder of the first quarter of 2010 fiscal year. Under the current economic conditions and based on our current cash and cash equivalent resources and salary deferrals, including the exclusivity fee in the amount of $200,000 received by us in September 2009, and using assumptions that by nature are imprecise, our management believes that we will run out of cash by February 28, 2010. We will attempt, if possible, to further reduce our monthly cash burn rate and take certain other additional measures, including deferral of payments to certain parties, in order to provide an additional 30 days for us to hold the Special Meeting to give the opportunity to our stockholders to vote on the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement. In addition, in accordance with the terms of the Stipulation and the Memorandum, we are obligated to pay damages, costs and legal fees in connection with the arbitration proceeding with NQCI described above in an amount of $1,871,430. Moreover, our current liabilities significantly exceeded our current assets as of December 31, 2009 and as of the date of this Proxy Statement. Therefore, because we have been unsuccessful in our efforts to secure additional capital or sell any or all of our Assets, this has caused a material adverse effect on our plan of operations and unless the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement proposals are approved by our stockholders and the Asset Sale is consummated, we will forced to file for bankruptcy and cease our operations.

Prior to the mailing of this Proxy Statement, in connection with the Asset Sale, our Board of Directors adopted the Plan of Liquidation and Dissolution of Xcorporeal, Inc. and the Liquidating Trust Agreement and directed that the Plan of Liquidation Proposal and the Liquidating Trust Agreement Proposal be submitted to our stockholders for approval at the Special Meeting.

Reasons for the Proposed Liquidation and Dissolution

In considering the Plan of Liquidation and the Liquidating Trust Agreement, our Board of Directors carefully considered the terms of the Plan of Liquidation and the Liquidating Trust Agreement and the dissolution process under Delaware law, as well as other available strategic alternatives. As part of our Board of Directors’ evaluation process, they considered the risks and timing of each alternative available to us, as well as management’s financial projections, and consulted with management and our legal and financial advisors. In approving the Plan of Liquidation, our Board of Directors considered several of the factors set out above as well as the following factors:

•
seeking to make available for distribution to our stockholders rights with the potential to yield the maximum amount of cash in the quickest period of time and taking such actions would increase the possibility that we will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders as soon as practicable, including our share of any Royalty Payments made by FUSA and any value realized from our rights to the Option under the Asset Purchase Agreement;

•	the significant costs associated with our ongoing operations, which we had already reduced to the extent management believed reasonable to permit continuation of our operations;

•
the significant uncertainties as to our ability to obtain the future financing required to permit us to execute our business strategy given the capital raising difficulties in the debt and equity capital markets;

•	the substantial accounting, legal and other expenses associated with being a small publicly-traded company in light of our existing and expected history of losses;

•
the ability to settle contingent liabilities and if such contingent liabilities cannot be settled to the satisfaction of our Board, the ability to seek confirmation from a court that all liabilities are satisfied prior to liquidation;

•
the terms and conditions of the Plan of Liquidation, including the provisions that permit our Board to revoke the plan if our Board determines that, in light of new proposals presented or changes in circumstances, dissolution and liquidation are no longer advisable and in the best interests of the Company and our stockholders;

•
the fact that Delaware corporate law requires that the Plan of Liquidation be approved by the affirmative vote of holders of a majority of the shares of our common stock entitled to vote, which ensures that our Board will not be taking actions of which a significant portion of our stockholders disapprove; and

•
the reduced cost of setting up the Liquidating Trust and implementing the Plan of Liquidation, coupled with the termination of our registration and reporting obligations under the Exchange Act, compared to the cost of operating a scaled-down public company.

Our Board of Directors also considered a number of potentially countervailing factors in its deliberations concerning the Plan of Liquidation and the Liquidating Trust Agreement, including:

•	the uncertainty of the timing, nature and amount of any Royalty Payments and resulting liquidating distributions to stockholders;

•	uncertainty of the value, if any, of our rights to the Option;

•	the risks associated with the sale of the Assets to FUSA and any remaining non-cash assets as part of the Plan of Liquidation; and

•
the fact that, if the Plan of Liquidation is approved by our stockholders, stockholders would generally not be permitted to transfer shares of our common stock after the effective date of the Plan of Liquidation.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our Board of Directors, but addresses the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Plan of Liquidation and the Liquidating Trust Agreement and the complexity of these matters, our Board of Directors did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. After taking into account all of the factors set forth above, as well as others, our Board of Directors agreed that the benefits of the Asset Sale followed by our liquidation and dissolution pursuant to the Plan of Liquidation and the Liquidating Trust Agreement outweigh the risks.

The Plan of Liquidation is Not Contingent Upon the Approval and Consummation of the Asset Sale

In lieu of satisfying all of our liabilities and obligations prior to making any transfers to the Liquidating Trust and eventual distributions by the Trustee to our stockholders, we may instead reserve assets deemed by management and our Board of Directors to be adequate to provide for such liabilities and obligations.

Uncertainties as to the precise value of the Royalty Payments and any value that we may realize from our rights to the Option and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors' fees, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder approval of the Asset Sale and the approval and adoption of the Plan of Liquidation. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders, if any, and, while a precise estimate of those expenses cannot currently be made, our management and Board of Directors estimates that available cash will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and we will make every effort to maximize any distributions to be made to our stockholders. However, no assurances can be given that available cash and amounts received on the Asset Sale and the sale of our remaining assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the Asset Sale and the sale of our remaining assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash to our stockholders will be reduced and could be eliminated.

Estimated Distribution to Stockholders

Subject to the approval of our stockholders of the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement and the consummation of the Asset Sale, the following table shows our management's estimate of cash proceeds and outlines our best estimate of potential distributions that could be made by the Trustee from the Liquidating Trust to our stockholders as of the date of this Proxy Statement. Our independent registered public accounting firm has not performed any procedures with respect to the information in the following table and, accordingly, does not express any form of assurance on that information. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. The actual amount of our share of the Royalty Payments that may be received by us or the value we may derive from of our rights to the Option that may be realized by us in the future, if any, cannot be determined as of the date of this Proxy Statement. The table assumes that we will complete the proposed Asset Sale by February 28, 2010. Our current intention is to file the Certificate of Dissolution of the Company as soon as practicable after the completion of the Asset Sale. As the Trustee liquidates our share of the Royalty Payments, if any, to be paid by FUSA under the Asset Purchase Agreement and realizes any value from our rights to the Option, and we liquidate any other Remaining Assets and pay off our outstanding liabilities, the Trustee may distribute liquidation proceeds, if any, to our stockholders as the Trustee deems appropriate in its sole discretion under the terms of the Liquidating Trust. A creditor could seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. To the extent the closing of the Asset Sale is delayed beyond February 28, 2010, the date on which FUSA has the right to terminate the Asset Purchase Agreement, we anticipate that we will be unable to continue as a going concern and will be forced to liquidate and file for bankruptcy.

The amount, if any, that the Trustee may ultimately distribute to our stockholders following liquidation, is heavily dependent on the success of the technology being sold to FUSA and the value of the Royalty Payments and the Option, if any. The actual amount of Royalty Payments that may be received by us or the value realized by us from our rights to the Option, if any, cannot be determined as of the date of this Proxy Statement.

The following table is not a guarantee of the final result of the potential contractual liabilities referenced above, but rather, merely presents possible outcomes of our highest and lowest estimates in the amount of our contractual liabilities that will exist as of the Closing Date and the per share amount of our portion of the Cash Purchase Price that would be then available for distribution, if any, by the Trustee to our stockholders depending on certain possible outcomes related to the value of such contractual liabilities. However, the actual amount of Royalty Payments that may be received by us in the future, if any, cannot be determined as of the date of this Proxy Statement. None of the Cash Purchase Price will be distributed to our stockholders under either the highest or lowest estimates of our contractual liabilities that will exists as of the Closing date.

	High (1)		Low (2)
	(in thousands, except per share)
Assets
Net Proceeds of Asset Sale (3)		$2,262		$2,262
Cash & cash equivalents at closing		$0		$0
All other assets		$0		$0
Total Assets		$2,262		$2,262

Liabilities
Accounts payable		$1,092		$550
Accrued expenses (4)		$401		$329
Asset Sale expenses (5)		$1,016		$616
Wind down liabilities (6)		$3,095		$1,170

Total Liabilities		$5,604		$2,665

Net negative balance of cash available as a result of the Asset Sale		$(3,342)		$(403)
Net cash available for transfer to the Liquidating Trust as of the Closing Date		$0		$0
($ per share based on 15,354,687 shares outstanding as of January 4, 2010)	$	N/A	$	N/A

(1)	The low estimate assumes the highest amount of our contractual liabilities that we would expect to be liable for as of the Closing Date.

(2)	The high estimate assumes the most favorable resolution of our known contractual liabilities existing as of the Closing Date.

(3)
Represents $2,100,000 as our portion of the Cash Purchase Price (not including $200,000 received by us as the exclusivity fee) and includes receipt of $300,000 underlying the letter of credit issued to the landlord of our operating facility less $175,000 payable to FUSA in connection with its assumption of such lease pursuant to the Side Agreement, plus return of our a security deposit of $37,000 deposited with the landlord upon the execution of such lease.

(4)	Includes $261,144 of deferred compensation payable to our executive officers.

(5)	Includes $432,500 of sale transaction success bonus payable to our Chief Executive Officer.

(6)
Wind down liabilities primarily consist of the estimated severance costs of $611,500 and up to approximately $1.924 million that may be due to our executive officers less amounts paid through the expected Closing Date (as more fully discussed herein), and a range of estimates on additional expenses including up to approximately $740,000 as the remaining payments due under the lease of our principal executive offices and legal fees associated with the wind down of approximately $88,000.

We will attempt, if possible, to negotiate and take certain other additional measures, including deferral of payments to certain parties, in order to reduce our aggregate liabilities.

Sale of our Assets

The Plan of Liquidation gives our Board of Directors the authority to sell all or substantially all our remaining assets following our dissolution.  Approval of the Plan of Liquidation constitutes stockholder approval of any and all such sales and we will not require any further stockholder vote with respect to the approval of the specific terms of any particular asset sale approved by our Board of Directors. We may conduct sales by any means, including by competitive bidding or private negotiations. The prices at which we may be able to sell our share of the rights to any Royalty Payments or our rights to the Option will depend largely on factors beyond our control, including, without limitation, the value of such rights, the condition of the technology being sold to FUSA, FUSA’s ability to develop such technology, the financial condition of FUSA, the condition of financial markets, the availability of financing to prospective purchasers of our share of the rights to the Royalty Payments and/or the Option and regulatory approvals, as applicable.  In addition, we may not obtain as high a price for any rights to Royalty Payments or the Option as we might secure if we were not in liquidation.

If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders and the Asset Sale is consummated, we intend to transfer to the Liquidating Trust our share of the rights to any Royalty Payments and our rights to the Option and other Remaining Assets, if any, together with all of our Remaining Liabilities.

Our sale of an appreciated asset will result in the recognition of taxable gain to the extent that the proceeds from the sale of such asset exceeds our tax basis in such asset. We believe that we have sufficient useable net operating losses to offset substantially all of the federal income or gain that could be recognized by us for federal income tax purposes. As a result, we anticipate being subject only to the alternative minimum tax and related state tax liabilities, if any.

Principal Provisions of the Plan of Liquidation

Once the Plan of Liquidation is effective, the steps below will be completed at such times as our Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable. A copy of the Plan of Liquidation is attached to this Proxy Statement as Annex B.

If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders, we will take the following actions.

We will complete the Asset Sale and the closing of the Asset Purchase Agreement. Our officers will negotiate and consummate the sales of our other Remaining Assets and settle our contractual commitments and other liabilities insofar as our Board of Directors deems such sales necessary, appropriate or advisable. We will not solicit any further stockholder votes with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. On or before the date of the Special Meeting, we will establish the Liquidating Trust on the terms of the Liquidating Trust Agreement, attached hereto as Annex C, and as summarized in discussion of Proposal No. 3.

 We will file certificate of dissolution with the State of Delaware pursuant to Section 275 of the DGCL. Our dissolution will become effective, in accordance with Section 275 of the DGCL, upon proper filing of the certificate of dissolution with the Secretary of State of Delaware (the “Dissolution Date”). Pursuant to the DGCL, we will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Moreover, we will continue after such period for the purpose of pending legal actions.

Pursuant to the terms of the Liquidating Trust Agreement, the Trustee will pay or adequately provide for the payment of all of our known obligations and liabilities prior to any distributions to our stockholders. The Trustee of the Liquidating Trust will then distribute in accordance with the trust’s governance documents pro rata in one or more liquidating distributions over time to or for the benefit of our former stockholders and beneficiaries of the Liquidating Trust any available amount(s) of the Royalty Payments due to us or the value that the Trustee would be able to realize upon conversion of the stream of Royalty Payments due to us under the Asset Purchase Agreement into cash and any cash proceeds realized by us from our rights to the Option.
We intend to transfer to the Liquidating Trust our share of the rights to the Royalty Payments, the Option and our other Remaining Assets, if any, together with all of our Remaining Liabilities.

If the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, we will not present the Liquidating Trust Agreement Proposal for a vote at the Special Meeting, and we will take the following actions.

We will attempt to sell all our assets on available terms most favorable to us. Our officers will negotiate and consummate the sales of all of our assets and properties insofar as our Board of Directors deems such sales necessary, appropriate or advisable. We will not solicit any further stockholder votes with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. We do not have any agreement or understanding with any party with respect to the sale of any or all of our assets if the Asset Sale is not approved or if the Asset Sale is not consummated.

If the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, due to our recent financial conditioned, our already substantially depleted resources and in light of our aggregate liabilities exceeding our assets, we will be forced to discontinue our operations and seek protection under bankruptcy laws.  In such event, it is highly doubtful that any cash or cash equivalents will be available for distribution to our stockholders.

We will file a certificate of dissolution with the State of Delaware pursuant to Section 275 of the DGCL. Our dissolution will become effective, in accordance with Section 275 of the DGCL, on the Dissolution Date. Pursuant to the DGCL, we will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Moreover, we will continue after such period for the purpose of pending legal actions.

From and after the Dissolution Date, we will not engage in any business activities except to the extent necessary to preserve the value of our assets, wind down our business and affairs, and distribute our assets in accordance with the Plan of Liquidation and pursuant to Section 278 of the DGCL.

We will pay or adequately provide for the payment of all of our known obligations and liabilities. We will establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us and our stockholders against such liabilities. Finally, we will distribute pro rata in one or more liquidating distributions to or for the benefit of our stockholders any available cash or cash equivalents obtained from the conversion of all of our assets into cash, net of our liabilities. Due to our liabilities and obligations significantly exceeding our assets, most likely we would have no cash or cash equivalents to distribute to our stockholders.

If the Asset Sale and the Plan of Liquidation are approved by our stockholders, but the Liquidating Trust Agreement is not approved by our stockholders, we will take the following actions.

We will complete the Asset Sale and the closing of the Asset Purchase Agreement but will not establish the Liquidating Trust. Our officers will negotiate and consummate the sales of our other Remaining Assets and settle our contractual commitments and other liabilities insofar as our Board of Directors deems such sales necessary, appropriate or advisable. We will not solicit any further stockholder votes with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors.

We will file a certificate of dissolution with the State of Delaware pursuant to Section 275 of the DGCL. Our dissolution will become effective, in accordance with Section 275 of the DGCL, on the Dissolution Date. Pursuant to the DGCL, we will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Moreover, we will continue after such period for the purpose of pending legal actions.

We will attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations.

From and after the Dissolution Date, we will not engage in any business activities except to the extent necessary to preserve the value of our assets, wind down our business and affairs, and distribute our assets in accordance with the Plan of Liquidation and pursuant to Section 278 of the DGCL.

We will pay or adequately provide for the payment of all of our known obligations and liabilities. To the extent of our then available resources, we will establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us and our stockholders against such liabilities. Finally, we will distribute pro rata in one or more liquidating distributions to or for the benefit of our stockholders any available cash or cash equivalents obtained from the conversion of all of our assets into cash, net of our liabilities. Due to the fact that our liabilities and obligations significantly exceed our assets, it is highly doubtful that there would be any cash or cash equivalents to distribute to our stockholders.

Plan of Liquidation

The Plan of Liquidation provides that our Board of Directors will liquidate our assets in accordance with any applicable provision of the DGCL, including Sections 280 or 281. Without limiting the flexibility of our Board of Directors, our Board may, at its option, cause us to follow the procedures set forth in Sections 280 and 281(a) of the DGCL, which provide for us to: (1) give notice of the dissolution to all persons having a claim against us and publish such notice, (2) offer to any claimant on a contract whose claim is contingent, conditional or unmatured security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL, (3) petition the Delaware Court of Chancery to determine the amount and form of security that would be reasonably likely to be sufficient to provide compensation for (A) claims that are the subject of pending litigation against us and not barred under Section 280, (B) claims of contingent creditors who have rejected our offer of security, and (C) claims that have not been made known to us at the time of dissolution, but that, based on facts known to us, are likely to arise or become known within five years (or longer, but no more than 10 years, in the discretion of the Delaware Court of Chancery), (4) pay all claims made against us and not rejected, (5) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL, and (6) pay or make provision for all other claims that are mature, known and uncontested or finally determined to be owing. In connection with any such proceedings, the Court may appoint a guardian to protect the interests of unknown future claimants.

 Notwithstanding the foregoing, we will not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Liquidation by our stockholders will constitute full and complete authority for our Board and officers, without further stockholder action, to proceed with our dissolution and liquidation in accordance with Section 281(b) of the DGCL, which requires the adoption of a plan of distribution pursuant to which the dissolved corporation is to pay or make reasonable provision for all claims and obligations known to the corporation, make such provision as is reasonably likely to compensate any claim against the corporation that is the subject of a pending action, and make such provision as is reasonably likely to compensate certain potential future claimants. If there are insufficient assets, the plan must provide for payment according to priority, and pro rata distribution to creditors of equal priority. Any remaining assets may be distributed to stockholders.

Subject to any asset available for distribution to our stockholders, we may, from time to time, make liquidating distributions of our remaining funds and unsold assets, if any, in cash or in kind, to the holders of record of shares of our common stock at the close of business on the Dissolution Date. Such liquidating distributions, if any, will be made to the holders of shares of our Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by our Board, in its absolute discretion. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims, and to make any cash distributions to our stockholders.

We will close our stock transfer books and discontinue recording transfers of shares of our common stock on the Dissolution Date, at which time our capital stock and stock certificates evidencing shares of our common stock will not be assignable or transferable on our books.

Conduct Following Adoption of the Plan of Liquidation and Establishment of the Liquidating Trust

Assuming that the Plan of Liquidation and the Liquidating Trust Agreement are approved and adopted, subject to our stockholders’ approval of the Asset Sale and the subsequent consummation of the Asset Sale, we intend to continue the process of scaling back our operations and winding down our affairs.

If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders, following the Dissolution Date our activities will be limited to winding down our affairs and transferring our Remaining Assets and Remaining Liabilities to the Liquidating Trust.

If the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, following the Dissolution Date our activities will be limited to winding down our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board determines to be in our and our stockholders’ best interests.

Pursuant to the Plan of Liquidation, we will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and our Bylaws and any contractual arrangements for actions taken in connection with the Plan of Liquidation and the winding down of our affairs. Our Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover our indemnification obligations under the Plan of Liquidation. Upon the Liquidation Effective Time, we will obtain and fully pay for insurance policies that provide coverage for events occurring on or before the Liquidation Effective Time with a claims period of six years from and after the Liquidation Effective Time from insurance carriers with the same or better credit ratings as our current insurance carriers with respect to directors’ and officers’ liability insurance with benefits and levels of coverage that are no less favorable than those on our existing policies.

In connection with the winding down of our affairs, it is also our intent to reduce the size of our Board of Directors following the completion of the Asset Sale and prior to the Liquidation Effective Time to the extent our Board of Directors deems appropriate. To the extent not necessary to comply with any applicable laws, some of our directors may also resign from our Board of Directors prior to the completion of the Asset Sale.

Contingent Liabilities; Contingency Reserve

Under the DGCL, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following the Dissolution Date, we will pay, to the extent of our funds and assets available, all expenses and fixed and other known liabilities, or set aside as a contingency reserve, assets which we believe to be adequate for payment thereof (the “Contingency Reserve”).

We are currently unable to estimate with precision the amount of any Contingency Reserve that may be required, but any such amount will be deducted before the determination of amounts available for distribution to stockholders.

The actual amount of any Contingency Reserve will be based upon estimates and opinions of management and our Board of Directors and derived from review of our estimated operating expenses, including, but not limited to, accrued liabilities, anticipated compensation payments, estimated legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses, other expenses accrued in our financial statements, and contractual liability claims related to our real estate leases. There can be no assurance that the Contingency Reserve in fact will be sufficient. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the Contingency Reserve. The remaining portion of the Contingency Reserve will be paid to the holders of shares of our common stock on a pro rata basis.

Abandonment and Amendment

Under the Plan of Liquidation, our Board of Directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by the DGCL. We will not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL or the federal securities laws, as applicable. We have no present plan or intention to modify, amend or abandon the Plan of Liquidation.

If our Board of Directors determines that the abandonment or amendment of the Plan of Liquidation would be in the best interest of our stockholders and therefore abandons or amends the terms of the Plan of Liquidation, distribution of liquidation proceeds may be significantly delayed and may not occur as currently contemplated in the Plan of Liquidation. The most likely reason for abandoning the Plan of Liquidation would be to pursue a strategic transaction of some kind, which likely would require us to seek stockholder approval.

Plan of Liquidation Expenses and Indemnification

In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Liquidation, we may, in the absolute discretion of our Board of Directors, pay any brokerage, agency, legal and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Liquidation, including, but not limited to, the payment of retainer fees to any such persons.

Pursuant to the Plan of Liquidation, we will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and our Bylaws and any contractual arrangements for actions taken in connection with the Plan of Liquidation and the winding down of our affairs. Our Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover our indemnification obligations under the Plan of Liquidation. On or before we file the Certificate of Dissolution, we will obtain and fully pay for insurance policies that provide coverage for events occurring on or before the Liquidation Effective Time with a claims period of six years from and after the Liquidation Effective Time from insurance carriers with the same or better credit ratings as our current insurance carriers with respect to directors’ and officers’ liability insurance with benefits and levels of coverage that are no less favorable than those on our existing policies.

Trading of Our Common Stock

After we close our stock transfer books, the prices of our common stock will cease to be reported on the Pink Sheets Electronic OTC Market (the “Pink Sheets”). During the liquidation period, we would continue to be subject to certain public company obligations and public company reporting requirements under the federal securities laws. After the Final Record Date, we will make appropriate filings with the SEC to allow us to cease filing certain periodic and current reports and other information with the SEC.

Interests of Our Executive Officers and/or Directors in the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement

For information regarding severance, change of control and other payments that will be triggered by the Asset Sale and the interests of our executive officers and/or directors in the Plan of Liquidation, see “Proposal No. 1: Approval of the Sale of Substantially All or the Assets or Xcorporeal—Interests of Our Executive Officers and/or Directors in the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement.”

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares of our common stock in connection with the transactions contemplated by the Plan of Liquidation or to any similar rights of dissenters under Delaware law.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. Federal income tax consequences of the Plan of Liquidation, the Liquidating Trust Agreement or the receipt of non-liquidating distributions to us and our stockholders, but does not purport to be a complete analysis of all the potential tax effects.  EACH STOCKHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR FOR ACTUAL TAX CONSEQUENCES TO HIM, HER OR IT OF THE PLAN OF LIQUIDATION OR THE RECEIPT OF NON-LIQUIDATING DISTRIBUTIONS.   The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, the IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts. Distributions may occur at various times and in more than one tax year, and it is possible that no distribution will be made. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, the Liquidating Trust Agreement or the receipt of non-liquidating distributions, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company’s and/or our stockholder level, thus reducing the benefit to our stockholders and us from the liquidation or from non-liquidating distributions.

Tax Consequences to the Company

After the approval of the Plan of Liquidation and subject to approval of the Asset Sale and the Liquidating Trust Agreement, and until the liquidation is complete, we will continue to be subject to tax on our taxable income. We will generally recognize income, gain or loss on sales of our property or collection of claims pursuant to the Plan of Liquidation. Upon any distribution of property to our stockholders, we will generally recognize gain or loss as if such property was being sold to our stockholders at its fair market value.

Tax Consequences to Our Stockholders

As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value of any property distributed to such stockholder, if any, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (2) such stockholder's tax basis for his, her or its shares of our common stock. A stockholder's tax basis in his or her shares will depend upon various factors, including, but not limited to, the stockholder's cost and the amount and nature of any distributions received with respect thereto. A stockholder's gain or loss will be computed on a “per share” basis. We expect to make more than one liquidating distribution to our stockholders, each of which will be allocated proportionately to each share of our common stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of our common stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his, her or its tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any liability not covered by the Contingency Reserve, which is described in greater detail elsewhere in this Proxy Statement, generally would produce a loss in the year paid, which loss could fail to cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed. Gain or loss recognized by a stockholder will generally be treated as capital gain or loss provided the shares are held as capital assets. Such gain or loss will be subject to tax at the short-term or long-term capital gain tax rate, depending on the period for which such shares are held by the stockholder. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations. We will provide our stockholders and the IRS with a statement each year of the amount of cash and the fair market value of any property distributed to the stockholders during that year, at such time and in such manner as required by the Treasury Regulations.

Liquidating Trust

In the event we transfer our Remaining Assets to the Liquidating Trust for the benefit of the stockholders, we intend to treat any such liquidating trust as a grantor trust of the stockholders. Assuming the liquidating trust is properly characterized as a grantor trust, our stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the Liquidating Trust in a taxable transaction and then having contributed such property to the trust. The amount of the deemed distribution to the stockholders, if any, generally will be reduced by the amount of any known liabilities assumed by the Liquidating Trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Former holders of common stock of the Company, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any income, gain or loss recognized by such liquidating trust, whether or not they receive any actual distributions from the liquidating trust, and accordingly may recognize taxable income without the receipt of cash. As a result, our stockholders will not be taxable when distributions are actually made by the Liquidating Trust and, if our stockholders never receive an amount previously treated as income as a distribution from the Liquidating Trust, the stockholders may be entitled to a loss deduction. Our stockholders would receive annual statements from the Liquidating Trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the Plan of Liquidation.  The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

Taxation of Non-U.S. Stockholders

Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

State and Local Income Tax Consequences

Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating or non-liquidating distributions. State and local tax laws may differ in various respects from federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan of Liquidation may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

Votes Required for the Approval of the Plan of Liquidation

The approval of the Plan of Liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of Our Board of Directors

PRIOR TO THE MAILING OF THIS PROXY STATEMENT, OUR BOARD OF DIRECTORS: (1) DETERMINED THAT THE LIQUIDATION, AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, ARE FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS, (2)  APPROVED IN ALL RESPECTS THE PLAN OF LIQUIDATION AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND (3) RECOMMENDED THAT OUR STOCKHOLDERS VOTE “ FOR ” THE APPROVAL AND ADOPTION OF THE PLAN OF LIQUIDATION.

PROPOSAL NO. 3: APPROVAL OF THE LIQUIDATING TRUST AGREEMENT

General

If the Asset Sale Proposal and the Plan of Liquidation Proposal are approved by our stockholders at the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to transfer to the Liquidating Trust any available proceeds and payment rights received from the sale of our Assets and any other assets not used to satisfy our liabilities and obligations. If the Asset Sale Proposal, the Plan of Liquidation Proposal and the Liquidating Trust Agreement Proposal are approved and the Asset Sale is consummated, we will transfer to the Liquidating Trust the Remaining Asset and Remaining Liabilities and the trustee of the Liquidating Trust may make distributions to our stockholders in the future as beneficiaries of the trust.

In giving consideration for approval of this Proposal No. 3, we urge our stockholders to read the discussion of Proposals No. 1 and No. 2 set forth above together with the discussion of this Proposal No. 3.

A copy of the Liquidating Trust Agreement is attached to this Proxy Statement as Annex C. Stockholders are urged to carefully review the Liquidating Trust Agreement in its entirety.

Background and Reasons for the Proposed Liquidation and Dissolution and Establishment of the Liquidating Trust

For a discussion of the background and the reasons for the proposed liquidation and dissolution, establishment of the Liquidating Trust and transfer of our Remaining Assets and Remaining Liabilities to the Liquidating Trust, please see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution ─ Background and Reasons for the Proposed Liquidation and Dissolution” above.

Transfer to the Liquidating Trust; Nature; Amount; Timing

The Cash Purchase Price and net cash proceeds, if any, of our remaining assets, together with any other cash held by us, will not be distributed to our stockholders, as we expect that after deduction for expenses and a Contingency Reserve (as defined below), our liabilities will exceed our assets. However, we intend to transfer to the Liquidating Trust, after deduction of expenses, our share of the rights to any Royalty Payments and the Option and any other rights and assets remaining after the Asset Sale (the “Remaining Assets”) and not used to satisfy our liabilities and obligations, if any, together with all of our then remaining liabilities and obligations not satisfied prior our liquidation (the “Remaining Liabilities”). We intend that any distributions to our stockholders by the Trustee of the Liquidating Trust (as defined below) will be in the form of cash. Nevertheless, no distributions will be made until such time as we have determined the amount of the Contingency Reserve, which is not expected to occur until after the closing of the Asset Sale, and until the Trustee has determined the monetary value of the Royalty Payments, the Option and other Remaining Assets, if any, and the Trustee has been able to monetize such payment rights and assets.

The proportionate interests of all of our stockholders in the Royalty Payments, our rights to the Option and other Remaining Assets, if any, to be transferred to the Liquidating Trust, will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after such date, any distributions made by the Liquidating Trust will be made solely to stockholders of record on the Final Record Date. The actual nature, amount and timing of all distributions will be determined by the Trustee, in his sole discretion, and will depend upon the Trustee’s ability to convert the Royalty Payments, rights to the Option and other Remaining Assets, if any, into cash and pay and settle our Remaining Liabilities, as well as the expenses associated with the Liquidating Trust. However, there can be no assurances that even if the Asset Sale is consummated and the Plan of Liquidation and the Liquidating Trust Agreement are approved, there will be sufficient assets for the Trustee to make eventual distributions to our stockholders. Further, our Board of Directors has the right to abandon or amend the Plan of Liquidation to the extent permitted by the DGCL. If our Board of Directors determines that the abandonment or amendment of the Plan of Liquidation would be in the best interest of our stockholders and therefore abandons or amends the terms of the Plan of Liquidation, transfer and distribution of liquidation proceeds and other rights may be significantly delayed and may not occur as currently contemplated in the Plan of Liquidation. See below “─ Abandonment and Amendment.”

 If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved and the Asset Sale is consummated, our Board of Directors believes that we will not have sufficient assets to pay our current liabilities and obligations and to make cash distributions directly to our stockholders (not as a result of any distributions from the Liquidating Trust). We will attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations. The actual distribution amount(s) of any distribution(s) will be determined and the final distribution will be made by the Trustee in his sole discretion after the realization over-time of the cash value, if any, of the Royalty Payments and our rights to the Option, and settlement and satisfaction of all our liabilities and expenses.

Other factors that may affect the per share distribution amount to stockholders include the actual amount of expenses we incur for such things as legal and accounting fees related to the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement, operating expenses and other liabilities we incur that would reduce the per share distribution amount. Such factors could reduce the estimated distribution amounts and, in particular, could reduce the estimated distribution amount at the low recovery end of the range to zero.

NONE OF THE CASH PROCEEDS FROM THE ASSET SALE WILL BE DISTRIBUTED TO OUR STOCKHOLDERS IN LIGHT OF THE FACT THAT CURRENTLY OUR TOTAL LIABILITES AND OBLIGATIONS SIGNIFICANTLY EXCEED OUR TOTAL ASSETS. However, our Board of Directors believes that the approval of all three proposals, increases the possibility that we will be able to distribute some liquidation proceeds from the Liquidating Trust to our stockholders, including our share of any Royalty Payments and any value we may derive from our rights to the Option.

Terms of the Liquidating Trust

If the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement are approved by our stockholders and the Asset Sale is consummated, our Board of Directors intends to transfer our share of the right to any Royalty Payments, the Option and the other Remaining Assets, if any, together with all of the Remaining Liabilities, to the Liquidating Trust established for the benefit of our stockholders, which rights and assets would thereafter be sold or distributed on terms approved by the Trustee of such trust. The purpose of the Liquidating Trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders, to distribute or sell such property on terms satisfactory to the Trustee, and to distribute to our stockholders any net proceeds of such sale after paying any liabilities assumed by the Liquidating Trust. To the extent that a distribution from, or transfer to, the Liquidating Trust of any asset or property cannot be effected without the consent of a governmental authority, no such distribution or transfer will be effected without such consent. The Liquidating Trust will also assume all of our Remaining Liabilities and will be obligated to pay any expenses and Remaining Liabilities that remain unsatisfied. If the Contingency Reserve transferred to the Liquidating Trust is exhausted, such expenses and liabilities will be satisfied out of the Liquidating Trust’s other unsold assets.

The Liquidating Trust will be established pursuant to a Liquidating Trust Agreement, substantially in the form attached to this Proxy Statement as Annex C, to be entered into between us and Mr. McCrann, our Chairman and Chief Executive Officer, or an affiliate appointed by Mr. McCrann to act as trustee thereunder, as approved by our Board of Directors (the “Trustee”). Under a standard liquidating trust, property is transferred to one or more liquidating trustees, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the applicable liquidating trust agreement and immediately thereafter or when the Trustee deems appropriate to do so, interests in the liquidating trust are distributed to the trust’s beneficiaries. The Trustee, in his capacity as trustee, will assume all of our obligations and liabilities with respect to the assets transferred to the Liquidating Trust, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities relating to these transferred assets, and any such conveyances to the Trustee will be in trust for our stockholders. The transfer to the Liquidating Trust and distribution of interests therein to our stockholders, if any, will enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership of such property and the Royalty Payments and the Option whose fair value on the date of this Proxy Statement is uncertain. We anticipate that the interests would be evidenced only by the records of the Liquidating Trust, that there would be no certificates or other tangible evidence of such interests, and that no holder of our stock would be required to pay any cash or other consideration for the interests to be received in the distribution, if any, subject to the surrender of the stock certificates held by such stockholder. Such interests in the Liquidating Trust will not be transferable other than by will, intestate succession or operation of law.

Upon the determination by the Trustee that all of the Liquidating Trust’s liabilities have been satisfied, but in any event, not more than 3 years from the date of the transfer of the Remaining Assets to the Liquidating Trust, the Liquidating Trust will, to the fullest extent permitted by law, make a final distribution of any remaining assets to the holders of the beneficial interests of the trust. Notwithstanding the foregoing, the term of the Liquidating Trust may be extended past such three-year period only if the Liquidating Trust applies for and receives no-action relief from the staff of the SEC to the effect that it would not recommend enforcement action for the failure of the beneficial interests to be registered under the Securities Act or the Exchange Act or for the failure to file periodic reports under the Exchange Act as a result of the extension of the Liquidating Trust. The Trustee intends to sell any Remaining Assets, including our share of the Royalty Payments and our rights to the Option, prior to the expiration of the term of the Liquidating Trust and distribute the proceed, if any, to holders of beneficial interests of the Liquidating Trust.

The adoption of the Liquidating Trust Agreement by our stockholders constitutes full and complete stockholder approval of the appointment of the Trustee of the Liquidating Trust, the execution of Liquidating Trust Agreement and the transfer of our assets to the Liquidating Trust. As more fully discussed herein, subject to stockholder approval of the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement and the consummation of the Asset Sale, we intend to transfer our share of the Royalty Payments, our rights to the Option and the other Remaining Assets, if any, together with all of our Remaining Liabilities, to the Liquidating Trust. In addition, our Board of Directors believes the flexibility provided by the Plan of Liquidation with respect to the Liquidating Trust to be necessary, advisable, and appropriate.

Trading of Interests in the Liquidating Trust

Interests in the Liquidating Trust that may be distributed to our stockholders will not be transferable other than by will, intestate succession or operation of law.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically substantially burdensome. In order to curtail expenses, we have structured the liquidation and dissolution of the Company to have facts similar to those presented in a series of no-action letters issued to third parties not related to us allowing registrants whose securities are registered under Section 12(g) of the Exchange Act and who are otherwise not eligible to deregister under applicable rules of the Exchange Act, to deregister from their Section 13(a) reporting obligations. No third party is entitled to rely on such no-action positions taken by the staff of the SEC. However, in order to have facts similar to such no-action letters, we plan to establish the Liquidating Trust which will exist only for the limited purpose of effecting liquidation of all of our assets remaining after the Asset Sale and liabilities within the 3-year period from the date of the transfer of the Remaining Assets to the Liquidating Trust, subject to an extension if the Trustee believes that an extension is in the best interests of the beneficiaries of the Liquidating Trust and the Liquidating Trust has applied for and received no-action relief from the SEC relating to an extension of the term. In connection therewith, the terms of the Liquidating Trust will restrict the ability of the beneficiaries of the trust to transfer their interests in the Liquidating Trust. We anticipate that we would continue to file Current Reports on Form 8-K to disclose material events relating to our dissolution and liquidation and to distribute to holders of beneficial interests of the Liquidating Trust annual reports containing unaudited financial statements of the Liquidating Trust. While we would have preferred to obtain our own no-action position from the staff of the SEC, our lack of financial resources and the time typically involved in obtaining a no-action letter made obtaining such a letter impractical.

As our stockholders may be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to the Liquidating Trust which is treated as a grantor trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the Liquidating Trust interest holders, even though such holders will not readily be able to realize the value of such interests to pay such taxes or otherwise. See “Material U.S. Federal Income Tax Consequences of the Plan of Liquidation or the Receipt of Non-liquidating Distributions” below.

Nature, Amount and Timing of Liquidating Distributions

The amount of the Liquidating Trust’s distributions will depend on a number of factors, including, but not limited to, the value of the Royalty Payments received by us and any value that we may be able to realize from our rights to the Option, our liabilities existing on the date of the approval and adoption of the Plan of Liquidation (including severance payments), our operating expenses that accrue following approval and adoption of the Plan of Liquidation and the amount of any claims that may be asserted against us. The expenses of the Liquidating Trust will include professional fees and other expenses of liquidation and although we intend to work diligently to minimize such expenses, they may be significant.

Other factors that may affect the per share distribution amount to stockholders include the actual amount of expenses we incur for such things as legal and accounting fees related to the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement, operating expenses and other liabilities we incur that would reduce the per share distribution amount. Such factors could reduce the estimated distribution amounts and, in particular, could reduce the estimated distribution amount at the low recovery end of the range to zero.

The Establishment of the Liquidating Trust is Contingent Upon the Approval of the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement and the Consummation of the Asset Sale

In lieu of satisfying all of our liabilities and obligations prior to making any transfers to the Liquidating Trust and eventual distributions by the Trustee to our stockholders, we may instead reserve assets deemed by management and our Board of Directors to be adequate to provide for such liabilities and obligations.

Uncertainties as to the precise value of the Royalty Payments and our rights to the Option and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors' fees, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder approval of the Asset Sale, approval and adoption of the Plan of Liquidation, approval and establishment of the Liquidating Trust Agreement and the consummation of the Asset Sale. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders, if any, and, while a precise estimate of those expenses cannot currently be made, our management and Board of Directors estimates that available cash will be not adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and we will make every effort to maximize any distributions to be made to our stockholders. In addition, no assurances can be given that available cash and amounts received from the Asset Sale and the sale of our Remaining Assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received from the Asset Sale and the sale of our Remaining Assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may be required to reduce the distributions, if any, of cash to our stockholders or not make any distributions at all.

Estimated Distribution to Stockholders

For a discussion of the estimated distribution to our stockholders following the transfer of our Remaining Assets and Remaining Liabilities to the Liquidating Trust, please see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution ─ Estimated Distribution to Stockholders” above.

Conduct Following Adoption of the Plan of Liquidation and the Establishment of the Liquidating Trust

For a discussion of our conduct following the adoption of the Plan of Liquidation and the establishment of the Liquidating Trust Agreement, please see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution ─ Conduct Following Adoption of the Plan of Liquidation” above.

Trading of Our Common Stock

After we close our stock transfer books, the prices of our common stock will cease to be reported on the Pink Sheets Electronic OTC Market (the “Pink Sheets”). During the liquidation period, we would continue to be subject to certain public company obligations and public company reporting requirements under the federal securities laws. After the Final Record Date, we will make appropriate filings with the SEC to allow us to cease filing certain periodic and current reports and other information with the SEC.

Interests of Our Executive Officers and/or Directors in the Liquidating Trust

For information regarding severance, change of control and other payments that would be triggered by the Asset Sale and the interests of our executive officers and/or directors in the Plan of Liquidation and the Liquidating Trust, see “Proposal No. 1: Approval of the Asset Sale—Interests of Our Executive Officers and/or Directors in the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement.”

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares of our common stock in connection with the transactions contemplated by the Liquidating Trust Agreement or to any similar rights of dissenters under Delaware law.

Material U.S. Federal Income Tax Consequences

For a discussion of a general summary of the material U.S. Federal income tax consequences of the Plan of Liquidation and the Liquidating Trust Agreement or the receipt of non-liquidating distributions to us and our stockholders, please see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution ─ Material U.S. Federal Income Tax Consequences” above.

Votes Required for the Approval of the Liquidating Trust Agreement

The approval of the Liquidating Trust Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of Our Board of Directors

PRIOR TO THE MAILING OF THIS PROXY STATEMENT, OUR BOARD OF DIRECTORS: (1) DETERMINED THAT THE LIQUIDATING TRUST AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, ARE FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS, (2)  APPROVED IN ALL RESPECTS THE LIQUIDATING TRUST AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND (3) RECOMMENDED THAT OUR STOCKHOLDERS VOTE “ FOR ” THE APPROVAL OF THE LIQUIDATING TRUST AGREEMENT.

PROPOSAL NO. 4: APPROVAL OF ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING TO
SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF ANY OF PROPOSALS NO. 1, NO. 2 OR NO. 3

As described above, our Board of Directors has determined that Proposals No. 1, No. 2 or No. 3 are in the best interests of our stockholders and recommends that you vote “FOR” all of these proposals. Because approval of these proposals is a necessary step to completing the Asset Sale and the dissolution and liquidation of the Company, we may elect to adjourn the Special Meeting to solicit additional proxies in favor of any of these proposals if it appears at the time of the Special Meeting that an insufficient number of votes will be cast to approve any of these proposals.

Votes Required for the Approval to Adjourn the Special Meeting to Solicit Additional Proxies in Favor of the Approval of any of Proposals No. 1, No. 2 or No. 3

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL NO. 4 TO APPROVE ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF ANY OF PROPOSALS NO. 1, NO. 2 OR NO. 3, IF THERE ARE INSUFFICIENT VOTES FOR SUCH APPROVAL AT THE TIME OF THE SPECIAL MEETING.

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included in this Proxy Statement, before making a decision about voting on the proposals submitted for your consideration.

Risks Related to Proposals No. 1, No. 2 and No. 3

Our stockholders could approve the Asset Sale and the Plan of Liquidation, but not approve the Liquidating Trust Agreement, approve the Asset Sale but vote against the Plan of Liquidation, or disapprove of the Asset Sale but approve the Plan of Liquidation.

If either the Asset Sale or the Plan of Liquidation is not approved by our stockholders, we will not present Proposal No. 3 (Approval of the Liquidating Trust Agreement) to our stockholders. If our stockholders approve and we complete the Asset Sale, we will have minimal operations and assets with which to generate revenues and cash, and expect to retain only those employees required to wind down our business. We do not intend to invest in another operating business. If the Plan of Liquidation is not approved, we will proceed with the Asset Sale, pay all of our liabilities and obligations that are not assumed by FUSA to the extent we have available cash and assets to do so, and use some of the cash received from the Asset Sale to pay ongoing operating expenses. Our Board of Directors believes that if all three proposals are not approved, including the Plan of Liquidation Proposal, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy and that there will not be any funds or other assets available for distribution to our stockholders.

If our stockholders approve the Plan of Liquidation, but the Asset Sale is not approved or is not consummated, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and will move forward with our dissolution. If this occurs, our Board of Directors will be authorized to sell and liquidate our Assets, on such terms and to such parties as the Board of Directors determines in its sole discretion without requiring further stockholder approval. We do not have any agreement or understanding with any party with respect to the sale of any or all of our assets if the Asset Sale is not approved or if the Asset Sale is not consummated. After an extensive review of a range of strategic alternatives for the Company, including continuing the Company as an independent entity, exploring potential mergers and acquisitions transactions and any possible financing arrangements and exerting considerable efforts to maximize the value of our assets, the Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets and that the consummation of the Asset Sale and the liquidation of the Company pursuant to the Plan of Liquidation and the Liquidating Trust Agreement would maximize stockholder value by increasing the possibility that we will be able to distribute liquidation proceeds. Our Board of Directors believes that if all three proposals are not approved, including the Asset Sale Proposal, we will be forced to discontinue our operations and proceed with a liquidation in bankruptcy and that there will not be any funds or other assets available for distribution to our stockholders.

If the Asset Sale is not consummated and the Plan of Liquidation is not approved, whether due to lack of stockholder approval or other reasons, we will not present the Liquidating Trust Agreement Proposal for a vote of our stockholders at the Special Meeting and our Board of Directors believes that we will then be forced to discontinue operations and proceed with a liquidation in bankruptcy, such that there will not be any funds or other assets available for a distribution to our stockholders.

If the Asset Sale and the Plan of Liquidation are approved, but the Liquidating Trust Agreement Proposal is not approved, we will move forward with the consummation of the Asset Sale and will use the cash received from the Asset Sale and the Remaining Assets to pay off our liabilities and ongoing operating expenses, to the extent we have available cash and assets to do so.  Our Board of Directors believes that if all three proposals are not approved, including the Liquidating Trust Agreement Proposal, we will be forced to discontinue operations and proceed with a liquidation in bankruptcy and that there will not be any funds or other assets available for distribution to our stockholders.

IN ANY EVENT, NONE OF THE CASH PROCEEDS FROM THE ASSET SALE WILL BE DISTRIBUTED TO OUR STOCKHOLDERS IN LIGHT OF THE FACT THAT CURRENTLY OUR TOTAL LIABILITES AND OBLIGATIONS SIGNIFICANTLY EXCEED OUR TOTAL ASSETS. However, our Board of Directors believes that the approval of all three proposals, increases the possibility that we will be able to distribute some liquidation proceeds from the Liquidating Trust to our stockholders, including our share of any Royalty Payments and our rights to the Option.

Even if the Asset Sale is consummated, we cannot be certain of the amount, if any, of the distribution to our stockholders under the Plan of Liquidation.

Liquidation and dissolution may not create value to our stockholders or result in any remaining capital for distribution to our stockholders. However, these distributions are dependent upon the consummation of the Asset Sale, as well as proceeding with our anticipated Plan of Liquidation and establishment of the Liquidating Trust, and we cannot be certain of the precise amount available for distribution to our stockholders pursuant to the Plan of Liquidation and the Liquidating Trust. In addition, the amount available for distribution to our stockholders will primarily depend on how much proceeds we generate from the value of our share of the Royalty Payments and our rights to the Option. As of the date of this Proxy Statement, we are unable to determine the value of the Royalty Payments or the Option.

Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors’ fees, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred by us as we seek to close the Asset Sale and liquidate our Remaining Assets and provide for our liabilities in dissolution by transferring our Remaining Assets and all of our Remaining Liabilities to the Liquidating Trust. Satisfaction of these claims, liabilities and expenses from the Liquidating Trust will reduce the amount of assets available for ultimate distribution to our stockholders, if any. If available cash and amounts received on the sale of our assets are not adequate to provide for our obligations, liabilities, expenses and claims, the Trustee may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

NONE OF THE CASH PROCEEDS FROM THE ASSET SALE WILL BE DISTRIBUTED TO OUR STOCKHOLDERS IN LIGHT OF THE FACT THAT CURRENTLY OUR TOTAL LIABILITES AND OBLIGATIONS SIGNIFICANTLY EXCEED OUR TOTAL ASSETS. However, our Board of Directors believes that the approval of all three proposals, increases the possibility that we will be able to distribute some liquidation proceeds from the Liquidating Trust to our stockholders, including our share of any Royalty Payments and our rights to the Option.

Risks Related to the Asset Sale

Because of the closing conditions in the Asset Purchase Agreement and the possibility that FUSA may terminate the Asset Purchase Agreement in specific instances, we cannot be sure when, or even if, the Asset Sale will be completed.

The closing of the Asset Sale is subject to the satisfaction of a number of closing conditions, including, among others, the requirement that each of the Sellers obtain approval of the Asset Sale by their respective stockholder. In addition, FUSA may terminate the Asset Purchase Agreement if the closing of the Asset Sale does not occur prior to February 28, 2010. We cannot guarantee that we will be able to meet the closing conditions of the Asset Purchase Agreement. If we are unable to meet the closing conditions, FUSA will not be obligated to purchase the Assets. We also cannot be sure that other circumstances, for example, a Material Adverse Effect, will not arise that would allow FUSA to terminate the Asset Purchase Agreement prior to closing of the Asset Sale. If the Asset Sale is not approved or does not close, our Board of Directors will be forced to evaluate other alternatives, which are expected to be far less favorable to us and our stockholders than the Asset Sale.

Failure to complete the Asset Sale may seriously affect our liquidity and ability to continue as a going concern.

The Board of Directors approved the Asset Sale and the Plan of Liquidation in part because we believe that our cash flows and assets will be sufficient only over the next 30 days to cover our operating expenses. We will attempt, if possible, to further reduce our monthly cash burn rate and take certain other additional measures, including deferral of payments to certain parties, in order to provide an additional 30 days for us to hold the Special Meeting to give the opportunity to our stockholders to vote on the Asset Sale and the Plan of Liquidation.

If we do not complete the Asset Sale for whatever reason, our Board of Directors believes that we will be unable to obtain any form of financing to continue funding our operations. In the absence of the approval of the Asset Sale, we will not be able to meet our operating expenses and will be forced to terminate operations and/or seek protection under applicable United States bankruptcy laws, in either case, there will not be funds available for distribution to our stockholders.

We will incur significant costs in connection with the Asset Sale, whether or not it is completed.

We currently expect to incur approximately between $600,000 and up to $1,000,000 of costs related to the Asset Sale depending on our ability to negotiate with our service providers to reduce such expense amounts. These expenses include, but are not limited to, financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation and other related charges. We may also incur additional unanticipated expenses in connection with the Asset Sale. Approximately $150,000 of the costs related to the Asset Sale, such as legal fees, will be incurred regardless of whether the Asset Sale is completed. These payments will additionally decrease the remaining cash available for eventual distribution from the Liquidating Trust to our stockholders, if any, in connection with our dissolution and liquidation. If the Asset Sale is not consummated, we will be forced to cease our operations and/or resort to, bankruptcy protection and, in either case, there will not be funds available for distribution to our stockholders.

Our executive officers and/or directors have interests in the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement other than, or in addition to, their interests as our stockholders generally.

Certain of our executive officers have employment, change in control and other agreements that provide for severance payments full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated and/or certain other payments in the event we successfully consummate the Asset Sale.

Certain of our executive officers have employment, change in control and other agreements that provide for severance payments full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated and/or certain other payments in the event we successfully consummate the Asset Sale.

The consummation of the Asset Sale will constitute a change of control under these agreements and will trigger certain severance payments to our executive officers. The employment of each of these executive officers will be terminated by us either prior to or during the wind down of our activities. In either case, such terminations will be deemed terminations in connection with a change in control and/or require such other severance payments. The change of control, severance payments and/or certain other payments that will be due by the Company to our executive officers will be in the amount up to $1,924,300, if our executive officers are terminated as a result of the Asset Sale or if the Asset Sale is successfully consummated, assuming no excise tax gross-up payments are due. In particular, Kelly J. McCrann, our Chairman and Chief Executive Officer, Robert Weinstein, our Chief Financial Officer and Secretary, and Dr. Victor Gura, our Chief Medical and Scientific Officer, may be entitled to severance payments in the amount up to $325,000, $286,500 and $1,312,800, respectively, under their employment agreements. In addition, if the Asset Sale is consummated, Mr. McCrann will be entitled to a payment of $432,500 as a sale transaction success fee. Furthermore, in connection with certain restructuring efforts previously undertaken by us to reduce our operating expenses, Messrs. McCrann and Weinstein and Dr. Gura, may be entitled to receive deferred compensation in the amount of approximately $95,563, $83,531 and $82,050, respectively, our other employees may be entitled to receive deferred compensation, in the aggregate, of approximately $60,000, and a member of our Board of Directors may be entitled to receive deferred compensation in the amount of approximately $70,000. Additionally, as of February 15, 2010, we estimate that certain of our employees would be entitled to receive accrued vacation pay, in the aggregate, of approximately $150,000.

In addition, Mr. McCrann (or an entity affiliated with Mr. McCrann) will also serve as the Trustee of the Liquidating Trust and under the terms of the Liquidating Trust Agreement, substantially in the form attached to this Proxy Statement as Annex C, will receive the following compensation for his services as the Trustee: 10% of the aggregate Royalty Payments received by the Liquidating Trust up to $10 million and 5% of any Royalty Payments in excess thereof. Mr. McCrann will also be entitled to reimbursement of his expenses incurred as Trustee on behalf of the Liquidating Trust.

As of December 31, 2009, there were 1.16 million shares of common stock underlying unvested stock options held by our executive officers that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $3.25 per share. None of these stock options have an exercise price at or below $0.07, the last reported sale price of our common stock as quoted on the Pink Sheets Electronic OTC Market (the “Pink Sheets”) on the Record Date. Since we do not anticipate that any substantial amount of our share of the Cash Purchase Price will be available for distribution to our stockholders, we anticipate that none of these stock options will be exercised. In addition, as of the Record Date, our executive officers and/or directors also held 6,352,596 shares of common stock that will be entitled to the same per share liquidating distributions from the Liquidating Trust, if any, that will be made to the other shares of common stock outstanding. See “Proposal No. 1: Approval of the Asset Sale — Interests of Our Executive Officers and/or Directors in the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement.”

Additionally, on the Closing Date a joint venture to be formed by FUSA and Dr. Gura may enter into an employment agreement with Dr. Gura, pursuant to which Dr. Gura would assist FUSA in the further development of the Assets for a certain period after Closing Date, at a set salary to be determined by FUSA and Dr. Gura. In addition, Dr. Gura may receive an ownership stake in such joint venture. On the Closing Date, FUSA will not enter into any other employment or consulting arrangements with any of our executive officers or employees. Other than described herein, we do not know whether FUSA will enter into any employee or consulting arrangements thereafter with any of our executive officers or employees and FUSA has not notified us of any intention to do so to date.

Risks Related to the Plan of Liquidation and the Liquidating Trust Agreement

If we receive less from the Asset Sale than we expect or if we must pay more for our liabilities and operating expenses than we anticipate, the rights and/or assets we transfer to the Liquidating Trust and in turn, the Trustee may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

The amount of cash ultimately distributed to stockholders from the Liquidating Trust depends on the value of the consideration we obtain from the sale of our assets and the amount of our liabilities during the liquidation process. We have attempted to estimate such revenues, liabilities and costs. However, those estimates may be inaccurate. Factors that could impact our estimates include, but are not limited to, the following:

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If any of the estimates regarding our Plan of Liquidation, including the recovery of our estimated asset amounts (including, without limitation, our marketable securities), and the settlement of our outstanding obligations during the liquidation process, are inaccurate, the amount we transfer to the Liquidating Trust and that the Trustee may ultimate distribute to our stockholders may be reduced. For instance, if claims are asserted against us and are successful, the Trustee will have to pay these claims before making distributions, if any, to our stockholders from the Liquidating Trust;

•
We have made certain estimates regarding the cost of personnel required and other operating costs (including legal and consulting fees) necessary to liquidate and dissolve the Company, many of which could vary significantly and are dependent on the timing of closing of the Asset Sale and the sale of our other remaining assets. If the timing differs from our plans, then we may incur additional costs above our current estimates and may transfer fewer assets to the Liquidating Trust and reduce the cash that may be distributed by the Trustee to our stockholders, if any; and

•
We are required to obtain certain third party consents and approvals as a condition to closing the Asset Sale. Currently, we do not expect that the cost of these consents and approvals will be significant. However, if our expectation is incorrect, the amount we distribute to our common stockholders may be reduced.

If our stockholders do not approve our voluntary dissolution and liquidation and the Liquidating Trust Agreement, we will not have the resources to continue operations without seeking additional capital, which we believe would be very difficult to obtain, and our resources may diminish completely.

We have very limited cash resources and these resources continue to diminish. As of December 31, 2009, we had cash and cash equivalents and marketable securities of approximately $0.2 million, excluding restricted cash. We project to expend cash at a rate below $0.1 million per month for the remainder of the first quarter of the 2010 fiscal year based upon the recent restructuring effected by us going forward and until our cash resources run out.

We expect to continue to incur negative cash flows and net losses going forward, and absent an unforeseen source of additional capital, we expect that our cash resources will run out by approximately February 28, 2010. We will attempt, if possible, to further reduce our monthly cash burn rate and take certain other additional measures, including deferral of payments to certain parties, in order to provide an additional 30 days for us to hold the Special Meeting to give the opportunity to our stockholders to vote on the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement. Considering our recent financial performance, it is unlikely that we would be able to obtain additional equity or debt financing. Therefore, unless we are able to consummate the Asset Sale by approximately February 28, 2010, we would completely deplete our already significantly limited resources and will be forced to discontinue our operations and/or file for bankruptcy.

In addition, pursuant to the terms of the Partial Final Award, NQCI was awarded $1,871,430 in attorneys’ fees and costs consistent with the arbitrator’s order issued on August 13, 2008 related to the same. Of the portion of the Cash Purchase Price being paid to NQCI, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award. Furthermore, pursuant to the terms of the Stipulation, NQCI agreed not to attempt to execute on or file any motion, petition or application or commence any proceeding seeking the collection of such attorneys’ fees (the “Collection Action”), which was intended to allow the parties a sufficient period within which to execute the Asset Purchase Agreement. In addition, in accordance with the terms of the Memorandum and as a result of the execution of the Asset Purchase Agreement, NQCI agreed not to proceed with the Collection Action until April 1, 2010 (the “Extension Date”) and the Extension Date shall automatically be further extended for a period of 60 days for each amendment to this Proxy Statement that we will file with the SEC in response to comments made by the SEC.

If we are unable to otherwise comply with the deadlines and requirements summarized above, under the terms of the Stipulation, NQCI will have the right to execute on or file any motion, petition or application or commence any proceeding seeking the collection of the sum of $1,871,430 in attorneys’ fees and costs that have been awarded in NQCI’s favor under the terms of the Partial Final Award, which may impact our ability to consummate the Asset Sale, if such transaction remains available to us at that time, or any other transaction, and would have a material adverse effect on our business and results of operations and will cause us to cease our operations and/or file for bankruptcy.

Distributions to our stockholders could be delayed.

All or a portion of the distribution(s) from the Liquidating Trust to our stockholders could be delayed, depending on many factors, including if a creditor seeks an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our stockholders. As a result of these and other factors, the Trustee may need to hold back, for transfer to the Liquidating Trust at a later date, if at all, some or all of the estimated distributions that we expect to be made to our stockholders.

Your ability to buy or sell shares of our common stock will be impaired when our stock no longer is traded on the Pink Sheets. You may not buy or sell shares after the Plan of Liquidation is implemented when we close our stock transfer books.

Upon dissolution, our stock will no longer trade on the Pink Sheets. When our common stock ceases to trade on the Pink Sheets, your ability to obtain price quotations and buy and sell shares will be materially impaired. In addition, we will close our stock transfer books after the filing of the Certificate of Dissolution in Delaware, after which you will no longer be able to transfer shares.

Each stockholder may be liable to our creditors for an amount up to the amount distributed to such stockholder by us if our reserves for payments to creditors are inadequate.

Once we file the certificate of dissolution with the Secretary of State of Delaware, the legal effect will be to dissolve the Company. In the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors up to the amount distributed to such stockholder in the liquidation. In such event, a stockholder could be required to return up to all amounts received as distributions pursuant to the Plan of Liquidation and ultimately could receive nothing under the Plan of Liquidation. Moreover, even though a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount will not result in a recalculation of the gain or loss on the liquidation. Instead, a stockholder’s repayment will generally be deductible as a capital loss in the year in which the contingent liability is paid, and such capital loss cannot be carried back to offset any liquidation gain recognized earlier. See “Material U.S. Federal Income Tax Consequences of the Plan of Liquidation or the Receipt of Non-liquidating Distributions.” We cannot assure you that the contingency reserve that we will establish will be adequate to cover all expenses and liabilities.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the Final Record Date, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

We intend to discontinue recording transfers of our common stock at the close of business on the Final Record Date. Thereafter, certificates representing our common stock will be deemed cancelled and will not be assignable or transferable on the books of the transfer agent except by will, intestate succession or operation of law, and will no longer be traded in the open market. After the Final Record Date, we intend to make liquidation distributions pursuant to the Plan of Liquidation and deregister our common stock with the SEC thereby discontinuing our reporting obligations under the Exchange Act. The liquidation distributions under the Plan of Liquidation shall be in complete cancellation of all of the outstanding shares of our common stock. From and after the Final Record Date, and subject to applicable law, our common stock will be treated as no longer being outstanding and each holder of our common stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan of Liquidation. The proportionate interests of all of our stockholders will be fixed in our books on the basis of their respective stock holdings at the close of business on the Final Record Date. Further, after the Final Record Date, any transfers to the Liquidating Trust that we make for eventual distributions to the beneficiaries of the trust will be made solely to the stockholders of record at the close of business on the Final Record Date (except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law).

We may be required to continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically substantially burdensome. In order to curtail expenses, we intend to, after filing our certificate of dissolution, to rely on the positions taken by the staff of the SEC in a series of no-action letters issued to third parties not related to us allowing registrants whose securities are registered under Section 12(g) of the Exchange Act and who are otherwise not eligible to deregister under applicable rules of the Exchange Act, to deregister from their Section 13(a) reporting obligations. In order to be able to take advantage of such no-action positions taking by the staff of the SEC, we plan to establish the Liquidating Trust which will exist only for the limited purpose of effecting liquidation of all of our assets remaining after the Asset Sale and liabilities within the 3-year period from the date of the transfer of the Remaining Assets to the Liquidating Trust, subject to an extension if the Trustee believes that an extension is in the best interests of the beneficiaries of the Liquidating Trust and the Liquidating Trust has applied for and received no-action relief from the SEC relating to an extension of the term. In connection therewith, the terms of the Liquidating Trust will restrict the ability of the beneficiaries of the trust to transfer their interests in the Liquidating Trust. We anticipate that we would continue to file Current Reports on Form 8-K to disclose material events relating to our dissolution and liquidation and to distribute to holders of beneficial interests of the Liquidating Trust annual reports containing unaudited financial statements of the Liquidating Trust.

Risks Related to Our Continuing Business Operations

If our stockholders do not approve all three proposals, the Asset Sale, the Plan of Liquidation and the Liquidating Trust Agreement, and if we are unable to consummate the Asset Sale, our Board of Directors believes that we will be forced to discontinue operations and file for bankruptcy. Any such alternative we select will have anticipated and unanticipated negative consequences. If the Asset Sale is consummated, we will cease to be an operating entity, and in the event the Asset Sale is not consummated for whatever reason, we will be required to discontinue operations and consider a liquidation in bankruptcy. Therefore, as a result of us ceasing to be an operating or an existing entity, the risks related to our continuing business operations would likely no longer be applicable to us. However, for a discussion of such risks please see our Form 10-K and our Quarterly Reports.

Risks Related to Our Common Stock

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 under the Exchange Act which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for our investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent to investors disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price is volatile and accordingly, you could lose all or part of the value of your shares of our common stock.

Our common stock is traded on the Pink Sheets and trading volume is often limited and sporadic. As a result, the trading price of our common stock on Pink Sheets is not necessarily a reliable indicator of our fair market value. The market price of our common stock has historically been highly volatile and may continue to fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•	the number of shares available for sale in the market;

•	sales of our common stock by stockholders because our business profile does not fit their investment objectives;

•	actual or anticipated fluctuations in our operating results;

•	developments relating to our products and related proprietary rights;

•	actual or anticipated announcements of new data and announcements relating to our operating performance;

•	government regulations and changes thereto and regulatory investigations or determinations;

•	announcements of our competitors or their success in the biotechnology and healthcare equipment business, including those in the dialysis industry;

•	recruitment or departures of key personnel;

•	the gain or loss of significant customers;

•	the operating and stock price performance of other comparable companies;

•	developments and publicity regarding our industry; and

•	general economic and market conditions in our industry and the economy as a whole.

In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual performance, and could enhance the effect of any fluctuations that do relate to our operating results.

Over 41% of our stock is controlled by a single stockholder who has the ability to substantially influence the election of directors and the outcome of matters submitted to our stockholders.

As of Record Date, Consolidated National, LLC, a limited liability company, or “CNL”, of which Terren S. Peizer, a member of our Board of Directors, is the sole managing member and beneficial owner, directly owned approximately 6.23 million shares, representing approximately 41.4% of our outstanding common stock. As a result, CNL and Mr. Peizer presently have and are expected to continue to have the ability to determine the outcome of issues submitted to our stockholders. The interests of CNL or Mr. Peizer, acting in his capacity as a stockholder, may not always coincide with our interests or the interests of our other stockholders and they may act in a manner that advances their best interests and not necessarily those of our stockholders. The ownership position of CNL and Mr. Peizer may make it difficult for our stockholders to remove our management from office should they choose to do so. It could also deter unsolicited takeovers, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Sales of common stock by our large stockholders, or the perception that such sales may occur, could depress our stock price.

The market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our large stockholders. Most of our outstanding shares were registered on a Form S-4 registration statement in connection with our merger with pre-merger Xcorporeal, and are eligible for public resale. As of Record Date, approximately 41.4% of our outstanding common stock was held by our officers, directors and affiliates and may be sold pursuant to an effective registration statement or in accordance with Rule 144 promulgated under the Securities Act or pursuant to other exempt transactions. Future sales of our common stock by our significant stockholders, including NQCI if it acquires these shares, or the perception that such sales may occur, could depress the market price of our common stock.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares of stock or raise funds through the sale of equity securities.

In the event that we are required to issue any additional shares of stock or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all of our other stockholders. Further, any such issuance may result in a change in our control of our company.

We have never paid cash dividends and do not intend to do so.

We have never declared or paid cash dividends on our common stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our Board of Directors.

We became a publicly traded company through a merger with a public shell company, and we could be liable for unanticipated liabilities of our predecessor entity.

We became a publicly traded company through a merger between Xcorporeal, Inc. and CT Holdings Enterprises, Inc., a publicly traded “shell company” that had previously provided management expertise including consulting on operations, marketing and strategic planning and a single source of capital to early stage technology companies.  Although we believe the shell company had substantially no assets and liabilities as of the merger, we may be subject to claims related to the historical business of the shell, as well as costs and expenses related to the merger.

IMPORTANT INFORMATION CONCERNING US

Description of the Business

For a description of our business, see our Form 10-K delivered with this Proxy Statement as Annex E and our Form 10-Q for the fiscal quarter ended September 30, 2009 delivered with this Proxy Statement as Annex F (the “Form 10-Q”).  The Form 10-K and Form 10-Q do not include the exhibits originally filed with such reports.

Description of Property

For a description of our properties see the Form 10-K and Form 10-Q.

Legal Proceedings

For a description of our legal proceedings see the Form 10-K and Form 10-Q.

Financial Statements

Our financial statements are included in the Form 10-K and Form 10-Q.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management's discussion and analysis of financial condition and results of operations is included in the Form 10-K and Form 10-Q.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no changes in or disagreements with accountants on matters of accounting principles or practices or financial disclosures for the periods covered by the Form 10-K and Form 10-Q.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable to smaller reporting companies.

Selected Consolidated Financial Data

Not applicable to smaller reporting companies.

Market Information

Our common stock is traded on the Pink Sheets under the symbol “XCRP.PK”. From December 7, 2007 and until September 3, 2009, our common stock was trading on the NYSE Amex (formerly American Stock Exchange) under the symbol “XCR” and prior thereto, our common stock was quoted on the Over-The-Counter Bulletin Board under the symbol “XCPL”.  Immediately prior to our merger with the pre-merger Xcorporeal on October 12, 2007, a one-for-8.27 reverse split of our common stock was executed. Historical stock prices prior to October 12, 2007 have been adjusted for this reverse stock split.

Following is a list by fiscal quarters of the split-adjusted closing sales prices of our common stock. Such prices represent inter-dealer quotations, do not represent actual transactions, and do not include retail mark-ups, markdowns or commissions. Such prices were determined from information provided by a majority of the market makers for our common stock.

	High	Low
Fiscal Year Ending December 31, 2009
4th Quarter	$0.15	$0.04
3rd Quarter	0.25	0.11
2nd Quarter	0.38	0.16
1st Quarter	0.60	0.12

Fiscal Year Ended December 31, 2008
4th Quarter	$0.50	$0.16
3rd Quarter	1.44	0.50
2nd Quarter	4.21	1.00
1ST Quarter	4.94	2.34

Fiscal Year Ended December 31, 2007
4th Quarter	$14.06	$4.27
3rd Quarter	17.45	3.39
2nd Quarter	6.62	4.30
1ST Quarter	13.89	2.40

This table reflects the range of high and low bid prices for our common stock during the indicated periods. The quotations for our common stock since September 4, 2009 as published by the Pink Sheets merely reflect the prices at which transactions were proposed, and do not necessarily represent actual transactions. Prices do not include retail markup, markdown or commissions.

As of the Record Date, there were approximately 787 record holders and 3,720 beneficial owners of our common stock.

Dividend Policy

We did not pay any cash dividends in 2009, 2008 or 2007 and we do not intend to pay cash dividends in the foreseeable future.  It is our present intention to utilize all available funds to consummate the Asset Sale and transfer all of Remaining Asset and Remaining Liabilities to the Liquidating Trust. If we are successful in doing so, our corporate existence will cease on the date the we file the Certificate of Dissolution, except for certain liquidation and dissolution purposes as required under the DGCL.

BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the shares of common stock beneficially owned as of Record Date by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) our chief executive officer and the two most highly compensated executive officers other than the chief executive officer, who were serving as executive officers at the end of our last fiscal year (collectively, the “named executive officers”) and other executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of our Form 10-K, and (iv) all such directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership	Percent of Class
Terren S. Peizer (2)	common stock	6,652,596	42.7%
Jay A. Wolf (3)	common stock	60,000	*
Victor Gura (4)	common stock	375,000	2.4%
Kelly J. McCrann (5)	common stock	315,000	2.0%
Robert Weinstein (6)	common stock	170,000	1.1%
Hans-Dietrich Polaschegg	common stock	—	—
All current directors and named executive officers as a group (6 persons)	common stock	7,572,596	46.2%

*     Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address of all of the above named persons is c/o Xcorporeal, Inc., 80 Empire Drive, Lake Forest, CA 92630.
(2)
Includes 6,232,596 shares held of record by Consolidated National, LLC, of which Mr. Peizer is the sole managing member and beneficial owner. As of the Record Date, shares of our common stock underlying 420,000 stock options granted to Mr. Peizer’s were vested and exercisable within 60 days of the Record Date.

(3)	Represents shares of our common stock underlying stock options issued to Mr. Wolf’s which were vested and exercisable within 60 days of the Record Date.
(4)	Represents shares of our common stock underlying stock option granted to Dr. Gura which were vested and exercisable within 60 days of the Record Date.
(5)	Includes shares of our common stock underlying 215,000 stock options granted to Mr. McCrann which were vested and exercisable within 60 days of the Record Date.
(6)	Includes shares of our common stock underlying 150,000 stock options granted to Mr. Weinstein which were vested and exercisable within 60 days of the Record Date.

Unless otherwise indicated, we believe that all persons named in the above table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged.

STOCKHOLDER PROPOSALS

We do not intend to hold an annual meeting of stockholders if the Asset Sale is completed and we file our Certificate of Dissolution with the Secretary of State of the State of Delaware. If, however, we do hold an annual meeting of stockholders and the date of such meeting is changed by more than 30 days from our 2008 annual meeting, proposals intended to be presented at that meeting would be required to be received by us at our corporate headquarters, located at Xcorporeal, Inc., Investor Relations Department, 80 Empire Drive, Lake Forest, CA 92630 or (949) 600-4640, no later than the close of business on the 10th day following the day on which the date of the annual meeting was publicly announced. To be considered for presentation at our next annual meeting of stockholders, if held, but not for inclusion in our proxy statement and form of proxy for that meeting, under our Bylaws no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the annual meeting of stockholders or is otherwise brought before the annual meeting of stockholders by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered written notice to our corporate Secretary (containing certain information specified in our Bylaws about the stockholder and the proposed action) not later than 10 days following the day on which public announcement of the date of such meeting is first made by us. In addition, any stockholder who wishes to submit a nomination to our Board of Directors must deliver written notice of the nomination within this time period and comply with the information requirements in our bylaws relating to stockholder nominations. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

HOUSEHOLDING

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more of our stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own proxy, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single proxy, follow these instructions: if your shares are registered in your own name, please contact our transfer agent, Computershare Inc. or if a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

You should rely only on the information contained in this Proxy Statement. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement. The date of this Proxy Statement is January 25, 2010. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date. The mailing of this Proxy Statement will not create any implication to the contrary.
WHO CAN HELP ANSWER YOUR QUESTIONS

If you have additional questions about the asset sale, you should contact:

Xcorporeal, Inc.
80 Empire Drive, Lake Forest, CA 92630
Attention: Investor Relations Department
Phone Number: (949) 600-4640

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

IMPORTANT

Whether or not you plan to attend the Special Meeting, please vote as promptly as possible. If a quorum is not reached, we will have the added expense of re-issuing these proxy materials. If you attend the Special Meeting and so desire, you may withdraw your proxy and vote in person.

        Thank you for acting promptly.

By Order of the Board of Directors

/s/ Kelly McCrann
Chairman of the Board and Chief Executive Officer

Lake Forest, California
January 27, 2010

ANNEX A

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and executed this 14th day of December, 2009 by and among Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”), Xcorporeal Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Xcorporeal (“Operations”), National Quality Care, Inc., a Delaware corporation (“NQCI,” and together with Xcorporeal, Operations and NQCI, “Sellers”) and Fresenius USA, Inc., a Massachusetts corporation (“Purchaser”).

WITNESSETH:

WHEREAS, Sellers are development stage companies engaged in the development of technologies related to portable hemodialysis devices, continuous renal replacement therapy devices, wearable hemodialysis devices and wearable ultrafiltration devices, including, the development of the supersorbent renal technology, the “Business”);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Purchaser’s willingness to enter into this Agreement, each of the stockholders of the Sellers set forth on Exhibit A (the “Stockholders”) is entering into an agreement with Purchaser in the form attached hereto as Exhibit B (the “Voting Agreements”) to vote all of the shares of voting stock of the applicable Seller owned by such Stockholder according to the terms set forth in the Voting Agreements;

WHEREAS, on or about the Closing Date, Xcorporeal and Operations intend to transfer all or substantially all of their assets (other than the Purchased Asserts) and liabilities to a liquidating trust established for the benefit of Xcorporeal’s stockholders (the “Xcorporeal Trust”). In the event of such transfer, references herein to “Xcorporeal” shall thereafter be deemed to be references to the “Xcorporeal Trust”;

WHEREAS, in connection with the execution and delivery of the letter dated September 21, 2009, among the Sellers and Purchaser, Purchaser paid to Xcorporeal a non-refundable exclusivity fee in the amount of $200,000, which will be credited against the Purchase Price (as defined herein);

WHEREAS, Sellers desire to sell to Purchaser the Purchased Assets (as defined below) in consideration for the payment of the Purchase Price, in accordance with the terms hereinafter set forth; and

WHEREAS, Purchaser desires to acquire the Purchased Assets.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.	Purchase and Sale.

1.1.
Assets To Be Sold and Purchased. Subject to the terms and conditions of this Agreement, Sellers agree to sell, convey, assign and deliver to Purchaser, free and clear of all liens and encumbrances, and Purchaser agrees to purchase from Sellers at the Closing (as hereinafter defined), all of the right, title and interest that Sellers possess as of the Closing in and to Sellers’ assets set forth in this Section 1.1. (collectively, the “Purchased Assets”):

(a)
Intellectual Property. (i) The patents, trademarks, trade names, and other intellectual property, including domain names incorporating the same, in each case whether registered or not, and wherever such rights exist, together with the right to recover for any past infringement thereof (the “Business IP Rights”) listed on Schedule 1.1(a)(i), that comprise, are used, are held for use, or are intended for use by the Sellers in connection with or relating to the designs for portable hemodialysis devices (“PAK Technology”), (ii) the Business IP Rights listed on Schedule 1.1(a)(ii), that comprise, are used or are held for use by the Sellers in connection with or relating to the designs for continuous renal replacement therapy devices (“CRRT Technology”), (iii) the Business IP Rights listed on Schedule 1.1(a)(iii), that comprise, are used or are held for use by the Sellers in connection with or relating to the designs for wearable hemodialysis devices (“HD WAK Technology”), (iv) the Business IP Rights listed on Schedule 1.1(a)(iv), that comprise, are used or are held for use by the Sellers in connection with or relating to the designs for wearable ultrafiltration devices (“WUD Technology”), (v) the Business IP Rights listed on Schedule 1.1(a)(v) that comprise, are used or are held for use by the Sellers in connection with or relating to the designs for wearable continuous renal replacement therapy devices (“WAK CRRT Technology”), (vi) the Business IP Rights listed on Schedule 1.1(a)(vi) that comprise, are used or are held for use by the Sellers in connection with or relating to the development of the supersorbent technology (“Supersorbent Technology”), (vii) all other intellectual property used in connection with the Business, other than the domain names listed on Schedule 1.1(a)(vii), whether registered or not, the right to recover for any past infringement thereof, and the right to protection of interests therein, and (viii) all software used internally by Sellers, including external facing software (clauses (i) through (viii) being collectively called the “Business Intellectual Property”);

(b)
Tangible P&E. All furniture, fixtures, equipment, computers, computer hardware, computer peripheral equipment, tools, supplies and other tangible personal property owned by Sellers, including the tangible personal property listed on Schedule 1.1(b) (the “Tangible P&E”);

(c)	Personal Property Leases. The leases listed on Schedule 1.1(c), including all Sellers’ rights with respect to the underlying personal property (the “Personal Property Leases”);

(d)
Contracts. All contracts or agreements to which any Seller is a party or is bound listed on Schedule 1.1(d) (collectively, the “Business Contracts”) (said Business Contracts, together with the Personal Property Leases, being collectively called the “Purchased Contracts”);

(e)	Permits. All permits relating to the Business to the extent that such permits are transferable;

(f)
Books and Records. All business records, tangible data, documents, files, supplier lists, business and marketing plans, creative materials, advertising, promotional materials, price lists, blueprints, specifications, designs, drawings, plans, operation or maintenance manuals, bids, invoices, sales literature, key metrics, data costs reconciliation and all other books and records (“Books and Records”); and

(g)	Goodwill. All goodwill associated with the Business and the Business Intellectual Property.

1.2.	Limitations on Assignability.

(a)
Notwithstanding anything in this Agreement to the contrary, to the extent that any of the Purchased Assets are not assignable without the consent of a third party, neither this Agreement, nor any of the instruments or documents executed and delivered in connection herewith or contemplated hereby, shall constitute an assignment or assumption thereof, or attempted assignment or attempted assumption thereof, if such assignment or attempted assignment, or assumption or attempted assumption, would constitute a breach thereof.

(b)
If, prior to the Closing, Sellers have not or cannot obtain such consent or approval necessary for the assignment and assumption of any of the Purchased Contracts (each a “Nonassigned Asset”), Sellers and Purchaser agree to use commercially reasonable efforts to secure such assignment as soon as practicable. Unless and until such Nonassigned Assets are assigned by Sellers and assumed by Purchaser, such Nonassigned Assets shall not constitute Purchased Assets, nor shall any liabilities related thereto constitute Assumed Liabilities.

1.3.
Excluded Assets. All the assets of Sellers which are not specifically included as Purchased Assets hereunder shall remain the assets of Sellers and shall not be sold or conveyed hereunder (the “Excluded Assets”). Without limiting the generality of the foregoing, the Purchased Assets shall not include (a) cash, restricted cash, cash equivalents or accounts receivable of any Seller, (b) marketable securities held by any Seller, (c) the capital stock, membership interest or other equity interest of any Seller, (d) any Seller’s websites, including each such site’s content, look and feel, verbiage and images, (e) the domain names listed on Schedule 1.3(e), (f) all employment and consultant agreements of either Seller and (g) the other assets listed on Schedule 1.3(f).

1.4.
Assumed Liabilities. The “Assumed Liabilities” shall consist solely of the liabilities and obligations arising on or after Closing under each properly assigned and assumed Purchased Contract. The Assumed Liabilities shall not include any outstanding liabilities of Sellers related to Sellers’ performance (or lack thereof) under any such Purchased Contract prior to Closing. At the Closing and subject to the terms and conditions set forth herein, Purchaser and Sellers shall execute an “Assumption Agreement”, in the form and substance reasonably satisfactory to all of the parties, whereby Purchaser will solely and exclusively undertake, assume and agree to perform, pay, become liable for and discharge when due the Assumed Liabilities.

1.5.
Excluded Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume and shall have no responsibility for any liabilities of Sellers of any nature whatsoever, including, without limitation, those arising in connection with, or related to, the Purchased Assets. Sellers shall have no responsibility for any liabilities arising in connection with, or related to, the Purchased Assets after the Closing.

1.6.
No Expansion of Third Party Rights. The assumption by Purchaser of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against Purchaser, Sellers or any affiliate of any of them as compared to the rights and remedies which such third party would have had against the Sellers had Purchaser not assumed such obligations (other than the right to enforce any Assumed Liabilities directly against Purchaser as a result of the assumption of the Assumed Liabilities by Purchaser).

2.	Purchase Price and Allocation.

2.1.
Purchase Price. Subject to the terms and conditions of this Agreement, in consideration for the sale, conveyance, assignment and delivery of the Purchased Assets, Purchaser shall deliver to Sellers, to be divided among the Sellers as set forth on Schedule 2.1, payment by wire transfer to such bank account or bank accounts as shall be specified by Xcorporeal, in immediately available funds, the sum of $8,000,000 (the “Purchase Price”) to be paid as follows:

(a)	The exclusivity fee in the amount of $200,000 previously paid by Purchaser to Xcorporeal.

(b)	$3,800,000 on the date of closing (the “Closing Payment”).

(c)	$2,000,000 on April 1, 2010 (the “First Installment”).

(d)	$2,000,000 on April 1, 2011 (the “Second Installment,” and together with the First Installment, the “Installment Payments”).

(e)
Additional quarterly payments during the life of the patents included in the HD WAK Technology (the “HD WAK Patents”), payable not later than the forty-fifth (45h) day following the end of each of Purchaser’s fiscal quarters, in an amount equal to (A) two percent (2%) of the Net Revenues actually received by Purchaser from the sale of HD WAK devices in each country where such sales infringe valid and issued claims of the HD WAK Patents issued in such country (“HD WAK Devices”) plus (B) $0.75 per treatment for the attendant disposables that incorporate the HD WAK Technology (“Attendant Disposables,” and together with the HD WAK Devices, the “Acquired Technology Products”), not to exceed a maximum of $1.50 per patient per week in a country where such sales infringe valid and issues claims of the HD WAK Patents issued in such country, provided, however, that such payment for Attendant Disposables shall not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by Purchaser to any Seller or any of their affiliates (the “HD WAK Royalty”). For purposes of this Section 2.1(e), “Net Revenues” shall mean all gross revenues received by Purchaser from the sale of Acquired Technology Products or attendant disposables, as the case may be, less: (1) royalties or the like paid to third parties on the Acquired Technology Products or attendant disposables, as the case may be, in connection with intellectual property rights owned or controlled by such third parties that are necessary to commercialize such Acquired Technology Products or attendant disposables; (2) discounts, rebates and deductions actually granted to customers based on volumes and/or revenues commercialized, or any other deductions or the like allowed (whether in cash or trade) to wholesalers or distributors or to other customers for quantity purchases, prompt payments or other special conditions; (3) credits, write-offs, collection fees, allowances or refunds, not exceeding the original invoice amount, for claims, returns, collections or bad debts, and any other allowances made for returned or deficient goods or services; (4) transportation expenses, including any and all carriage or insurance charges, packaging, freight, and costs of delivery; (5) expenses and costs resulting from recalls or product liability claims other than those arising from the process of manufacturing the Acquired Technology Products by Purchaser or by third parties (other than Sellers or their affiliates) on its behalf; and (6) sales and use taxes and other fees or taxes imposed by any government or governmental agency, including, but not limited to any import, export or customs duties. Notwithstanding anything to the contrary contained herein, Purchaser may assign any or all of its obligations with respect to the Continuing Payments to any joint venture formed between Purchaser and/or some or all of the Sellers into which the HD WAK Technology is contributed or otherwise transferred.

(f)
Additional quarterly payments during the life of any patents included in the Supersorbent Technology (the “Supersorbent Patents”), payable not later than the forty-fifth (45h) day following the end of each of Purchaser’s fiscal quarters, in an amount equal to (A) the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less (B) any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to that certain Research Agreement and Option for License dated June 16, 2005 among NQCI, TRDF and Prof. Moris Eisen (the “Research Agreement”) or any subsequently executed license agreement between TRDF and Purchaser substantially reflecting the terms set forth in Appendix C to the Research Agreement, provided, however, that such payment for supersorbent cartridges shall not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by Purchaser to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments,” and together with the Installment Payments, the “Continuing Payments”).

2.2.
Allocation of Purchase Price. The parties hereto agree that the Closing Payment, and the Continuing Payments, shall be allocated among the Sellers and to the Purchased Assets as provided in Schedule 2.1 and Schedule 2.2 hereto. Neither Purchaser nor any Seller shall perform any act or permit any omission in any tax filing or otherwise which is inconsistent with the allocation set forth in Schedule 2.1 or Schedule 2.2.

2.3.
Record Keeping Regarding Royalty Payments. Purchaser shall keep complete and accurate records with respect to the amounts to be paid to Sellers as Royalty Payments hereunder. Purchaser shall provide Sellers with a statement of the calculation of the applicable amounts due hereunder, in connection with each payment. Upon reasonable prior written notice by Sellers, Purchaser shall provide Sellers’ independent third party accountants with reasonable access to Purchaser’s records necessary to determine amounts due hereunder, provided, however, that such accountants shall agree to a standard confidentiality agreement. Such examination may take place not more than once every twelve (12) months, unless an error is found in Sellers’ favor in excess of five percent (5%) of the applicable quarterly payment of the HD WAK Royalty or Supersorbent Royalty, in which case Sellers may make two (2) examinations within the subsequent twelve (12) months following discovery of the error. If an error is discovered as a result of any such examination, the party in whose favor the error was made shall within 30 days pay the amount in error. Any such examination shall be at the Sellers’ sole expense unless errors of accounting in Purchaser’s favor amounting to five percent (5%) or more of the total Royalty Payments paid to Sellers under this Agreement for the previous one year period are found in which event all reasonable and documented out-of pocket examination expenses actually incurred by Sellers shall be at Purchaser’s expense.

3.	Closing.

3.1.
Closing Time and Place. The closing of the sale and purchase of the Purchased Assets pursuant to this Agreement (the “Closing”) shall take place on such date and at such time and place as may be mutually agreed upon by the parties (the “Closing Date”).

3.2.	Deliveries by Seller. Sellers shall deliver to Purchaser at the Closing the following:

(a)	One or more executed Bills of Sale from each Seller in substantially the form of Exhibit C attached hereto, transferring the Purchased Assets owned by that Seller to Purchaser.

(b)	Any third party consents required to assign the Purchased Contracts, as noted on Schedule 3.2(b).

(c)
A copy, certified by the Secretary of each Seller, of resolutions of the Board of Directors of each Seller authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

(d)
Evidence of the approval of the stockholders of Xcorporeal and NQCI authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

(e)	One or more patent assignments in substantially the form attached hereto as Exhibit D, assigning all of Xcorporeal’s and NQCI’s issued patents and patent applications.

(f)	One or more trademark assignments in substantially the form of Exhibit E attached hereto.

(g)	The legal opinions required pursuant to Section 7.2(f) hereof.

(h)
Such other instruments of conveyance as Purchaser or its counsel may reasonably request in order to effect the sale, transfer, conveyance and assignment to Purchaser of valid ownership of the Purchased Assets.

3.3.	Deliveries by Purchaser. Purchaser shall deliver to Sellers at the Closing the following:

(a)	The Closing Payment, payable in cash, by wire transfer of immediately available funds, to the account or accounts and in the proportions designated in writing by Sellers.

(b)	An executed Assumption of Liabilities in the form of Exhibit F attached hereto.

(c)
A copy, certified by the Secretary of Purchaser, of resolutions of the Board of Directors of Purchaser and the Management Board of Fresenius Medical Care Management AG authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

3.4.	Joint Deliveries. The parties shall each deliver at the Closing, the following:

(a)	An executed PAK Technology, WUD Technology and HD WAK Technology assignment of license in the form of Exhibit G attached hereto (the “WAK/PAK Technology Assignment of License”).

(b)	An executed assignment of any and all rights of NQCI to the Supersorbent Technology in the form of Exhibit H hereto.

4.
Representations and Warranties of Sellers. As of the Closing, Xcorporeal, represents and warrants with respect to itself and Operations, and NQCI represents and warrants with respect to itself, to Purchaser as follows:

4.1.	Organization and Standing of Sellers. Each of Xcorporeal, Operations and NQCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2.
Authority. Subject to receipt of the Stockholder Approvals, each Seller has all requisite corporate or limited liability company, as applicable, power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. Except as set forth on Schedule 4.2 and subject to receipt of the Stockholder Approvals, the execution and delivery of this Agreement and the agreements contemplated hereby by each Seller and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Seller. Subject to receipt of the Stockholder Approvals, this Agreement and the agreements contemplated hereby have been duly executed and delivered by each Seller and (assuming the valid authorization, execution and delivery by Purchaser) constitute the valid and binding obligations of each Seller enforceable against such Seller in accordance with their respective terms.

4.3.
Notice. Except as set forth on Schedule 4.3 (the “Required Consents”), no Seller is required to give any notice to, make any filing with or obtain any authorization, consent or approval of any person or entity in order for the parties to consummate the transactions contemplated by this Agreement.

4.4.
Claims. Except as set forth on Schedule 4.4, there are no actions, suits, investigations, claims or demands of any kind pending or, to the knowledge of any Seller, threatened against any Seller (i) in relation to the Purchased Assets; (ii) which could materially or adversely affect the Purchased Assets; or (iii) which could prevent the consummation of the transactions contemplated hereby or cause such transactions to be rescinded. Except as set forth on Schedule 4.4, there are no outstanding injunctions, judgments, orders or decrees of any kind related to the Purchased Assets.

4.5.
No Violation. Except as set forth on Schedule 4.5(a), the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government or the certificate of incorporation or bylaws or certificate of organization or operating agreement of any Seller. Except as set forth on Schedule 4.5(a), no authorization, consent or approval or any order of any governmental or public authority or agency is required for the execution by any Seller of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby by any Seller.

4.6.	Purchased Assets. Except as set forth on Schedule 4.6, Sellers have the right to transfer the Purchased Assets free and clear of all liens and encumbrances.

4.7.
Compliance with Laws. Except as set forth on Schedule 4.7, the Business is being, and during the thirty-six (36) month period prior to the Closing has been conducted and operated in compliance in all material respects with all domestic or foreign, federal, state or local statute, law, regulation, constitution, code, edict, proclamation, treaty, ruling, pronouncement, decision, opinion, interpretation, ordinance, rule, regulation, order, writ, injunction, directive, judgment, permit, license, decree or other requirement (“Applicable Law”) issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any applicable foreign, domestic, federal, territorial, state or local governmental authority, tribal authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing (“Governmental Authority”). During the twenty-four (24) month period prior to the Closing, no Seller has received written notification from any Governmental Authority asserting that the conduct of the Business is not in compliance with any Applicable Law. Sellers have all permits necessary for the conduct and operation of the Business as currently conducted, such permits are in full force and effect, to the knowledge of the Sellers no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the knowledge of any Seller, threatened to revoke or limit any such permit. Schedule 4.7 contains a true and complete list of all such permits under which any Seller is operating or bound, and Sellers have furnished to Purchaser true and complete copies thereof.

4.8.
Reports and Financial Statements. Except as set forth on Schedule 4.8, each of Xcorporeal and NQCI has timely (including any applicable extensions) filed all reports required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006 (collectively, the “Company SEC Reports”), and has previously made available to Purchaser true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Xcorporeal included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Xcorporeal as at the dates thereof and the consolidated results of operations and cash flows of Xcorporeal for the periods then ended. Since December 31, 2008, there has been no change in any of the significant accounting (including tax accounting) policies or procedures of Xcorporeal or Operations.

4.9.
Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports filed as of the date of this Agreement and except as set forth on Schedule 4.9, since December 31, 2008, (i) Xcorporeal, Operations and NQCI have each conducted its respective businesses and operations in the ordinary course of Business and consistent with past practices and has not taken any actions that, if it had been in effect, (ii) there has not been any fact, event, circumstance or change affecting or relating to Xcorporeal, Operations which, individually or, in the aggregate, has had a material adverse effect on the financial condition or results of operations of Xcorporeal and Operations, taken as a whole and (iii) there has not been any fact, event, circumstance or change affecting or relating to NQCI which, individually or in the aggregate, has had a material adverse effect on the financial condition or results of operations of NQCI (in the case of either (ii) or (iii) a “Material Adverse Effect”).

4.10.
Litigation. Except for litigation disclosed in the notes to the financial statements included in Xcorporeal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, or in the Company SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of any Seller, threatened against any Seller or with respect to which any Seller could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto; nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against any Seller.

4.11.
Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Xcorporeal’s consolidated financial statements (or reflected in the notes thereto) included in the Company SEC Reports or in NQCI’s statement of liabilities as of October 31, 2009, as set forth on Schedule 4.11, or which were incurred after October 31, 2009, in the ordinary course of business and consistent with past practice, none of the Sellers has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Material Adverse Effect.

4.12.	Payment of Taxes.

(a)
Each Seller has timely filed all federal, state and local tax returns that it was required to file. All such tax returns are correct and complete in all material respects. All taxes owed by any Seller (whether or not shown on any tax return) have been timely paid, except for those being contested in good faith. No Seller is currently the beneficiary of any extension of time within which to file any tax return. No Seller has received any notice or inquiry from any jurisdiction where such Seller has not filed tax returns to the effect that such filings may be required or that such Seller and/or any of such Seller’s properties or assets may otherwise be subject to taxation by such jurisdiction. There are no liens or other encumbrances on any of the assets of any Seller that arose in connection with any failure (or alleged failure) to pay any tax. No Seller has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. No Seller is a party to or bound by any tax allocation or sharing contract. No Seller has any liability or potential liability for the taxes of any other person or entity as a transferee or successor, by contract, or otherwise.

(b)
Each Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)
No domestic or foreign, federal, state, or local tax audits or administrative or judicial tax proceedings are pending or, to any Seller’s knowledge, threatened with respect to any Seller. No Seller has received from any domestic or foreign, federal, state, or local Governmental Authority (including jurisdictions where such Seller has not filed tax returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against such Seller.

4.13.	Real Property.

(a)
No Seller owns any real property. Schedule 4.13(a) lists as of the date hereof (i) all written leases, subleases, licenses, rental or occupancy agreements and other agreements (including all amendments) to lease, sublease, license or otherwise occupy or permit occupancy of, and describes all oral leases, subleases, licenses, rental or occupancy agreements pursuant to which any Seller leases, subleases, licenses, or otherwise rents or occupies or has agreed to lease, sublease, license or otherwise occupies or permit occupancy of, any real property, including all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property (each, a “Real Property Lease” and collectively, the “Leased Real Property”), (ii) a schedule of Leased Real Property by street address and (iii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.

(b)
The applicable Seller is the owner and holder of all interests and leasehold estates purported to be granted by each Real Property Lease, each Real Property Lease is valid, subsisting, in full force and effect, binding upon and enforceable against such Seller and the other parties thereto in accordance with its terms; and the interests and/or leasehold estate created by each Real Property Lease is free and clear of all liens or encumbrances except means (i) mechanics’, carriers’, workers’ warehouseman’s, materialman’s, repairman’s, landlords’, or other liens arising or incurred in the ordinary course of the Business with respect to charges not yet due and payable, (ii) security interests of equipment lessors to evidence title retention; (iii) statutory liens for current taxes or assessments not yet due or payable (collectively, “Permitted Liens”). No Seller has delivered or received written notice of any alleged default by any party to a Real Property Lease and no Seller is in breach of or default under any of the Real Property Leases, nor to any Seller’s knowledge is any other party to any Real Property Lease in breach of or default under such Real Property Lease, nor does any condition exist that, with or without notice, lapse of time or the happening or occurrence of any other event, could result in a breach of or constitute a default under any Real Property Lease. No proceeding is pending or, to Seller’s knowledge, threatened for the taking or condemnation of all or any portion of the property demised under any Real Property Lease. There is no brokerage commission or finder’s fee due from any Seller and unpaid with regard to any of the Real Property Leases, or which will become due at any time in the future with regard to any Real Property Lease. Sellers have furnished to Purchaser prior to the execution and delivery of this Agreement true and complete copies of all Real Property Leases. There are no subleases or rights of occupancy with respect to the Leased Real Property.

4.14.
Assets. Each Seller has good, valid and marketable title to all of their respective properties and assets (whether real, personal, or mixed and whether tangible or intangible) included in the Purchased Assets, free and clear of all liens or encumbrances other than Permitted Liens, and, subject to Stockholder Approvals, the Sellers have the full right, power and authority to sell, transfer, assign, convey and deliver all of the Purchased Assets to Purchaser. The applicable Seller has a valid and enforceable right to use all tangible items of personal property leased by or licensed to it, free and clear of all liens or encumbrances other than Permitted Liens. Subject to reasonable wear and tear, all of Sellers’ properties and assets have been maintained in accordance with good business practice and industry standards, are in good operating condition and repair, are free from material defects (patent and latent), and are suitable for the purposes for which they are used and intended to be used. Schedule 4.14 contains an accurate and complete list of each item of Tangible P&E having a fair market value on Sellers’ books and records of at least $10,000 as of the Closing Date.

4.15.
Extent of Assets. The Purchased Assets include, without limitation, all of the real (immovable) and personal (movable) property, intangible (incorporeal) property, rights and other assets of every kind and nature whatsoever owned, leased or used by any Seller for the conduct of the Business as currently conducted and as conducted during the past twelve (12) months, excluding the Excluded Assets. The Purchased Assets, excluding the Excluded Assets and the rights and technology underlying the WAK/PAK Technology Assignment of License, constitute all the assets necessary or desirable to conduct the Business in the manner presently conducted by Sellers.

4.16.
Personal Property Leases. Schedule 4.16 is an accurate and complete list of each Personal Property Lease involving the payment by Sellers of lease payments that in the aggregate exceed $10,000 per calendar year. Sellers have provided Purchaser with correct and complete copies of all Personal Property Leases listed on Schedule 4.16. Each Personal Property Lease is valid and binding upon the applicable Seller and, to the knowledge of Sellers, enforceable against the other parties thereto in accordance with its terms. No Seller is in breach of or default under any Personal Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default by any Seller, or permit the termination, modification or acceleration of any obligation of such Seller under such Personal Property Lease. To the knowledge of Sellers, no other party to any Personal Property Lease is in breach thereof or default thereunder.

4.17.	Intellectual Property.

(a)
Schedule 4.17(a) sets forth a true, complete and accurate list of all Business Intellectual Property that is owned by any Seller and used in or related to the Business and identifies which Seller is the owner thereof. Except for any intellectual property of third parties from which any Seller has licensed rights pursuant to the agreements listed in Schedule 4.17(b) which identifies which Seller is the licensee thereof, Sellers exclusively own and possess all right, title and interest in and to the Business Intellectual Property free and clear of all security interests, liens, or encumbrances. No Business Intellectual Property used in or related to the Business is involved in any interference, reissue, re-examination or opposition proceeding. Except for rights acquired pursuant to the agreements listed in Schedule 4.17(b), the Excluded Assets, the Business Intellectual Property listed on Schedule 4.17(a) constitutes all of the Business Intellectual Property necessary to conduct the Business as currently being conducted, as previously conducted, and as currently proposed to be conducted.

(b)
Schedule 4.17(b) sets forth a true, complete and accurate list of all agreements pursuant to which any Business Intellectual Property is licensed to any Seller and identifies to which Seller it is so licensed. With respect to Business Intellectual Property that is licensed to any Seller and used or related to the Business, such Seller has a valid and enforceable right or license to use such Business Intellectual Property, such right or license is transferable to Purchaser without the consent of or termination right of any third party, and such right or license is being transferred under this Agreement. No Seller is in breach of any agreement pursuant to which any Business Intellectual Property is licensed to any Seller.

(c)
Schedule 4.17(c) sets forth a true, complete and accurate list of all agreements pursuant to which any Business Intellectual Property is licensed to any third party from any Seller and identifies which Seller is the licensor thereof. Except as set forth in Schedule 4.17(c), no licenses, covenants not to sue, or other rights of use have been granted to third parties with respect to any of the Business Intellectual Property, and no Seller is under no obligation to grant any of the foregoing.

(d)
The Business Intellectual Property is valid, fully subsisting, and enforceable. The applicable Seller has maintained all of the Business Intellectual Property and has paid all registration and maintenance fees to the extent necessary to validly maintain all registrations with any regulatory authorities with respect to the Business Intellectual Property. Except as set forth in Schedule 4.17(d), no fees or actions that fall due within 90 days following the Closing Date are required to maintain or otherwise avoid the abandonment of any rights included in the Business Intellectual Property. To the knowledge of Sellers, no rights in or to any Business Intellectual Property owned by or licensed to any Seller and used in connection with the Business are infringed, misappropriated or otherwise violated by any third party.

(e)
The conduct of the Business as presently, previously, and presently proposed to be conducted does not infringe the intellectual property rights of any third party. None of the Business Intellectual Property is subject to any outstanding judgment, injunction, order or decree issued against any Seller which restricts the use thereof by it and there are no pending, or to the knowledge of Sellers, threatened claims against any Seller or the Business alleging that the operation of the Business infringes or violates (or in the past infringed or violated) the rights of any third party or constitutes a misappropriation of (or in the past constituted a misappropriation of) and Business Intellectual Property right of any third party.

(f)
Except as set forth on Schedule 4.17(f), all personnel of the Business, including employees, agents, consultants, and contractors who have contributed to or participated in the conception, creation, and/or development of the Business Intellectual Property on behalf of any Seller have executed nondisclosure agreements and have executed appropriate instruments of assignment in favor of the applicable Seller giving such Seller exclusive ownership of all tangible and intangible Business Intellectual Property thereby arising. Each Seller has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all know-how and trade secrets used in the Business.

(g)
Each Seller has obtained and possesses valid licenses from third parties to use all of the third party software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its respective employees for their use. Schedule 4.17(g) lists all software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model (including the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License and the Apache License) (“Open Source Materials”) which is used by the Company, and describes the manner in which such Open Source Materials are or were used. Sellers’ use of Open Source Materials included within the Company’s products will not require, as a condition of use, modification or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge.

4.18.
Permits. The applicable Seller possesses the permits set forth on Schedule 4.18. The permits set forth on Schedule 4.18 include all of the permits necessary for such Seller to own the respective Purchased Assets and operate the Business as conducted as of the Closing. The Business is operated in compliance in all material respects with, all permits. All of the permits listed on Schedule 4.18 are in full force and effect, and no Seller has received, during the past three (3) years, any written notice to the contrary except as set forth on Schedule 4.18.

4.19.	Contracts.

(a)
Set forth on Schedule 4.19(a) is an accurate and complete list of all Material Contracts. Sellers have delivered or made available to Purchaser a complete copy of each Material Contract included in the Purchased Contracts and all amendments thereto. The term “Material Contract” means each of the following contracts included in the Purchased Contracts relating to the Business:

(i)
Any contract (or group of related contracts) for the purchase or sale of commodities, supplies, products or other personal property, or for the furnishing or receipt of services that involves expenditures or receipts of the Business in excess of $25,000 annually and which cannot be terminated on thirty (30) or less days notice without penalty;

(ii)	Any contract not made in the ordinary course of the Business;

(iii)	Any distribution, franchise, license, sales or commission contract related to the Business;

(iv)
Any contract that includes any most favored terms, pricing, or similar provisions or that contains covenants that in any way purport to restrict the business activity of the Business (or any part thereof), limit the freedom of any Seller or the Business (or any part thereof) to engage in any line of business or to compete with any person, or limit the right of any Seller to assert claims in litigation, including, but not limited to, claims of infringement of intellectual property rights;

(v)	Any contract (or group of related contracts) involving annual revenues of more than $25,000 under which any Seller has granted price protection provisions;

(vi)	Any contract with an indemnity obligation;

(vii)	Any purchase, supply or other contract imposing on any Seller confidentiality covenants;

(viii)	Any purchase, supply or other contract, other than service contracts, imposing on any Seller nonsolicitation covenants;

(ix)
Any purchase, supply or other contract (or group of related contracts) which provides for warranties or return of product, rebates, sharing of fees, grant of discounts or similar arrangements involving annual sales by any Seller in excess of $25,000 or which provides a grant of exclusivity by any Seller to another contracting party;

(x)	Any contract (or group of related contracts) which provides for consignment or similar arrangement of tangible assets having a fair market value in excess of $25,000;

(xi)	Any collective bargaining agreement;

(xii)
Any contract for the employment of any individual on a full-time, part-time or other basis or providing severance benefits or any consulting agreement providing annual compensation in excess of $25,000;

(xiii)	Any contract under which it has advanced or loaned any amount to any of the employees of the Business;

(xiv)	Any contract that is a joint venture agreement;

(xv)	Any contract establishing any technology escrow or granting any party manufacturing rights; and

(xvi)	Any contract that is an amendment, supplement or modification (whether oral or written) in respect of any of the foregoing.

(b)
Except as set forth on Schedule 4.19(b), with respect to each of the Purchased Contracts, (i) such Purchased Contract is valid and binding upon the applicable Seller and enforceable against the other parties thereto in accordance with its terms, (ii) the applicable Seller is not in breach of or default under such Purchased Contract and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default, or permit the termination, modification or acceleration of any obligation under such Purchased Contract, and (iii) to the knowledge of Sellers, no other party to any Purchased Contract is in breach thereof or default thereunder.

4.20.
No Other Agreement.  No Seller nor any of their affiliates or representatives has any commitment or legal obligation, absolute or contingent, to any other person other than Purchaser, to sell, assign, transfer or effect a sale or other disposition of any of the Purchased Assets or the Business.

4.21.	Employee Benefit Plans and Contracts.

(a)
No liability under Title IV of ERISA has been incurred by any Seller or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to any Seller or any trade or business, whether or not incorporated, that together with any Seller would be deemed a “single employer” under Section 414 of the Code (an “ERISA Affiliate”) of incurring a liability under such Title.

(b)
To Sellers’ knowledge, neither any Seller nor any ERISA Affiliate, nor any Plan and neither any Seller nor any ERISA Affiliate has any continuing liability thereunder, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any Seller, any of the Plans, any such trust, or any trustee or administrator thereof, could, directly or indirectly, be subject to a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA, a tax imposed pursuant to Section 4975, 4976, 4980B, 4980D, 4980E, or 4980F of the Code, or any other material liability. For purposes of this Section 4.21 the “Plan” shall mean any bonus, deferred compensation, incentive compensation, equity incentive, severance pay, medical, life or other health and welfare benefit, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by any Seller or any ERISA Affiliate for the benefit of any employee, independent contractor, or consultant or former employee, independent contractor, or consultant of any Seller, whether formal or informal unless such plan, program, agreement or arrangement has been terminated.

(c)
None of the Plans is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, a “multiple employer welfare arrangement,” as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

(d)
Neither any Seller nor any ERISA Affiliate has ever sponsored, maintained or contributed to a pension plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

(e)
Each of the Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination (or IRS opinion letter) from the IRS in respect of each such Plan.  To the knowledge of Sellers, each of the Plans that is intended to satisfy the requirements of section 125 or 501(c)(9) of the Code satisfies such requirements.  To the Knowledge of Sellers, each of the Plans has been operated and administered in accordance with its terms and Applicable Laws, including but not limited to ERISA and the Code.

4.22.	Employees; Labor Relations.

(a)
Schedule 4.22(a) contains a true and complete list of all current directors and officers of each Seller and all current employees, independent contractors and consultants of each Seller, along with the current position and current salary and bonus for each such person.  No Seller is delinquent in payments to any of its directors, officers, employees, independent contractors or consultants for any wages, salaries, commissions, bonuses or other compensation for any services performed by them or material amounts required to be reimbursed to such directors, officers, employees, independent contractors or consultants.  To Sellers’ knowledge, no director, officer or employee of any Seller is in violation of any term of any material employment contract, independent contractor agreement for services, patent disclosure agreement, confidentiality and invention assignment agreement or any other contract relating to the relationship of such director, officer, employee with any Seller or any other party because of the nature of the business conducted or currently proposed to be conducted by Sellers.  Each employee of the Sellers, each consultant to Sellers who in the ordinary performance of such consultant’s duties on behalf of such Seller has access to confidential information respecting Sellers’ Business Intellectual Property, and each officer of each Seller has executed a customary confidentiality and assignment of inventions agreement, and copies of all such agreements have been provided to Purchaser.

(b)	No Seller is bound by any collective bargaining, labor, or similar agreements, including material local or side agreements.

(c)	Each Seller is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act or any state-law equivalent (collectively, “WARN”) and has no liabilities pursuant to WARN.

4.23.
Regulatory Compliance.  Sellers have delivered true and correct copies of the registrations, pre-market notifications, pre-market applications, pre-market approvals, and investigational device exemption applications (and any amendments or supplements thereto) related to the Business and has delivered copies of all material written communications between any Seller and the United States Food and Drug Administration (“FDA”) or any other applicable Governmental Authority regulating medical products and any existing written summaries of material discussions between such parties that describe matters that are material to assessing compliance of the Business.  The operation of the Business is in compliance in all material respects with all FDA and other comparable state and local Applicable Laws applicable to the Business, including FDA and comparable state and local rules and regulations relating to clinical studies or investigations, Good Practices, advertising and promotion, pre- and post-marketing adverse device experience and adverse device experience reporting, and all other pre- and post-marketing reporting requirements, as applicable.

4.24.
Hazardous Substances.  Each Seller is in compliance in all material respects with all Applicable Laws governing or related to environmental matters.  There are no claims pending or, to the knowledge of Sellers, threatened against any Seller or the Leased Real Property relating to any Applicable Laws governing or related to environmental matters.  Sellers have no actual or alleged liability, whether fixed or contingent, under any Environmental Law.

4.25.
Brokers.  Except for William Blair & Company, no broker, investment banker or other person or entity engaged by Seller is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

4.26.	Votes Required.

(a)
Xcorporeal.  The affirmative vote of the holders of a majority of the outstanding shares of Xcorporeal’s common stock (the “Xcorporeal Stockholder Approval”) is the only vote of the holders of any class or series of Xcorporeal’s capital stock necessary to approve the transactions contemplated by this Agreement.

(b)
NQCI.  The affirmative vote of the holders of a majority of the outstanding shares of NQCI’s common stock (the “NQCI Stockholder Approval,” and together with the Xcorporeal Stockholder Approval, the “Stockholder Approvals”) is the only vote of the holders of any class or series of NQCI’s capital stock necessary to approve the transactions contemplated by this Agreement.

4.27.
Sufficiency of Purchase Price.  Sellers have marketed the assets being sold and otherwise considered their value and have determined that the consideration being received by each Seller from Purchaser herein constitutes fair consideration and reasonably equivalent value for the assets being conveyed.  This transaction was negotiated at arms length between unrelated parties with each side represented by independent counsel.  The proceeds to be received by each Seller from the Purchase Price are sufficient to satisfy in full all of the liabilities of such Seller.

4.28.
Disclosure.  No representation or warranty made by Sellers in this Agreement and no statement contained in any document or other writing furnished or to be furnished to Purchaser or its representatives pursuant to the provisions hereof contains any untrue statement of fact or omits to state any fact necessary in order to make the statements made herein or therein not misleading.

5.	Representations and Warranties of Purchaser. As of the Closing, Purchaser represents and warrants to Sellers as follows:

5.1.	Organization and Standing of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Massachusetts.

5.2.
Authority.  Purchaser has all requisite corporate power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the agreements contemplated hereby by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by Purchaser.  This Agreement and the agreements contemplated hereby have been duly executed and delivered by Purchaser and (assuming the valid authorization, execution and delivery by Sellers) constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

5.3.
No Violation.  The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government or the certificate of incorporation or bylaws of Purchaser.  No authorization, consent or approval or any order of any governmental or public authority or agency is required for the execution by Purchaser of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby by Purchaser.

5.4.
Financing.   The Purchaser has sufficient immediately available funds to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement or otherwise necessary to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. Upon the consummation of such transactions, (a) the Purchaser will not be insolvent, (b) the Purchaser will not be left with unreasonably small capital, (c) the Purchaser will not have incurred debts beyond its ability to pay such debts as they mature and (d) the capital of the Purchaser will not be impaired.

5.5.
Litigation.   As of the Closing, no suit, action, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, which could affect the legality, validity or enforceability of this Agreement, the agreements contemplated hereby and to consummation of the transactions contemplated hereby and thereby.

5.6.
Brokers.  No broker, investment banker or other person or entity engaged by Purchaser is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

6.	Survival of Representations and Warranties; Indemnification.

6.1.
Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive consummation of the transactions contemplated hereby for a period ending on April 1, 2011, except that the representations and warranties included in Section 4.1, 4.2, 4.6, 4.14, 4.17 and 4.25 shall survive as long as Purchaser is required to pay the Royalty Payments to the Sellers hereunder (the “Survival Period”), or upon termination of this Agreement pursuant to Section 10.01, and, following the Survival Period or the termination of this Agreement, as the case may be, no party shall make any claim whatsoever for any breach of any representation or warranty hereunder, subject to this Section 6.1 and Section 10.

6.2.
Indemnification by Sellers.  Sellers shall, jointly and severally, indemnify and hold harmless Purchaser and its affiliates for any loss, liability, claim, damage and expense, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or suffered to Purchaser or its affiliates by reason of:  (a) any liability or obligation relating to any Seller or the Purchased Assets, other than Assumed Liabilities; and (b) any breach of any representation or warranty of Sellers contained herein.  In the event of the final determination of any liability under this Section 6.2 from Sellers to Purchaser, Purchaser may, upon written notice to Sellers, setoff or recoup, in whole or in part, such amounts from the Continuing Payments.

6.3.
Indemnification by Purchaser.  Purchaser shall indemnify and hold harmless each Seller and its affiliates for any Damages incurred by or suffered to Sellers or its affiliates by reason of:  (a) any of the Assumed Liabilities, including the failure of Purchaser to pay, discharge or perform any of the Assumed Liabilities as and when due; and (b) any breach of any representation or warranty of Purchaser contained herein.

6.4.
Notice and Opportunity to Defend.  Each party agrees to give the other party prompt written notice of any potential claim under this Section 6 and, if such potential claim arises out of a claim or demand of a third party, agrees to give the other party full opportunity, at its expenses, to defend against such third party claim or demand.

6.5.
Limitation on Indemnification.  The obligations of Sellers to indemnify, save and hold harmless Purchaser from and against Damages pursuant to this Section 6 shall at all times and in all events be limited to an aggregate amount equal to $2,000,000 plus the amount of Royalty Payments that have been paid, or are due and payable, to Sellers hereunder.  In addition, neither Seller will have any liability (for indemnification or otherwise) under this Section 6 until the aggregate amount of all Damages actually incurred or suffered by Purchaser hereunder exceeds $50,000 (the “Threshold Amount”) and then only for the amount of the damages exceeding the Threshold Amount.

7.	Conditions to Closing.

7.1.
Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)	Stockholder Approvals. The Stockholder Approvals shall have been obtained.

(b)
No Order.  No Governmental Authority (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and having the effect of making the transactions contemplated hereby illegal or otherwise prohibiting or materially restricting consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

(c)	Required Consents. All of the Required Consents shall have been obtained.

7.2.
Conditions to Obligations of Purchaser.  The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, unless waived in writing by Purchaser:

(a)
Representations and Warranties.  The representations and warranties of the Sellers shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein), as of date hereof, and except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made at and as of the Closing.

(b)	Performance of Obligations of the Sellers. Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

(c)
No  Material Adverse Effect.  No Material Adverse Effect shall have occurred with respect to the Purchased Assets or, recognizing the constraints of Sellers’ financial situation, the Business since the date of this Agreement and no fact or circumstance shall have occurred or arisen since the date of this Agreement that would reasonably be expected to have such a Material Adverse Effect.

(d)	Impairment of Title. No fact or condition shall have arisen that would preclude in any material respect the Purchaser from taking title in the Purchased Assets.

(e)
WAK/PAK Technology Assignment of License.  Prior to or concurrently with the Closing, Purchaser and Xcorporeal shall have negotiated and delivered a WAK/PAK Technology Assignment of License assigning to Purchaser all of Xcorporeal’s licensed rights to current and future intellectual property comprised of certain U.S. patents and patent applications relating to PAK Technology and WAK HD Technology.

(f)
Sellers’ Counsel Opinions.  The Purchaser shall have received from counsel to the Sellers, one or more legal opinions in substantially the form of Exhibit I attached hereto, addressed to the Purchaser and dated as of the Closing Date.

(g)
Supersorbent Rights.  The Research Agreement shall have been validly assigned to Purchaser and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered on terms and conditions substantially as set forth in Appendix C to the Research Agreement and otherwise on terms and conditions reasonably satisfactory to Purchaser; such license shall be in the name of and for the benefit of Purchaser or shall be in the name of and for the benefit of NQCI and shall be assigned to Purchaser at the Closing with the written consent of TRDF.

7.3.
Conditions to Obligation of the Sellers.  The obligation of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, unless waived in writing by the Sellers:

(a)
Representations and Warranties.  The representations and warranties of Purchaser shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the date hereof, and except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing.

(b)	Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to Closing.

8.	Covenants.

8.1.	Proxy Statement; Stockholder Approvals.

(a)
Unless the Agreement has been terminated in accordance with Section 10.1(c), Xcorporeal, acting through its board of directors, shall, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, promptly and duly call, give notice of, convene and hold as soon as practicable, a meeting of the holders of its stockholders (or solicit the written consent of stockholders) for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of its board of directors under applicable law based on advice by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Xcorporeal and include in any proxy or information statement (“Proxy Statement”) such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval.

(b)
NQCI, acting through its board of directors, shall, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, as soon as practicable, solicit the written consent of its stockholders to approve and adopt this Agreement and the transactions contemplated hereby,

(c)
Xcorporeal, as promptly as practicable shall cause any required Proxy Statement to be developed and shall allow Purchaser two business days to review such Proxy Statement prior to it being delivered to its stockholders.

(d)	At or prior to the Closing, Xcorporeal shall deliver to the Purchaser a certificate of its Secretary setting forth the voting results from its stockholder meeting.

(e)	Xcorporeal shall use all reasonable best efforts to hold its stockholders meeting as soon as practicable after the date hereof.

8.2.
Conduct of Business of the Companies Prior to the Closing Date.  During the period from the date of this Agreement and continuing through the Closing Date, each of the Sellers agrees that except as expressly contemplated or permitted by this Agreement or to the extent that Purchaser shall otherwise consent in writing, each of the Sellers shall use its best efforts to carry on the Business and its affairs in such a manner so that the representations, warranties and covenants contained herein shall continue to be accurate and correct throughout such period, and on and as of the Closing Date as if made by each Seller on the Closing Date, and throughout such period, each Seller shall (a) carry on the Business in the ordinary course in substantially the same manner as previously conducted immediately prior to the execution of this Agreement, (b) promptly notify Purchaser, in writing, of any material development with respect to the Business or any assets or properties of such Seller, (c) confer with Purchaser concerning operational matters of a material nature, and (d) use best efforts, recognizing the constraints of its financial condition, (i) to preserve intact its present business organization, (ii) keep available the services of its present officers and employees, (iii) preserve its relationships with customers, suppliers and others having business dealings with it, and (iv) not do or permit to be done any action that would result in a Material Adverse Effect.

8.3.
Public Announcements. None of the parties to this Agreement shall issue or make any press release or other public statements or otherwise announce the transactions described herein to employees, customers or suppliers except and unless such release, statement or announcement has been jointly approved by Purchaser and Sellers (which approval shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities market or any securities market regulations.  If either party is so required to issue or make a press release, public statement or other announcement, it shall inform the other party prior to the issuance or making thereof and shall reasonably consult with the other party regarding the content thereof.

8.4.
Protection of Trade Secrets.  Each Seller shall take efforts that are reasonable under the circumstances to prevent the unauthorized disclosure to any other person or entity of any of the Trade Secrets used in or related to the Business.  Each Seller shall take all steps reasonably necessary to protect and preserve the confidentiality of the Trade Secrets and other confidential information of the Business. “Trade Secrets” means business or technical information including, but not limited to, formulas or methods of manufacturing and production and Know-How, that is not generally known to other persons or entities who are not subject to an obligation of nondisclosure and that derives actual or potential commercial value from not being generally known to other persons or entities. “Know-How” means ideas, designs, concepts, compilations of information, methods, techniques, procedures and processes, inventions and discoveries, whether or not patentable.

8.5.
Bulk Sales Compliance.  Except with respect to each of the Sellers’ obligations which comprise the Assumed Liabilities, each Seller shall pay in full from the Purchase Price all sums due and owing its creditors.  Purchaser and each of the Sellers hereby waive compliance with any “bulk sales” law under any applicable uniform commercial code.  Notwithstanding the foregoing, the Sellers shall indemnify and hold Purchaser  harmless as provided for any claim, liability or expense arising from or in connection with non-compliance with any applicable bulk sales law as it pertains to the transactions contemplated hereby.

8.6.
Access to Information.  Between the date of this Agreement and the Closing Date, upon reasonable notice and at reasonable times without undue disruption to the Business, each Seller will give Purchaser and its authorized representatives full access to all personnel, offices and other facilities and to all Books and Records of each Seller (including tax returns and accounting work papers) and will permit Purchaser to make copies thereof and will fully cooperate with regard to such inspections as it may reasonably request for any purpose, including verification that the representations and warranties were true when made and continue to be true through and including the Closing Date and will cause its officers to furnish Purchaser such financial and operating data and other information with respect to the business and properties of each Company which Purchaser may from time to time reasonably request.

8.7.
All Reasonable Efforts.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Additional Documents and to cause the conditions to the Closing set forth herein to be satisfied.

8.8.	Consents and Approvals. Sellers shall use reasonable efforts to obtain all of the Required Consents.

8.9.
Other Negotiations by Sellers.  During the period from the date hereof to the Closing Date or the date this Agreement is terminated in accordance with provisions hereof, no Seller shall directly, or indirectly through representatives, enter into any agreement, discussion, negotiation with or provide any information to, any other corporation, firm, entity or other persons or solicit, encourage, entertain or consider any inquiries or proposals, with respect to (i) the possible disposition of any of the Business (including any of the Purchased Assets), (ii) any business combination involving any Seller, whether by way of merger, consolidation, share exchange or other transactions, or (iii) the sale of any shares of the capital stock of any Seller (an “Acquisition Proposal”); provided, however, that nothing contained in this Agreement shall prohibit the board of directors of any Seller from complying with the requirements of Rule 14e-2(a) under the Exchange Act, if applicable, with respect to an Acquisition Proposal or any other applicable law or furnishing any information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide Acquisition Proposal if, (A) the board of directors of applicable Seller, after consultation with its outside legal counsel, determines in good faith that the failure to take such action would be a breach of its fiduciary duties under applicable law and (B) the board of directors of applicable Seller determines in good faith that such Acquisition Proposal may lead to a transaction that would, if consummated, result in a transaction more favorable to such Seller’s stockholders from a financial point of view than the transactions contemplated under this Agreement and the agreements contemplated hereby (any such more favorable Acquisition Proposal, a “Superior Proposal”). Such Seller shall promptly communicate to Purchaser the terms of any proposal which it may receive in respect of an Acquisition Proposal and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Proposal or discussions with respect thereto (the “Notice”). Such Seller shall keep Purchaser informed of any material changes (including material amendments) to any such Acquisition Proposal.  Notwithstanding the foregoing, neither Seller shall terminate this Agreement pursuant to this Section 8.9 unless and until (i) three business days have elapsed following the delivery to Purchaser of a written notice of such determination by the board of directors of such Seller and (x) such Seller has  delivered the Notice and (y) during such three business day period, such Seller otherwise cooperates with Purchaser with respect to the Acquisition Proposal that constitutes a Superior Proposal with the intent of enabling Purchaser to engage in good faith negotiations to make such adjustments in the terms and conditions of this Agreement as would enable such Seller to proceed with the transactions contemplated hereby on such adjusted terms and conditions and (ii) at the end of such three business day period the board of directors of the applicable Seller continues reasonably to believe that such Acquisition Proposal constitutes a Superior Proposal.

8.10.
Supersorbent Option.  Purchaser hereby grants to Sellers an option to license/sublicense from Purchaser the perpetual worldwide exclusive rights to utilize and develop the Supersorbent Technology, with the right to sublicense (without any additional consideration (other than the royalties provided for below) due to Purchaser), in the healthcare fields other than renal, including the right to manufacture any products resulting therefrom (the “Option”).  Such Option shall be exercisable only during the twelve (12) month period immediately following Sellers’ receipt of written notice from Purchaser of Purchaser’s receipt of applicable regulatory approval for the sale of a product in the United States or European Union utilizing the Supersorbent Technology.  Contemporaneously with such notice, Purchaser shall provide reasonable written evidence to Sellers of its receipt of such approval.  In order to exercise the Option, a Seller shall provide written notice of such election to Purchaser (the “Election Notice”).  Purchaser and Sellers (or Seller, as applicable) shall negotiate in good faith and shall, within thirty (30) days of Purchaser’s receipt of the Election Notice, execute a license agreement the terms and conditions of which shall include the following:

(a)	An initial royalty payment equal to $7,500,000 in immediately available funds;

(b)
An ongoing royalty, payable quarterly along with the delivery of reasonable sales reports and data, in an amount equal to the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country;

(c)
That Sellers (or Seller, as applicable) shall be entitled to transfer or sublicense its rights under such license without any additional consideration due to Purchaser, provided that such transfer or sublicense is limited to the healthcare fields other than renal;

(d)
That such license shall consist of the perpetual worldwide exclusive rights to utilize and develop the Supersorbent Technology, with the right to sublicense (without any additional consideration (other than the royalties provided for above) due to Purchaser), in the healthcare fields other than renal, including the right to manufacture any products resulting therefrom; and

(e)	Other usual and customary terms found in similar license agreements.

9.	Restrictive Covenants.

9.1.
Non-Compete.  As a material inducement for Purchaser to enter into this Agreement, each of the Sellers hereby agrees that none of them nor any of their affiliates or subsidiaries shall, effective as of the Closing and continuing until the second (2nd) anniversary of the date of Closing (the “Restricted Period”), directly or indirectly, run, own an equity interest in, manage, consult with, be employed by, furnish services to, operate or control any business, venture or activity that is directly or indirectly competitive with Business, provided, however, that any joint venture among Purchaser and any or all of the Sellers shall not be violation hereof.

9.2.
Nonsolicitation.  As a material inducement for Purchaser to enter into this Agreement, each of the Sellers hereby agree that none of them nor any of their affiliates or subsidiaries shall, during the Restricted Period, directly or indirectly, take any action that is intended to, or could reasonably be expected to, result in any customer, employee or vendor of the Purchaser or of the Business from discontinuing or limiting its affiliation with Purchaser or the Business.

10.	Termination.

10.1.	Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)	by the mutual written consent of Purchaser and the Sellers;

(b)
by Purchaser or by Sellers if any Governmental Authority shall have issued an order, decree or ruling or taken any other action, which such order, decree, ruling or action has become final and nonappealable and which has the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(c)
by Sellers, subject to complying with the terms of this Agreement, upon the decision by the board of directors of any Seller to enter into an agreement concerning a transaction that constitutes a Superior Proposal, if such Seller notifies Purchaser in writing that it intends to enter into such an agreement;

(d)	by Purchaser if the Stockholder Approvals have not been obtained on or before February 28, 2010;

(e)
upon written notice to the other party by Purchaser or any Seller, if the Closing has not occurred on or before February 28, 2010 and this Agreement has not previously been terminated, provided, however that the right to terminate the Agreement under this Section 10.1(e) shall not be available to any party if the failure of such party to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

10.2.
Procedure Upon Termination.  In the event of termination of this Agreement by the Sellers or Purchaser, written notice thereof shall promptly be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any party to this Agreement.  If this Agreement is so terminated, no party to this Agreement shall have any right or claim against another party on account of such termination unless this Agreement is terminated by a party on account of the breach of any representation, warranty, term or covenant herein by the other party or parties in which event the non-breaching party shall have all rights and remedies available to it at law or in equity.

10.3.
Breakup Fee.   Contemporaneously with the closing of a transaction contemplated by a Superior Proposal, the Seller party to such transaction (or if applicable, the Sellers) shall pay to Purchaser, in immediately available funds, a breakup fee in the amount of $2,500,000.

11.	Miscellaneous.

11.1.
Taxes.  Purchaser shall pay when due and as required by law all sales and/or use taxes, recording fees and all other taxes and fees on the transfer of the Purchased Assets imposed upon it and arising by virtue of the sale of the Purchased Assets.  Sellers shall be responsible for any and all taxes due in connection with its activities in relation to the Purchased Assets prior to Closing and Purchaser shall be responsible for any and all taxes due in connection with its activities in relation to the Purchased Assets following Closing.

11.2.
Notice.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party (a) upon delivery to the address of such party set forth below if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), postage prepaid, (b) upon dispatch if transmitted by telecopy or other means of facsimile or electronic mail, in any case to the parties at the following addresses, telecopy numbers or email addresses, as the case may be, provided that e-mail and facsimile notices are confirmed telephonically or by depositing a copy of such notice in the mail:

If to Xcorporeal or Operations:

12121 Wilshire Blvd, Suite 350
Los Angeles, CA 890025
Attn:  Kelly J. McCrann
Facsimile No. 310.923.9969
Email: kmccrann@xcorporeal.com

If to NQCI:

National Quality Care, Inc.
2431 Hill Drive
Los Angeles, California  90041
Attention:  Chief Executive Officer
Facsimile No. 323.254.1015
Email: nqcinc@sbcglobal.net

If to Purchaser:

Fresenius USA, Inc.
920 Winter Street
Waltham, MA 02451-1457
Attn:  Douglas Kott
Facsimile No. (781) 699-9698
Email: doug.kott@fmc-na.com

or to such other address or telecopy number as any party may designate by written notice in the aforesaid manner.

11.3.
Assignability.  Other than as expressly herein, this Agreement and the rights and obligations hereunder shall not be assignable by any of the parties hereto without the prior written consent of the other parties; provided that Xcorporeal and NQCI (if applicable) may assign its respective rights and obligations hereunder, including under any agreements contemplated by this Agreement, to the Xcorporeal Trust or a liquidating trust established for the benefit of NQCI’s stockholders (the “NQCI Trust”), as applicable, and the Xcorporeal Trust and/or the NQCI Trust may assign any or all of it respective rights and obligations hereunder to any purchaser of a part or all of such trust’s rights, assets and/or obligations, without the prior written consent of any other party.  This Agreement shall inure to the benefit of and be binding upon the successors and any permitted assigns of Purchaser, Sellers, the Xcorporeal Trust and the NQCI Trust.

11.4.
Governing Law. The internal law, not the law of conflicts, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

11.5.
Entire Agreement.  This Agreement, the Schedules and Exhibits hereto, and other documents delivered or to be delivered pursuant to this Agreement, together with the side agreement dated as of the date hereof among Xcorporeal, Operations and Purchaser, contain or will contain the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all previous oral and written agreements. The Schedules to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein.

11.6.
Waiver.  Any failure of any Seller or Purchaser to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Purchaser or Sellers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

11.7.	Amendment. This Agreement may be amended, modified, or supplemented only by written agreement of Purchaser and each Seller.

11.8.	Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

11.9.
Counterparts.  This Agreement shall be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  A signature page of this Agreement executed and transmitted via facsimile or electronic mail shall be deemed an original for all purposes.

11.10.
Further Assurances.  At any time after the Closing Date, each Seller will, at Purchaser’s request and without further consideration, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Purchaser in order to complete the conveyance of the Purchased Assets.

11.11.
Payment of Expenses.  All fees, costs and expenses, including legal and accounting fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring said fees, costs or expenses.

11.12.
No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction will be applied against any party.

11.13.
No Third Party Beneficiary.  Except for the Xcorporeal Trust, the NQCI Trust and their successors and any permitted assigns, no third party shall be deemed to benefit from the terms of this Agreement nor shall any such third party be deemed a beneficiary hereof.

[Signature Page Follows]

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SELLERS:		PURCHASER:
XCORPOREAL, INC.		FRESENIUS USA, INC.

By:	/s/ Kelly J. McCrann	By:	/s/ Mohsen Reihany
Name: Kelly J. McCrann		Name:	Mohsen Reihany
Its: Chairman and CEO		Its:	Senior Advisor To Chairman of The Board

XCORPOREAL OPERATIONS, INC.

By:	/s/ Kelly J. McCrann
Name: Kelly J. McCrann
Its: Chairman and CEO

NATIONAL QUALITY CARE, INC.

By:	/s/ Robert Snukal
Name: Robert Snukal
Its: CEO

Exhibit A

Name of Stockholder of Xcorporeal, Inc.
Terren S. Peizer
Kelly J. McCrann
Robert Weinstein

Name of Stockholder of National Quality Care, Inc.
Robert Snukal
Leonardo Berezovsky
Ronald Lang
Jose Spiwak
Edmond Rambod

Exhibit B

SHAREHOLDER VOTING AGREEMENT

This SHAREHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of December 14, 2009, by and among Fresenius USA, Inc., a Massachusetts corporation (“Acquiror”) and the stockholders of Xcorporeal, Inc., a Delaware corporation (the “Company”), identified on Schedule A attached hereto (each a “Stockholder” and collectively, the “Stockholders”).

WITNESSETH:

WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) that total number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company as are set forth adjacent to such Stockholder’s name on Schedule A attached hereto (the “Owned Shares”), as such shares may be adjusted after the date hereof by stock dividend, stock split, recapitalization, combination, acquisition, consolidation, reorganization or other change in the capital structure of the Company affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by a Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the “Subject Shares”);

WHEREAS, Acquiror, the Company, Xcorporeal Operations, a Delaware corporation and a wholly owned subsidiary of the Company (“Operations”) and National Quality Care, Inc., a Delaware corporation (“NQCI”) propose to enter into an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which Acquiror will purchase certain assets of the Company, Operations and NQCI, (the “Acquisition”); and

WHEREAS, as a condition to the willingness of Acquiror to enter into the Purchase Agreement, and as an inducement and in consideration therefor, Acquiror has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.          Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1.          Agreement to Vote the Subject Shares. Each Stockholder, in its capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of the Company, however called, such Stockholder shall vote or cause to be voted the Subject Shares (a) in favor of the approval of the terms of the Purchase Agreement, the Acquisition and the other transactions contemplated by the Purchase Agreement (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or of such Stockholder contained in this Agreement, and (c) except as otherwise agreed to in writing in advance by Acquiror, against any action or proposal involving the Company that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Purchase Agreement.  Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. During the Voting Period, each Stockholder agrees not to enter into any written or oral contract, agreement, commitment, letter of intent, agreement in principle, or understanding with any Person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement.

Section 2.2.          Grant of Irrevocable Proxy. Each Stockholder hereby appoints Acquiror and any designee of Acquiror, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to cause such Stockholder’s shares to be counted as present at any meeting of the Company’s Stockholders during the Voting Period and to vote or act by written consent during the Voting Period with respect to the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder shall promptly cause a copy of this Agreement to be deposited with the Company at its principal place of business. Each Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to its Subject Shares that it may have previously granted, in each case to the extent such prior or subsequent proxies or powers of attorney would prevent such Stockholder from complying with such Stockholder’s obligations under this Agreement.

Section 2.3.          Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by each Stockholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall immediately terminate upon the termination of this Agreement pursuant to Section 5.1.

Section 2.4.          Other Rights.  Except as provided by this Agreement or the Purchase Agreement, each Stockholder shall exercise the full rights of a holder of capital stock of the Company with respect to the Subject Shares and all economic benefits of and relating to the Subject Shares shall remain vested in and belong to such Stockholder.

Section 2.5.          Stockholder Capacity.   Each Stockholder is executing this Agreement solely in its capacity as an owner of the Subject Shares, and nothing in this Agreement shall limit or affect any actions taken by such Stockholder in such Stockholder’s fiduciary capacity as an officer or director of the Company.

ARTICLE III
COVENANTS

Section 3.1.          Generally.  Each Stockholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, such Stockholder shall not (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Subject Shares, (ii) grant any proxy, power of attorney, or other authorization in or with respect to the Subject Shares, or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

Section 3.2.          Standstill Obligations of Stockholders. Each Stockholder covenants and agrees with Acquiror that, during the Voting Period:

(a)           Such Stockholder shall not, nor shall such Stockholder permit any of its controlled Affiliates to, nor shall such Stockholder act in concert with or permit any of its controlled Affiliates to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” (as defined in the rules and regulations of the Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that Stockholders of the Company vote in favor of the Acquisition and the Purchase Agreement and otherwise as expressly provided by Article II of this Agreement.

(b)           Such Stockholder shall not, nor shall such Stockholder permit any of its controlled Affiliates to, nor shall such Stockholder act in concert with or permit any of its controlled Affiliates to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock except as provided by Article II of this Agreement.

(c)           Such Stockholder shall not, and shall cause its Representatives not to, directly or indirectly: (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person or enter into any agreement or accept any offer relating to any Acquisition Proposal, or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner an effort or attempt by any Person to effect or seek to effect any Acquisition Proposal; provided, that nothing in this Section 3 shall limit or affect any actions taken by such Stockholder in such Stockholder’s fiduciary capacity as an officer or director of the Company. Each Stockholder hereby represents that it is not now engaged in discussions or negotiations with any party other than Acquiror with respect to any Acquisition Proposal.  Each Stockholder shall (i) promptly notify Acquiror (orally and in writing) if any offer is made to such Stockholder, any discussions or negotiations are sought to be initiated with such Stockholder, any inquiry, proposal or contact is made or any information is requested from such Stockholder with respect to any Acquisition Proposal, (ii) promptly notify Acquiror of the terms of any proposal that such Stockholder may receive in respect of any Acquisition Proposal, and the identity of the prospective purchaser, (iii) promptly provide Acquiror with a copy of any such offer, if written, or a written summary of such offer, if not in writing, and (iv) promptly keep Acquiror informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal of which such Stockholder is aware.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby represents and warrants to Acquiror as follows:

Section 4.1.          Authority. Such Stockholder has all legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

Section 4.2.          Ownership of Shares. As of the date hereof, such Stockholder is the lawful owner of the Owned Shares and has the sole power to vote (or cause to be voted) and dispose of such Owned Shares.  Such Stockholder holds that number of certificated Owned Shares and uncertificated Owned Shares, in each case, as identified on Schedule A hereto. Other than the Subject Shares and options to purchase Common Stock, as identified on Schedule A (which Schedule identifies any such exception by Stockholder), such Stockholder does not own or hold any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Subject Shares are not subject to any voting trust agreement or other written or oral contracts, agreement, arrangement, commitment or understanding to which such Stockholder is party restricting or otherwise relating to the voting, dividend rights or disposition of the Subject Shares, other than those created by this Agreement.  Such Stockholder has good and valid title to the Owned Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

Section 4.3.          No Conflicts. (a) No filing with any Governmental Authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares or assets may be bound, or (ii) violate any Applicable Law which could reasonably be expected to adversely affect such Stockholder’s ability to perform its obligations under this Agreement.

Section 4.4.          Reliance by Acquiror. Such Stockholder understands and acknowledges that Acquiror is entering into the Purchase Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

ARTICLE V
TERMINATION

Section 5.1.          Termination. This Agreement shall terminate, and neither Acquiror nor any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the mutual consent of Acquiror and the Stockholders to terminate this Agreement, (ii) the termination of the Purchase Agreement in accordance with the terms thereof, (iii) the Closing Date, and (iv) the first anniversary of the date hereof; provided, however, that the termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Section 6.1 and Sections 6.4 through 6.18, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VI
MISCELLANEOUS

Section 6.1.          Appraisal Rights. To the extent permitted by applicable law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Acquisition that such Stockholder may have under applicable law.

Section 6.2.          Publication.

(a)           Each Stockholder agrees that, during the Voting Period, such Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Purchase Agreement without the prior consent of Acquiror, except as such release or announcement may, upon the advice of such Stockholder’s counsel, be required by Applicable Law, in which case such Stockholder shall inform the Acquiror prior to the issuance thereof and shall reasonably consult with the Acquiror regarding thereof.

(b)           Each Stockholder hereby permits Acquiror and/or the Company to publish and disclose in press releases and any other disclosures or filings required by Applicable Law, its identity and ownership of shares of the Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and/or the entire text of this Agreement.

Section 6.3.          Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.

Section 6.4.          Fees and Expenses. Except as otherwise provided herein, each of the parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and the Purchase Agreement, regardless of whether the Acquisition is consummated.

Section 6.5.          Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.6.          Remedies.

(a)           Each Stockholder acknowledges that irreparable damage would occur and that it will be impossible to measure in money the damage to Acquiror if such Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Acquiror will not have an adequate remedy at law or in damages. Accordingly, each Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Acquiror has an adequate remedy at law. Each Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Acquiror seeking or obtaining such equitable relief.

(b)           Each Stockholder also agrees that in the event that such Stockholder fails to comply with any of its obligations imposed by this Agreement, Acquiror shall be entitled to recover all costs and expenses incurred by Acquiror or its Affiliates, including reasonable attorneys’ fees and costs, in addition to any other remedies to which Acquiror or its Affiliates may be entitled at law or in equity.

Section 6.7.          Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (with confirmation) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

If to Acquiror, addressed to it at:

Fresenius USA, Inc.
920 Winter Street
Waltham, MA 02451-1457
Attn: Douglas Kott
Facsimile No. (781) 699-9698
Email: doug.kott@fmc-na.com

If to a Stockholder: addressed to such Stockholder as set forth on Schedule A

Section 6.8.          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.9.          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 6.10.        Entire Agreement. This Agreement (together with the Purchase Agreement, the schedules and exhibits thereto and other documents and agreements delivered pursuant to the Purchase Agreement, to the extent referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

Section 6.11.        Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties, except that Acquiror may assign and transfer its rights and obligations hereunder to any entity that is wholly owned, directly or indirectly, by Acquiror.

Section 6.12.        Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law, or otherwise.

Section 6.13.        Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.14.        Mutual Drafting.  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

Section 6.15.        Review By Counsel.  Each Stockholder acknowledges that the Stockholder (a) has read this Agreement; (b) understands that this Agreement constitutes certain binding obligations upon the part of the Stockholder; (c) has been fully advised by legal counsel; and (d) intends to be bound personally and legally by this Agreement.

Section 6.16.        Governing Law.  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of law.

Section 6.17.        Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Remainder of Page Intentionally Left Blank

Signature Page Follows

IN WITNESS WHEREOF, Acquiror and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

FRESENIUS USA, INC.

By:	/s/ Mohsen Reihany
Name:	Mohsen Reihany
Title:	Senior Advisor To Chairman of The Board

STOCKHOLDERS:

/s/ Terren S. Peizer
Terren S. Peizer

Jay A. Wolf

/s/ Kelly J. McCrann
Kelly J. McCrann

/s/ Robert Weinstein
Robert Weinstein

[Signature Page to Voting Agreement]

Schedule A

Name of Stockholder (including address)	Common Stock	Options
Terren S. Peizer	6,232,596	700,000
Kelly J. McCrann	100,000	800,000
Robert Weinstein	20,000	300,000

ANNEX B

PLAN OF LIQUIDATION AND
 DISSOLUTION OF XCORPOREAL, INC.

This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the dissolution and liquidation of Xcorporeal, Inc., a Delaware corporation (the “Company”), in accordance with Section 275 and other applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”).

1.  Approval and Adoption of Plan.

This Plan shall be effective when all of the following steps have been completed:

(a) Resolutions of the Company’s Board of Directors: The Company’s Board of Directors (the “ Board ”) shall have adopted a resolution or resolutions with respect to the following:

(i) Complete Liquidation and Dissolution:  The Board shall deem it advisable for the Company to be dissolved and liquidated completely.

(ii) Adoption of the Plan:  The Board shall approve this Plan as the appropriate means for carrying out the complete dissolution and liquidation of the Company.

(iii) Sale and Distribution of Assets:  The Board shall determine that, as part of the Plan (but not as a separate matter arising under Section 271 of the DGCL), it is deemed expedient and in the best interests of the Company (x) subject to the approval of the Company’s stockholders at a special or annual meeting of the stockholders of the Company called for such purpose by the Board (the “Stockholder Approval”), to sell all or substantially all of the Company’s assets to Fresenius USA, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc. (the “Asset Sale”), to approve the adoption of this Plan and to establish the Liquidating Trust (as defined below) and transfer the proceeds of the Asset Sale and any of the Company’s assets remaining after the Asset Sale (collectively, the “Remaining Assets”) and all liabilities and obligations of the Company remaining on the date of dissolution of the Company (collectively, the “Remaining Liabilities”) to the Liquidating Trust or (y) if Stockholder Approval is not obtained, to sell or distribute to stockholders all or substantially all of the Company’s property and assets, if any, in order to facilitate liquidation and distribution to the Company’s creditors and stockholders, as appropriate.

(b) Adoption of this Plan by the Company’s Stockholders.  This Plan, including the dissolution of the Company and those provisions authorizing the Board (x) subject to Stockholder Approval, to proceed with the Asset Sale and transfer to the Liquidating Trust of the Remaining Assets or (y) to sell or distribute to stockholders all or substantially all of the Company’s assets in connection therewith, shall have been approved by the holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon bat a special or annual meeting of the stockholders of the Company called for such purpose by the Board. The date of such approval shall be referred to in this Plan as the “ Approval Date .”

2.  Dissolution and Liquidation Period.

Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable:

(a) the filing of a Certificate of Dissolution of the Company (the “Certificate of Dissolution”) pursuant to Section 275 of the DGCL specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution shall become effective (the “ Effective Date ”), and the completion of all actions that may be necessary, appropriate or desirable to dissolve the Company;

(b) the cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL;

(c) the negotiation and consummation of sales and conversion of all of the assets and properties of the Company remaining after the Asset Sale into cash and/or other distribution form, including the assumption by the purchaser or purchasers of any or all liabilities of the Company;

(d) the taking of all actions required or permitted under the dissolution procedures of Section 281(b) of the DGCL; and

(e) the (i) payment or making reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company; and (ii) making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) making of such provision as shall be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution. Provided that (x) the Stockholder Approval shall have been obtained, the Approval Date shall have occurred and a Certificate of Dissolution shall have been filed with respect to the Company as provided in Section 275(d) of the DGCL, the Remaining Assets and all Remaining Liabilities and any unexpended amounts remaining in the Contingency Reserve (as defined below) shall be transferred to the Liquidating Trust described in Section 8 below no later than 90 calendar days of the Approval Date for purposes of satisfying such Remaining Liabilities and the distribution of the funds and assets of the Company, if any, to its stockholders pursuant to the terms of the Liquidating Trust, this Plan and the DGCL or (y) if the Stockholder Approval is not obtained, the Approval Date shall have occurred and a Certificate of Dissolution shall have been filed with respect to the Company as provided in Section 275(d) of the DGCL, any unexpended amounts remaining in the Contingency Reserve (defined below) and the distribution of the remaining funds, assets and properties of the Company, if any, to its stockholders no later than the tenth anniversary of the Approval Date (the “ Final Distribution Date ”).

Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the foregoing steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company’s assets upon liquidation; provided, that such steps may not be delayed longer than is permitted by applicable law.

In addition, notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 281(b) of the DGCL, and the adoption of the Plan by the stockholder of the Company as provided in Section 1 above shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Sections 280 and 281(a) thereof.

3.  Authority of Officers and Directors.

After the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors and advisors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, shall be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by the stockholders of the Company as provided in Section 1 above shall constitute the approval by the Company’s stockholders of the Board’s authorization of the payment of any such compensation.

The adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) (x) subject to Stockholder Approval, to proceed with the Asset Sale and to transfer the Remaining Assets and Remaining Liabilities to the Liquidating Trust or (y) otherwise to sell, dispose, convey, transfer and deliver all of the assets and properties of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Sections 280 and 281 of the DGCL; and (iv) (x) for the Trustee or for the Board, as applicable, to distribute any properties and assets of the Company and all remaining funds  pro rata  to the stockholders of the Company’s common stock in accordance with the respective number of shares then held of record as of Effective Date.

4.  Conversion of Assets Into Cash and/or Other Distributable Form.

Subject to approval by the Board and the consummation of the Asset Sale, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to (i) collect all sums due or owing to the Company, (ii) sell and convert into cash and/or other distributable form of all the remaining assets and properties of the Company, if any, and (iii) out of the assets and properties of the Company, pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 2 above, including all expenses of the sales of assets and of the dissolution and liquidation provided for by the Plan.

The adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the Asset Sale, subject to Stockholder Approval, or for any sale, exchange or other disposition of the properties and assets of the Company contemplated by the Plan, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all such contracts for sale, exchange or other disposition. The Company may invest in such interim assets as determined by the Board in its discretion, pending conversion to cash or other distributable forms.

5.  Professional Fees and Expenses.

It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws, as amended and/or restated, or the DGCL or otherwise.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services, including accountants and tax advisors, to the Company in connection with the Asset Sale, subject to Stockholder Approval, and the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

6.  Indemnification.

The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Amended and Restated Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including without limitation directors’ and officers’ liability coverage.

7.  Liquidating Distributions.

Subject to the terms of Section 8 of this Plan in the event Stockholder Approval is obtained and the Asset Sale is consummated, liquidating distributions, if any, shall be made from time to time after the filing of the Certificate of Dissolution as provided in Section 2 above and adoption of this Plan by the stockholders to the stockholders of record, at the close of business on such date (or pursuant to the terms of the Liquidating Trust, to the stockholders of record as of the close of business on the Effective Date), pro rata to stockholders of the Company’s common stock in accordance with the respective number of shares then held of record; provided that in the opinion of the Board or the Trustee, as applicable, adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale and distribution of assets and liquidation of the Company). Liquidation distributions shall be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any. Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board or the Trustee, as applicable, in its absolute discretion, and in accordance with Section 281 of the DGCL, may determine; provided, however, that the Company shall complete the distribution of all its properties and assets to its stockholders as provided in this Section 7 or to the Liquidating Trust as provided in Section 8 below as soon as practicable following the filing of its Certificate of Dissolution with the Secretary of State of the State of Delaware and in any event on or prior to the Final Distribution Date.

If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustee, as applicable, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company and other obligations of the Company (a “Contingency Reserve”), including, without limitations, (i) tax obligations, (ii) all expenses of the sale of the Company’s property and assets, if any, (iii) the salary, fees and expenses of members of the Board, management and employees, (iv) expenses for the collection and defense of the Company’s property and assets, (v) the expenses described in Sections 3, 5 and 6 above and (vi) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs. Any unexpended amounts remaining in a Contingency Reserve shall be transferred to the Liquidating Trust described in Section 8 below or distributed to the Company’s stockholders no later than the Final Distribution Date.

As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. Subject to Stockholder Approval, the adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the making by the Board of all distributions contemplated in this Section 7.

8.  Liquidating Trusts.

Subject to Stockholder Approval and the consummation of the Asset Sale, the Company will transfer the Remaining Assets and all Remaining Liabilities to a liquidating trust established for the benefit of the Company’s stockholders (the “Liquidating Trust”), which assets, subject to the satisfaction of all Remaining Liabilities, would thereafter be sold or distributed on terms approved by the Trustee (as defined below). In addition, in the event the Company has not completed the distribution of its assets and properties to stockholders as provided in Section 7 above on or prior to the Final Distribution Date, all the remaining funds, properties, and assets of the Company and all interests therein including any Contingency Reserve shall be distributed pro rata to the Company’s stockholders of record as of the close of business on the Effective Date. Any liquidating trusts established pursuant to this Section 8 shall exist for the principal purpose of liquidating and distributing the assets and properties transferred to them, and for the sole benefit of the Company’s stockholders. Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset or property cannot be effected without the consent of a governmental authority or third party, no such distribution or transfer shall be effected without such consent.

The Liquidating Trust shall be established pursuant to the liquidating trust agreement to be entered into with one or more directors, officers or third party individuals or entities appointed by the Board on behalf of the stockholders to act as trustees thereunder (the “Trustee”) in a form approved by the Board and compliant in all material respects with applicable Internal Revenue Service guidelines treating such liquidating trusts as liquidating trusts for U.S. federal income tax purposes. Any Trustee so appointed, in its capacity as trustee, shall assume all of the obligations and liabilities of the Company with respect to the transferred assets, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities relating to these transferred assets, and any such conveyances to the Trustee shall be in trust for the stockholders of the Company. Further, any conveyance of assets to the Liquidating Trust established pursuant to this Section 8 shall be deemed to be a distribution of property and assets by the Company to the stockholders holding a beneficial interest in the Liquidating Trust for the purposes of Section 7 of this Plan. Any such conveyance to the Liquidating Trust shall be in trust for the stockholders of the Company holding a beneficial interest in the Liquidating Trust. Upon a determination by the Trustee of the Liquidating Trust that all of the trust’s liabilities have been satisfied, but in any event, not more than three years from the date of the transfer of the Remaining Assets to the Liquidating Trust (subject to an extension only under certain circumstances), the Liquidating Trust shall, to the fullest extent permitted by law, make a final distribution of any remaining assets to the holders of the beneficial interests of the trust.

(x) With the exception of the Company having not completed the distribution of its assets and properties to stockholders as provided in Section 7 above on or prior to the Final Distribution Date, in which case the adoption of the Plan by approval of the stockholders of the Company as provided in Section 1 above, or (y) the adoption of the Plan, the Asset Sale and the Liquidating Trust Agreement by approval of the stockholders of the Company as provided in Section 1 above, if applicable, shall constitute full and complete appointment of the Trustee and the transfer of any assets by the Company to the Liquidating Trust as contemplated in this Section 8.

9.  Unallocated Stockholders.

Any cash or other property held for distribution to stockholders of the Company who have not, at the time of the final liquidation distribution, whether made to stockholders pursuant to Section 7 above or to the Liquidating Trustees pursuant to Section 8 above, been located shall be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. Such cash or other property shall thereafter be held by such person(s) solely for the benefit of and ultimate distribution, but without interest thereon, to such former stockholder or stockholders entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Company or any Trustee with respect thereto shall be satisfied and exhausted. In no event shall any of such assets revert to or become the property of the Company.

10.  Amendment, Modification or Abandonment of Plan.

If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all actions contemplated thereunder, including the Asset Sale or the proposed dissolution of the Company, notwithstanding stockholder approval of the Asset Sale or the Plan, to the extent permitted by the DGCL; provided, however, that the Board shall not abandon the Plan following the filing of the Certificate of Dissolution without first obtaining stockholder consent. Upon the abandonment of the Plan, the Plan shall be void.

11.  Cancellation of Stock and Stock Certificates.

At the time of the final liquidating distribution, whether made to stockholders of the Company pursuant to Section 7 above or to the Trustees pursuant to Section 8 above, the Company may call upon the stockholders to surrender to the Company the certificates that represented their shares of stock. In the event that the final liquidating distribution is made to a Trustee pursuant to Section 8 above, at the time of such final liquidating distribution, the Trustee shall generally notify the record holders of shares of stock on the Effective Date of their respective percentage beneficial interests in the assets held by the Trustee. Following the Effective Date, the Company shall no longer permit or effect transfers of any of its stock.

12.  Liquidation under Code Sections 331 and 336.

It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. The Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel to the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder.

13.  Filing of Tax Forms.

The appropriate officers of the Company are authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

ANNEX C

LIQUIDATING TRUST AGREEMENT

LIQUIDATING TRUST AGREEMENT, dated as of _________, 2010, by and among Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”), Xcorporeal Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Operations”, and together with Xcorporeal, the “Company”), and _____________, a California limited liability company (the “Trustee”).

WHEREAS, on _________, 2010, each of Xcorporeal’s and Operations’ stockholders approved a plan of complete liquidation and dissolution of the Company (the “Plan”), including creation of the Trust (as defined below) pursuant to Section 275 of the General Corporation Law of the State of Delaware (the “DGCL”).

WHEREAS, the Company’s Board of Directors (the “Board”) has approved the dissolution of the Company pursuant to the Plan;

WHEREAS, pursuant to the Plan, each of Xcorporeal and Operations has filed a Certificate of Dissolution, effective as of ________, 2010 (the “Final Record Date”), with the Delaware Secretary of State;

WHEREAS, the Plan provides, among other things, that the Board will cause the Company to dispose of all of its Retained Assets, wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute to or for the benefit of Xcorporeal’s stockholders all of the Company’s assets, including interests in any liquidating trust established in connection with the complete liquidation of the Company;

WHEREAS, the Board believes it to be in the best interest of the Company to complete the liquidation of the Company by transferring all Retained Assets of the Company to a liquidating trust (the “Trust”), to be held, administered and distributed by the Trustee in accordance with the provisions of this Agreement for the benefit of the stockholders of record of the Company as of the close of business on the Final Record Date; and

WHEREAS, the Trust is intended and shall be deemed to be a “successor entity” as defined in Section 280(e) of the DGCL, and the assignment of the Retained Assets to the Trust shall not be subject to the consent of any third party, unless otherwise required by applicable law.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
NAMES AND DEFINITIONS

1.1           Name. The Trust shall be known as the Xcorporeal, Inc. Liquidating Trust.

1.2           Defined Terms. For all purposes of this Agreement, unless the context otherwise requires, the following defined terms shall have the meanings as follows:

(a)           “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b)           “Agreement” shall mean this agreement as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c)           “Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of December 14, 2009, by and among Fresenius, the Company, Operations and NQCI, as it may from time to time be amended pursuant to the terms thereof.

(d)           “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held of record by the Initial Beneficiary as of the close of business on the Final Record Date over the total number of Shares issued and outstanding on such Final Record Date and thereafter shall be determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.

(e)           “Beneficiary” shall mean, initially, each Initial Beneficiary and, thereafter, each Initial Beneficiary who holds Units and each transferee of Units initially held by an Initial Beneficiary and subsequently transferred to such transferee pursuant to and in accordance with the terms and conditions of this Agreement.

(f)            “Initial Beneficiary” shall mean each of the Stockholders.

(g)           “Liabilities” shall mean all of the Company’s unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent, fixed or otherwise, known or unknown arising out of or in connection with the business or affairs of the Company (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company).

(h)           “NQCI” shall mean National Quality Care, Inc., a Delaware corporation.

(i)            “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(j)            “Retained Assets” shall mean all of the Company’s right, title and interest in, to and under, all of the Company’s assets remaining after the sale of substantially all of the Company’s assets to Fresenius USA, Inc. (“Fresenius”) pursuant to the Asset Purchase Agreement, including, without limitation, its cash and cash equivalents, marketable and other securities, the Company’s rights under the Asset Purchase Agreement, claims, causes of action, contingent claims and reserves distributed to the Trustee.

(k)           “Shares” shall mean the shares of common stock of Xcorporeal, $0.0001 par value per share.

(l)            “Stockholders” shall mean the holders of record of the outstanding Shares of Xcorporeal at the close of business on the Final Record Date.

(m)           “Transfer Date” shall mean [__________], 2010.

(n)           “Trust” shall mean the liquidating trust created by this Agreement.

(o)           “Trust Assets” shall mean all the property held from time to time by the Trust under this Agreement, which initially shall consist of the Retained Assets (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustee to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

(p)           “Trustee” shall mean the original Trustee under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement.

(q)           “Units” shall have the meaning given to such term in Section 3.1(a).

ARTICLE II
GRANT TO TRUST AND NATURE OF TRANSFER

2.1           Grant. Effective on and as of the Transfer Date, the Company grants, delivers, releases, assigns and conveys to the Trust (as a “successor entity” as defined in Section 280(e) of the DGCL), to be held in trust and administered and distributed by the Trustee for the benefit of the Beneficiaries, all of the Company’s right, title, interest in, to and under, the Retained Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trust hereby accepts such Retained Assets, subject to the following terms and provisions.

2.2           Purpose of Trust.

(a)           The primary purpose of this Agreement and of the appointment of the Trustee hereunder is to facilitate the dissolution and termination of the Company and the disposition of the Retained Assets. Nothing contained herein shall be construed as to constitute the Beneficiaries or their successors in interest as members of an association. The purposes of the Trust are to hold, manage, administer and liquidate the Trust Assets, and to collect and distribute to the Beneficiaries the income and the proceeds of the disposition of the Trust Assets, to collect amounts owed to the Company, and to pay any Liabilities of the Company.

 (b)          The Trust is established for the sole purpose of winding up the Company’s affairs and the liquidation of the Retained Assets with no objective to continue the business of the Company or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of the Trust Assets.

(c)            It is expected that the Company shall liquidate and dissolve prior to fully winding up its affairs, including, but not limited to, the collection of its receivables and payments under the Asset Purchase Agreement and the payment of any unsatisfied Liabilities of the Company.

(d)           The Retained Assets granted, assigned and conveyed to the Trust shall be held in the Trust, and the Trustee will (i) further liquidate the Trust Assets to carry out the purpose of the Trust and facilitate distribution of the Trust Assets, (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) complete the winding up of the Company’s affairs, (iv) act for the benefit of the Beneficiaries and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

(e)           It is intended that the granting, assignment and conveyance of the Retained Assets by the Company to the Trust pursuant to the terms hereof shall be treated for all tax purposes as if the Company made such distributions directly to the Stockholders who then transferred the Retained Assets to the Trust pursuant to the terms herein. It is further intended that for Federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 677 of the Internal Revenue Code of 1986, as amended (the “Code”), and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(b) of the Income Tax Regulations.

2.3           No Reversion to the Company. In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.4           Instruments of Further Assurance. Prior to the dissolution of the Company, such Person as shall have the right and power to so act, will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trust of any property intended to be held, administered and distributed in accordance with the provisions of this Agreement, and to vest in the Trustee and its successors and assigns, the estate, powers, instruments or funds in trust hereunder. Title to Trust assets may be held in the name of the Trust.

2.5           Payment of Liabilities. Effective on and as of the Transfer Date, the Trust assumes all Liabilities and agrees hereafter to pay, discharge and perform when due all of the Liabilities. Should any Liability be asserted against the Trust as the transferee of the Trust Assets or as a result of the assumption made in this Section 2.5, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such  Liability or in payment thereof, but in no event shall the Trustee, Beneficiaries or employees, agents or representatives of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

2.6           Notice to Unlocated Stockholders. If the Trust holds Trust Assets for unlocated Stockholders, due notice shall be given to such Stockholders in accordance with Delaware law.

ARTICLE III
BENEFICIARIES

3.1           Beneficial Interests.

(a)           The Beneficial Interest of each Initial Beneficiary shall be determined in accordance with a certified copy of the Company’s stockholder list as of the Final Record Date, to be attached as  Exhibit B  hereto. The Company’s transfer agent will deliver such a certified copy of the Company’s stockholder list to the Trustee within a reasonable time after such date. For ease of administration, the Trustee shall express the Beneficial Interest of each Beneficiary in terms of units (“Units”). Each record owner of Shares as of the close of business on the Final Record Date shall receive one Unit for each Share then held of record. Each record owner of Shares shall have the same pro rata interest in the Trust Assets as such holder’s pro rata interest in the aggregate outstanding Shares on the Final Record Date.

(b)           All outstanding Shares shall be deemed cancelled as of the close of business on the Transfer Date. The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate. The Trustee shall maintain at its place of business, or at the office of a transfer agent retained for such purpose, a record of the name and address of each Beneficiary and such Beneficiary’s aggregate Units in the Trust.

(c)           If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustee be liable for interest on any funds which it may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.1(c), the Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been settled by a valid written agreement among all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it and the Trust from all such conflicting claims or demands.

3.2           Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary’s Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest shall pass as personal property to the Beneficiary’s legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein. No widower, widow, heir or devisee of any individual who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, marital property right or any other right, statutory or otherwise, in any property forming a part of  the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3           Limitations on Transfer of Interests of Beneficiaries.

(a)           THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED; PROVIDED THAT (i) THE BENEFICIAL INTERESTS SHALL BE ASSIGNABLE OR TRANSFERABLE BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW AND (ii) THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF A BENEFICIARY MAY MORTGAGE, PLEDGE, GRANT A SECURITY INTEREST IN, HYPOTHECATE OR OTHERWISE ENCUMBER, THE BENEFICIAL INTEREST HELD BY THE ESTATE OF SUCH BENEFICIARY IF NECESSARY IN ORDER TO BORROW MONEY TO PAY ESTATE, SUCCESSION OR INHERITANCE TAXES OR THE EXPENSES OF ADMINISTERING THE ESTATE OF THE BENEFICIARY, UPON WRITTEN NOTICE TO, AND WRITTEN CONSENT OF, THE TRUSTEE, WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD.

(b)           Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually distributed by the Trustee to, and received by such Beneficiary.

3.4           Trustee as a Beneficiary.  The Trustee or successor Trustee may be a Beneficiary or hold a Beneficial Interest.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

4.1           Duration. The Trust shall terminate upon the earliest of (i) the final distribution of all the Trust Assets as provided in Section 5.9, and (ii) the expiration of a period of three (3) years from the Transfer Date; provided that the Trustee, in its discretion, may extend the termination of the Trust pursuant to this subparagraph (ii) of this Section 4.1 to such later date as it may designate, if it determines that an extension is reasonably necessary to fulfill the purpose of the Trust, as specified in this Agreement, and, prior to such extension, the Trustee shall have requested and received no-action assurance from the Securities and Exchange Commission regarding the registration and reporting requirements of the Trust under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable Federal securities act. The Trust shall not in any event terminate pursuant to subparagraph (ii) of this Section 4.1 prior to the date on which the Trustee is permitted to make a final distribution in accordance with Section 5.8.

4.2           Other Obligations of Trustee upon Termination. Upon termination of the Trust, the Trustee shall provide for the retention of the books, records, lists of Beneficiaries, certificates for Shares and files which shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets, the Trustee shall have no further duties or obligations hereunder.

ARTICLE V

ADMINISTRATION AND DISTRIBUTION OF TRUST ASSETS

5.1           Sale of Trust Assets. Subject to the terms and conditions of this Agreement, the Trustee may, at such times as the Trustee deems appropriate, collect, liquidate, reduce to cash, transfer, assign, or  otherwise dispose of all or any part of the Trust Assets as it deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustee shall determine).

5.2           Efforts to Resolve Claims and Liabilities. Subject to the terms and conditions of this Agreement, the Trustee will make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust may be responsible, dispose of the Trust Assets, make timely distributions and not unduly prolong the administration of the Trust.

5.3           Continued Collection of Property of Trust Assets. All property that is determined to be a part of the Trust Assets shall continue to be collected by the Trustee and held, administered and distributed as a part of the Trust, without obligations to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Trust after payment of the Trust’s liabilities and expenses as provided in Section 5.6.

5.4           Transactions with Related Persons. Notwithstanding any other provision of this Agreement, other than distributions to the Beneficiaries in accordance with the terms of this Agreement, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with, (i) any Trustee, agent or employee (acting in their individual capacities) of the Trust or the Trustee; or (ii) any Person of which any Trustee, agent or employee of the Trust or the Trustee is an Affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Person unless in each such case, after disclosure of such interest or affiliation such transaction is approved by the Trustee, if any, who is not interested in the transaction and the Trustee determines that such transaction is on its terms fair and reasonable to, and in the best interests of the Beneficiaries, and in no event less favorable to the Beneficiaries than terms available for a comparable transaction with unrelated Persons.

5.5           Restriction on Trust Assets. The Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same has been and may be amended, supplemented, or modified (“Revenue Procedure 82-58”), including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer or any general or limited partnership interest. The Trustee shall not retain cash in excess of a reasonable amount to meet expenses, charges and obligations of the Trust, the Trust Assets and all Liabilities.

5.6           Payment of Expenses and Liabilities. The Trustee shall pay from the Trust Assets all expenses, charges, and obligations of the Trust and of the Trust Assets and all Liabilities and obligations which the Trust specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Trust may be obligated to pay as transferee of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments and public charges of any kind or nature and the costs, charges and expenses related to the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee.

5.7           Interim Distributions. At such time as may be determined by it in its sole discretion, the Trustee shall distribute, or cause to be distributed to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustee in its sole discretion, such cash or other property comprising a portion of the Trust Assets as the Trustee in its sole discretion determines may be distributed without detriment to the conservation and protection of the Trust Assets. Consistent with Revenue Procedure 82-58, the Trustee shall distribute to the Beneficiaries during each calendar year, in proportion to the number of Units held by each Beneficiary on the record date(s) for such distribution(s), any proceeds from the sale of assets and income from investments not needed to be retained to meet claims and contingent liabilities.

5.8           Final Distribution. If the Trustee determines that the Liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged or if the Trust shall terminate  pursuant to Section 4.1, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the remaining Trust Assets, if any, to the Beneficiaries in proportion to the number of Units held by each Beneficiary. The Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, in accordance with Delaware law, subject to applicable state laws regarding escheat and abandoned property.

5.9           Reports to Beneficiaries and Others.

(a)           As soon as practicable after the Transfer Date, the Trustee shall mail to each Beneficiary a notice indicating how many Units such Person beneficially owns and the contact details of the Trustee. As soon as practicable after the end of each calendar year and after termination of the Trust, but in any event within 90 days after each such event, the Trustee shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such calendar year or upon termination and the receipts and disbursements of the Trustee for such calendar year or period, (ii) any changes in the Trust Assets and Liabilities that it has not previously reported, and (iii) any action taken by the Trustee in the performance of its duties under this Agreement that it has not previously reported, and which, in its opinion, materially affects the Trust Assets or Liabilities.

(b)           The fiscal year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end.

(c)           Whenever a material event relating to the Trust’s Assets occurs, the Trustee shall, within a reasonable period of time after such occurrence, prepare and mail to the Beneficiaries an interim report describing such event; provided, that the Trustee may alternatively use any other means reasonably calculated to disseminate such interim report to the Beneficiaries, including, without limitation, use of the Trust’s website. The occurrence of a material event need not be reported on an interim report if an annual report pursuant to Section 5.9(a) will be issued at approximately the same time that such interim report would be issued and such annual report describes the material event as it would be discussed in an interim report. The occurrence of a material event will be determined solely by the Trustee.

5.10         Federal Income Tax Information. As soon as practicable after the close of each calendar year, the Trustee shall mail to each Person who was a Beneficiary at the close of the year, a statement showing, on a per Unit basis the dates and amount of all distributions made by the Trustee, income earned on assets held by the Trust, if any, such other information as is reasonably available to the Trustee which may be helpful in determining the amount of gross income and expenses attributable to the Trust that such Beneficiary should include in such Person’s Federal income tax return, if any, for such year and any other information as may be required to be furnished under applicable law. In addition, after receipt of a request in good faith, the Trustee shall furnish to any Person who has been a Beneficiary at any time during the current or preceding year, at the expense of such Person and at no cost to the Trust, a statement containing such further information as is reasonably available to the Trustee which shall be helpful in determining the amount of taxable income which such Person should include in such Person’s Federal income tax return.

5.11         Books and Records. The Trustee shall maintain in respect of the Trust and the holders of Units books and records relating to the Trust Assets, income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustee under Section 5.9. Except as provided in Section 5.9, nothing in this Agreement requires the Trustee to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for managing any payment or distribution out of the Trust Assets. Beneficiaries shall have the right upon 30 days’ prior written notice delivered to the Trustee to inspect during normal business hours such books and records (including financial statements) for a reasonable length of time; provided that, if so requested, such  Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustee. For the avoidance of doubt, nothing in this Agreement shall be interpreted to require the Trustee to mail or otherwise periodically provide audited financial statements of the Trust to the Beneficiaries.

5.12         Employment of Agents, etc.

(a)           The Trustee shall be responsible for the general administration of the Trust and for the general supervision of the activities conducted by all agents, representatives, employees, advisors or managers of the Trust. The Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Trustee may deem necessary or proper for the administration of the Trust.

(b)           The Trustee shall have the power to determine the terms and compensation of any Person whom it may employ or with whom it may contract pursuant to Section 5.12(a), subject to the provisions of Section 5.4.

(c)           The Trustee shall not be required to administer the Trust as its sole and exclusive function and the Trustee may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to such Trustee’s obligations under this Agreement and applicable law.

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE TRUSTEE

6.1           Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries enter into or engage in any trade or business except as necessary for the orderly liquidation of the Trust Assets. The Trustee shall be restricted to the holding, collection and sale of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustee take any action which would jeopardize the status of the Trust as a “liquidating trust” for Federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trustee shall not invest any of the cash held as Trust Assets, except that the Trustee may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes. Neither the Trustee nor any Affiliate of the Trustee shall take any action to facilitate or encourage trading in the Beneficial Interests or in any instrument tied to the value of the Beneficial Interests such as due bill trading.

6.2           Specific Powers of Trustee. Subject to the provisions of the terms and conditions of this Agreement, the Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Delaware; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)           to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interest in, the Trust Assets;

(b)           to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Trust or the Trustee including paying the Trustee fees under this Agreement;

(c)           to elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed (provided that any such agreements or arrangements with a person or entity affiliated with the Trustee shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on no more than 60 days prior written notice by the Trustee), to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to agents, representatives, employers, independent contractors or other Persons;

(d)           to retain and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities and obligations of the Trust or the Company; and (ii) the expenses of administering the Trust Assets;

(e)           to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain the Trust Assets pending sale or disposition thereof or distribution thereof to the Beneficiaries;

(f)            to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Trust or the Company or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

(g)           to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

(h)           to cancel, terminate, enforce, perform under (provided that such performance is consistent with the purpose of the Trust set forth in Section 2.2(a) and Section 2.2(b) hereof), or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the term of the Trust;

(i)            in the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of this Agreement, except as limited by the Trustee and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

(j)            to cause any investments of any part of the Trust Assets to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

(k)           to vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held as Trust Assets hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect of any shares of stock or any securities held as Trust Assets which the Trustee might or could do if it were the absolute owner thereof;

(l)            to undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof;

(m)          to authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held as part of the Trust Assets;

(n)           in connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with applicable Federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof;

(o)           to do and perform any and all acts necessary or appropriate to comply with the registration and reporting requirements of the Trust under Federal and state securities laws, if any;

(p)           to terminate and dissolve any entities held as part of the Trust; and

(q)           to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII

CONCERNING THE TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS

7.1           Generally. The Trustee accepts and undertakes to discharge the trust created by this Agreement, upon the terms and conditions hereof, for the benefit of the Beneficiaries. The Trustee shall exercise such of the rights and powers vested in it by this Agreement in accordance with applicable law and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own fraud or willful misconduct, except that:

(a)           the Trustee shall not be liable to the Beneficiaries for the acts or omissions of an agent, representative, employee, advisor or manager appointed by the Trustee hereunder, except where the Trustee specifically directs the act of such Person, delegates the authority to such Person to act where the Trustee was under a duty not to delegate, does not use reasonable prudence in the selection or retention of such Person, does not periodically review such person’s overall performance and compliance with the terms of such delegation, conceals the act or omission of such Person or neglects to take reasonable steps to redress any wrong committed by such Person when the Trustee is aware of such Person’s act or omission;

(b)           the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

(c)           in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

(d)           the Trustee shall not be liable for any reasonable error of judgment made in good faith; and

(e)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by such Trustee in good faith in accordance with the terms and conditions of this Agreement and at the direction of Beneficiaries having aggregate Units constituting at least two-thirds of the total Units held by all Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any right or power conferred upon the Trustee under this Agreement.

7.2           Reliance by Trustee. Except as otherwise provided in Section 7.1:

(a)           The Trustee may consult with legal counsel, auditors or other experts to be selected by it, and the advice or opinion of such counsel, auditors or other experts shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by the Trustee in good faith and in reliance on, or in accordance with, such advice or opinion.

(b)           Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of the Trust and the Trustee shall have no personal or individual obligation whatsoever to satisfy any such liability.

(c)           As far as reasonably practicable, the Trustee shall cause any written instrument creating an obligation of the Trust Assets to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee nor its agents, representative, advisors nor employees shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustee or its agents, representatives, advisors or employees liable, nor shall the Trustee be liable to anyone for such omission.

7.3           Limitation on Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust, and neither the Trustee, nor any employee, agent, representatives or advisor of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Beneficiary or any other Person in connection with the Trust Assets or the affairs of the Trust, except for gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith by such Trustee, employee, agent, representative or advisor of the Trust, and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Trustee shall at its sole discretion, at the expense of the Trust, maintain insurance for the protection of the Trust Assets, the Beneficiaries, the Trustee, employees, agents, representatives and advisors of the Trust in such amount as the Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

7.4           Written Instruments of Trustee. Any written instrument creating an obligation of the Trust Assets shall be conclusively taken to have been executed or done by the Trustee, employee or agent of the Trust only in its capacity as Trustee under this Agreement, or in its capacity as an employee or agent of the Trust or Trustee.

7.5           Indemnification. The Trustee and each Person appointed or employed by the Trustee pursuant to Section 5.13 or Section 5.14 (including, without limitation, the directors, officers, employees, agents, representatives and advisors of each such Person (each an  “Indemnified Person” and collectively the “Indemnified Persons”)), shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trustee or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of a Trustee or Person appointed or employed by the Trustee pursuant to Section 5.13 or 5.14, while in office or thereafter, by reason of his being or having been such a Trustee, employee, agent, representative or advisor, including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee or Person in such capacity; and (ii) in the case of any director, officer, employee, agent, representative or advisor of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder; provided that the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been found pursuant to a final non-appealable judgment of a court of competent jurisdiction to have acted with gross negligence, fraud or willful misconduct. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided, that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with indemnification under this Section 7.5, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently and finally determined that the Indemnified Person is not entitled to such indemnification. The Trustee shall purchase such insurance as it believes, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability, or damage pursuant to this Section 7.5. Nothing contained herein shall restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

7.6           No Duty Not to Compete. Subject to applicable law, the Trustee, in its individual capacity, or through Persons that it controls or in which it has an interest, may directly or indirectly engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of or the investment in securities, or the provision of any services in connection with such activities, whether or not such activities are similar to or in competition with the business activities of the Company. The Trustee shall have no duty to present any business opportunity to the Trust before taking advantage of such opportunity either in such Trustee’s individual capacity or through participation in any Person.

ARTICLE VIII

PROTECTION OF PERSONS DEALING WITH THE TRUSTEE

8.1           Reliance on Statements by Trustee. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate, signed by the Trustee, with respect to the authority that the Trustee has to take any action under this Agreement. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate setting forth the facts concerning the action taken by the Trustee pursuant to this Agreement, including the aggregate number of Units held by the Beneficiaries causing such action to be taken.

8.2           Application of Money Paid or Transferred to Trustee. No person dealing with the Trustee shall be required to follow the application by the Trustee of any money or property which may be paid or transferred to the Trustee.

ARTICLE IX
COMPENSATION OF TRUSTEE

9.1           Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, the Trustee shall receive as reasonable compensation for services as Trustee hereunder the amounts set forth in  Exhibit A  attached hereto.

9.2           Dates of Payment. The compensation payable to the Trustee pursuant to the provisions of Section 9.1 shall be paid for the time period set forth in  Schedule A  attached hereto.

9.3           Expenses. The Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of its duties in accordance with this Agreement.

ARTICLE X
TRUSTEES AND SUCCESSOR TRUSTEES

10.1         Number and Qualification of Trustees.

(a)           Subject to Section 10.3, there shall be one (1) Trustee of the Trust, who need not be a citizen or resident of, or a corporation which is incorporated under, or a limited liability company organized under the laws of the State of Delaware.

(b)           The Trustee represents that it possesses every license, permit, charter and authorization (collectively, “Authorizations”) necessary to execute and deliver this Agreement and perform its obligations hereunder and has given every notice and taken every action required by applicable law or governmental authorities and regulatory bodies to perform its obligations hereunder; except where the failure to possess such Authorizations or the failure to give such notice or take such action would not have a material adverse effect on the ability of Trustee to perform its obligations hereunder.

(c)           If a corporate (or its equivalent) Trustee shall ever change its name, or shall reorganize or reincorporate or shall merge with or into or consolidate with any other company, such corporate (or its equivalent) trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions and privileges as are herein specified for a Trustee.

10.2         Resignation and Removal. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Beneficiaries at their respective addresses as they appear on the records of the Trustee. Such resignation shall become effective on the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of such Trustee’s successor, and such successor’s acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with cause, by Beneficiaries having aggregate Units of at least a two-thirds of the total Units held by all Beneficiaries. Any Trustee may be removed at any time, without cause, by Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Beneficiaries.

10.3         Appointment of Successor. Should at any time the Trustee die, resign or be removed, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and the Beneficiaries may, pursuant to Article XII hereof, call a meeting in order that Beneficiaries holding at least a majority of the Units represented at the meeting may appoint a successor Trustee. In the event that the Beneficiaries do not elect a successor Trustee within 30 days of the resignation, removal, bankruptcy or insolvency of such Trustee, the successor Trustee shall be appointed by a court of competent jurisdiction upon application of any Beneficiary or known creditor of the Trust.

10.4         Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart, in case of a resignation, to the resigning Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the rights, powers, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the resigning Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the rights, powers, and trusts of such resigning Trustee.

10.5         Bond. Unless required by the Board prior to the Transfer Date or unless a bond is required by law, no bond shall be required of the original Trustee hereunder. Unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries holding aggregate Units constituting at least a majority of the total Units held by all Beneficiaries, no bond shall be required of any successor trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board. If a bond is required by the Board or by law, the Board or the Trustee, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required. The cost of any such bond shall be borne by the Trust.

ARTICLE XI
CONCERNING THE BENEFICIARIES

11.1         Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

11.2         Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

11.3         Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 11.3 shall not apply to any suit by the Trustee.

ARTICLE XII
MEETING OF BENEFICIARIES

12.1         Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries having a specified aggregate Beneficial Interest to take either acting alone or with the Trustee.

12.2         Meeting Called by Trustee. The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within or without the State of Delaware as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 12.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

12.3         Meeting Called on Request of Beneficiaries. Within 45 days after written request to the Trustee by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such 45 day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

12.4         Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

12.5         Quorum. At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum, but if less than a quorum be present, Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, the approval of Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries shall be required for taking action on any matter voted on by the Beneficiaries.

12.6         Adjournment of Meeting. Subject to Section 12.5, any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

12.7         Conduct of Meetings. The Trustee shall appoint the Chairman (or may serve as the Chairman) and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

12.8         Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by it. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XIII
AMENDMENTS

13.1         Consent of Beneficiaries. At the written direction or with the written consent of Beneficiaries holding at least a majority of the total Units held by all Beneficiaries or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided that no such amendment shall increase the duties or potential liability of the Trustee hereunder without the written consent of the Trustee nor reduce the compensation to the Trustee for services rendered; provided, further, that no such amendment shall permit the Trustee to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and that no such amendment shall cause the Trust, in the opinion of counsel, to be treated for all tax purposes, as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owners of their respective shares of the Trust’s taxable income pursuant to Section 671 through 677 of the Code and any analogous provision of state or local law.

13.2         Notice and Effect of Amendment. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.1         Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of a Trustee in the same places where the original Agreement is filed or recorded.

14.2         Intention of Parties to Establish Trust. This Agreement is intended to create a liquidating trust and is not intended to create, a corporation, association, partnership or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

14.3         Beneficiaries Have No Rights or Privileges as Stockholders of the Company. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) shall have no rights or privileges attributable to their former status as stockholders of the Company.

14.4         Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof. The Trustee, the Company and the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

14.5         Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.6         Notices. Any notice or other communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, facsimile to the parties at the following addresses, provided that facsimile notices are confirmed telephonically or by depositing a copy of such notice in the mail, or at such other addresses as shall be specified by the parties by like notice:

(a)           If to the Trustee:

[_________]
[_________]
[_________]
Attn: [_________]

(b)           If to the Company:

Xcorporeal, Inc.
80 Empire Drive
Lake Forest, CA 92630

Attn:  Kelly J. McCrann
Facsimile No. (949) ___-____

with a copy to:

[_________]
[_________]
[_________]
Attn: [_________]

14.7           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[Signatures follow]

IN WITNESS WHEREOF, Xcorporeal, Inc. and Xcorporeal Operations, Inc. has each caused this Agreement to be executed by its President and Chief Executive Officer, and the Trustee herein has executed this Agreement on this ___ day of ________________, 2010.

XCORPOREAL, INC.

By:
Name: Kelly J. McCrann
Title: Chief Executive Officer

XCORPOREAL OPERATIONS, INC.

By:
Name: Kelly J. McCrann
Title: Chief Executive Officer

, TRUSTEE

Name: Kelly J. McCrann
Title: Authorized Signatory

EXHIBIT A

Compensation of Trustee

A1.           The Trustee shall receive the following compensation for its services as Trustee hereunder (the “Services”):

•
ten (10%) percent of the aggregate Royalty Payments (as defined in the Asset Purchase Agreement) up to 10 million dollars ($10,000,000) received by the Trust pursuant to the terms of the Asset Purchase Agreement; and

•	five (5%) percent of the aggregate distributions to Beneficiaries in excess of 10 million dollars ($10,000,000) received by the Trust pursuant to the terms of the Asset Purchase Agreement.

                A2.           Subject to Section A1 hereof, the Trustee shall invoice the Trust on a quarterly basis for Services rendered during the prior month. Payment by the Trust for such Services, if applicable, relating to such period shall be due as of the date of receipt by the Trust of its share of the Royalty Payments pursuant the terms of the Asset Purchase Agreement. Payment by the Trust for such applicable Expenses (as defined below) relating to such period shall be due as of the date of such invoice.

                A3.           In addition to the compensation to the Trustee set forth above, the Trustee shall be reimbursed for all reasonable out-of-pocket expenses (“Expenses”) incurred by Trustee in connection with providing the Services. Expenses shall include, without limitation:

•	fees and expenses of independent professionals and consultants (such as attorneys, accountants, environmental experts, etc.) incurred by or on behalf of the Trust;
•	the costs associated with obtaining the services of certain current directors and executive and administrative personnel of the Company, as determined by the Trustee;
•	the costs associated with obtaining the services of accounts receivable collection personnel, as determined by the Trustee;
•	document storage costs required to maintain Company and Trust records; and
•
reasonable out-of-pocket, third party expenses incurred by the Trustee, including copying, faxes, messenger, postage, costs of forwarding Company phone and email lines and other direct out-of-pocket costs.

Any and all Expenses incurred in any month by the Trustee shall be included and itemized in the invoice prepared by the Trustee with respect to such month.

EXHIBIT B

The Company’s Stockholder List as of the Final Record Date

ANNEX D

AGREEMENT

This AGREEMENT (the “Agreement”), dated as of December 14, 2009 (the “Effective Date”), is by and between Fresenius USA, Inc., a Massachusetts corporation with its principal executive office at 920 Winter Street, Waltham, MA 02451 (the “FUSA”), and Xcorporeal, Inc., a Delaware corporation with its principal executive office at 80 Empire Drive, Lake Forest, CA 92630 (“Xcorporeal”).

Reference is made to that certain Asset Purchase Agreement dated as of the Effective Date, by and among FUSA, Xcorporeal, Xcorporeal Operations, Inc. and National Quality Care, Inc. (the “Asset Purchase Agreement”), pursuant to which Xcorporeal, Operations and NQCI intend to sell to FUSA the Purchased Assets.  Any capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

WHEREAS, in anticipation of the Closing, FUSA desires to pay Xcorporeal for certain expenses expected to be incurred by Xcorporeal before the Closing; and

WHEREAS, prior to the Closing, FUSA desires to utilize certain consulting services of Xcorporeal and Xcorporeal desires to provide such consulting services to FUSA; and

WHEREAS, in anticipation of the Closing, FUSA has incurred and will continue to incur certain expenses on behalf of Xcorporeal, and the parties desire to agree upon the terms and conditions for the repayment of such expenses by Xcorporeal in the event the Closing fails to take place by February 28, 2010, unless otherwise agreed to by the Sellers and FUSA.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties agree as follows:

1.           Lease.  Xcorporeal is a lessee under that certain Standard Industrial/Commercial Lease dated October 6, 2008, by and between Xcorporeal and Olen Commercial Realty Corp. (the “Lease”) pertaining to the premises located at 80 Empire Drive, Lake Forest, California 92630.  Subject to the approval of the Lessor, FUSA shall, upon the Closing Date, assume the Lease and all future obligations arising thereunder, provided, however, that FUSA shall not assume any liability or obligation arising, or related to, any period prior to the Closing Date.  In consideration of such assumption, Xcorporeal hereby agrees to pay to FUSA on the Closing Date the amount of $175,000, representing approximately six (6) months of rent and common area expenses that are expected to be incurred by FUSA under the Lease following the Closing Date. Xcorporeal shall be entitled to receive the return of the Letters of Credit and any other security deposits posted by it in connection with such Lease and FUSA will reasonably cooperate with Xcorporeal in any actions requested by Xcorporeal to ensure the return of such items on a timely basis.

2.           Consulting Services.  FUSA hereby engages, effective November 16, 2009, Xcorporeal to perform such consulting, advisory and related services to and for FUSA as may be reasonably requested from time to time by FUSA and its affiliates (the “Services”), and Xcorporeal hereby accepts such engagement by FUSA (the “Engagement”), on the terms set forth in this Agreement, for the period beginning on the Effective Date and ending on the Closing Date, unless sooner terminated in accordance with Section 2(d) hereof (the “Term”).

(a)         Key Personnel.  The parties agree that Dr. Victor J. Gura, Barry Fulkerson and Mark Smith (collectively, the “Key Personnel”) are essential to the Services to be provided pursuant to the Engagement, and are the only employees of Xcorporeal that will provide such Services, and that the assignment of the Key Personnel to perform the Services will be continuous throughout the term of the Engagement.  The parties further agree that should any such Key Personnel no longer be employed by Xcorporeal during the term of the Engagement, for whatever reason, FUSA shall have the right to terminate the Engagement immediately upon notice to Xcorporeal.

(b)         Cooperation.  Xcorporeal shall use its reasonable commercial efforts in the provision of the Services pursuant to the Engagement.  Xcorporeal shall cooperate with FUSA’s personnel, shall not interfere with the conduct of FUSA’s business and shall observe all rules, regulations and security requirements of FUSA concerning the safety of persons and property to the extent known to Xcorporeal.

(c)         Fee.  For the Services rendered by Xcorporeal during the Term, FUSA shall pay to Xcorporeal a fee, payable in cash in semi-monthly installments, at the following annual rate for the full-time services of each of the Key Personnel:

Dr. Victor J. Gura	$442,000/year

Barry Fulkerson	$212,000/year

Mark Smith	$167,000/year

FUSA will also reimburse Xcorporeal for all reasonable out-of-pocket Denver, CO to Lake Forest, CA commuting expenses incurred by Xcorporeal on behalf of Barry Fulkerson and Mark Smith in the course of their performance of duties pursuant to the Engagement.  For purposes of clarification, the amounts above shall be prorated for the duration of the Term and FUSA shall have no obligation to pay any amounts other than during the Term.  The parties acknowledge that, notwithstanding the date of this Agreement, FUSA and its affiliates have previously engaged the services of Barry Fulkerson and Mark Smith and have paid the required fees for such services.  The parties further agree and acknowledge that any amounts paid by FUSA with respect to the services provided by Dr. Victor J. Gura (“Gura”) pursuant to this Agreement shall be offset against any capital contributions of FUSA or its affiliates in connection with any HD WAK joint venture between FUSA or an affiliate of FUSA and Gura, and potentially others related to the development of the HD WAK and other related applications as contemplated by the exclusivity letter between Fresenius Medical Care Holdings, Inc. and Xcorporeal, Inc. dated as of September 21, 2009.

(d)         Termination.  Notwithstanding anything to the contrary contained in this Agreement, the Engagement shall terminate upon the earliest to occur of the following (the “Termination Date”):

(i)           At the election of FUSA, for cause, immediately upon written notice by FUSA to Xcorporeal.  For the purposes of this Section 2(d)(i), cause for termination shall be deemed to exist upon (a) a good faith finding by FUSA of the failure of Xcorporeal to perform the Services in accordance with this Agreement, which failure comes more than thirty (30) days after Xcorporeal’s receipt of a written notice from FUSA of such failure, (b) bad faith, gross negligence or willful misconduct of any Key Personnel; (c) the conviction of any Key Personnel of, or the entry of a pleading of guilty or nolo contendere by any Key Personnel to, any crime involving moral turpitude or any felony; (d) a knowing or willful breach by Xcorporeal or any Key Personnel of Section 2(f)(i), which breach shall not be cured within thirty (30) days after Xcorporeal’s receipt of a written notice from FUSA of such breach; or (e) a knowing or willful breach by Xcorporeal or any Key Personnel of Section 2(f)(ii), which breach shall not be cured within thirty (30) days after Xcorporeal’s receipt of a written notice from FUSA of such breach;

(ii)           The death or disability of any Key Personnel.  As used in this Agreement, the term “disability” means the inability of Key Personnel with or without reasonable accommodation as may be required by state or federal law, due to physical or mental disability, for a period of sixty (60) days, to perform the Services; and

(iii)           February 28, 2010.

(e)      Effect of Termination.  Upon the termination of the Engagement, FUSA shall pay Xcorporeal (i) the consulting fees otherwise payable to Xcorporeal under Section 2(c) through the last day of the Engagement, and (ii) all unpaid expense reimbursements payable to Xcorporeal pursuant to Section 2(c) (together, the “Earned/Accrued Amounts”).  Following payment of the Earned/Accrued Amounts, FUSA shall have no further obligation to Xcorporeal pursuant to the Engagement.

(f)       Inventions and Proprietary Information.

(i)       Inventions.

(1)            All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) related to the business of FUSA (“Inventions”) which are made, conceived, reduced to practice, created, written, designed or developed by Key Personnel, solely or jointly with others and whether during normal business hours or otherwise, during the performance of Services for FUSA pursuant to the Engagement or thereafter if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of FUSA.  Xcorporeal hereby assigns, and shall use its best efforts to cause the Key Personnel to assign, to FUSA all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints, and shall use its best efforts to cause the Key Personnel to appoint, any officer of FUSA as its duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority.  Upon the request of FUSA and at FUSA’s expense, Xcorporeal shall, and shall use its best efforts to cause the Key Personnel to, execute such further assignments, documents and other instruments as may be reasonably necessary or desirable to fully and completely assign all Inventions to FUSA and to assist FUSA in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.  Xcorporeal also hereby waives all claims to moral rights in any Inventions.

(2)            Xcorporeal shall promptly disclose to FUSA all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by FUSA) to document the conception and/or first actual reduction to practice of any Invention.  Such written records shall be available to and remain the sole property of FUSA at all times.

(3)           Notwithstanding the foregoing, Inventions, if any, patented or unpatented, which Xcorporeal and/or the Key Personnel made prior to the commencement of Xcorporeal’s engagement as consultant for FUSA are excluded from the scope of this Agreement. To preclude any possible uncertainty, attached hereto as Exhibit A is a complete list of all Inventions (a) that Xcorporeal and/or the Key Personnel has or have, alone or jointly with others, conceived, developed or reduced to practice prior to Xcorporeal’s engagement as a consultant for FUSA, (b) that Xcorporeal and/or the Key Personnel considers to be its or their property or the property of third parties, and (c) that Xcorporeal wishes to have excluded from the scope of this Agreement. If disclosure of any such invention on Exhibit A would potentially cause Xcorporeal to violate a prior confidentiality agreement, Xcorporeal understands that it is obligated only to describe such invention in general terms in order to avoid such violation.

(ii)      Proprietary Information.

(1)            Xcorporeal acknowledges that its relationship with FUSA is one of high trust and confidence and that in the course of the Services it will have access to and contact with Proprietary Information.  Subject to Section 2(f)(ii)(3), Xcorporeal agrees that it will not, during the Term or at any time thereafter, disclose to others, or use for its benefit or the benefit of others, any Proprietary Information or Invention.

(2)           For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by FUSA, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by Xcorporeal in the course of it providing the Services to FUSA.

(3)           Xcorporeal’s obligations under this Section 2(f)(ii) shall not apply to any Proprietary Information that (a) is or becomes known to the general public under circumstances involving no unauthorized disclosure by Xcorporeal of the terms of this Section 2(f)(ii), (b) was available to Xcorporeal or Key Personnel on a non-confidential basis prior to disclosure by Xcorporeal, (c) is generally disclosed to third parties by FUSA without confidentiality restrictions on such third parties, (d) is approved for release by written authorization of an officer of FUSA or (e) is prepared, conceived or discovered by Xcorporeal or Key Personnel or their representatives subsequent to the Termination Date.

(4)           Upon termination of the Engagement or at any other time upon request by FUSA, Xcorporeal shall promptly deliver to FUSA all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of FUSA.

(5)           Xcorporeal represents that its retention as a consultant for FUSA and its performance of the Engagement does not, and shall not, breach any agreement that obligates Xcorporeal to keep in confidence any trade secrets or confidential or proprietary information of Xcorporeal or of any other party or to refrain from competing, directly or indirectly, with the business of any other party or otherwise conflict with any of Xcorporeal’s agreements or obligations to any other party.  Xcorporeal shall not disclose to FUSA any trade secrets or confidential or proprietary information of any other party.

(6)           Xcorporeal acknowledges that FUSA from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on FUSA regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work.  Xcorporeal agrees to be bound by all such obligations and restrictions that are known to Xcorporeal and to take all action reasonably necessary to discharge the obligations of FUSA under such agreements to the extent such obligations relate to Xcorporeal.

(iii)     Remedies.  Xcorporeal acknowledges that any breach of the provisions of this Section 2(f) shall result in serious and irreparable injury to FUSA for which FUSA cannot be adequately compensated by monetary damages alone.  Xcorporeal agrees, therefore, that, in addition to any other remedy it may have, FUSA shall be entitled to enforce the specific performance of Section 2 by Xcorporeal and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

(g)      Non-Competition.  Subject to the consummation of the transactions contemplated under the Asset Purchase Agreement, Xcorporeal agrees that during the Term and for two (2) years immediately thereafter, Xcorporeal will not directly or indirectly for its own benefit or the benefit of others:

(i)       render services for a competing organization, as an employee, officer, agent, broker, partner, or stockholder (except that Xcorporeal may own five percent (5%) or less of the equity securities of any publicly-traded company);

(ii)       hire or seek to persuade any employee of FUSA or any of its affiliates to discontinue employment or to become employed in any a competing organization or seek to persuade any independent contractor or supplier to discontinue its relationship with FUSA or any of its affiliates; and

(iii)      solicit, direct, take away or attempt to take away any business or customers of FUSA or any of its affiliates.

Nothing in this Agreement shall preclude Xcorporeal or any Key Personnel from working for a competitor of FUSA or its affiliates after termination of the Engagement, provided that, subject to the consummation of the transactions contemplated under the Asset Purchase Agreement,  Xcorporeal will not be engaged, directly or indirectly, in any business in which FUSA or its affiliates are actively engaged upon termination of the Engagement or in any new business which FUSA or its affiliate are in the process of setting up and in which Xcorporeal had direct involvement during the Term.

(h)         Other Agreements.  Xcorporeal hereby represents that Xcorporeal is not bound by the terms of any agreement with any other party to refrain from using or disclosing any trade secret or confidential or proprietary information relating to the Proprietary Information in the course of Xcorporeal’s relationship with FUSA, to refrain from competing, directly or indirectly, with the business of such other party or to refrain from soliciting employees, customers or suppliers of such other party.  Xcorporeal agrees to furnish FUSA with a copy of any such agreement upon request.

(i)         Independent Contractor Status.  Xcorporeal shall perform all consulting services under Section 2 as an “independent contractor” and not as an employee or agent of FUSA.  Xcorporeal is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, FUSA or to bind FUSA in any manner.

3.           Development Expenses.  Xcorporeal acknowledges and agrees that in the event the Closing does not take place as a result of Xcorporeal consummating a Superior Proposal, Xcorporeal shall reimburse FUSA for the following expenses, to the extent such (other than (d) and (e) below) are reasonably incurred on Xcorporeal’s behalf for the benefit of Xcorporeal, concurrently with the consummation of such Superior Proposal:

(a)         Tooling;

(b)         Prototyping;

(c)         IP Maintenance;

(d)         All reasonably documented third party expenses incurred by FUSA in negotiating and documenting the transactions contemplated by the Asset Purchase Agreement and this Agreement, including reasonable attorneys’ fees and expenses;

(e)         Consulting fees; and

(f)         Miscellaneous consulting expenses, i.e. travel.

4.           Notices.  All notices required or permitted under this Agreement shall be in writing and shall be provided as set forth in the Asset Purchase Agreement.

5.           Entire Agreement.  This Agreement (together with the Asset Purchase Agreement, the schedules and exhibits thereto and other documents and agreements delivered pursuant to the Asset Purchase Agreement, to the extent referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

6.           Amendment.  This Agreement may be amended or modified only by a written instrument executed by both FUSA and Xcorporeal.

7.           Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to its principles or conflicts of laws.

8.           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, FUSA may be merged or which may succeed to its assets or business, provided, however, that subject to the last sentence of this Section 8, the obligations of Xcorporeal are personal and may not be assigned. Xcorporeal may assign its respective rights and obligations hereunder, including under any agreements contemplated by this Agreement, to a liquidating trust established for the benefit of Xcorporeal’s stockholders (the “Xcorporeal Trust”) and the Xcorporeal Trust may assign any or all of it respective rights and obligations hereunder to any purchaser of a part or all of such trust’s rights, assets and/or obligations, without the prior written consent of any other party.

9.           Interpretation.  If any restriction set forth in Section 9 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

10.         Miscellaneous.

(a)         No delay or omission by FUSA or Xcorporeal in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by FUSA or Xcorporeal on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(b)         The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(c)         In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(d)         This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

FRESENIUS USA, INC.

By:	/s/ Mohsen Reihany
Name: Mohsen Reihany
Title: Senior Advisor To Chairman of The Board

XCORPOREAL, INC.

By:	/s/ Kelly J. McCrann
Name: Kelly J. McCrann
Title: Chief Executive Officer

ANNEX E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
Form 10-K

(Mark One)
☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2008
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from to

Commission File Number 001-33874
Xcorporeal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2242792
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

12121 Wilshire Blvd., Suite 350
Los Angeles, California 90025
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 923-9990

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NYSE Amex

Securities registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐    No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K(§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☒

The aggregate market value of the voting common stock held by non-affiliates of the registrant computed by reference to the closing price of the registrant’s common stock on June 30, 2008, as reported on the NYSE Amex, was approximately $7,288,459. For purposes of this disclosure, shares of common stock held by persons who hold more than 5% of the outstanding shares of common stock and shares held by executive officers and directors of the registrant have been excluded because such persons may be deemed to be affiliates. This determination of executive officer or affiliate status is not necessarily a conclusive determination for other purposes.

As of March 23, 2009, the registrant had issued and outstanding 14,754,687 shares of common stock, $0.0001 par value per share.

DOCUMENTS INCORPORATED BY REFERENCE

None.

TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS

Unless the context otherwise indicates or requires, as used in this Annual Report on Form 10-K, or the “Annual Report”, references to “Xcorporeal, ”“we,” “us,” “our” or the “Company” refer to Xcorporeal, Inc., a Delaware corporation, and prior to October 12, 2007, the company which is now our subsidiary and known as Xcorporeal Operations, Inc., or “Operations”.

This Annual Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Statements in this Annual Report that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, and Section 27A of the Securities Act of 1933, or the “Securities Act”. Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur, are necessarily estimates reflecting the best judgment of our senior management on the date on which they were made, or if no date is stated, as of the date of this Annual Report. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in the “Risk Factors” described below, that may affect the operations, performance, development and results of our business. Because the factors discussed in this Annual Report could cause our actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should understand that, in addition to those factors discussed in the section captioned “Risk Factors,” and events discussed in the section captioned “Business - Recent Developments,” factors that could affect our future results and could cause our actual results to differ materially from those expressed in such forward-looking statements, include, but are not limited to:

•	the effect of receiving a “going concern” statement in our independent registered public accounting firm’s report on our 2008 financial statements;

•	our significant capital needs and ability to obtain financing both on a short-term and a long-term basis;

•	the results of the arbitration proceeding with National Quality Care, Inc., or “NQCI”;

•	our ability to meet continued listing standards of NYSE Amex (formerly American Stock Exchange);

•	our ability to successfully research and develop marketable products;

•	our ability to obtain regulatory approval to market and distribute our products;

•	anticipated trends and conditions in the industry in which we operate, including regulatory changes;

•	general economic conditions; and

•	other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission, or the “SEC”.

Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this annual report as anticipated, believed, estimated, expected or intended.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Annual Report may not occur. You should review carefully the sections captioned “Risk Factors,” “Business - Recent Developments” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Annual Report for a more complete discussion of these and other factors that may affect our business.

PART I

Item 1.                 Business

Overview

We are a medical device company developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. These devices will seek to provide patients with improved, efficient and cost effective therapy. The platform leads to three initial products:

•	A Portable Artificial Kidney, or “PAK”, for attended care Renal Replacement Therapy, or “RRT”, for patients suffering from Acute Renal Failure, or “ARF”

•	A PAK for home hemodialysis for patients suffering from End Stage Renal Disease, or “ESRD”

•	A Wearable Artificial Kidney, or “WAK”, for continuous ambulatory hemodialysis for treatment of ESRD

We have completed functional prototypes of our attended care and home PAKs that we plan to commercialize after obtaining notification clearance from the Food and Drug Administration, or “FDA”, under Section 510(k) of the Federal Food, Drug and Cosmetic, or “FDC”, Act based on the existence of predicate devices, which, subject to our capital limitations described below, we plan to seek in the future. We have demonstrated a feasibility prototype of the WAK and we will determine whether to devote any available resources to the development of the WAK; commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval, or “PMA”, by the FDA, which could take several years or longer. Unless we are able to raise funds to satisfy our current liabilities and other obligations as they become due and obtain additional debt or equity financing, as more fully described below in section captioned “Business - Recent Developments”, we will not be able to submit a 510(k) notification with the FDA for the PAK or the WAK.

Our PAK for the attended care market is a portable, multifunctional renal replacement device that will offer cost-effective therapy for those patients suffering from ARF, causing a rapid decline in kidney function. We have completed our functional prototype of this product, which is currently undergoing bench testing, and, subject to our capital limitations described below, plan to submit a 510(k) filing with the FDA in the future. We plan to commercialize this product after receiving clearance from the FDA. Timing of FDA clearance is uncertain at this time. Unless we are able to raise funds to satisfy our current liabilities and other obligations as they become due and obtain additional debt or equity financing, we will not be able to submit a 510(k) notification with the FDA for this product.

Our PAK for the home hemodialysis market is a device for patients suffering from ESRD, in whom the kidneys have ceased to function. We have also completed our functional prototype of this product, which is currently undergoing bench testing, and, subject to our capital limitations described below, we intend to submit a 510(k) with the FDA in the future. Unless we are able to raise funds to satisfy our current liabilities and other obligations as they become due and obtain additional debt or equity financing, we will not be able to submit a 510(k) notification with the FDA for this product. Clinical trials would be anticipated to commence after the FDA clearance is received.

Our WAK is a device for the chronic treatment of ESRD. We have successfully demonstrated a prototype system that weighs less than 6 kg., is battery operated, and can be worn by an ambulatory patient. Assuming that the Technology Transaction described below closes and we are able to raise funds to satisfy our current liabilities and other obligations as they become due and obtain additional debt or equity financing, we will evaluate the feasibility of furthering our development of this product over the next 12 months.

In 2009, to the extent we have or are able to obtain sufficient funds to do so, we plan to continue testing and developing the technology for our extra-corporeal platform. We will also implement our validation and verification strategy including bench testing, clinical testing and regulatory strategy in the U.S. and abroad.

While we may eventually exploit our technology’s potential Congestive Heart Failure, or “CHF”, applications through licensing or strategic arrangements, we will focus initially on the renal replacement applications described above.

We have focused much of our efforts on development of the PAK, which we do not believe has been derived from the Technology (as defined below) covered by the License Agreement. As described in the section captioned “Background of the Technology Transaction,” once the Technology Transaction has closed and the results of the arbitration proceeding are final, we will determine whether to devote any available resources to development of the WAK. Because none of our products is yet at a stage where it can be marketed commercially and because of the capital limitations that we are experiencing, we are not able to predict what portion of our future business, if any, will be derived from each of our products.

We are a development stage company, have generated no revenues to date and have been unprofitable since our inception, and will incur substantial additional operating losses for at least the next twelve months as we continue, to the extent available, to allocate resources to research, development, clinical trials, commercial operations, and other activities. We do not believe our existing cash reserves will be sufficient to satisfy our current liabilities and other obligations before we achieve profitability. Our ability to meet such obligations as they become due will depend on our ability to secure debt or equity financing. Unless we are able to obtain funds sufficient to support our operations and to satisfy our ongoing capital requirements, as more fully described below, we will not be able to develop any of our products, submit 510(k) notifications or PMA applications to the FDA, conduct clinical trials or otherwise commercialize any of our products.  We may not be able to obtain needed funds on acceptable terms, or at all, and there is substantial doubt of our ability to continue as a going concern. Accordingly, our historical operations and financial information are not indicative of our future operating results, financial condition, or ability to operate profitably as a commercial enterprise.

Our History

We were incorporated in the State of Delaware in 1992. As of June 30, 2007, we did not conduct any active business and were considered a “shell company” as defined in Rule 12(b)-2 promulgated under the Exchange Act. On August 10, 2007, we entered into a merger agreement with Xcorporeal, Inc., referred to herein as “pre-merger Xcorporeal”, which conducted the business described in this Annual Report before the merger became effective on October 12, 2007. Pre-merger Xcorporeal became our wholly-owned subsidiary and changed its name to “Xcorporeal Operations, Inc”, referred to herein as “Operations.” We changed our name from “CT Holdings Enterprises, Inc.” to “Xcorporeal, Inc.” All of our former officers and directors resigned, and all of the officers and directors of pre-merger Xcorporeal became our officers and directors, effective as of October 12, 2007.

On September 1, 2006, Operations entered into a License Agreement with National Quality Care, Inc. pursuant to which we obtained the exclusive rights to the technology relating to our kidney failure treatment, and other medical devices. As a result, we became a development stage company focused on researching, developing and commercializing technology and products related to the treatment of kidney failure. On December 1, 2006, Operations initiated arbitration proceedings against NQCI for its breach of the License Agreement, which remains pending. Throughout this Annual Report we refer to the License Agreement with NQCI as the “License Agreement”. For a complete description of the License Agreement and the arbitration proceedings please see section captioned “Recent Developments - Background of the Technology Transaction” below and Item 3 - Legal Proceedings.

Recent Developments

Corporate Restructuring

The deterioration of the economy over the last year, coupled with the prolonged and continuing delay in consummating the Technology Transaction, has significantly adversely affected our Company. Many of the expectations on which we had based our 2008 and 2009 business development plans slowly eroded as a result of the lengthy arbitration proceeding with NQCI commenced in 2006 and continuing into the second quarter of 2009. The possibility of an adverse decision in the arbitration proceeding with respect to our ownership right to the Technology has been and continues to be a major factor in our inability to secure debt or equity financing. Accordingly, we have had to modify our activities and business. In response to the general economic downturn affecting the development of our products and liquidity condition, we have instituted a variety of measures in an attempt to conserve cash and reduce our operating expenses. Our actions included:

•
Reductions in our labor force – On March 13, 2009, we gave notice of employment termination to 19 employees. This represents a total work-force reduction of approximately 73%. We paid accrued vacation benefits of approximately $70,000 to the terminated employees. The layoffs and our other efforts focused on streamlining our operations designed to reduce our annual expenses by approximately $3.5 million to a current operating burn rate of approximately $200,000 per month. These actions had to be carefully and thoughtfully executed and we will take additional actions, if necessary. Most important to us in making these difficult decisions is to give as much consideration as possible to all of our employees, whom we greatly value. We hope to be in the financial position in the near future to offer re-employment to certain of our terminated employees.

•	Refocusing our available assets and employee resources on the development of the PAK.
•	Continuing vigorous efforts to minimize or defer our operating expenses.
•
Exploring various strategic alternatives, which may include the license of certain of our intellectual property rights, as a means to further develop our technologies, among other possible transactions and alternatives.

•	Intensifying our search to obtain additional financing to support our operations and to satisfy our ongoing capital requirements in order to improve our liquidity position.
•	Continuing to prosecute our patents and take other steps to perfect our intellectual property rights.

In light of the unprecedented economic slow down, lack of access to capital markets and prolonged arbitration proceeding with NQCI, we were compelled to undertake the efforts outlined above in order to remain in the position to continue our operations. We hope to be able to obtain additional financing to meet our cash obligations as they become due and otherwise proceed with our business plan. Our ability to execute on our current business plan is dependent upon our ability to obtain equity or debt financing, develop and market our products, and, ultimately, to generate revenue. Unless we are able to raise financing sufficient to support our operations and to satisfy our ongoing financing requirements, we will not be able to develop any of our products, submit 510(k) notifications to the FDA, conduct clinical trials or otherwise commercialize any of our products. We will make every effort however, to continue the development of the PAK. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is substantially dependent on the successful execution of many of the actions referred to above, on the timeline contemplated by our plans and our ability to obtain additional financing. We cannot assure you that we will be successful now or in the future in obtaining any additional financing on terms favorable to us, if at all. The failure to obtain financing will have a material adverse effect on our financial condition and operations.

Other Considerations – Royalty and Other Payments Under the License Agreement

As consideration for entering into the License Agreement, we agreed to pay to NQCI a minimum annual royalty of $250,000, or 7% of net sales. As a result of the transfer of the Technology (as defined below) to us, we may be able to realize additional savings of not having to compensate NQCI for any royalty payments accrued and not yet paid. Although we have asserted that NQCI’s breaches of the License Agreement excused our obligation to make the minimum royalty payments, we recorded $583,333 in royalty expenses, covering the minimum royalties, from commencement of the License Agreement through December 31, 2008. The License Agreement expires in 2105. If we are able to acquire the Technology from NQCI, the arbitrator, Richard C. Neal (Ret), has indicated that the License Agreement would be terminated simultaneously with such acquisition. As a result of the Technology becoming our sole and exclusive property, among other benefits, we should be able to discontinue these royalty payments to NQCI and realize corresponding savings.

The License Agreement also requires us to reimburse NQCI’s reasonable and necessary expenses incurred in the ordinary course of business consistent with past practices, or the “Licensor Expenses”, until the closing or the termination of the Merger Agreement (as defined below). The Second Interim Award (as defined below) states that the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. Although we have contested its right to any further payments, NQCI has made a claim for reimbursement of approximately $690,000 in alleged expenses under the License Agreement as of December 31, 2008. As a result of the Technology becoming our sole and exclusive property, among other benefits, we may be able to realize additional savings of not having to reimburse NQCI for any Licensor Expenses accrued and not yet paid. For a complete description of the License Agreement and the arbitration proceedings please see below section captioned “Background of the Technology Transaction” and Item 3 - Legal Proceedings.

Technology Transaction

Seeking Stockholder Approval of the Technology Transaction

We are currently in the process of seeking approval from our stockholders to issue 9,230,000 shares of our common stock to NQCI in order to obtain ownership of the Technology. The stockholder approval is being sought in accordance with an Interim Award issued by the arbitrator on June 9, 2008, referred to herein as the “Interim Award”, in an arbitration proceeding with NQCI, as modified by later decisions, including the Amended Order Re Interim Relief Etc. issued by the arbitrator on January 30, 2009, referred to herein as the “Order”, and in order to minimize the risk that the arbitrator will issue an alternative award that could have a material adverse effect on our financial condition and operations. The arbitrator has refused to issue a final award until stockholder approval has been obtained from our stockholders, which may effectively prevent us from obtaining effective court review of the arbitrator’s actions. The most material terms of the proposed transaction are summarized as follows:

•
Subject to the satisfaction of the terms of the Interim Award, as modified by the Order, NQCI will grant, transfer and assign to Operations all of the Technology covered by the License Agreement currently in effect between NQCI and Operations;

•	The Technology includes all patents and patent applications related to a WAK and other portable or continuous dialysis methods or devices;
•
Under the terms of the Interim Award, as modified by the Order, we filed a proxy statement with the SEC to obtain stockholder approval for the issuance of shares of our common stock to acquire the Technology and issue to NQCI 9,230,000 shares of our common stock;

•
If and when we are able to do so, we will issue and deliver to NQCI 9,230,000 shares of our common stock in consideration for the Technology. As a result, NQCI will own approximately 39% of our outstanding common stock and become our largest stockholder;

•	Except for its definition, indemnification, representation and warranty provisions, the License Agreement shall thereafter be terminated and be of no further force or effect; and
•
After the transfer of the Technology by NQCI to us, under the Interim Award, as modified by the Order, we will be required to file a registration statement with the SEC to register for resale under the Securities Act the shares issued to NQCI, referred to herein as the “Registration Statement”.

The SEC is continuing to review our preliminary proxy statement. We cannot predict when we would be able to hold our stockholder meeting to obtain stockholder approval of the share issuance.

Background of the Technology Transaction

On September 1, 2006, Operations entered into the License Agreement with NQCI pursuant to which we obtained exclusive rights to the technology relating to the treatment of kidney failure and other applications, with no geographic restrictions for a license term of 99 years (or, if earlier, until the expiration of NQCI's proprietary rights in the Technology) for an annual royalty of 7% of net sales, with a minimum annual royalty of $250,000. The Technology relates primarily to the WAK, and also covers “Derivative Works,” such as an original work that is based upon one or more pre-existing works.

On September 1, 2006, Operations also entered into a Merger Agreement with NQCI, referred to herein as the “Merger Agreement”, which contemplated that we would acquire NQCI as a wholly owned subsidiary pursuant to a triangular merger, referred to herein as the “NQCI Merger”, or we would issue shares of our common stock to NQCI stockholders in consideration of the assignment of the Technology, referred to herein as the “Technology Transaction”. The Merger Agreement provided that Operations had no obligation to issue or deliver any shares after December 31, 2006, unless the parties mutually agreed to extend such date, which they did not. In addition, on December 29, 2006, NQCI served us with written notice that it was terminating the Merger Agreement, which we accepted. Accordingly, the NQCI Merger was not consummated.

On December 1, 2006, Operations initiated an arbitration proceeding against NQCI for its breach of the License Agreement, which remains pending. NQCI claimed the License Agreement was terminated, and we sought a declaration that the License Agreement remained in effect until the closing of the NQCI merger or the Technology Transaction. We later amended our claims to seek damages for NQCI’s failure to perform its obligations under the License Agreement. NQCI filed counterclaims seeking to invalidate the License Agreement and claiming monetary damages against us. NQCI also filed claims against Victor Gura, M.D., our Chief Medical and Scientific Officer, claiming he breached his obligations to NQCI by agreeing to serve on our Board of Directors. Following a hearing and extensive briefing, the arbitrator denied both parties’ claims for damages. Although NQCI never filed an amendment to its counterclaims to seek specific performance, on June 9, 2008, the arbitrator issued an Interim Award granting specific performance of the Technology Transaction.

The Interim Award stated that the total aggregate shares of stock to be received by NQCI stockholders at the closing of the Technology Transaction should equal 48% of all Operations shares outstanding as of the date of the Merger Agreement. On September 1, 2006, there were 10,000,000 shares of Operations common stock outstanding.

On August 4, 2008, the arbitrator issued the Second Interim Award, referred to herein as the “Second Interim Award”, modifying the initial Interim Award, stating that, if we desire to close the Technology Transaction, we must obtain approval from a majority of our stockholders and issue 9,230,000 shares of our common stock to NQCI. As a result of our issuances of our common stock subsequent to the date of the Merger Agreement and following the closing of the Technology Transaction, NQCI would own approximately 39% of our total outstanding shares, which would make NQCI our largest stockholder. In addition, pursuant to the terms of the Second Interim Award, the arbitrator found that, with the exception of stockholder approval, virtually all conditions to closing the Technology Transaction have been waived, including virtually all of NQCI’s representations and warranties concerning the Technology.

The Second Interim Award also stated that, contrary to the assertions made by NQCI, the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. Upon closing of the Technology Transaction and satisfaction of the terms of the Interim Award, as modified by the Order, the License Agreement will terminate and we will own all of the Technology.

On September 4, 2008, the arbitrator ruled that, even though we are not a party to any of the agreements or the arbitration, our shares of common stock should be issued to NQCI rather than shares of Operations.

The arbitrator has not ordered us to close the Technology Transaction. However, the Second Interim Award states that, if our stockholders fail to approve the issuance of stock to effectuate the Technology Transaction, all of the Technology covered by the License shall be declared the sole and exclusive property of NQCI, and the arbitrator shall schedule additional hearings to address two questions: whether the PAK technology is included within that Technology, and whether NQCI is entitled to compensatory damages and the amount of damages under these circumstances. During the arbitration, NQCI took the position that we had misappropriated trade secrets regarding the WAK and used them to create the PAK. The arbitrator found that we had not misappropriated NQCI’s trade secrets. However, should the Technology Transaction not close for any reason, and the arbitrator rules that the licensed Technology must be returned to NQCI, the arbitrator could find that the PAK is derived in whole or in part from licensed Technology, and could rule that Operations must “return” the PAK technology to NQCI or that NQCI is entitled to compensatory damages or both.

The Second Interim Award required that we file the Registration Statement within 30 days after the closing of the Technology Transaction. The arbitrator acknowledged that our obligation is to file the Registration Statement and to use reasonable efforts to have the shares registered and not to guarantee registration and resultant actual public tradability. However, the arbitrator nevertheless ordered that the Registration Statement must be declared effective within 90 days. Pursuant to the terms of the Order, the arbitrator modified the Second Interim Award by reserving on what the final terms of our obligation to file the Registration Statement will be and stating that such registration obligation shall be in accordance with applicable laws, including applicable U.S. federal securities laws. While the arbitrator also retained jurisdiction to monitor our compliance with such obligation, to award any appropriate relief to NQCI if we fail to comply with such obligation and to render a decision on any other matters contested in this proceeding, the time periods set forth in the Second Interim Award and summarized in this paragraph are no longer applicable.

The Order also provided, among other things, that if we file the Proxy Statement, obtain stockholder approval to issue to NQCI 9,230,000 shares of our common stock and issue such shares to NQCI, the arbitrator’s awards requiring specific performance of the Technology Transaction will be effectuated and the arbitrator anticipates confirming that all of the Technology covered by the License Agreement shall be declared our sole and exclusive property and that the alternate relief NQCI seeks will be moot.

The arbitrator held a conference call hearing with the Company and NQCI on March 13, 2009 in which the parties discussed the reasons for the difficulties in closing the Technology Transaction and explored potential alternatives. The parties were asked to submit letter briefs outlining their suggested alternatives for consideration by the arbitrator. The parties submitted their respective letter briefs on March 24, 2009.

As of the date of this Annual Report, the arbitration proceeding with NQCI continues and the arbitrator has not yet issued a final award to either party and has not made a final ruling with respect to whether the closing of the Technology Transaction shall occur or whether potential alternatives should be pursued.

The Technology

The Merger Agreement provides that, at the closing of the Technology Transaction, NQCI shall absolutely, unconditionally, validly and irrevocably sell, transfer, grant and assign to Operations all of the Technology, including, but not limited to, the inventions embodied or described in the Licensor Patents and Patent Applications as defined in the License Agreement.

“Technology” includes all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works, and any other technology invented, improved or developed by NQCI, or as to which NQCI owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of:

(a)	any medical device, treatment or method as of September 1, 2006;
(b)	any portable or continuous dialysis methods or devices, specifically including any wearable artificial kidney, or “Wearable Kidney”, and related devices;
(c)	any device, methods or treatments for congestive heart failure; and
(d)	any artificial heart or coronary device.

“Intellectual Property” includes:

(a)	patents, patent applications, and patent rights;
(b)	trademarks, trademark registrations and applications;
(c)	copyrights, copyright registrations, and applications; and
(d)	trade secrets, confidential information and know-how.

“Licensed Products” includes all products based on or derived from the Technology, including, but not limited to the Wearable Kidney and all related devices, whether now-existing or hereafter developed.

Research and Development

R&D Team

We employ an interdisciplinary team of scientists and engineers who are developing the PAK and a separate, interdisciplinary team developing the WAK. However, as a result of general economic conditions in 2008 and a deterioration of our liquidity position, coupled with the prolonged and continuing delay in our ability to consummate the Technology Transaction, we have been significantly adversely affected. As a result, on March 13, 2009 we terminated 19 employees or 73% of our staff. We hope to be in the financial position in the near future to offer re-employment to certain of our terminated employees.

In addition, we had previously retained Aubrey Group, Inc. (“Aubrey”), an FDA-registered third-party contract developer and manufacturer of medical devices, to assist with the design and development of subsystems of the PAK, referred to herein as the “Aubrey Agreement.” As of December 31, 2008, Aubrey substantially completed its work and we intend to terminate this agreement. A variation of this device will be developed for chronic home hemodialysis.

We incurred $20.9 million and $7.1 million in research and development costs in fiscal years 2008 and 2007, respectively, including the August 4, 2008, $10.2 million fair value accrual for a potential 9.23 million shares issuance to effectuate the Technology Transaction in accordance to the Second Interim Award. Excluding the accrual for shares issuable, we incurred $10.7 million and $7.1 million in research and development costs in fiscal years 2008 and 2007, respectively.

Portable Artificial Kidney

The PAK is a multifunctional device that will perform hemodialysis, hemofiltration and ultrafiltration under direct medical supervision. A variation of this device will be developed for chronic home hemodialysis. An initial prototype of the PAK, capable of performing the basic functions of a hemodialysis machine, and demonstrating our unique new fluidics circuit, was completed at the end of 2007. The first physical prototype including industrial design of the PAK was completed in October 2008. We hope to further refine this prototype by adding to it safety sensors and electronic controls. Subject to our ability to obtain debt or equity financing to satisfy our current liabilities and other obligations as they become due, as more fully described above in the section captioned “Recent Developments,” we hope to complete the final product design of the PAK. The PAK units will undergo final verification and validation prior to a 510(k) submission for clinical use under direct medical supervision. A clinical study will not be required for this submission.

Wearable Artificial Kidney

In a clinical feasibility study conducted in London in March 2007, a research prototype of the WAK was demonstrated in eight patients with end-stage renal disease. Patients were treated for up to eight hours with adequate clearances of urea and creatinine. The device was well tolerated and patients were able to conduct activities of normal daily living including walking and sleeping. There were no serious adverse events although clotting of the dialyzer occurred in two patients. To our knowledge, this is the first successful demonstration of a WAK in humans. Assuming that the Technology Transaction closes and sufficient working capital is available to us, we hope to make substantial improvements to the WAK. This work will result in a WAK Generation 2.0. Pending FDA approval of an investigational Device Exemption (IDE), additional clinical studies will be conducted upon completion of the Generation 2.0 WAK prototype.

If we successfully obtain additional financing, we plan to make improvements to the WAK design intended to move it from a feasibility prototype to a product prototype. These include improvement of the heparin pumping system intended to address the dialyzer clotting problem, the addition of safety sensors required for commercial dialysis equipment, the addition of electrical controls to provide a convenient user interface, improvements to the blood flow circuit and further miniaturization of the device to improve fit to the human body. Additional clinical studies will be conducted upon completion of the prototype.

Third-party Arrangements

In July 2007, we entered into the Aubrey Agreement. The PAK will be designed for intermittent hemodialysis or Continuous Renal Replacement Therapy (CRRT) in an attended care setting as well as for treatments in a home setting. As of December 31, 2008, Aubrey substantially completed its work and we intend to terminate this agreement. At the inception of the Aubrey Agreement, total labor and material costs over the term of the agreement were budgeted to amount to approximately $5.1 million and as of December 31, 2008, the agreement was substantially completed under the budgeted amount at a cost of $3.2 million.

We also contract with other third parties to assist in our research and development efforts and to supplement our internal resources while we continue to grow our organization.

Government Regulation

US Regulation

We are subject to extensive government regulation relating to the development and marketing of our products. Due to the relatively early nature of our development efforts, we have not yet confirmed with the FDA its view of the regulatory status of any of our products.

To support a regulatory submission, the FDA may require clinical studies to show safety and effectiveness. While we cannot currently state the nature of the studies the FDA may require due to our early stage of product development, it is likely that some products we attempt to develop will require time-consuming clinical studies in order to secure approval.

Outside the US, our ability to market potential products is contingent upon receiving market application authorizations from the appropriate regulatory authorities. These foreign regulatory approval processes may involve different requirements from those of the FDA, but also generally include many, if not all, of the risks associated with the FDA approval process described above, depending on the country involved.

In the US, medical devices are classified into three different classes, Class I, II and III, on the basis of controls deemed reasonably necessary to ensure the safety and effectiveness of the device. Class I devices are subject to general controls, including labelling, pre-market notification and adherence to the FDA’s Good Manufacturing Practices, or “GMP”, Class II devices are subject to general and special controls, including performance standards, post-market surveillance, patient registries and FDA guidelines, and Class III devices are those which must receive pre-market approval by the FDA to ensure their safety and effectiveness, that is, life-sustaining, life-supporting and implantable devices, or new devices, which have been found not to be substantially equivalent to legally marketed devices. Because of their breakthrough nature, some of our devices may be considered Class III.

Before new class II medical devices, such as our current and pipeline products, can be marketed, marketing clearance must be obtained through a pre-market notification under Section 510(k) of the FDC Act. Non-compliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal to authorize the marketing of new products or to allow us to enter into supply contracts and criminal prosecution. A 510(k) clearance will typically be granted by the FDA if it can be established that the device is substantially equivalent to a “predicate device,” which is a legally marketed Class I or II device or a pre-amendment Class III device (that is, one that has been marketed since a date prior to May 28, 1976), for which the FDA has not called for PMA. The FDA has been requiring an increasingly rigorous demonstration of substantial equivalence, which may include a requirement to submit human clinical trial data. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance, but it may take longer.

If clearance or approval is obtained, any device manufactured or distributed by us will be subject to pervasive and continuing regulation by the FDA. We will be subject to routine inspection by the FDA and will have to comply with the host of regulatory requirements that usually apply to medical devices marketed in the U.S. including labelling regulations, GMP requirements, Medical Device Reporting (MDR) regulation, which requires a manufacturer to report to the FDA certain types of adverse events involving its products, and the FDA’s prohibitions against promoting products for unapproved or “off-label” uses.

European Community

International Organization for Standards, or “ISO”, standards were developed by the European Community, or “EC”, as a tool for companies interested in increasing productivity, decreasing cost and increasing quality. The EC uses ISO standards to provide a universal framework for quality assurance and to ensure the good quality of products and services across borders. The ISO standards (now ISO13485) have facilitated trade throughout the EC, and businesses and governments throughout the world are recognizing the benefit of the globally accepted uniform standards. Any manufacturer we utilize for purposes of producing our products (including us, if we manufacture any of our own products) will be required to obtain ISO certification to facilitate the highest quality products and the easiest market entry in cross-border marketing. This will enable us to market our products in all of the member countries of the EC. We also will be required to comply with additional individual national requirements that are outside the scope of those required by the European Economic Area.

Any medical device that is legally marketed in the US may be exported anywhere in the world without prior FDA notification or approval. The export provisions of the FDC Act apply only to unapproved devices. While FDA does not place any restrictions on the export of these devices, certain countries may require written certification that a firm or its devices are in compliance with US law. In such instances FDA will accommodate US firms by providing a Certificate for Foreign Government. In cases where there are devices which the manufacturer wishes to export during the interim period while their 510(k) submission is under review, exporting may be allowed without prior FDA clearance under certain limited conditions.

Competition

We compete directly and indirectly with other biotechnology and healthcare equipment businesses, including those in the dialysis industry. The major competitors for our platform technology are those companies manufacturing and selling dialysis equipment and supplies. We anticipate that some of our primary competitors will be companies such as Baxter, Fresenius, Gambro, NxStage and B Braun. We will compete with these companies in the critical care markets as well as dialysis clinics, and the home and wearable application markets. In many cases, these competitors are larger and more firmly established than we are. In addition, our competitors have greater marketing and development budgets and greater capital resources than our company. Others are working on portable and wearable peritoneal dialysis machines and competitors are working on portable hemodialysis machines, but we are not aware of any other wearable hemodialysis machines currently under development.

Patents and Trademarks

We have exclusive licenses to three issued U.S. patents, U.S. Patent No. 7,309,323 entitled “Wearable continuous renal replacement therapy device,” No. 7,276,042 entitled “Low hydraulic resistance cartridge,” and No. 6,960,179 entitled “Wearable continuous renal replacement therapy device.” We also have exclusive licenses to several pending U.S. patent applications, including U.S. Patent Application No. 11/500,572 entitled “Dual-ventricle pump cartridge, pump, and method of use in a wearable continuous renal replacement therapy device.”

In addition to our exclusive licenses, we are actively protecting inventions that are commercially important to our business by developing our own intellectual property and filing and prosecuting our own patents. We currently have 24 pending U.S. patent applications and 3 PCT applications.

We also have pending applications to register our trademarks, “Xcorporeal” and “Xcorporeal WAK.”

Employees

As of December 31, 2008, we had approximately 24 full-time employees. However, as discussed above in the section captioned “Recent Developments,” during the first quarter of 2009, we had to adjust our employee headcount to more closely match our capital availability and, as a result, terminated the employment of 19 employees. Assuming that we have sufficient resources, we hope to increase our headcount in the future. We also utilize, whenever appropriate, contract and part-time professionals in order to advance our technologies while conserving cash and resources.

Reports to Security Holders

   Our Internet address is www.xcorporeal.com. The content on our website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Annual Report.

   We make available free of charge through our Internet website under the heading “Investors,” our Annual Report on Form 10-K or 10-KSB, Quarterly Reports on Form 10-Q or 10-QSB, current reports on Form 8-K, Proxy Statements on Schedule 14A and amendments to those reports and statements after we electronically file such materials with the SEC. Copies of our key corporate governance documents, including our Code of Ethics and charters for the Audit Committee, the Compensation Committee and the Nominating Committee are also available on our website. Our stockholders may request free copies of these documents, including a copy of this Annual Report, without charge by writing us at: Investor Relations, Xcorporeal, Inc, 12121 Wilshire Blvd. Suite 350, Los Angeles, California 90025.

   Our filed Annual and Quarterly Reports, Proxy Statements and other previously filed SEC reports are also available to the public through the SEC’s website at http://www.sec.gov. Materials we file with the SEC may also be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Item 1A.                      Risk Factors

You should carefully consider and evaluate all of the information in this Annual Report, including the risk factors listed below. While we describe each risk separately, some of these risks are interrelated and certain risks could trigger the applicability of other risks described below. Also, the risks and uncertainties described below are not the only ones that we may face. Additional risks and uncertainties not presently known to us, or that we currently do not consider significant, could also potentially impair, and have a material adverse effect on, our business, results of operations and financial condition. If any of these risks occur, our business, results of operations and financial condition could be harmed, the price of our common stock could decline, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this Annual Report.

Risks Related to Our Business

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has issued a report on our financial statements for the fiscal year ended December 31, 2008, that states that our recurring losses from operations and net capital deficiency raise substantial doubt about our ability to continue as a going concern. Our plans concerning these matters are discussed in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Note 1, “Nature of Operations and Going Concern Uncertainty” to the financial statements filed as part of this Annual Report. Our ability to operate is dependent on meeting our cash obligations as they become due which will depend on our ability to secure debt or equity financing on acceptable terms or otherwise address these matters. If we fail to do so for any reason, we would not be able to continue as a going concern and could potentially be forced to seek relief through a filing under the U.S. Bankruptcy Code.

We need financing to continue our ongoing operations and will need additional financing in the future.

We need financing to continue our ongoing operations and pay our liabilities and we will need additional financing to maintain and expand our business, and financing may not be available on favorable terms, if at all.

We may finance our business through the private placement or public offering of equity or debt securities. If we raise additional funds by issuing equity securities, such financing may result in further dilution to our stockholders. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds by issuing additional debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common stock, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technology or products, or to grant licenses on terms that are not favorable to us. If we need funds and cannot raise them on acceptable terms, we may not be able to execute our business plan and our stockholders may lose substantially all of their investment.

We expect to continue to incur operating losses, and if we are not able to raise necessary additional funds we may have to reduce or stop operations.

We have not generated revenues or become profitable, may never do so, and may not generate sufficient working capital to cover the cost of operations. Our existing cash, cash equivalents and marketable securities may not be sufficient to fund our business until we can become cash flow positive and we may never become cash flow positive. No party has guaranteed to advance additional funds to us to provide for any operating deficits. Until we begin generating revenue, we may seek funding through the sale of equity, or securities convertible into equity, which could result in further dilution to our then existing stockholders. If we raise additional capital through the incurrence of debt, our business may be affected by the amount of leverage we incur, and our borrowings may subject us to restrictive covenants. Such funding may not be available to us on acceptable terms, or at all. If we are unable to obtain adequate financing on a timely basis, we may be required to delay, reduce or stop operations, any of which would have a material adverse effect on our business.

An unfavorable result in the pending arbitration could have a material adverse effect on our business.

We consider the protection of our proprietary technology for treatment of kidney failure, which we have licensed and are developing, to be critical to our business prospects. We obtained the rights to some of our most significant patented and patent-pending technologies through a License Agreement with NQCI. On December 1, 2006, Operations initiated arbitration against NQCI for its breach of the License Agreement, which remains pending. NQCI subsequently filed counterclaims seeking to invalidate the License Agreement and claiming monetary damages against us. On June 9, 2008, the arbitrator issued an Interim Award granting specific performance of the Technology Transaction in consideration of NQCI stockholders receiving 48% of all Operations shares outstanding as of the date of the Merger Agreement. On August 4, 2008, the arbitrator issued a Second Interim Award, modifying the initial Interim Award, stating that, if we desire to close the Technology Transaction, we must obtain approval from a majority of our stockholders and issue 9,230,000 shares of our common stock to NQCI. On August 15, 2008, the arbitrator awarded NQCI $1.87 million of over $4 million it claimed in attorneys’ fees and costs. The award has no effect on the additional amount of approximately $690,000 claimed by NQCI in unpaid royalties and alleged expenses under the License Agreement. The arbitrator has not yet ruled on this claim.

On September 4, 2008, the arbitrator issued an order that we should issue and deliver the 9,230,000 shares directly to NQCI, rather than directly to NQCI stockholders, if we obtain stockholder approval and elect to proceed with the Technology Transaction.

On January 30, 2009, the arbitrator issued the Order, which provides, among other things, that if we file the Proxy Statement, obtain stockholder approval to issue to NQCI 9,230,000 shares of our common stock as consideration for the closing of the Technology Transaction and issue such shares to NQCI, the arbitrator anticipates confirming that all of the Technology covered by the License Agreement shall be declared our sole and exclusive property.

The arbitrator held a conference call hearing with the Company and NQCI on March 13, 2009 in which the parties discussed the reasons for the difficulties in closing the Technology Transaction and explored potential alternatives. The parties were asked to submit letter briefs outlining their suggested alternatives for consideration by the arbitrator. The parties submitted their respective letter briefs on March 24, 2009.

The arbitrator has stated that he has not yet issued a final award that may be confirmed or challenged in a court of competent jurisdiction. A party to the arbitration could challenge the interim award in court, even after stockholders approve the transaction. In addition, the arbitrator could again change the award by granting different or additional remedies, even after stockholders approve the transaction. We cannot guarantee that the arbitrator would order that stockholders be given another opportunity to vote on the transaction, even if such changes are material. Arbitrators have broad equitable powers, and arbitration awards are difficult to challenge in court, even if the arbitrator makes rulings that are inconsistent or not in accordance with the law or the evidence.

Should the arbitrator order a material change to the Second Interim Award, as modified by the Order, after the vote of our stockholders, and further order that our stockholders not be given another opportunity to vote on such proposal or on such material change, such order could conflict with applicable federal securities laws or NYSE Amex rules to which we are subject. In such event, we would ask the arbitrator to amend such changed award or attempt to seek review of the changed award in a court of competent jurisdiction. The closing of the Technology Transaction may render any court review or appeal moot, effectively preventing us from challenging any of the arbitrator’s awards in court.

If the arbitrator were to further modify any interim awards or orders, or if NQCI were to prevail on some or all of its claims, we could be prevented from using some or all of the patented technology we licensed from NQCI. That could significantly impact our ability to use and develop our technologies, which would have a material adverse effect on our business and results of operations.

Our limited operating history may make it difficult to evaluate our business to date and our future viability.

We are in the early stage of operations and development, and have only a limited operating history on which to base an evaluation of our business and prospects, having commenced operations in August 2006 in accordance with our new business plan and entry into the medical devices industry. In addition, our operations and developments are subject to all of the risks inherent in the growth of an early stage company. We will be subject to the risks inherent in the ownership and operation of a company with a limited operating history such as regulatory setbacks and delays, fluctuations in expenses, competition, the general strength of regional and national economies, and governmental regulation. Any failure to successfully address these risks and uncertainties would seriously harm our business and prospects. We may not succeed given the technological, marketing, strategic and competitive challenges we will face. The likelihood of our success must be considered in light of the expenses, difficulties, complications, problems and delays frequently encountered in connection with the growth of a new business, the continuing development of new technology, and the competitive and regulatory environment in which we operate or may choose to operate in the future. We have generated no revenues to date, and there can be no assurance that we will be able to successfully develop our products and penetrate our target markets.

Our success will depend on our ability to retain our managerial personnel and to attract additional personnel.

Competition for desirable personnel is strong, and we cannot guarantee that we will be able to attract and retain the necessary staff. The loss of members of managerial, sales or scientific staff could have a material adverse effect on our future operations and on successful development of products for our target markets. The failure to maintain our management, particularly Kelly J. McCrann, our Chairman of the Board and Chief Executive Officer, Robert Weinstein, our Chief Financial Officer and Secretary, and Victor Gura, M.D., our Chief Medical and Scientific Officer, and to attract additional key personnel could materially adversely affect our business, financial condition and results of operations. Although we will provide incentive compensation to attract and retain our key personnel, we cannot guarantee that these efforts will be successful.

We will need to expand our finance, administrative, product development, sales and marketing, and operations staff. There are no assurances that we will be able to make such hires. However, as discussed above in the section captioned “Recent Developments,” during the first quarter of 2009, we had to adjust our employee headcount to more closely match our capital availability and, as a result, terminated the employment of 19 employees. Assuming that we have sufficient resources, we hope to increase our headcount in the future. In addition, we may be required to enter into relationships with various strategic partners and other third parties necessary to our business. Planned personnel may not be adequate to support our future operations, management may not be able to hire, train, retain, motivate and manage required personnel or management may not be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. If we fail to manage our growth or personnel needs effectively, it could have a material adverse effect on our business, results of operations and financial condition.

We need to develop our financial and reporting processes, procedures and controls to support our anticipated growth.

We have begun investing in our financial and reporting systems. To comply with our public reporting requirements, and manage the anticipated growth of our operations and personnel, we will be required to continue to improve existing or implement new operational and financial systems, processes and procedures, and to expand, train and manage our employee base. Our current and planned systems, procedures and controls may not be adequate to support our future operations.

The laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed by the SEC, will result in increased costs to us as we evaluate the implications of any new rules and respond to their requirements. New rules could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, the need to comply with any new rules and regulations will continue to place significant demands on our financial and accounting staff, financial, accounting and information systems, and our internal controls and procedures, any of which may not be adequate to support our anticipated growth. We cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs to comply with any new rules and regulations, or if compliance can be achieved.

We cannot assure you that we will be able to complete development and obtain necessary approvals for our proposed products even if we obtain sufficient funding.

We will need additional financing to maintain and expand our business, and such financing may not be available on favorable terms, if at all. Even if we obtain sufficient funding, no assurance can be given that we will be able to design or have designed parts necessary for the manufacture of our products or complete the development of our proposed products within our anticipated time frames, if at all. Such a situation could have a material adverse effect upon our ability to remain in business. For additional risks that we may encounter as a result of our need for additional financing, please see risk factor below captioned “We need financing to continue our ongoing operations and will need additional financing in the future”.

The success of our business will depend on our ability to develop and protect our intellectual property rights, which could be expensive.

Patent and other proprietary rights are essential to our business. Our success and the competitiveness of our products are heavily dependent upon our proprietary technology and our ability to obtain and enforce patents and licenses to patent rights, both in the U.S. and in other countries. We cannot be certain that the patents that we license from others will be enforceable and afford protection against competitors. We rely on a combination of trademark and copyright laws, trade secrets and know-how to develop, confidentiality procedures and contractual provisions to maintain and strengthen our competitive position. Such means of protecting our proprietary rights may not be adequate because such laws provide only limited protection.  While we protect our proprietary rights to the extent possible, we cannot guarantee that third parties will not know, discover or develop independently equivalent proprietary information or techniques, that they will not gain access to our trade secrets or disclose our trade secrets to the public. Therefore, we cannot guarantee that we can maintain and protect unpatented proprietary information and trade secrets. Misappropriation of our intellectual property would have an adverse effect on our competitive position, may cause us to incur substantial litigation costs and could harm our business, financial condition and results of operations and your investment.

Generally, we enter into confidentiality and non-disclosure of intellectual property agreements with our employees, consultants and many of our vendors, and generally control access to and distribution of our proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar information independently.

Additionally, our patent rights may not provide us with proprietary protection or competitive advantages against competitors with similar technologies. Even if such patents are valid, we cannot guarantee that competitors will not independently develop alternative technologies that duplicate the functionality of our technology. Our competitors may independently develop similar or superior technology. Policing unauthorized use of proprietary rights is difficult, and some international laws do not protect proprietary rights to the same extent as United States laws. Litigation periodically may be necessary to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation is costly and may not be successful. Our failure to protect our proprietary technology or manufacturing processes could harm our business, financial condition and results of operations and your investment.

We may be subject to claims that we infringe the intellectual property rights of others and unfavorable outcomes could harm our business.

Our future operations may be subject to claims, and potential litigation, arising from our alleged infringement of patents, trade secrets or copyrights owned by other third parties, including third party rights in patents that have not yet been issued.  We intend to fully comply with the law in avoiding such infringements. However, within the medical devices industry, established companies have actively pursued such infringements, and have initiated such claims and litigation, which has made the entry of competitive products more difficult. We may experience such claims or litigation initiated by existing, better-funded competitors.

If we do infringe, the holder of the patent may seek to cause us to cease using the technology subject to the patent, or require us to enter into a license or other similar agreement and pay for our use of the intellectual property. In either case, such event may have a material negative impact on our performance. Court-ordered injunctions may prevent us from bringing new products to market, and the outcome of litigation and any resulting loss of revenues and expenses of litigation may substantially affect our ability to meet our expenses and continue operations. Also, since we rely upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

Patent applications in the United States are maintained in secrecy until patents are issued, and the publication of discoveries in the scientific literature tends to lag behind actual discoveries. Therefore, we cannot guarantee that we will be the first creator of future inventions for which we seek patents or the first to file patent applications for any of our inventions.

Patent applications filed in foreign countries are subject to laws, rules and procedures which differ from those of the United States.  We cannot be certain that:

• patents will be issued from future applications;
• any future patents will be sufficient in scope or strength to provide meaningful protection or any commercialadvantage to us;
• foreign intellectual property laws will protect our intellectual property; or
• others will not independently develop similar products, duplicate our products or design around any patentswhich may be issued to us.

Policing unauthorized use of intellectual property is difficult.  The laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology, which may cause us to lose customers and revenue opportunities. In addition, pursuing persons who might misappropriate our intellectual property could be costly and divert the attention of management from the operation of our business.

We are not aware and do not believe that any of our technologies or products infringe the proprietary rights of third parties. Nevertheless, third parties may claim infringement with respect to our current or future technologies or products or products manufactured by others and incorporating our technologies. Responding to any such claims, whether or not they are found to have merit, could be time consuming, result in costly litigation, cause development delays, require us to enter into royalty or license agreements, or require us to cease using the technology that is the intellectual property of a third party. Royalty or license agreements may not be available on acceptable terms or at all. As a result, infringement claims could have a material adverse affect on our business, operating results, and financial condition.

Confidentiality agreements with employees, licensees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we rely in part on confidentiality provisions in our agreements with employees, licensees, and others. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We compete against other dialysis equipment manufacturers with much greater financial resources and better established products and customer relationships, which may make it difficult for us to penetrate the market and achieve significant sales of our products.

Our proposed products will compete directly against equipment produced by Fresenius Medical Care AG, Baxter Healthcare Corporation, Gambro AB, NxStage Medical, Inc., B Braun and others, each of which markets one or more FDA-cleared medical devices for the treatment of acute or chronic kidney failure.

Each of these competitors offers products that have been in use for a longer time than our products and are more widely recognized by physicians, patients and providers. Most of our competitors have significantly more financial and human resources, more established sales, service and customer support infrastructures and spend more on product development and marketing than we do. Many of our competitors also have established relationships with the providers of dialysis therapy. Most of these companies manufacture additional complementary products enabling them to offer a bundle of products and have established sales forces and distribution channels that may afford them a significant competitive advantage.

The healthcare business in general, and the market for our products in particular, is competitive, subject to change and affected by new product introductions and other market activities of industry participants, including increased consolidation of ownership of clinics by large dialysis chains. If we are successful, our competitors are likely to develop products that offer features and functionality similar to our proposed products. Improvements in existing competitive products or the introduction of new competitive products may make it more difficult for us to compete for sales, particularly if those competitive products demonstrate better safety, convenience or effectiveness or are offered at lower prices. If we are unable to compete effectively against existing and future competitors and existing and future alternative treatments and pharmacological and technological advances, it will be difficult for us to penetrate the market and achieve significant sales of our products.

We have not commissioned or obtained marketing studies which support the likelihood of success of our business plan.

No independent studies with regard to the feasibility of our proposed business plan have been conducted by any independent third parties with respect to our present and future business prospects and our capital requirements. In addition, there can be no assurances that our products or our treatment modality for ESRD will find sufficient acceptance in the marketplace to enable us to fulfil our long and short term goals, even if adequate financing is available and our products are approved to come to market, of which there can be no assurance.

Our ability to utilize net operating loss carry forwards may be limited.

At December 31, 2008, we had net operating loss carry forwards (NOLs) for U.S. federal and state income tax purposes of approximately $24.3 million. These NOLs may be used to offset future taxable income, to the extent we generate any taxable income, and thereby reduce or eliminate our future U.S. federal and California income taxes otherwise payable.  Section 382 of the Internal Revenue Code of 1986, as amended, or the “Code”, imposes limitations on a corporation’s ability to utilize NOLs if it experiences an “ownership change” as defined in Section 382 of the Code. In general terms, an ownership change may result from transactions that have the effect of increasing the percentage ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event of an ownership change, a corporation’s utilization of NOLs generated prior to the ownership change is subject to an annual limitation determined by multiplying the value of the corporation at the time of the ownership change by the “applicable long-term tax-exempt rate,” as defined in the Code. Any unused annual limitation may be carried over to later years. Our NOLs for federal and state income tax purposes begin to expire in 2021.

In 2007, we determined that an ownership change occurred under Section 382. The utilization of our federal NOLs, capital loss carryforwards and other tax attributes related to our company prior to the merger with pre-merger Xcorporeal therefore will be limited to zero. Accordingly, we have reduced our NOLs and capital loss and minimum tax credit carryforwards to the amount that we estimate that we would be able to utilize in the future, if profitable, considering the above limitations. At December 31, 2008, after Section 382 reductions we had NOLs for U.S. federal income tax purposes of approximately $24.3 million which NOLs will begin to expire in 2021. $24.3 million of the net NOLs are also valid for state income tax purposes and will begin to expire in 2021.

The occurrence of one or more natural disasters or acts of terrorism could adversely affect our operations and financial performance.

      The occurrence of one or more natural disasters or acts of terrorism could result in physical damage to or the temporary closure of our corporate office and/or operating facility. It may also result in the temporary lack of an adequate work force in a market and/or the temporary or long term disruption in the supply of materials (or a substantial increase in the cost of those materials) from suppliers. One or more natural disasters or acts of terrorism could materially and adversely affect our operations and financial performance. Furthermore, insurance costs associated with our business may rise significantly in the event of a large scale natural disaster or act of terrorism.

Terrorist attacks and other attacks or acts of war may adversely affect the markets on which our common stock trades, which could have a materially adverse effect on our financial condition, our results of operations and the price of our common stock.

      On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. In March 2003, the United States and allied nations commenced a war in Iraq. These attacks and the war in Iraq caused global instability in the financial markets. There could be further acts of terrorism in the United States or elsewhere that could have a similar impact. Armed hostilities or further acts of terrorism could cause further instability in financial markets and could directly impact our financial condition, our results of operations and the price of our common stock.

Risks Related to Our Industry

Our business will always be strictly regulated by the federal and other governments and we cannot assure you that we will remain in compliance with all applicable regulation.

The healthcare industry is highly regulated and continues to undergo significant changes as third-party payers, such as Medicare and Medicaid, traditional indemnity insurers, managed care organizations and other private payers increase efforts to control cost, utilization and delivery of healthcare services. Healthcare companies are subject to extensive and complex federal, state and local laws, regulations and judicial decisions. In addition, clinical testing, manufacture, promotion and sale of our proposed products are subject to extensive regulation by numerous governmental authorities in the U.S., principally the FDA, and corresponding foreign regulatory agencies. Compliance with laws and regulations enforced by regulatory agencies who have broad discretion in applying them may be required for the medical products developed or used by us. Many healthcare laws and regulations applicable to our business are complex, applied broadly and subject to interpretation by courts and government agencies. Regulatory, political and legal action and pricing pressures could prevent us from marketing some or all of our products and services for a period of time or permanently. Moreover, changes in existing regulations or adoption of new regulations or policies could prevent us from obtaining, or affect the timing of, future regulatory approvals or clearances. We cannot assure you that we will be able to obtain necessary regulatory clearances or approvals on a timely basis, or if at all, or that we will not be required to incur significant costs in obtaining or maintaining such foreign regulatory approvals. Delays in receipt of, or failure to receive, such approvals or clearances, the loss of previously obtained approvals or clearances or the failure to comply with existing or future regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Any enforcement action by regulatory authorities with respect to past or future regulatory non-compliance could have a material adverse effect on our business, financial condition and results of operations. Non-compliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal to authorize the marketing of new products or to allow us to enter into supply contracts and criminal prosecution.

Even if our proposed products are approved for sale, we will be subject to continuing regulation. We continuously will be subject to routine inspection by the FDA and will have to comply with the host of regulatory requirements that usually apply to medical devices marketed in the U.S. including labelling regulations, Quality System requirements, MDR regulations (which requires a manufacturer to report to the FDA certain types of adverse events involving its products), and the FDA’s prohibitions against promoting products for unapproved or “off-label” uses. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, foreign laws, regulations and requirements applicable to our business and products are often vague and subject to change and interpretation. Failure to comply with applicable international regulatory requirements can result in fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspensions of production, refusals by foreign governments to permit product sales and criminal prosecution. Furthermore, changes in existing regulations or adoption of new regulations or policies could prevent us from obtaining, or affect the timing of, future regulatory approvals or clearances. There can be no assurance that we will be able to obtain necessary regulatory clearances or approvals on a timely basis, or if at all, or that we will not be required to incur significant costs in obtaining or maintaining such foreign regulatory approvals. Delays in receipt of, or failure to receive, such approvals or clearances, the loss of previously obtained approvals or clearances or the failure to comply with existing or future regulatory requirements could have a material adverse effect on our business, financial condition and results of operations. Any enforcement action by regulatory authorities with respect to past or future regulatory non-compliance could have a material adverse effect on our business, financial condition and results of operations.

Our failure to respond to rapid changes in technology and its applications and intense competition in the medical devices industry could make our treatment system obsolete.

The medical devices industry is subject to rapid and substantial technological development and product innovations. To be successful, we must respond to new developments in technology, new applications of existing technology and new treatment methods. Our response may be stymied if we require, but cannot secure, rights to essential third-party intellectual property. We may compete against companies offering alternative treatment systems to ours, some of which have greater financial, marketing and technical resources to utilize in pursuing technological development and new treatment methods. Our financial condition and operating results could be adversely affected if our medical device products fail to compete favorably with these technological developments, or if we fail to be responsive on a timely and effective basis to competitors’ new devices, applications, treatments or price strategies.

Product liability claims could adversely affect our results of operations.

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. In an effort to minimize our liability we purchase product liability insurance coverage. In the future, we may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

Risks Related to Our Common Stock

If we fail to meet continued listing standards of NYSE Amex, our common stock may be delisted which would have a material  adverse effect on the price of our common stock.

      Our common stock is currently traded on the NYSE Amex under the symbol “XCR”. In order for our securities to be eligible for continued listing on NYSE Amex, we must remain in compliance with certain NYSE Amex continued listing standards. As of December 31, 2008 we were not in compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Amex Company Guide because our stockholders’ equity was below the level required by the NYSE Amex continued listing standards. Our stockholders’ equity fell below the required standard due to several years of operating losses. NYSE Amex will normally consider suspending dealings in, or removing from the listing of, securities of a company under Section 1003(a)(i) for a company that has stockholders’ equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years, under Section 1003(a)(ii) for a company that has stockholders’ equity of less than $4,000,000 if such company has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years or under Section 1003(a)(iii) for a company that has stockholders’ equity of less than $6,000,000 if such company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. As of December 31, 2008, our stockholders' equity was below that required under Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Amex Company Guide and we have sustained net losses in our five most recent fiscal years. If  we receive notification from the NYSE Amex that we are no longer in compliance with their minimum listing requirements and if we fail to regain compliance with such continued listing requirements, our  common stock may be delisted which would have a material adverse affect on the price and liquidity of our common stock.

Furthermore, we cannot assure you that we will continue to satisfy other requirements necessary to remain listed on the NYSE Amex or that the NYSE Amex will not take additional actions to delist our common stock. As a result of the resignation of Marc Cummins from his positions of a member of our Board of Directors and a member of the Audit Committee of the Board of Directors, effective March 6, 2009, we are no longer in compliance with Section 803(A)(1) of the Amex Company Guide because a majority of the members of our Board of Directors are not independent directors. In order to fill the vacancy in the Audit Committee created by such resignation, effective March 26, 2009, Hans-Dietrich Polaschegg, a member of our Board of Directors, was appointed to the Audit Committee.

If for any reason, our common stock were to be delisted from the NYSE Amex, we may not be able to list our common stock on another national exchange or market. If our common stock is not listed on a national exchange or market, the trading market for our common stock may become illiquid.

If we are delisted from NYSE Amex, our common stock may be subject to the “penny stock” rules of the SEC, which would make transactions in our common stock cumbersome and may reduce the value of an investment in our stock.

      The SEC has adopted Rule 3a51-1 under the Exchange Act which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to  approve  a  person's  account  for  transactions  in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable  determination  that the transactions in penny stocks  are   suitable  for  that  person  and  the  person  has sufficient  knowledge and experience in financial  matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver,  prior to any  transaction  in a penny stock, a disclosure  schedule  prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for our investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent to investors disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price is volatile and accordingly, you could lose all or part of the value of your shares of our common stock.

Our common stock is traded on the NYSE Amex and trading volume is often limited and sporadic. As a result, the trading price of our common stock on NYSE Amex is not necessarily a reliable indicator of our fair market value. The market price of our common stock has historically been highly volatile and may continue to fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•	the number of shares available for sale in the market;
•	sales of our common stock by shareholders because our business profile does not fit their investment objectives;
•	actual or anticipated fluctuations in our operating results;
•	developments relating to our products and related proprietary rights;
•	actual or anticipated announcements of new data and announcements relating to our operating performance;
•	government regulations and changes thereto and regulatory investigations or determinations;
•	our ability to meet continued listing standards of NYSE Amex
•	announcements of our competitors or their success in the biotechnology and healthcare equipment business, including those in the dialysis industry;
•	recruitment or departures of key personnel;
•	the gain or loss of significant customers;
•	the operating and stock price performance of other comparable companies;
•	developments and publicity regarding our industry; and
•	general economic and market conditions in our industry and the economy as a whole.

In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual performance, and could enhance the effect of any fluctuations that do relate to our operating results.

Over 42% of our stock is controlled by a single stockholder which has the ability to substantially influence the election of directors and the outcome of matters submitted to our stockholders.

As of December 31, 2008, Consolidated National, LLC, a limited liability company, or “CNL”, of which Terren S. Peizer, a member of our Board of Directors, is the sole managing member and beneficial owner, directly owned approximately 6.23 million shares, representing approximately 42.2% of our outstanding common stock. As a result, CNL and Mr. Peizer presently have and are expected to continue to have the ability to determine the outcome of issues submitted to our stockholders. The interests of CNL or Mr. Peizer, acting in his capacity as a stockholder, may not always coincide with our interests or the interests of our other stockholders and they may act in a manner that advances their best interests and not necessarily those of our stockholders. The ownership position of CNL and Mr. Peizer may make it difficult for our stockholders to remove our management from office should they choose to do so. It could also deter unsolicited takeovers, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Pursuant to the terms of the Second Interim Award, as modified by the Order, if we desire to close the Technology Transaction, we will be required to issue 9,230,000 shares of our common stock to NQCI and a result, NQCI would own approximately 39% of our total outstanding shares, making NQCI our largest stockholder and giving NQCI the ability to substantially influence the election of directors and the outcome of matters submitted to our stockholders.

On August 4, 2008, the arbitrator issued a Second Interim Award, modifying the initial Interim Award, stating that, if we desire to close the Technology Transaction, we must, among other things, issue to NQCI 9,230,000 shares of our common stock. Accordingly, following the closing of the Technology Transaction, NQCI would own approximately 39% of our total outstanding shares, making NQCI our largest stockholder. As a result, NQCI would have the ability to determine the outcome of issues submitted to our stockholders. The interests of NQCI may not always coincide with our interests or the interests of our other stockholders and it may act in a manner that advances its best interests and not necessarily those of our stockholders. The ownership position of NQCI may make it difficult for our stockholders to remove our management from office should they choose to do so. It could also deter unsolicited takeovers, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Sales of common stock by our large stockholders, or the perception that such sales may occur, could depress our stock price.

The market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our large stockholders, including NQCI in the event that the Technology Transaction closes. Most of our outstanding shares were registered on a Form S-4 registration statement in connection with our merger with pre-merger Xcorporeal, and are eligible for public resale. As of December 31, 2008, approximately 58% of our outstanding common stock was held by our officers, directors and affiliates and may be sold pursuant to an effective registration statement or in accordance with Rule 144 promulgated under the Securities Act or pursuant to other exempt transactions. Pursuant to the terms of the Second Interim Award, as modified by the order, we are required to issue NQCI 9,230,000 shares of our common stock if we want to close the Technology Transaction.  Future sales of our common stock by our significant stockholders, including NQCI if it acquires these shares, or the perception that such sales may occur, could depress the market price of our common stock.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares of stock or raise funds through the sale of equity securities.

In the event that we are required to issue any additional shares of stock or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all of our other stockholders. Further, any such issuance may result in a change in our control of our company.

We have never paid cash dividends and do not intend to do so.

We have never declared or paid cash dividends on our common stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our Board of Directors.

There is an increased potential for short sales of our common stock due to the sales of shares issued upon exercise of the warrants or options, which could materially affect the market price of the stock.

Downward pressure on the market price of our common stock that likely will result from sales of our common stock issued in connection with an exercise of warrants or options could encourage short sales of our common stock by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As the holders exercise their warrants or options, we issue shares to the exercising holders, which such holders may then sell into the market. Such sales could have a tendency to depress the price of the stock, which could increase the potential for short sales.

We became a publicly traded company through a merger with a public shell company, and we could be liable for unanticipated liabilities of our predecessor entity.

We became a publicly traded company through a merger between Xcorporeal, Inc. and CT Holdings Enterprises, Inc., a publicly traded “shell company” that had previously provided management expertise including consulting on operations, marketing and strategic planning and a single source of capital to early stage technology companies.  Although we believe the shell company had substantially no assets and liabilities as of the merger, we may be subject to claims related to the historical business of the shell, as well as costs and expenses related to the merger.

Item 1B.               Unresolved Staff Comments

Not applicable.

Item 2:                 Properties

Corporate Office and Operating Facility

As of February 22, 2008, we entered into a 5 year lease agreement for 4,352 square feet of corporate office space located in Los Angeles, California. The total lease payments will be $1,096,878 over the 5 year period with the lease expiring on February 28, 2013. On October 6, 2008, as modified on October 23, 2008, we also entered into a 5 year lease agreement, commencing November 27, 2008, through November 26, 2013, with early possession on October 27, 2008, for our new operating facility which consists of approximately 21,400 square feet of office and lab space in Lake Forest, California. The total lease payments will be $1,367,507 over the lease term. Additionally, we lease two corporate apartments, approximately 800 and 550 square feet, expiring March 31, 2009 and April 18, 2009, respectively, located in Irvine, California, for combined monthly rent of $3,765, which we plan to vacate after the expiration of their lease terms. All of the space is in good condition and we expect it to remain suitable to meet our needs for the foreseeable future. Consistent with the actions undertaken as part of our corporate restructuring described above in section captioned “Business - Recent Developments”, we intend to consolidate our offices and sublease our current corporate office located in Los Angeles, California. For more information, please see Note 11, “Leases” to our financial statements filed as part of this Annual Report.

Item 3.                 Legal Proceedings

From time to time we may be a defendant or plaintiff in various legal proceedings arising in the normal course of our business. Except as set forth below, we are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, except as set forth below, our management is not aware of any known litigation or liabilities that could affect our operations. Furthermore, with the exception of Dr. Gura, our Chief Medical and Scientific Officer, who according to NQCI’s preliminary Proxy Statement on Schedule 14A, Amendment No. 2, filed with the SEC on February 13, 2009, owns 15,497,250 shares of NQCI’s common stock which includes 800,000 shares held by Medipace Medical Group, Inc. an affiliate of Dr. Gura and includes 250,000 shares subject to warrants held by Dr. Gura which are currently exercisable, or approximately 20.9% of its total outstanding shares as of January 31, 2009, we do not believe that there are any proceedings to which any of our directors, officers, or affiliates, any owner of record who beneficially owns more than five percent of our common stock, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

On December 1, 2006, Operations initiated arbitration proceedings against NQCI for its breach of the License Agreement, which remains pending. NQCI claimed the License Agreement was terminated, and we sought a declaration that the License Agreement remained in effect until the closing of the Merger or the Technology Transaction. We later amended our claims to seek damages for NQCI’s failure to perform its obligations under the License Agreement. NQCI filed counterclaims seeking to invalidate the License Agreement and claiming monetary damages against us. NQCI also filed claims against Dr. Gura, claiming he breached his obligations to NQCI by agreeing to serve on our Board of Directors. Following a hearing and extensive briefing, the arbitrator denied both parties’ claims for damages. Although NQCI never filed an amendment to its counterclaims to seek specific performance, on June 9, 2008, the arbitrator, issued an Interim Award granting specific performance of the Technology Transaction.

The Interim Award stated that the total aggregate shares of stock to be received by NQCI stockholders at the closing should equal 48% of all Operations shares outstanding as of the date of the Merger Agreement. On September 1, 2006, there were 10,000,000 shares of Operations common stock outstanding. NQCI proposed four possible share interest awards, arguing that it was entitled to shares representing a 48% or 54% interest based on Operations shares outstanding at the time of the Merger Agreement or our present number of outstanding shares.

On August 4, 2008, the arbitrator issued a Second Interim Award, modifying the initial Interim Award, stating that, if we desire to close the Technology Transaction, we must obtain approval from a majority of our stockholders and issue 9,230,000 shares of our common stock to NQCI. It is our understanding that the arbitrator based his decision as to the number of shares that we must issue on the factors set forth below. Our understanding set forth below is derived from the terms of the Second Interim Award and the Order, which we strongly encourage you to read and review carefully, copies of which were attached to our Proxy Statement on Schedule 14A, Amendment No. 5, filed with the SEC on February 10, 2009.

•
In accordance with the second paragraph of page 7 of the Award, under the Merger Agreement, the number of shares of our common stock which NQCI was to receive at the closing of the transaction contemplated by the Merger Agreement was based on the number of shares or our common stock outstanding as of the date of the Merger Agreement, or 10,000,000 shares.

•
If the Merger Agreement was terminated, resulting in the closing of the Technology Transaction, (i) pursuant to Section 6(B)(2)(i) of the Merger Agreement, NQCI was to receive a 48% share of the aggregate amount of our shares of common stock if we terminated the Merger Agreement for NQCI’s breach or either party terminated under the December 1 or December 29 deadlines, and (ii) pursuant to Section 6(B)(2)(ii) of the Merger Agreement, NQCI was to get a 54% share if we terminated for dissatisfaction with our due diligence, or NQCI terminated for our breach (as more fully described in the Merger Agreement).

•
The arbitrator determined that NQCI was not entitled to terminate the Merger Agreement outright and that its notice of termination was improper. Therefore, the arbitrator determined that, since NQCI was at fault, NQCI is entitled to receive the lesser of the two alternatives (48% instead of 54%).

•
Therefore, according to the arbitrator, in order to award a 48% share to NQCI, assuming that there were 10,000,000 shares of our common stock outstanding on the date of the Merger Agreement, we must issue to NQCI 9,230,000 shares of our common stock, which would represent 48% of the aggregate total of 19,230,000 shares of our common stock which would have been outstanding after giving effect to such issuance.

Following the closing of the Technology Transaction, NQCI would own approximately 39% of our total outstanding shares, making NQCI our largest stockholder. The arbitrator found that, with the exception of stockholder approval, virtually all conditions to closing the Technology Transaction have been waived, including virtually all of NQCI’s representations and warranties concerning the Technology.

The Second Interim Award also stated that, contrary to the assertions made by NQCI, the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. Upon closing of the Technology Transaction and satisfaction of the terms of the Award, as modified by the Order, the License Agreement will terminate and we will own all of the Technology.

On January 3, 2008, the arbitrator issued an order denying NQCI’s motion to amend its counterclaim to add us as a successor company following the Merger. However, in the Second Interim Award, the arbitrator found that we are the successor to Operations as a result of the merger, even though we are not a party to any of the agreements or the arbitration, and ordered that our shares should be issued to NQCI rather than shares of Operations.

The arbitrator has not ordered us to close the Technology Transaction. However, the Second Interim Award states that, if our stockholders fail to approve the issuance of stock to effectuate the Technology Transaction, all of the Technology covered by the License shall be declared the sole and exclusive property of NQCI, and the arbitrator shall schedule additional hearings to address two questions: whether the PAK technology is included within that Technology, and whether NQCI is entitled to compensatory damages and the amount of damages under these circumstances. During the arbitration, NQCI took the position that we had misappropriated trade secrets regarding the WAK and used them to create the PAK. The arbitrator found that we had not misappropriated NQCI’s trade secrets. However, should the Technology Transaction not close for any reason, and the arbitrator rules that the licensed Technology must be returned to NQCI, the arbitrator could find that the PAK is derived in whole or in part from licensed Technology, and could rule that Operations must “return” the PAK technology to NQCI or that NQCI is entitled to compensatory damages or both.

On August 15, 2008, the arbitrator awarded NQCI $1.87 million of over $4 million it claimed in attorneys’ fees and costs. The award has no effect on the additional amount of approximately $690,000 claimed by NQCI in alleged expenses, Licensor Expenses, under the License Agreement. The arbitrator has not yet ruled on this claim.

In an August 29, 2008 Order Re Issuance of Xcorporeal Shares, the arbitrator stated that the shares should be issued directly to NQCI’s stockholders. However, on September 4, 2008, the arbitrator issued an order that we should issue and deliver the 9,230,000 shares directly to NQCI, rather than directly to NQCI stockholders, if we obtain stockholder approval and elect to proceed with the Technology Transaction.

The Second Interim Award required that we file a registration statement under the Securities Act to register for resale the shares to be issued to NQCI within 30 days after the closing of the Technology Transaction. The arbitrator acknowledged that our obligation is to file the registration statement and to use reasonable efforts to have the shares registered and not to guarantee registration and resultant actual public tradability. However, the arbitrator nevertheless ordered that the registration statement must be declared effective within 90 days.

On January 30, 2009, the arbitrator issued the Order, in which the arbitrator modified the Second Interim Award by reserving on what the final terms of our obligation to file the resale registration statement will be and stating that such registration obligation shall be in accordance with applicable laws, including applicable U.S. federal securities laws. While the arbitrator also retained jurisdiction to monitor our compliance with such obligation, to award any appropriate relief to NQCI if we fail to comply with such obligation and to render a decision on any other matters contested in this proceeding, the time periods set forth in the Second Interim Award and summarized in the preceding paragraph are no longer applicable. The Order also provided, among other things, that if we file the Proxy Statement, obtain stockholder approval to issue to NQCI 9,230,000 shares of our common stock as consideration for the closing of the Technology Transaction and issue such shares to NQCI, the arbitrator anticipates confirming that all of the Technology covered by the License Agreement shall be declared our sole and exclusive property.

The arbitrator held a conference call hearing with the Company and NQCI on March 13, 2009 in which the parties discussed the reasons for the difficulties in closing the Technology Transaction and explored potential alternatives. The parties were asked to submit letter briefs outlining their suggested alternatives for consideration by the arbitrator. The parties submitted their respective letter briefs on March 24, 2009.

As of the date of this Annual Report, the arbitration proceeding with NQCI continues and the arbitrator has not yet issued a final award to either party and has not made a final ruling with respect to whether the closing of the Technology Transaction shall occur or whether potential alternatives should be pursued.

Furthermore, the arbitrator has stated that he has not yet issued a final award that may be confirmed or challenged in a court of competent jurisdiction. A party to the arbitration could challenge the interim award in court, even after stockholders approve the transaction. In addition, the arbitrator could again change the award by granting different or additional remedies, even after stockholders approve the transaction. We cannot guarantee that the arbitrator would order that stockholders be given another opportunity to vote on the transaction, even if such changes are material. Arbitrators have broad equitable powers, and arbitration awards are difficult to challenge in court, even if the arbitrator makes rulings that are inconsistent or not in accordance with the law or the evidence.

Should the arbitrator order a material change to the Second Interim Award, as modified by the Order, after the vote of stockholders on this proposal, and further order that our stockholders not be given another opportunity to vote on this proposal or on such material change, such order could conflict with applicable federal securities laws or NYSE Amex rules to which we are subject. In such event, we would ask the arbitrator to amend such changed award or attempt to seek review of the changed award in a court of competent jurisdiction. The closing of the Technology Transaction may render any court review or appeal moot, effectively preventing us from challenging any of the arbitrator’s awards in court.

Item 4.                 Submission of Matters to a Vote of Security Holders

None.

PART II

Item 5.                 Market for Registrant’s Common Equity, Related Stockholder Maters and Issuer Purchases of Equity Securities

Market Information

Our common stock is traded on the NYSE Amex (formerly American Stock Exchange) under the symbol “XCR.” Prior to December 7, 2007, our common stock was quoted on the Over-The-Counter Bulletin Board under the symbol “XCPL”.  Immediately prior to our merger with the pre-merger Xcorporeal on October 12, 2007, a one-for-8.27 reverse split of our common stock was executed. Historical stock prices prior to October 12, 2007 have been adjusted for this reverse stock split.

As of March 4, 2009, there were approximately 797 record holders of our common stock, representing approximately 3,654 beneficial owners.

Following is a list by fiscal quarters of the split-adjusted closing sales prices of our common stock. Such prices represent inter-dealer quotations, do not represent actual transactions, and do not include retail mark-ups, markdowns or commissions. Such prices were determined from information provided by a majority of the market makers for the Company’s common stock.

	High	Low
Fiscal Year Ended December 31, 2008
4th Quarter	$0.50	$0.16
3rd Quarter	1.44	0.50
2nd Quarter	4.21	1.00
1ST Quarter	4.94	2.34

	High	Low
Fiscal Year Ended December 31, 2007
4th Quarter	$14.06	$4.27
3rd Quarter	17.45	3.39
2nd Quarter	6.62	4.30
1ST Quarter	13.89	2.40

Dividend Policy

We did not pay any cash dividends in 2008 or 2007 and we do not intend to pay cash dividends in the foreseeable future.  It is our present intention to utilize all available funds for the development of our business. Our future dividend policy will depend on the requirements of financing agreements to which we may be a party. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about our common stock that may be issued upon the exercise of equity instruments under all of our existing equity compensation plans as of December 31, 2008:

Number of Securities
Remaining Available
	Number of Securities		for Future Issuances
	to be Issued	Weighted-Average	Under the Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,877,500	$5.39	2,922,500
Equity compensation plans not approved by security holders	—	$—	—
Total	3,877,500	$5.39	2,922,500

In connection with our merger with pre-merger Xcorporeal on October 12, 2007, options to purchase 3,880,000 shares of common stock that had been granted under pre-merger Xcorporeal’s 2006 Incentive Compensation Plan were assumed by us under the Merger Agreement. Of these shares, 2,900,000 shares remain outstanding as of December 31, 2008. Any of our options or warrants that were outstanding prior to the merger with pre-merger Xcorporeal were cancelled upon effectiveness of the merger. Our 2007 Incentive Compensation Plan was approved by our Board of Directors and a majority of our stockholders at the same time and in the same manner that the Merger Agreement was approved, and was ratified by our stockholders on November 26, 2007. As of December 31, 2008, there were 3,900,000 shares of our common stock authorized for issuance upon the exercise of options granted or to be granted under our 2007 Incentive Compensation Plan, of which options to purchase 977,500 shares of our common stock have already been granted.

For further information, refer to Note 17, “Stock Options and Warrants” to our financial statements filed as part of this Annual Report.

Performance Graph

Not required for smaller reporting companies.

Unregistered Sales of Equity Securities and Use of Proceeds from Registered Securities

Other than set forth below, the information regarding our sales of our unregistered securities for the fiscal years ended December 31, 2008 and 2007, has been previously furnished in our Annual Reports on Form 10-K or 10-KSB, Quarterly Reports on Form 10-Q or 10-QSB and/or our Current Reports on Form 8-K.

      On November 10, 2008, we issued 50,000 restricted shares of our common stock to certain third party consultant in consideration of consulting services provided to us.

   The foregoing issuance was exempt from registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.

Use of Proceeds from Registered Securities

None.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers.

None.

Item 6.                 Selected Financial Data.

Not required for smaller reporting companies.

Item 7.                 Management’s Discussion and Analysis of Financial Condition and Results of Operations.

In addition to reviewing this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, you should also carefully review sections captioned “Business - Recent Developments” and “Risk Factors” above for a more complete discussion of the current events that are affecting and other factors that may affect our business.

Recent Developments

Corporate Restructuring

The deterioration of the economy over the last year, coupled with the prolonged and continuing delay in consummating the Technology Transaction, has significantly adversely affected our Company. Many of the expectations on which we had based our 2008 and 2009 business development plans slowly eroded as a result of the lengthy arbitration proceeding with NQCI commenced in 2006 and continuing into the second quarter of 2009. The possibility of an adverse decision in the arbitration proceeding with respect to our ownership right to the Technology (as defined below) has been and continues to be a major factor in our inability to secure debt or equity financing. Accordingly, we have had to modify our activities and business. In response to the general economic downturn affecting the development of our products and liquidity condition, we have instituted a variety of measures in an attempt to conserve cash and reduce our operating expenses. Our actions included:

•
Reductions in our labor force – On March 13, 2009, we gave notice of employment termination to 19 employees. This represents a total work-force reduction of approximately 73%. We paid accrued vacation benefits of approximately $70,000 to the terminated employees. The layoffs and our other efforts focused on streamlining our operations designed to reduce our annual expenses by approximately $3.5 million to a current operating burn rate of approximately $200,000 per month. These actions had to be carefully and thoughtfully executed and we will take additional actions, if necessary. Most important to us in making these difficult decisions is to give as much consideration as possible to all of our employees, whom we greatly value. We hope to be in the financial position in the near future to offer re-employment to certain of our terminated employees.

•	Refocusing our available assets and employee resources on the development of the PAK.
•	Continuing vigorous efforts to minimize or defer our operating expenses.
•
Exploring various strategic alternatives, which may include the license of certain of our intellectual property rights, as a means to further develop our technologies, among other possible transactions and alternatives.

•	Intensifying our search to obtain additional financing to support our operations and to satisfy our ongoing capital requirements in order to improve our liquidity position.
•	Continuing to prosecute our patents and take other steps to perfect our intellectual property rights.

In light of the unprecedented economic slow down, lack of access to capital markets and prolonged arbitration proceeding with NQCI, we were compelled to undertake the efforts outlined above in order to remain in the position to continue our operations. We hope to be able to obtain additional financing to meet our cash obligations as they become due and otherwise proceed with our business plan. Our ability to execute on our current business plan is dependent upon our ability to obtain equity or debt financing, develop and market our products, and, ultimately, to generate revenue. Unless we are able to raise financing sufficient to support our operations and to satisfy our ongoing financing requirements, we will not be able to develop any of our products, submit 510(k) notifications to the FDA, conduct clinical trials or otherwise commercialize any of our products. We will make every effort however, to continue the development of the PAK. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is substantially dependent on the successful execution of many of the actions referred to above, on the timeline contemplated by our plans and our ability to obtain additional financing. We cannot assure you that we will be successful now or in the future in obtaining any additional financing on terms favorable to us, if at all. The failure to obtain financing will have a material adverse effect on our financial condition and operations.

Other Considerations – Royalty and Other Payments Under the License Agreement

As consideration for entering into the License Agreement, we agreed to pay to NQCI a minimum annual royalty of $250,000, or 7% of net sales. As a result of the transfer of the Technology to us, we may be able to realize additional savings of not having to compensate NQCI for any royalty payments accrued and not yet paid. Although we have asserted that NQCI’s breaches of the License Agreement excused our obligation to make the minimum royalty payments, we recorded $583,333 in royalty expenses, covering the minimum royalties, from commencement of the License Agreement through December 31, 2008. The License Agreement expires in 2105. The License Agreement also requires us to reimburse NQCI’s Licensor Expenses until the closing or the termination of the Merger Agreement. The Second Interim Award states that the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. Although we have contested its right to any further payments, NQCI has made a claim for reimbursement of approximately $690,000 in alleged expenses under the License Agreement as of December 31, 2008. If we are able to acquire the Technology from NQCI, the arbitrator has indicated that the License Agreement would be terminated simultaneously with such acquisition. As a result of the Technology becoming our sole and exclusive property, among other benefits, we should be able to discontinue these royalty payments to NQCI, realize corresponding savings and we may also be able to realize additional savings of not having to reimburse NQCI for any Licensor Expenses accrued and not yet paid.

Basis of Presentation

 This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section should be read in conjunction with the accompanying financial statements which have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our recurring losses from operations and net capital deficiency raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is substantially dependent on the successful execution of many of the actions referred to above and otherwise discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and in Note 1, “Nature of Operations and Going Concern Uncertainty” to our financial statements filed as part of this Annual Report, on the timeline contemplated by our plans and our ability to obtain additional financing. The uncertainty of successful execution of our plans, among other factors, raises substantial doubt as to our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations for the years ended December 31, 2008 and 2007

We have not generated any revenues since inception. We incurred a net loss of $22,987,273 for the year ended December 31, 2008, compared to net loss of $17,074,051 for the year ended December 31, 2007. The increase in net loss was primarily due to (i) research, development, and other expenses related to advancing our kidney failure treatment technologies, (ii) stock compensation expense related to options and warrants granted to directors, officer, employees and consultants, and (iii) legal fees, (iv) common stock issuances as compensation for consulting services, (v) accruals for alleged licensor expenses and interim awards issued in the arbitration with NQCI, and (vi) increased company personnel. At December 31, 2008, we had negative working capital of $805,912  compared to positive working capital of $14,958,099 at the beginning of the year. At December 31, 2008, our total assets were $4,351,073, compared to $17,252,546 at the beginning of the year, which consisted primarily of cash from the sale of our common stock sold in December 2006.

Interest Income

Interest income of $320,622 and $1,184,930 was reported for the years ended December 31, 2008 and 2007, respectively.

Liquidity and Capital Resources

We expect to incur operating losses and negative cash flows for the foreseeable future. During the fourth quarter 2006, we raised approximately $27.3 million (net of placement fees of $2.1 million) through a private placement. Our ability to execute on our current business plan is dependent upon our ability to develop and market our products, and, ultimately, to generate revenue.

As of December 31, 2008, we had cash, cash equivalents, and marketable securities of approximately $3.4 million. We project to expend approximately $1.9 million in the first quarter of 2009 and expend cash at a rate of approximately $0.2 million per month based upon the recent restructuring effected by our company going forward. See above section captioned “Recent Developments”. In addition, we may become obligated to pay damages, costs or legal fees in connection with the ongoing arbitration described under Part I, Item 3-Legal Proceedings above, in an amount of $1.87 million under the Interim Award issued on August 15, 2008. At present rates, we will have to obtain additional debt or equity financing during the next several months.

We expect to incur negative cash flows and net losses for the foreseeable future. In addition, we may become obligated to pay damages, costs or legal fees in connection with the ongoing arbitration with NQCI. Based upon our current plans, we believe that our existing cash reserves will not be sufficient to meet our operating expenses and capital requirements before we achieve profitability. Accordingly, we will be required to seek additional funds through public or private placement of shares of our preferred or common stock or through public or private debt financing. Our ability to meet our cash obligations as they become due and payable will depend on our ability to sell securities, borrow funds, reduce operating costs, or some combination thereof. We may not be successful in obtaining necessary funds on acceptable terms, if at all. The inability to obtain financing could require us to curtail our current plans in order to decrease spending, which could have a material adverse effect on our plan of operations. Our ability to execute on our current business plan is dependent upon our ability to obtain equity financing, develop and market our products, and, ultimately, to generate revenue. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern.

Upon receipt of the approximately $27.3 million raised through the private placement of our common stock in the fourth quarter of 2006, we strategically began our operating activities and research and development efforts which resulted in a net loss of $23.0 million in 2008.  In addition, we invested $25.0 million in high grade money market funds and marketable securities of which we have sold $22.0 million, leaving a balance of $3.0 million as of December 31, 2008.

We have focused much of our efforts on development of the PAK, which has not been derived from the technology covered by the License Agreement. Through the productive research and development efforts of the PAK, we have completed functional prototypes of our attended care and home PAKs that we plan to commercialize after 510(k) clearance from the FDA which we plan to submit in 2010. Prior to the 510(k) submission to the FDA for clinical use under direct medical supervision, the units will undergo final verification and validation. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance from the FDA, although it may take longer. We expect that our monthly expenditures will increase as we shift resources towards developing a marketing plan for the PAK.

We have used some of our resources for the development of the WAK and have demonstrated a feasibility prototype. Commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval by the FDA, which could take several years. Our rights to the WAK derive in part from the License Agreement pursuant to which we obtained the exclusive rights to the Technology. Once we acquire the Technology and the results of the arbitration proceeding with NQCI are final, we will determine whether to devote additional resources to development of the WAK.

If we ever become obligated to reimburse all or a substantial portion of the $690,000 in NQCI’s alleged expenses related to the License Agreement and $1.87 million in NQCI’s attorneys’ fees incurred in the arbitration awarded under the interim award issued on August 15, 2008, these obligations could have a material adverse effect on our liquidity and financial ability to continue with ongoing operations as currently planned.

Because neither the PAK nor the WAK is yet at a stage where it can be marketed commercially, we are not able to predict the portion of our future business which will be derived from each.

Research and Development

Through March 13, 2009, we employed an interdisciplinary team of scientists and engineers who were developing the PAK and a separate, interdisciplinary team developing the WAK. However, as discussed above during the first quarter of 2009, we had to adjust our employee headcount to more closely match our capital availability and, as a result, terminated the employment of 19 employees. In addition, we had retained Aubrey Group, Inc., an FDA-registered third-party contract developer and manufacturer of medical devices, to assist with the engineering of the PAK. As of December 31, 2008, Aubrey substantially completed its work and we terminated this agreement. The PAK has been engineered to perform both hemodialysis, hemofiltration and ultrafiltration under direct medical supervision. A variation of this device will be developed for chronic home hemodialysis. An initial laboratory prototype of the PAK, capable of performing the functions of a hemodialysis machine, and demonstrating our unique new fluidics circuit, was completed at the end of 2007. The first physical prototype including industrial design of the PAK was completed in October 2008. Further refinements to this prototype are now in progress. We hope to complete the final product design of the PAK and submit the for final verification and validation prior to a 510(k) submission for clinical use under direct medical supervision. A clinical study is not required for this submission.

In a clinical feasibility study conducted in London in March 2007, a research prototype of the WAK was successfully demonstrated in eight patients with end-stage renal disease. Patients were successfully treated for up to eight hours with adequate clearances of urea and creatinine. The device was well tolerated and patients were able to conduct activities of normal daily living including walking and sleeping. There were no serious adverse events although clotting of the dialyzer occurred in two patients. To our knowledge, this is the first successful demonstration of a WAK in humans.

We incurred $20.9 million and $7.1 million in research and development costs in the fiscal years 2008 and 2007, respectively, including the August 4, 2008, $10.2 million fair value accrual for a potential 9.23 million shares issuance to effectuate the Technology Transaction in accordance to the Second Interim Award (as defined below). Less the accrual for shares issuable, we incurred $10.7 million and $7.1 million in research and development costs in the fiscal years 2008 and 2007, respectively. The increase in research and development costs in 2008 from 2007 is attributable to our efforts to advance our kidney failure treatment technologies and an increase in personnel.

Contractual Obligations and Commercial Commitments

The following table sets forth a summary of our material contractual obligations and commercial commitments as of December 31, 2008.

Contractual Obligations:	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Capital Lease Obligations	$-	$-	$-	$-	$-
Operating Lease Obligations (1)	2,422,931	411,845	1,677,342	333,744	-
Research & Development Contractual Commitments	68,688	68,688	-	-	-
Other Liabilities	34,325	34,325	-	-	-
	$2,525,944	$514,858	$1,677,342	$333,744	$-

(1) Operating lease commitments for our corporate office, operating facility, Dr. Gura’s office (a related party transaction), two corporate apartments and equipment.

Since Aubrey substantially completed its work under the Aubrey Agreement and we intend to terminate this agreement, this table excludes any remaining obligations under the Aubrey Agreement.

As of December 31, 2008, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results of operations or cash flows.

Legal Proceedings

We are involved in arbitration against NQCI as described above in section captioned “Item 3 - Legal Proceedings”. From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this Annual Report, we are not currently involved in any other legal proceeding that we believe would have a material adverse effect on our business, financial condition or operating results.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Generally accepted accounting principles require management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates on experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Our actual results may differ from those estimates.

We consider our critical accounting policies to be those that involve significant uncertainties, require judgments or estimates that are more difficult for management to determine or that may produce materially different results when using different assumptions. We consider the following accounting policies to be critical:

Marketable Securities

We classify investments with maturity dates greater than three months when purchased as marketable securities. Investments, including certificates of deposit with maturity dates greater than three months when purchased and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value.  Our investment policy requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution.

As of December 31, 2008 and 2007, short-term investments classified as available-for-sale were as follows:

	December 31, 2008
	Aggregate Fair	Gross Unrealized	Estimated Fair
	Value	Gains / (Losses)	Value
Commercial paper	$897,993	$-	$897,993
Corporate securities fixed rate	457,930	-	457,930
Total	$1,355,923	$-	$1,355,923

	December 31, 2007
	Aggregate Fair	Gross Unrealized	Estimated Fair
	Value	Gains / (Losses)	Value
Commercial paper	$10,283,818	$-	$10,283,818
Corporate obligation	2,245,770	-	2,245,770
Total	$12,529,588	$-	$12,529,588

Xcorporeal reviews impairments associated with the above in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and FASB Staff Position FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” to determine the classification of the impairment as temporary or other-than-temporary. Xcorporeal considers these investments not to be impaired as of December 31, 2008 and 2007.

There were no gross unrealized gains or losses as of December 31, 2008 and 2007.

Shares Issuable

Pursuant to the Second Interim Award issued on August 4, 2008, which stated that, if the Technology Transaction is submitted to and approved by our stockholders, 9,230,000 shares of our common stock should be issued to NQCI to effectuate the transaction, we accrued for the 9,230,000 shares of our common stock. As the Second Interim Award stated that we must issue 9,230,000 upon the closing of the Technology Transaction and we have been unable to consummate such transaction, such contingency is not within our control and we have therefore, recorded the issuance as a liability, rather than as an equity issuance. Until issuance, the shares issuable will be recorded at fair value in accordance with EITF 00-19, with subsequent changes in fair value recorded as non-operating change in fair value of shares issuable to our statement of operations. The fair value of the shares will be measured using the closing price of our common stock on the reporting date. The measured fair value of $10,153,000 for the accrued 9,230,000 shares on August 4, 2008, the date of the Second Interim Award, was accrued under “Shares issuable” and expensed to “Research and development.” From marking to market, the fair value of the shares issuable was revalued at $1,569,100 as of December 31, 2008. The resulting non-operating change in fair value of $8,583,900 to our statement of operations for the year ended December 31, 2008 was recognized as “Change in fair value of shares issuable.” Stockholder approval for the issuance of 9,230,000 shares of our common stock to NQCI and the issuance of such shares are pending to date.

Although we are seeking stockholder approval for the issuance of 9,230,000 shares of our common stock to effectuate the Technology Transaction, we are uncertain whether the SEC will clear its review of the form of our proxy statement that we will use to solicit stockholder approval of the transaction, whether our stockholders will vote to approve the transaction, whether shares will be issued to NQCI, or whether when filed, the SEC will declare effective the registration statement to register the shares for resale. If the Technology Transaction does not close, the arbitrator may issue alternative relief. In the event of an alternate relief, the above accrual may be adjusted and the accrual or the actual settlement will be recorded to coincide with the alternate award.

Stock-Based Compensation

Statements of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, (SFAS 123(R)) and Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 107 (SAB 107) require the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. We have applied the provisions of SAB 107 in its adoption of SFAS 123(R).

In determining stock based compensation, we consider various factors in our calculation of fair value using a black-scholes pricing model. These factors include volatility, expected term of the options and forfeiture rates. A change in these factors could result in differences in the stock based compensation expense.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 159”). SFAS No. 159 permits an entity to choose to measure many financial instruments and certain items at fair value. The objective of this standard is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, which for us is our fiscal year beginning January 1, 2008. The adoption of SFAS No. 159 did not have any effect on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “Business Combinations”, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS 141(R) expands on the disclosures previously required by SFAS 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any non-controlling interests in the acquired business. SFAS 141(R) also requires an acquirer to record an adjustment to income tax expense for changes in valuation allowances or uncertain tax positions related to acquired businesses. SFAS 141(R) is effective for all business combinations with an acquisition date in the first annual period following December 15, 2008; early adoption is not permitted. We will adopt this statement as of January 1, 2009. The impact of SFAS 141(R) will have on our consolidated financial statements will depend on the nature and size of acquisitions we complete after we adopt SFAS 141(R).

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160). SFAS 160 requires that non-controlling (or minority) interests in subsidiaries be reported in the equity section of the company’s balance sheet, rather than in a mezzanine section of the balance sheet between liabilities and equity. SFAS 160 also changes the manner in which the net income of the subsidiary is reported and disclosed in the controlling company’s income statement. SFAS 160 also establishes guidelines for accounting for changes in ownership percentages and for deconsolidation. SFAS 160 is effective for financial statements for fiscal years beginning on or after December 1, 2008 and interim periods within those years. The adoption of SFAS 160 is not expected to have a material impact on our financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments and Hedging Activities, or “SFAS 161”. SFAS 161 enhances the disclosure requirements for derivative instruments and hedging activities. This Standard is effective January 1, 2009. Since SFAS 161 requires only additional disclosures concerning derivatives and hedging activities, adoption of SFAS 161 will not affect the Company’s financial condition or results of operation.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162).  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States (the GAAP hierarchy).  SFAS 162 will become effective November 15, 2008. The adoption of SFAS 162 did not have a material impact on our financial position, results of operations or cash flows.

In June 2008, the FASB reached a consensus on EITF Issue No. 07-5, Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock, or “EITF 07-5”. EITF 07-5 requires that we apply a two-step approach in evaluating whether an equity-linked financial instrument (or embedded feature) is indexed to our own stock, including evaluating the instrument’s contingent exercise and settlement provisions. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the effects, if any, that EITF 07-5 will have on our consolidated financial statements.

Item 7A.                      Quantitative and Qualitative Disclosures About Market Risk.

Not required for smaller reporting companies.

Item 8.                 Financial Statements and Supplementary Data.

CONTENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	E-31

FINANCIAL STATEMENTS

BALANCE SHEETS AS OF DECEMBER 31, 2008 AND 2007	E-32

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007, AND THE PERIOD FROM INCEPTION (MAY 4, 2001) TO DECEMBER 31, 2008	E-33

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007, AND THE PERIOD FROM INCEPTION (MAY 4, 2001) TO DECEMBER 31, 2008	E-34

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007, AND THE PERIOD FROM INCEPTION (MAY 4, 2001) TO DECEMBER 31, 2008	E-35

NOTES TO FINANCIAL STATEMENTS	E-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Xcorporeal, Inc.
(a development stage company)
Los Angeles, California

We have audited the accompanying consolidated balance sheets of Xcorporeal, Inc. as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2008 and the period from inception (May 4, 2001) to December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xcorporeal, Inc. at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008 and the period from inception (May 4, 2001) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

Los Angeles, California
March 30, 2009

XCORPOREAL, INC.
(a Development Stage Company)
BALANCE SHEETS

	Years ended
	December 31,
	2008	2007

ASSETS
Current
Cash and cash equivalents	$407,585	$106,495
Marketable securities, at fair value	2,955,714	16,401,898
Restricted cash	301,675	68,016
Prepaid expenses & other current assets	260,024	408,303
Tenant improvement allowance receivable	87,658	-
Total current assets	4,012,656	16,984,712

Property and equipment, net	337,554	266,912

Other assets	863	922

Total Assets	$4,351,073	$17,252,546

LIABILITIES
Current
Accounts payable	$789,827	$1,125,239
Accrued legal fees & licensing expense	2,873,396	312,208
Accrued royalties	583,333	83,333
Accrued professional fees	211,820	113,020
Accrued compensation	149,664	196,541
Accrued other liabilities	54,429	68,946
Payroll liabilities	7,448	11,926
Deferred rent	148,651	-
Other current liabilities	-	115,400
Total current liabilities	4,818,568	2,026,613

Shares issuable	1,569,100	-

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.0001 par value, 40,000,000 shares authorized, 14,754,687 and 14,372,472 issued and outstanding on December 31, 2008 and December 31, 2007, respectively	1,475	1,437
Additional paid-in capital	42,547,023	36,822,316
Deficit accumulated during the development stage	(44,585,093)	(21,597,820)
Total stockholders' (deficit) equity	(2,036,595)	15,225,933
Total Liabilities & Stockholders' (Deficit) Equity	$4,351,073	$17,252,546

See accompanying notes to these financial statements.

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF OPERATIONS

			May 4, 2001 (Date
	Years ended		of Inception) to
	December 31,		December 31,
	2008	2007	2008
Operating Expenses:
Selling, general and administrative	$9,001,819	$11,084,040	$23,404,511
Research and development	20,914,825	7,141,170	29,343,317
Other expenses	1,871,430	-	1,871,430
Depreciation and amortization	104,719	32,171	136,985

Loss before other income, income taxes, and other
expenses	(31,892,793)	(18,257,381)	(54,756,243)

Interest and other income	323,249	1,184,930	1,590,479
Change in fair value of shares issuable	8,583,900	-	8,583,900

Loss before income taxes and other expenses	(22,985,644)	(17,072,451)	(44,581,864)

Income taxes	1,629	1,600	3,229

Net loss	$(22,987,273)	$(17,074,051)	$(44,585,093)

Basic and diluted loss per share	$(1.57)	$(1.20)

Weighted average number of shares outstanding	14,604,274	14,206,489

See accompanying notes to these financial statements.

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Period May 4, 2001 (Inception) to December 31, 2008

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Common stock issued for cash at $0.01 per share	2,500,000	$250	$24,750		$25,000
Net Loss for the year ended December 31, 2001				$(40,255)	(40,255)
Balance as of December 31, 2001	2,500,000	250	24,750	(40,255)	(15,255)
Common stock issued for cash at $0.05 per share	1,320,000	132	65,868		66,000
Net Loss for the year ended December 31, 2002				(31,249)	(31,249)
Balance as of December 31, 2002	3,820,000	382	90,618	(71,504)	19,496
Net Loss for the year ended December 31, 2003				(12,962)	(12,962)
Balance as of December 31, 2003	3,820,000	382	90,618	(84,466)	6,534
Net Loss for the year ended December 31, 2004				(23,338)	(23,338)
Balance as of December 31, 2004	3,820,000	382	90,618	(107,804)	(16,804)
Net Loss for the year ended December 31, 2005				(35,753)	(35,753)
Balance as of December 31, 2005	3,820,000	382	90,618	(143,557)	(52,557)
Common stock issued for license rights at $0.0001 per
share	9,600,000	960	40		1,000
Capital stock cancelled	(3,420,000)	(342)	342		-
Warrants granted for consulting fees			2,162,611		2,162,611
Forgiveness of related party debt			64,620		64,620
Common stock issued for cash at $7.00, net of placement
fees of $2,058,024	4,200,050	420	27,341,928		27,342,348
Stock-based compensation expense			264,251		264,251
Net loss for the period				(4,380,212)	(4,380,212)
Balance as of December 31, 2006	14,200,050	1,420	29,924,410	(4,523,769)	25,402,061
Capital stock cancelled	(200,000)	(20)	20		-
Common stock issued pursuant to consulting agreement at
$4.90 per share	20,000	2	97,998		98,000
Recapitalization pursuant to merger	352,422	35	(37,406)		(37,371)
Warrants granted for consulting services			2,917,309		2,917,309
Stock-based compensation expense			3,721,485		3,721,485
Additional proceeds from the sale of common stock in
2006			198,500		198,500
Net loss for the period				(17,074,051)	(17,074,051)
Balance as of December 31, 2007	14,372,472	1,437	36,822,316	(21,597,820)	15,225,933
Common stock issued as compensation for consulting
services at $3.61 per share	200,000	20	721,980		722,000
Common stock issued as compensation for consulting
services at $3.80 per share	20,000	2	75,998		76,000
Cashless exercise of warrants	112,215	11	(11)		0
Common stock issued as compensation for consulting
services at $0.32 per share	50,000	5	15,995		16,000
Reversal of liability from the sale of common stock in 2006			115,400		115,400
Warrants granted for consulting services			91,306		91,306
Stock-based compensation expense			4,704,039		4,704,039
Net loss for the period				(22,987,273)	(22,987,273)
Balance as of December 31, 2008	14,754,687	$1,475	$42,547,023	$(44,585,093)	$(2,036,595)

See accompanying notes to these financial statements.

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF CASH FLOWS

			May 4, 2001 (Date
	Years ended		of Inception) to
	December 31,		December 31,
	2008	2007	2008
Cash flows used in operating activities
Net loss for the period	$(22,987,273)	$(17,074,051)	$(44,585,093)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock based compensation	4,704,039	3,721,485	8,689,775
Non-employee stock based compensation	91,306	2,917,309	5,171,226
Common stock issuance for consulting services rendered	814,000	98,000	912,000
Increase in shares issuable	10,153,000	-	10,153,000
Mark to market of shares issuable	(8,583,900)	-	(8,583,900)
Depreciation	104,660	32,093	136,848
Net change in assets and liabilities:
Increase in Receivables	(87,658)		(87,658)
Decrease (increase) in prepaid expenses and other current assets	148,279	(318,075)	(260,024)
Decrease in other assets	59	78	(863)
Increase (decrease) in accounts payable and accrued liabilities	2,758,704	(144,241)	4,632,546
Increase in deferred rent	148,651	-	148,651
Net cash used in operating activities	(12,736,133)	(10,767,402)	(23,673,492)
Cash flows from investing activities
Capital expenditures	(175,302)	(295,676)	(474,402)
Restricted cash	(233,659)	(68,016)	(301,675)
Purchase of marketable securities	(8,598,102)	(25,000,000)	(33,598,102)
Sale of marketable securities	22,044,286	8,598,102	30,642,388
Net cash provided by (used in) investing activities	13,037,223	(16,765,590)	(3,731,791)
Cash flows from financing activities
Capital stock issued	-	-	27,549,748
Advances from related party	-	-	64,620
Additional proceeds from the sale of common stock in 2006	-	198,500	198,500
Net cash provided by financing activities	-	198,500	27,812,868
Increase (decrease) in cash during the period	301,090	(27,334,492)	407,585
Cash at beginning of the period	106,495	27,440,987	-
Cash at end of the period	$407,585	$106,495	$407,585
Supplemental disclosure of cash flow information; cash paid for:
Interest	$-	$-	$-
Income taxes	$1,629	$-	$3,229

See accompanying notes to these financial statements.

XCORPOREAL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008

1.	NATURE OF OPERATIONS AND GOING CONCERN UNCERTAINTY

On October 12, 2007, pursuant to a merger agreement with Xcorporeal, Inc. (hereinafter referred to as “Operations”), our wholly-owned subsidiary, merged with and into Operations, which became our wholly-owned subsidiary and changed its name to “Xcorporeal Operations, Inc.” We changed our name from CT Holdings Enterprises, Inc. (“CTHE”), to “Xcorporeal, Inc.” and amended our certificate of incorporation and bylaws to read substantially as Operations. As a result, our authorized common stock changed from 60,000,000 shares to 40,000,000 common shares, and our authorized preferred stock changed from 1,000,000 shares to 10,000,000 shares, resulting in total authorized capital stock of 50,000,000 shares.

Immediately prior to the merger, we caused a one-for-8.27 reverse split of our common stock. Each share of Operations common stock was then converted into one share of our common stock. In addition, we assumed all outstanding Operations’ options and warrants to purchase Operations common stock.

In this merger, CTHE was considered to be the legal acquirer and Xcorporeal to be the accounting acquirer. As the former shareholders of Operations owned over 97% of the outstanding voting common stock of CTHE immediately after the merger and CTHE was a public shell company, for accounting purposes Operations was considered the accounting acquirer and the transaction was considered to be a recapitalization of Operations.

Historical financial statements prior to the merger were restated to be those of Operations. The merger was accounted for as if it were an issuance of the common stock of Operations to acquire our net assets, accompanied by a recapitalization. Historical stockholders’ equity of Operations was retroactively restated for the equivalent number of shares received in the merger, after giving effect to the difference in par value with an offset to paid-in capital. The assets and liabilities of Operations were carried forward at their predecessor carrying amounts. Retained deficiency of Operations was carried forward after the merger. Operations prior to the merger were those of Operations. Earnings per share for periods prior to the merger were restated to reflect the number of equivalent shares received by Operations’ stockholders. The costs of the transaction were expensed to the extent they exceed cash received from CTHE. References to “we,” “us,” “our” and the “company” after consummation of the merger include CTHE and Operations.

As a result of the merger, we transitioned to a development stage company focused on researching, developing, and commercializing technology and products related to the treatment of kidney failure.

We expect to incur negative cash flows and net losses for the foreseeable future. Based upon our current plans, we believe that our existing cash reserves will not be sufficient to meet our current liabilities and other obligations as they become due and payable. Accordingly, we will need to seek to obtain additional debt or equity financing through a public or private placement of shares of our preferred or common stock or through a public or private financing. Our ability to meet such obligations will depend on our ability to sell securities, borrow funds, reduce operating costs, or some combination thereof. We may not be successful in obtaining necessary financing on acceptable terms, if at all. As of December 31, 2008, we had negative working capital of $805,912, accumulative deficit of $44,585,093, and stockholders’ deficit of $2,036,595. Cash used in 2008 operations was $12,736,133. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern. The financial statements filed as part of this Annual Report do not include any adjustments that might result from the outcome of this uncertainty.

Upon receipt of the approximate $27.3 million raised through a private placement of our common stock which was completed in the fourth quarter of 2006, we strategically began our operating activities and research and development efforts which resulted in a net loss of $23.0 million in 2008 and $17.1 million in 2007, including approximately a net $1.6 million fair value accrual of a potential 9.23 million shares issuance discussed in Note 4, “Legal Proceedings” below. In addition, we invested $25.0 million in high grade money market funds and marketable securities. We sold $22.0 million of these investments leaving a balance of $3.0 million as of December 31, 2008.

We are a medical device company developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. We hope that the platform will lead to three initial products: (i) a Portable Artificial Kidney (PAK) for hospital Renal Replacement Therapy, (ii) a PAK for home hemodialysis and (iii) a Wearable Artificial Kidney (WAK) for continuous ambulatory hemodialysis. Our rights to the WAK derive in part from the License Agreement between Operations and NQCI pursuant to which we obtained the exclusive rights to the Technology. See Note 4, “Legal Proceedings” below.

We have focused much of our efforts on development of the PAK, which has not been derived from the technology covered by the License Agreement. Through our research and development efforts, we have completed functional prototypes of our hospital and home PAKs that we plan to commercialize after 510(k) notification clearance from the Food and Drug Administration (FDA) which we plan to seek in the future. Prior to the 510(k) submission to the FDA for clinical use under direct medical supervision, the units will undergo final verification and validation. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance from the FDA, although it may take longer. We hope to begin to shift out of the development and build phase of the prototype equipment and into product phase, which should help us to reduce the related spending on research and development costs as well as consulting and material costs. See Note 19, “Product Development Agreement” below. With this transition, there will be a shift of resources towards verification and validation of our devices along with developing a marketing plan for the PAK.

In addition, we have used some of our resources for the development of the WAK of which we have demonstrated a feasibility prototype. Commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval by the FDA, which could take several years. Once the Technology Transaction has closed and the results of the arbitration proceeding described in Note 4, “Legal Proceedings” are final, we will determine whether to devote available resources to development of the WAK.

Because neither the PAK nor the WAK is yet at a stage where it can be marketed commercially, we are not able to predict the portion of our future business which will be derived from each.

2.	DEVELOPMENT STAGE COMPANY

We are a development stage company, devoting substantially all of our efforts to the research, development, and commercialization of kidney failure treatment technologies.

Risks and Uncertainties — We operate in an industry that is subject to intense competition, government regulation, and rapid technological change. Our operations are subject to significant risk and uncertainties including financial, operational, technological, legal, regulatory, and other risks associated with a development stage company, including the potential risk of business failure.

3.	SUMMARY OF ACCOUNTING POLICIES

Cash and Cash Equivalents — Cash equivalents are comprised of certain highly liquid investments with original maturities of less than three months.

Marketable Securities — We classify investments with maturity dates greater than three months when purchased as marketable securities. Investments, including certificates of deposit with maturity dates greater than three months when purchased and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Our investment policy requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution.

As of December 31, 2008 and 2007, short-term investments classified as available-for-sale were as follows:

	December 31, 2008
	Aggregate Fair	Gross Unrealized	Estimated Fair
	Value	Gains / (Losses)	Value
Commercial paper	$897,993	$-	$897,993
Corporate securities fixed rate	457,930	-	457,930
Total	$1,355,923	$-	$1,355,923

	December 31, 2007
	Aggregate Fair	Gross Unrealized	Estimated Fair
	Value	Gains / (Losses)	Value
Commercial paper	$10,283,818	$-	$10,283,818
Corporate obligation	2,245,770	-	2,245,770
Total	$12,529,588	$-	$12,529,588

We review impairments associated with the above in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and FASB Staff Position FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” to determine the classification of the impairment as temporary or other-than-temporary. We consider these investments not to be impaired as of December 31, 2008 and 2007.

There were no gross unrealized gains or losses as of December 31, 2008 and 2007.

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation and amortization, which are calculated using the straight-line method over the shorter of the estimated useful lives of the related assets (generally ranging from three to five years), or the remaining lease term when applicable. Gains and losses on disposals are included in results of operations at amounts equal to the difference between the book value of the disposed assets and the proceeds received upon disposal. There were no gains or losses on disposals from inception through the end of 2008. Expenditures for replacements and leasehold improvements are capitalized, while expenditures for maintenance and repairs are expensed as incurred.

Research and Development — Research and development is expensed as incurred. Upfront and milestone payments made to third parties in connection with research and development collaborations prior to regulatory approval are expensed as incurred. Payments made to third parties subsequent to regulatory approval are capitalized and amortized over the shorter of the remaining license or product patent life. At December 31, 2008, we had no such capitalized research and development costs.

Income Taxes — Under SFAS 109, “Accounting for Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carry-forwards. We record a valuation allowance for deferred tax assets when, based on management’s best estimate of taxable income in the foreseeable future, it is more likely than not that some portion of the deferred income tax assets may not be realized.

Earnings per Share — Under SFAS 128, “Earnings per Share,” basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. As we had net losses for all periods presented, basic and diluted loss per share is the same across the periods and any additional common stock equivalents would be anti-dilutive.

Share-Based Compensation — Effective January 1, 2006, we adopted FASB Statement No. 123R, Share-Based Payment (“FAS 123R”) (see Note 17, “Stock Options and Warrants”). FAS 123R requires all share-based payments to employees to be expensed over the requisite service period based on the grant-date fair value of the awards and requires that the unvested portion of all outstanding awards upon adoption be recognized using the same fair value and attribution methodologies previously determined under FASB Statement No. 123, Accounting for Stock-Based Compensation. We continue to use the Black-Scholes valuation method and applied the requirements of FAS 123R using the modified prospective method. Prior to January 1, 2006, there was no share-based compensation expense.

Use of Estimates — The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and, accordingly, include certain amounts that are based on management’s best estimates and judgments. Estimates are used in determining such items as depreciable and amortizable lives, amounts recorded for contingencies, share-based compensation, taxes on income. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Recently Issued Accounting Standards

In February 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 159”). SFAS No. 159 permits an entity to choose to measure many financial instruments and certain items at fair value. The objective of this standard is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, which for us is our fiscal year beginning January 1, 2008. The adoption of SFAS No. 159 did not have any effect on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “Business Combinations”, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS 141(R) expands on the disclosures previously required by SFAS 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any non-controlling interests in the acquired business. SFAS 141(R) also requires an acquirer to record an adjustment to income tax expense for changes in valuation allowances or uncertain tax positions related to acquired businesses. SFAS 141(R) is effective for all business combinations with an acquisition date in the first annual period following December 15, 2008; early adoption is not permitted. We will adopt this statement as of January 1, 2009. The impact of SFAS 141(R) will have on our consolidated financial statements will depend on the nature and size of acquisitions we complete after we adopt SFAS 141(R).

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160). SFAS 160 requires that non-controlling (or minority) interests in subsidiaries be reported in the equity section of the company’s balance sheet, rather than in a mezzanine section of the balance sheet between liabilities and equity. SFAS 160 also changes the manner in which the net income of the subsidiary is reported and disclosed in the controlling company’s income statement. SFAS 160 also establishes guidelines for accounting for changes in ownership percentages and for deconsolidation. SFAS 160 is effective for financial statements for fiscal years beginning on or after December 1, 2008 and interim periods within those years. The adoption of SFAS 160 is not expected to have a material impact on our financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments and Hedging Activities, or “SFAS 161”. SFAS 161 enhances the disclosure requirements for derivative instruments and hedging activities. This Standard is effective as of January 1, 2009. Since SFAS 161 requires only additional disclosures concerning derivatives and hedging activities, adoption of SFAS 161 will not affect our financial condition or results of operation.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States (the GAAP hierarchy).  SFAS 162 became effective November 15, 2008. The adoption of SFAS 162 did not have a material impact on our financial position, results of operations or cash flows.

In June 2008, the FASB reached a consensus on EITF Issue No. 07-5, Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock, or “EITF 07-5”. EITF 07-5 requires that we apply a two-step approach in evaluating whether an equity-linked financial instrument (or embedded feature) is indexed to our own stock, including evaluating the instrument’s contingent exercise and settlement provisions. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the effects, if any, that EITF 07-5 will have on our consolidated financial statements.

4.	LEGAL PROCEEDINGS

On December 1, 2006, Operations initiated arbitration against NQCI for NQCI's failure to fully perform its obligations under the License Agreement dated September 1, 2006. On September 1, 2006, Operations also entered into a Merger Agreement with NQCI which contemplated that Operations would acquire NQCI as a wholly owned subsidiary pursuant to a triangular merger, or would issue to NQCI shares of common stock in consideration of the assignment of the technology relating to the WAK and other medical devices which, as listed under “Technology” on the License Agreement, are “all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works and any other technology, invented, improved or developed by Licensor, or as to which Licensor owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of (a) any medical device, treatment or method as of the date of this Agreement, (b) any portable or continuous dialysis methods or devices , specifically including any wearable artificial kidney, or “Wearable Artificial Kidney”, and related devices, (c) any device, methods or treatments for congestive heart failure, and (d) any artificial heart or coronary device”, collectively referred to herein as the “Technology Transaction”. The merger was never consummated.

On January 3, 2008, the arbitrator issued an order denying NQCI’s motion to amend its counterclaim to add us as a successor company following the merger. However, in the Second Interim Award, the arbitrator found that we are the successor to Operations as a result of the merger, even though we are not a party to any of the agreements or the arbitration, and ordered that our shares should be issued to NQCI rather than shares of Operations.

On June 9, 2008, the arbitrator issued an Interim Award granting specific performance of the Technology Transaction. The Interim Award stated that the total aggregate shares of stock to be received by NQCI at the closing should equal 48% of all Operations shares outstanding as of the date of the Merger Agreement. On September 1, 2006, there were 10,000,000 shares of Operations common stock outstanding.

On August 4, 2008, the arbitrator issued a Second Interim Award, stating that 9,230,000 shares of our common stock should be issued to NQCI to effectuate the Technology Transaction. As of December 31, 2008, there were 14,754,687 shares of our common stock issued and outstanding. Accordingly, following closing of the Technology Transaction, NQCI would be our largest stockholder and would own approximately 39% of our total outstanding shares.

The arbitrator has not ordered us to close the Technology Transaction. However, the arbitrator found that, with the exception of shareholder approval, virtually all conditions to closing the Technology Transaction have been waived. The award further states that, if we or our stockholders do not approve the issuance of our stock to effectuate the Technology Transaction, all of the Technology covered by the License Agreement will be declared the sole and exclusive property of NQCI, and the arbitrator will schedule additional hearings to address whether the PAK technology is included within that Technology, and whether NQCI is entitled to compensatory damages and the amount of damages, if any, under these circumstances. Upon closing of the Technology Transaction, the License Agreement will terminate, and we will own all of the Technology.

The Second Interim Award also stated that the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. NQCI has made a claim for reimbursement of approximately $690,000 in alleged expenses, Licensor Expenses, under the License Agreement which were accrued under “Accrued legal fees & licensing expense” as of December 31, 2008. The Licensor Expenses were accrued in the fiscal year ended December 31, 2008, with the expenditure recorded as Licensing Expense within research and development operating expenses.

On August 15, 2008, the arbitrator awarded NQCI $1.87 million to settle over $4 million NQCI claimed in attorneys’ fees and costs which have been accrued under “Accrued legal fees & licensing expense” as of December 31, 2008. The settlement of legal fees was accrued in the year ended at December 31, 2008, with the expenditure recognized as “Other expenses” and payment pending to date.

The Second Interim Award required that we file a registration statement under the Securities Act to register for resale the shares to be issued to NQCI within 30 days after the closing of the Technology Transaction. The arbitrator acknowledged that our obligation is to file the registration statement and to use reasonable efforts to have the shares registered and not to guarantee registration and resultant actual public tradability. However, the arbitrator nevertheless ordered that the registration statement must be declared effective within 90 days.

The Second Interim Award requires that we file a registration statement under the Securities Act to register for resale the shares to be issued to NQCI within 30 days after the closing of the Technology Transaction. The arbitrator acknowledged that our obligation is to file the registration statement and to use reasonable efforts to have the shares registered and not to guarantee registration and resultant actual public tradability. However, the arbitrator nevertheless ordered that the registration statement must be declared effective within 90 days. We have no control over whether the registration statement will be declared effective by the SEC, and no way to predict what further action, if any, the arbitrator may order if it is not declared effective.

On January 30, 2009, the arbitrator issued the Order, in which the arbitrator modified the Second Interim Award by reserving on what the final terms of our obligation to file the resale registration statement will be and stating that such registration obligation shall be in accordance with applicable laws, including applicable U.S. federal securities laws. While the arbitrator also retained jurisdiction to monitor our compliance with such obligation, to award any appropriate relief to NQCI if we fail to comply with such obligation and to render a decision on any other matters contested in this proceeding, the time periods set forth in the Second Interim Award and summarized in the preceding paragraph are no longer applicable. The Order also provided, among other things, that if we file the proxy statement, obtain stockholder approval to issue to NQCI 9,230,000 shares of our common stock as consideration for the closing of the Technology Transaction and issue such shares to NQCI, the arbitrator anticipates confirming that all of the Technology covered by the License shall be declared our sole and exclusive property.

The Technology Transaction will be accounted for as a purchase of the Technology in exchange for shares of our common stock. In accordance with FASB Concepts Statement No. 7, Using Cash Flow Information and Present Value in Accounting Measurements, the Technology Transaction will be measured based on the fair value of the shares issued, which is clearly more evident than the fair value of the intellectual property. Through the evaluation of the components of the intellectual property and information pursuant to the arbitration suggesting it may not be proprietary, we have determined the intellectual property is not economically viable. However, continuing research on the technology will be useful in developing the prototype of our Wearable Artificial Kidney. In accordance with FASB 2, Accounting for Research and Development Costs, and its related interpretations, we have expensed the value of the intellectual property, determined in process research and development, at the date of acquisition. See Note 10, “Shares Issuable”, below.

Pursuant to the Second Interim Award, which stated that, if the Technology Transaction is submitted to and approved by our stockholders, 9,230,000 shares of our common stock should be issued to NQCI to effectuate the transaction, we accrued for the 9,230,000 shares of our common stock. As the Second Interim Award states that we must issue 9,230,000 upon the closing of the Technology Transaction and we have been unable to consummate such transaction, such contingency is not within our control and we have therefore, recorded the obligation to issue the shares as a liability, rather than as an equity issuance. The fair value of the 9,230,000 shares was measured using the closing price of our common stock on August 4, 2008, the date of the Second Interim Award, and revalued, marked to market, as of the end of the year ending at December 31, 2008. The fair value of the accrued shares on August 4, 2008, was $10,153,000 which is reflected in research and development expense. The obligation to issue the shares was revalued at $1,569,100 as of December 31, 2008, resulting in a $8,583,900 non-operating gain, classified as change in fair value of shares issuable in the statement of operations for the year ended December 31, 2008. The net fair value of $1,569,100 was accrued under “Shares issuable” as of December 31, 2008.  Stockholder approval and issuance of the shares are pending to date.

We are currently in the process of seeking approval from our stockholders to issue 9,230,000 shares of our common stock in order to obtain ownership of the Technology. The stockholder approval is being sought in accordance with an Interim Award issued on June 9, 2008, and in order to minimize the risk that the arbitrator will issue an alternative award that could have a material adverse effect on our financial condition and operations. The arbitrator has refused to issue a final award until this stockholder approval has been obtained from our stockholders, which may effectively prevent us from obtaining effective court review of the arbitrator’s actions. If the Technology Transaction does not close, the arbitrator may issue alternative relief. In the event of an alternative award, the above accrual may be adjusted and the accrual or the actual settlement will be recorded to coincide with the alternate award.

If the 9,230,000 shares are issued pursuant to the approval of our stockholders, then the $1,569,100 contingent liability recorded on our balance sheet will be adjusted through earnings to an amount equal to the product of 9,230,000 shares and the trading price of our common stock on that day and then be eliminated by increasing the number of our issued and outstanding common shares by 9,230,000 and increasing our stockholders’ equity by a corresponding amount.

The arbitrator held a conference call hearing with the Company and NQCI on March 13, 2009 in which the parties discussed the reasons for the difficulties in closing the Technology Transaction and explored potential alternatives. The parties were asked to submit letter briefs outlining their suggested alternatives for consideration by the arbitrator. The parties submitted their respective letter briefs on March 24, 2009.

As of the date of this Annual Report, the arbitration proceeding with NQCI continues and the arbitrator has not yet issued a final award to either party and has not made a final ruling with respect to whether the closing of the Technology Transaction shall occur or whether potential alternatives should be pursued.

The arbitrator has stated that he has not yet issued a final award that may be confirmed or challenged in a court of competent jurisdiction. A party to the arbitration could challenge the interim award in court, even after stockholders approve the transaction. In addition, the arbitrator could again change the award by granting different or additional remedies, even after stockholders approve the transaction. We cannot guarantee that the arbitrator would order that our stockholders should be given another opportunity to vote on the transaction, even if such changes are material. Arbitrators have broad equitable powers, and arbitration awards are difficult to challenge in court, even if the arbitrator makes rulings that are inconsistent or not in accordance with the law or the evidence.

5.	CASH EQUIVALENTS AND MARKETABLE SECURITIES

We invest available cash in short-term commercial paper, certificates of deposit, money market funds, and high grade marketable securities. We consider any liquid investment with an original maturity of three months or less when purchased to be cash equivalents. Investments, including certificates of deposit with maturity dates greater than three months when purchased and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Our investment policy requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution. At December 31, 2008, all of our cash was held in high grade money market funds and marketable securities.

Restricted cash represents deposits secured as collateral for a letter of credit pursuant to our new operating facility lease agreement at December 31, 2008 and for a bank credit card program at December 31, 2007.

6.	FAIR VALUE MEASUREMENTS

Effective January 1, 2008, we adopted SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies to other accounting pronouncements that require or permit fair value measurements. In February 2008, FSP FAS 157-2, “Effective Date of FASB Statement No. 157”, was issued, which delays the effective date of SFAS 157 to fiscal years and interim periods within those fiscal years beginning after November 15, 2008 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We elected to defer the adoption of the standard for these non-financial assets and liabilities.

Fair value is defined under SFAS 157 as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. SFAS 157 also establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Beginning January 1, 2008, assets and liabilities recorded at fair value in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Level inputs, as defined by SFAS 157, are as follows:

•	Level I - inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

•	Level II - inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.

•	Level III - unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The following table summarizes fair value measurements by level at December 31, 2008 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III	Total
Cash and cash equivalents	$407,585	$-	$-	$407,585
Marketable securities:
Commercial paper	897,993	-	-	897,993
Corporate securities fixed rate	457,930	-	-	457,930
Money market fund	1,599,791	-	-	1,599,791
Restricted cash	301,675	-	-	301,675
Total assets	$3,664,974	$-	$-	$3,664,974

Shares issuable	$-	$1,569,100	$-	$1,569,100
Total liabilities	$-	$1,569,100	$-	$1,569,100

Liabilities measured at market value on a recurring basis include shares issuable resulting from the Second Interim Award in the arbitration against NQCI. Until issued, the shares will be marked to market in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”), with subsequent changes in fair value recorded as non-operating change in fair value of shares issuable to our statement of operations. The fair value of the shares will be measured using the closing price of our common stock on the reporting date. See Note 10, “Shares Issuable” below, for further additional information related to the shares issuable.

7.	LOSS PER COMMON SHARE

The following table sets forth the computation of basic and diluted loss per common share:

	Years ended
	December 31,
	2008	2007
Numerator:
Net Loss	$(22,987,273)	$(17,074,051)
Denominator:
Weighted average outstanding shares of common stock	14,604,274	14,206,489
Loss per common share:
Basic	(1.57)	(1.20)
Diluted	$(1.57)	$(1.20)

Diluted loss per common share for the years ended December 31, 2008 and 2007 does not include the effect of stock options and warrants (see Note 17, “Stock Options and Warrants”) since their effect would be anti-dilutive. Options and warrants outstanding at December 31, 2008 and 2007 were approximately 4.4 million and 4.7 million, respectively. The 9,230,000 shares issuable discussed in Note 10, “Shares Issuable,” below, have not been taken into consideration.

8.	INCOME TAXES

The provision for income taxes for the years ended December 31, 2008 and 2007 are summarized as follows (in thousands):

	2008	2007
Current:
Federal	$-	$-
State	2	2
	2	2
Deferred:
Federal	-	-
State	-	-
	-	-
Total income tax provision	$2	$2

Deferred tax assets (liabilities) are comprised of the following (in thousands):

	2008	2007
Deferred tax assets:
Stock based compensation	$5,342	$3,611
Accrued liability	1,145	124
Other	78	-
Total deferred tax assets	6,565	3,735
Deferred tax liabilities:
Fixed assets	36	6
Prepaid expenses	62	155
Total deferred tax liabilities	98	161
	6,467	3,574
Net operating loss	9,660	4,834
Research & development credits	1,446	599
	17,573	9,007
Valuation allowance	(17,573)	(9,007)
Net deferred tax assets or (liabilities)	$-	$-

	Valuation Allowance on Deferred Taxes
	(in thousands)	(in thousands)
	2008	2007
Beginning balance	$9,007	$1,917
Additions	8,566	7,090
Ending balance	$17,573	$9,007

Rate Reconciliation for the U.S. federal statuary rate and the effective tax rate:

	Years ended
	12/31/08(%)	12/31/07(%)
Federal statutory rate	(34.00)	(34.00)
State and local income taxes, net of federal tax benefits	(5.83)	(5.83)
Permanent differences	5.81	0.68
Research & development credits	(3.68)	(2.72)
Other	0.45	0.00
Effective tax benefit	(37.25)	(41.87)
Valuation allowance	37.25	41.87
	0.00	0.00

Based upon our development stage status and history of operating losses, realization of our deferred tax assets does not meet the criteria under SFAS 109, and accordingly a valuation allowance for the entire deferred tax asset amount has been recorded at December 31, 2008 and 2007.

The valuation allowance had an increase of $8.6 million and $7.1 million in 2008 and 2007, respectively.

Pursuant to Sections 382 and 383 of the Internal Revenue Code, the utilization of net operating losses and other tax attributes may be subject to substantial limitations if certain ownership changes occur during a three-year testing period (as defined).  In 2008, we determined that an ownership change occurred under Section 382 of the Internal Revenue Code. The utilization of our federal net operating loss carryforwards, capital loss carryforwards and other tax attributes related to CTHE will be limited to zero. Accordingly, we have reduced our net operating loss, capital loss and minimum tax credit carryforwards to the amount that we estimate that we would be able to utilize in the future, if profitable, considering the above limitations.

At December 31, 2008, we had net operating loss carry forwards for Federal purposes of approximately $24.3 million which begin to expire in 2021. $24.3 million of the Federal net operating loss carry forwards are also valid for state income tax purposes and begin to expire in 2021.

In addition, we had research and development tax credits for Federal and state income tax purposes of approximately $826,000 and $620,000 respectively. The federal credits begin to expire in 2026 and state credits do not expire for California purposes.

During the year ended December 31, 2007, we adopted FIN 48 which clarifies the accounting for income taxes by prescribing the minimum threshold a tax position is required to meet before being recognized in the financial statements as well as guidance on de-recognition, measurement, classification and disclosure of tax positions. The adoption of FIN 48 by us did not have an effect on our financial condition or results of operations and resulted in no cumulative effect of accounting change being recorded as of January 1, 2007.

Interest and penalties related to income tax matters are included in the Company's income tax provision.

There was no significant uncertain tax position identified during the year ended December 31, 2008.

We file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Tax years that remain subject to examinations by tax authorities are 2001 through 2007. There are no current income tax audits in any jurisdictions for open tax years.

9.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	December 31,
	2008	2007
Property and equipment	$474,402	$299,100
Accumulated depreciation	(136,848)	(32,188)
Property and equipment, net	$337,554	$266,912

Depreciation expense for the years ended December 31, 2008, and 2007, was $104,660 and $32,093, respectively.

10.	SHARES ISSUABLE

Pursuant to the August 4, 2008, Second Interim Award, which stated that, if the Technology Transaction is submitted to and approved by our stockholders, 9,230,000 shares of our common stock should be issued to NQCI to effectuate the transaction, we accrued for the 9,230,000 shares of our common stock. As the Second Interim Award states that we must issue 9,230,000 upon the closing of the Technology Transaction and we have been unable to consummate such transaction, such contingency is not within our control and we have therefore, recorded the issuance as a liability, rather than as an equity issuance. As of December 31, 2008, we accrued for the 9,230,000 shares of our common stock to be issued to NQCI in accordance with FASB 5, Accounting for Contingencies, with the initial fair value of the shares measured on August 4, 2008, the date of the Second Interim Award. Until issued, the shares will be marked to market in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”), with subsequent changes in fair value recorded as non-operating change in fair value of shares issuable to our statement of operations. The fair value of the shares will be measured using the closing price of our common stock on the reporting date. The measured fair value of $10,153,000 for the accrued 9,230,000 shares on August 4, 2008, the date of the Second Interim Award, was accrued under “Shares issuable” and expensed to “Research and development.” From marking to market, the fair value of the shares issuable was revalued at $1,569,100 as of December 31, 2008. The resulting non-operating change in fair value of $8,583,900 to the statement of operations for the year ended December 31, 2008 was recognized as “Change in fair value of shares issuable.” Stockholder approval and issuance of the shares are pending to date.

We are in the process of seeking stockholder approval for the issuance of the 9,230,000 shares of our common stock to effectuate the Technology Transaction. There can be no assurance, that such stockholder approval will be obtained, whether shares will be issued to NQCI or whether the SEC will declare effective the registration statement registering the shares for resale. If the Technology Transaction does not close, the arbitrator may issue alternative relief. In the event of an alternative award, the above accrual may be adjusted and the accrual or the actual settlement will be recorded to coincide with the alternate award.

11.	LEASES

As of February 22, 2008, we entered into a 5-year lease agreement and relocated our corporate office to a location in Los Angeles, CA. The total lease payments will be $1,096,878 over the lease term. As of December 31, 2008, our remaining total lease payments are $957,614.

The following is a schedule by years of future minimum lease payments required under the 5-year corporate office lease as of December 31, 2008:

Year ending December 31:
2009	$215,859
2010	224,650
2011	233,528
2012	242,842
2013	40,735	(1)
Total minimum payments required	$957,614

(1) Initial term of the lease agreement ends February 2013

In October 2008 we entered into a 5-year lease agreement through November 26, 2013, for our new operating facility in Lake Forest, CA. The lease agreement includes a tenant improvement allowance of $363,800 which 50% can be applied to rent payments with the remaining 50% applied to tenant improvement and related expenditures. As of December 31, 2008, we expended $87,658 in improvement and related expenses which we are pending reimbursement in accordance to the tenant improvement allowance. The $87,658 was recognized under “Tenant improvement allowance receivable” as of December 31, 2008. The total lease payments, including the 50% of the tenant improvement allowance applied to rent payments, will be $1,367,507 over the lease term. As of December 31, 2008, our remaining total lease payments are $1,340,828.

The following is a schedule by years of future minimum lease payments required under the 5-year operating facility lease as of December 31, 2008:

Year ending December 31:
2009	135,837
2010	293,722
2011	303,994
2012	314,266
2013	293,009	(1)
Total minimum payments required	$1,340,828

(1) Initial term of the lease agreement ends February 2013

Additionally, we lease two corporate apartments, approximately 800 and 550 square feet, expiring March 31, 2009 and April 18, 2009, respectively, located in Irvine, for combined monthly rent of $3,765, which we plan to vacate after the expiration of the leases.

All of the space is in good condition and we expect it to remain suitable to meet our needs for the foreseeable future. We intend to consolidate our offices and sublease our current corporate office located in Los Angeles, California.

12.	NON-CASH TRANSACTIONS

During the year ended December 31, 2008, there was a reversal of a non-cash liability of $115,400.

Investing and financing activities during the year ended December 31, 2007, that do not have a direct impact on current cash flows have been excluded from the statements of cash flows, as follows:

a) Pre-merger Xcorporeal cancelled 200,000 shares of common stock pursuant to a settlement agreement with one of our stockholders, and

b) Immediately prior to the effectiveness of the merger, we caused a reverse split of our common stock, whereby each 8.27 issued and outstanding shares of our common stock were converted into one share of common stock.

13.	INTEREST INCOME

Interest income of $320,622 and $1,184,930 was reported for years ended December 31, 2008 and 2007, respectively.

14.	OTHER EXPENSES

On August 15, 2008, the arbitrator in the NQCI arbitration issued another interim award, awarding NQCI a total of $1,871,430 in attorney’s fees and costs. Pursuant to the award, we accrued the liability under “Accrued legal fees & licensing expense” and captured the expenditure in “Other expenses” in the year ended December 31, 2008.

15.	RELATED PARTY TRANSACTION

In connection with the contribution of the assets to our company, on August 31, 2006 we issued to Consolidated National, LLC, or “CNL”, of which Terren Peizer, a member of our Board of Directors, who beneficially owns 42.2% of our outstanding common stock as of December 31, 2008, is the sole managing member and beneficial owner, an aggregate of 9,600,000 shares of our common stock of which 6,232,596 shares are still held by CNL.

Dr. Victor Gura, our Chief Medical and Scientific Officer, owns 15,497,250 shares of common stock of National Quality Care, Inc. (or approximately 20.9% of National Quality Care, Inc.'s common stock outstanding as of January 31, 2009) with whom we entered into the License Agreement. Such shares include 800,000 shares owned by Medipace Medical Group, Inc., an affiliate of Dr. Gura (or approximately 1.1% of NQCI's common stock outstanding as of January 31, 2009), and 250,000 shares subject to warrants held by Dr. Gura which are currently exercisable (or approximately 0.3% of NQCI's common stock outstanding as of January 31, 2009).

Pursuant to a consulting agreement effective December 1, 2007, Daniel S. Goldberger, then a director, provided consulting services to us as our interim Chief Executive Officer. In consideration of the services, we paid Mr. Goldberger $15,000 per month during the first two months and $12,500 per month thereafter during the term of the consulting agreement. From execution through December 31, 2008, Mr. Goldberger was compensated $152,500 for his services. Mr. Goldberger resigned as interim Chief Executive Officer on October 6, 2008, and resigned as a member of our Board of Directors on October 7, 2008, and remained a strategic consultant to the Company through December 31, 2008.

Dr. Gura maintains an office located in Beverly Hills, California. Pursuant to a reimbursement agreement effective January 29, 2008, we reimburse 50% of the rental and 50% of his monthly parking. The term of the agreement commenced on April 23, 2007, the date of the office lease agreement, and continues until the date on which he ceases to use the remote office to perform his duties as our Chief Medical and Scientific Officer. From commencement through December 31, 2008, we reimbursed Dr. Gura $1,710 and $37,988 for 50% of the monthly parking and rental, respectively.

16.	LICENSE AGREEMENT

On August 31, 2006, we entered into a Contribution Agreement with CNL. We issued 9,600,000 shares of common stock in exchange for (a) the right, title, and interest to the name “Xcorporeal” and related trademarks and domain names, and (b) the right to enter into a License Agreement with NQCI, dated September 1, 2006, pursuant to which we obtained the exclusive rights to the technology relating to our kidney failure treatment and other medical devices which, as listed under “Technology” on the License Agreement, are “all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works and any other technology, invented, improved or developed by Licensor, or as to which Licensor owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of (a) any medical device, treatment or method as of the date of this Agreement, (b) any portable or continuous dialysis methods or devices, specifically including any Wearable Artificial Kidney and related devices, (c) any device, methods or treatments for congestive heart failure, and (d) any artificial heart or coronary device.” Operations was a shell corporation prior to the transaction. We valued the License Agreement at the carry-over basis of $1,000. As consideration for being granted the License, we agreed to pay to NQCI a minimum annual royalty of $250,000, or 7% of net sales. Although we have asserted that NQCI’s breaches of the License Agreement excused our obligation to make the minimum royalty payments, we recorded $583,333 in royalty expenses covering the minimum royalties from commencement of the License Agreement through December 31, 2008. The License Agreement expires in 2105.

The License Agreement also stipulates the reimbursement of reasonable and necessary expenses incurred in the ordinary course of business consistent with past practices (“Licensor Expenses”) until the closing or the termination of the Merger Agreement. The Second Interim Award from the arbitration with NQCI states that the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. Although we have contested its right to any further payments, NQCI has made a claim for reimbursement of approximately $690,000 in alleged expenses under the License Agreement which were accrued under “Accrued legal fees & licensing expense” as of December 31, 2008. See Note 4, “Legal Proceedings” above, for further additional information related to this License Agreement.

17.	STOCK OPTIONS AND WARRANTS

Incentive Compensation Plan

On October 12, 2007, we adopted the Xcorporeal, Inc. 2007 Incentive Compensation Plan and the related form of option agreement that is substantially identical to the 2006 Incentive Compensation Plan that was in effect at Operations immediately prior to the merger.

The plan authorizes the grant of stock options, restricted stock, restricted stock units, and stock appreciation rights. There are 3,900,000 shares of common stock authorized for issuance under to the 2007 Incentive Compensation Plan (subject to adjustment in accordance with the provisions of the plan). The plan will continue in effect for a term of up to ten years. As of December 31, 2008, there were options to purchase 977,500 shares outstanding and 2,922,500 shares available for issuance under the 2007 Incentive Compensation Plan.

On October 12, 2007, we also assumed options to purchase up to 3,880,000 shares of common stock that were granted by Operations under its 2006 Incentive Compensation Plan, of which 980,000 have since been forfeited, canceled, or expired, and therefore, options to purchase 2,900,000 shares remain outstanding.

Stock Options to Employees, Officers and Directors

The Compensation Committee of our Board of Directors determines the terms of the options granted, including the exercise price, the number of shares subject to option, and the vesting period. Options generally vest over five years and have a maximum life of ten years.

We reported $4,704,039 and $3,721,485 in stock-based compensation expense for employees, officers, and directors for the years ended December 31, 2008 and 2007, respectively.

All compensation expense for stock options granted has been determined under the fair value method using the Black-Scholes option-pricing model with the following assumptions:

For the years ended December 31,
	2008	2007
Expected dividend yields	zero	zero
Expected volatility	130-136%	110-136%
Risk-free interest rate	3.53-3.81%	4.18-4.68%
Expected terms in years	2.87-8.96 years	6.25-10 years

Warrants and Stock Options to Non-Employees

During the year ended December 31, 2008, there was no issuance of warrants.

We reported $91,306 and $2,917,309 in stock-based compensation expenses for consultants for the years ended December 31, 2008 and 2007, respectively.

Compensation for options granted to non-employees has been determined in accordance with SFAS No. 123R, EITF 96-18, and EITF 00-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Accordingly, compensation is determined using the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured.

For options and warrants issued as compensation to non-employees for services that are fully vested and non-forfeitable at the time of issuance, the estimated value is recorded in equity and expensed when the services are performed and benefit is received as provided by Financial Accounting and Standards Board (“FASB”) Emerging Issues Task Force No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring or In Conjunction With Selling Goods Or Services.”

All charges for warrants granted have been determined under the fair value method using the Black-Scholes option-pricing model with the following assumptions:

For the years ended December 31,
	2008	2007
Expected dividend yields	zero	zero
Expected volatility	130-136%	117-136%
Risk-free interest rate	1.00-4.69%	3.45-4.65%
Expected terms in years	0.88-8.63 years	4.80-9.62 years

The following tables summarize information concerning outstanding options at December 31, 2008 and 2007:

		Weighted
		Average
	Stock Options	Exercise Price
Outstanding at December 31, 2005	-	$-
Granted	1,600,000	5.00
Exercised	-	-
Cancelled or forfeited	-	-
Outstanding at December 31, 2006	1,600,000	5.00
Granted	2,872,500	7.00
Exercised	-	-
Cancelled or forfeited	(675,000)	6.41
Outstanding at December 31, 2007	3,797,500	6.26
Granted	905,000	2.75
Exercised	-	-
Cancelled or forfeited	(825,000)	6.52
Outstanding at December 31, 2008	3,877,500	5.39
Exercisable at December 31, 2006	-	-
Exercisable at December 31, 2007	440,000	5.61
Exercisable at December 31, 2008	1,000,500	$5.94

The following tables summarize information concerning outstanding warrants at December 31, 2008 and 2007:

		Weighted
		Average
	Warrants	Exercise Price
Outstanding at December 31, 2005	-	$-
Granted	454,221	2.72
Exercised	-	-
Cancelled or forfeited	-	-
Outstanding at December 31, 2006	454,221	2.72
Granted	422,500	7.29
Exercised	-	-
Cancelled or forfeited	-	-
Outstanding at December 31, 2007	876,721	4.92
Granted	-	-
Exercised	(325,000)	1.00
Cancelled or forfeited	-	-
Outstanding at December 31, 2008	551,721	7.24
Exercisable at December 31, 2006	454,221	2.72
Exercisable at December 31, 2007	754,221	4.42
Exercisable at December 31, 2008	544,221	$7.22

The weighted average remaining contractual life of the stock options that are exercisable as of December 31, 2008, is approximately 8.24 years. The weighted average remaining contractual life of the warrants that are exercisable as of December 31, 2008, is approximately 2.52 years.

The weighted average grant-date estimated fair value of stock options granted in 2008 and 2007 is approximately $0.5 million and $12.7 million or $0.60 and $5.79 per share, respectively. There were no warrants granted in 2008. The weighted average grant-date estimated fair value of warrants granted in 2007 is approximately $2.4 million or $5.63 per share. At December 31, 2008 and 2007, the unamortized compensation charges related to outstanding stock options were $10,091,802 and $17,818,693, respectively. At December 31, 2008 and 2007, the unamortized compensation charges related to outstanding warrants were $224 and $410,049, respectively. In 2008, we issued an aggregate of 112,215 shares of our common stock pursuant to cashless exercise of warrants by three warrant holders.

The following table shows the change in unamortized compensation expense for stock options and warrants issued to employees, officers, directors and non-employees during the year ended December 31, 2008:

	Stock Options and Warrants		Unamortized Compensation
	Outstanding		Expense
January 1, 2008	4,674,221		$18,228,742
Granted in the period	905,000		542,827
Forfeited & Cancelled in the period	(825,000	)(1)	(2,392,494)
Expensed in the period	-		(6,287,049)
Exercised in the period	(325,000	)(2)	-
December 31, 2008	4,429,221		$10,092,026

(1) One of our directors voluntarily forfeited his 200,000 options on September 8, 2008. Due to his continued services as a director on the date of his voluntary forfeiture, this was treated as a cancellation and all unamortized expense of $924,021 was fully recognized in the period. Subsequently, on October 7, 2008 the director resigned from our Board of Directors.

(2) The cashless exercises of the granted 325,000 warrant shares resulted in the issuance of an aggregate of 112,215 shares of our common stock.

		Weighted
	Number of	Average
	Options and	Exercise
	Warrants	Price
Stock Options and Warrants
Balance at January 1, 2008	4,674,221	$6.01
Granted	905,000	2.75
Exercised	(325,000)	1.00
Forfeited & Cancelled	(825,000)	6.52
Balance at December 31, 2008	4,429,221	$5.62

18.	STOCKHOLDERS’ (DEFICIT) EQUITY

Pursuant to the terms of the arbitration interim award associated to the Technology Transaction, we are planning to seek stockholder approval to issue 9,230,000 shares of our common stock directly to NQCI to effectuate the transaction. Upon issuance and delivery of the proposed shares, NQCI will be our largest stockholder, owning approximately 39% of our total outstanding shares.

As a result of our continued operating losses and the accrual for 9,230,000 shares, discussed further in Note 4, “Legal Proceedings” and Note 10, “Shares Issuable” above, “Total Stockholders’ (Deficit) Equity” has a negative balance with our deficit accumulated during the development stage being greater than our additional paid in capital as of December 31, 2008.

During the year ended December 31, 2008, we issued an aggregate of 270,000 shares of our common stock as compensation for consulting services rendered to us. Pursuant to cashless exercises of warrants by three warrant holders, we issued an aggregate of 112,215 shares of our common stock.

During the year ended December 31, 2007, 200,000 shares of common stock were cancelled pursuant to a settlement agreement with one of our stockholders. Immediately prior to the effectiveness of the merger, we caused a reverse split of our common stock, whereby each 8.27 issued and outstanding shares of our common stock were converted into one share of common stock. Pursuant to a consulting agreement, we issued 20,000 shares of our common stock.

19.	PRODUCT DEVELOPMENT AGREEMENT

In July 2007, we entered into the Aubrey Agreement. The PAK will be designed for intermittent hemodialysis or Continuous Renal Replacement Therapy (CRRT) in an attended care setting as well as for treatments in a home setting. As of December 31, 2008, Aubrey substantially completed its work and we intend to terminate this agreement. At the inception of the Aubrey Agreement, total labor and material costs over the term of the agreement were budgeted to amount to approximately $5.1 million and as of December 31, 2008, the agreement was substantially completed under the budgeted amount at a cost of $3.2 million.

20.	SUBSEQUENT EVENTS (UNAUDITED)

Corporate Restructuring

The continuing delay in consummating the Technology Transaction has significantly adversely affected our Company. Accordingly, we have had to modify our activities and business. We have instituted a variety of measures in an attempt to conserve cash and reduce our operating expenses. Our actions included:

•
Reductions in our labor force – On March 13, 2009, we gave notice of employment termination to 19 employees. This represents a total work-force reduction of approximately 73%. We paid accrued vacation benefits of approximately $70,000 to terminated employees. The layoffs and our other efforts focused on streamlining our operations designed to reduce our annual expenses by approximately $3.5 million to a current operating burn rate of approximately $200,000 per month.

•	Refocusing our available assets and employee resources on the development of the PAK.
•	Continuing vigorous efforts to minimize or defer our operating expenses.
•
Exploring various strategic alternatives, which may include the license of certain of our intellectual property rights, as a means to further develop our technologies, among other possible transactions and alternatives.

•	Intensifying our search to obtain additional financing to support our operations and to satisfy our ongoing capital requirements in order to improve our liquidity position.
•	Continuing to prosecute our patents and take other steps to perfect our intellectual property rights.

In light of the unprecedented economic slow down, lack of access to capital markets and prolonged arbitration proceeding with NQCI, we were compelled to undertake the efforts outlined above in order to remain in the position to continue our operations. We hope to be able to obtain additional financing to meet our cash obligations as they become due and otherwise proceed with our business plan. Our ability to execute on our current business plan is dependent upon our ability to obtain equity or debt financing, develop and market our products, and, ultimately, to generate revenue. Unless we are able to raise financing sufficient to support our operations and to satisfy our ongoing financing requirements, we will not be able to develop any of our products, submit 510(k) notifications to the FDA, conduct clinical trials or otherwise commercialize any of our products. We will make every effort however, to continue the development of the PAK. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is substantially dependent on the successful execution of many of the actions referred to above, on the timeline contemplated by our plans and our ability to obtain additional financing. We cannot assure you that we will be successful now or in the future in obtaining any additional financing on terms favorable to us, if at all. The failure to obtain financing will have a material adverse effect on our financial condition and operations.

We will continue to analyze the effects of the events described above to determine if any subsequent changes are required to the accounting treatment of such events.

Other Considerations – Royalty and Other Payments Under the License Agreement

As consideration for entering into the License Agreement, we agreed to pay to NQCI a minimum annual royalty of $250,000, or 7% of net sales. As a result of the transfer of the Technology to us, we may be able to realize additional savings of not having to compensate NQCI for any royalty payments accrued and not yet paid. Although we have asserted that NQCI’s breaches of the License Agreement excused our obligation to make the minimum royalty payments, we recorded $583,333 in royalty expenses, covering the minimum royalties, from commencement of the License Agreement through December 31, 2008. The License Agreement expires in 2105. The License Agreement also requires us to reimburse NQCI’s reasonable and necessary expenses incurred in the ordinary course of business consistent with past practices, or the “Licensor Expenses”, until the closing or the termination of the Merger Agreement. The Second Interim Award states that the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. Although we have contested its right to any further payments, NQCI has made a claim for reimbursement of approximately $690,000 in alleged expenses under the License Agreement as of December 31, 2008. If we are able to acquire the Technology from NQCI, the arbitrator has indicated that the License Agreement would be terminated simultaneously with such acquisition. As a result of the Technology becoming our sole and exclusive property, among other benefits, we would be able to discontinue these royalty payments to NQCI, realize corresponding savings and we should be able to realize additional savings of not having to reimburse NQCI for any Licensor Expenses accrued and not yet paid.

Item 9.                 Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 9A(T).         Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Annual Report (December 31, 2008), as is defined in Rule 13a-15(e) promulgated under the Exchange Act. Our disclosure controls and procedures are intended to ensure that the information we are required to disclose in the reports that we file or submit under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as the principal executive and financial officers, respectively, to allow timely decisions regarding required disclosures.

Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this Annual Report, our disclosure controls and procedures were effective.

Our management has concluded that the financial statements included in this Annual Report present fairly, in all material respects our financial position, results of operations and cash flows for the periods presented in conformity with generally accepted accounting principles.

It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system will be met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over our financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this Annual Report, our internal control over financial reporting was effective.

This Annual Report does not include an audit report of our independent registered public accounting firm regarding our internal control over financial reporting. In addition, our management’s report on our internal control over financial reporting is not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only our management’s report in this Annual Report.

Changes in Internal Control Over Financial Reporting

In connection with the evaluation of our internal controls during our last fiscal quarter, our Chief Executive Officer and Chief Financial Officer concluded that there has been no change in our internal control over financial reporting during the fourth quarter ended December 31, 2008, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.                      Other Information.

None.

PART III

Item 10.                        Directors, Executive Officers and Corporate Governance

 The names, ages and positions of our executive officers and directors, as of December 31, 2008, are set forth below. Biographical information for each of these persons who currently serves as our officer and/or director, as provided to us by each respective individual also, is presented below:
Name	Age	Position	Director Since

Kelly J. McCrann	53	Chairman of the Board and Chief Executive Officer	2007
Robert Weinstein	48	Chief Financial Officer and Secretary	n/a
Victor Gura, M.D.	66	Chief Medical and Scientific Officer	n/a
Terren S. Peizer	49	Director	2007
Hans-Dietrich Polaschegg, Ph.D.	66	Director	2007
Jay A. Wolf	36	Director	2007
Marc G. Cummins (1)	49	Director	2007

(1) Mr. Cummins resigned as a member of our Board of Directors effective March 6, 2009.

Kelly J. McCrann was appointed as a member of Operations’ board of directors in August 2007. In October 2008, Mr. McCrann was appointed our Chairman of the Board and Chief Executive Officer. Mr. McCrann is a senior healthcare executive with extensive experience in board governance, strategic leadership, profit and loss management and strategic transactions. He was most recently Senior Vice President of DaVita Inc., where he was responsible for all home based renal replacement therapies for the United States’ second largest kidney dialysis provider. Prior to that, Mr. McCrann was the Chief Executive Officer and President of PacifiCare Dental and Vision, Inc. Mr. McCrann has held positions of increasing responsibility at Professional Dental Associates, Inc., Coram Healthcare Corporation, HMSS, Inc. and American Medical International. He is a graduate of the Harvard Business School and began his career as a consultant for KPMG and McKinsey & Company.

Robert Weinstein was appointed our Chief Financial Officer in October 2007. He also serves on the board of directors of Operations. He was appointed as Chief Financial Officer of Operations in August 2007. Prior to joining us, Mr. Weinstein served as Vice President, Director of Quality Control & Compliance of Citi Private Equity Services (formerly BISYS Private Equity Services) New York, NY, a worldwide private equity fund administrator and accounting service provider. In 2005, Mr. Weinstein was the Founder, Finance & Accounting Consultant for EB Associates, LLC, Irvington, NY, an entrepreneurial service organization. From December 2002 to November 2004, Mr. Weinstein served as the Chief Financial Officer for Able Laboratories, Inc., which filed Chapter 11 bankruptcy in July 2005. In 2002, he served as Acting Chief Financial Officer of Eutotech, Ltd., Fairfax, VA, a distressed, publicly traded early-stage technology transfer and development company. Mr. Weinstein received his M.B.A., Finance & International Business from the University of Chicago, Graduate School of Business, and a B.S. in Accounting from the State University of New York at Albany. Mr. Weinstein is a Certified Public Accountant (inactive) in the State of New York.

Victor Gura, M.D. became Operations’ Chief Medical and Scientific Officer in December 2006, and became a member of the Board in October 2006. He resigned as a director in October 2008. Dr. Gura continues to serve as a member of our Board of Advisors. He served as Chief Scientific Officer of National Quality Care, Inc. from 2005 to November 2006. He was formerly its Chairman of the Board, President and Chief Executive Officer. Dr. Gura is board certified in internal medicine/nephrology. He has been a director and principal stockholder of Medipace Medical Group, Inc. in Los Angeles, California, since 1980. Dr. Gura has been an attending physician at Cedars-Sinai Medical Center since 1984 and the medical director of Los Angeles Community Dialysis since 1985. He also serves as a Clinical Assistant Professor at UCLA School of Medicine. He was a fellow at the nephrology departments at Tel Aviv University Medical School and USC Medical Center. Dr. Gura received his M.D. from School of Medicine, Buenos Aires University.

Terren S. Peizer served as our Executive Chairman until October 2008. He became the Chairman of Operations’ board of directors in August 2006 and our Executive Chairman in August 2007. From April 1999 to October 2003, Mr. Peizer served as Chief Executive Officer of Clearant, Inc., which he founded to develop and commercialize a universal pathogen inactivation technology. He served as Chairman of its board of directors from April 1999 to October 2004 and a Director until February 2005. From February 1997 to February 1999, Mr. Peizer served as President and Vice Chairman of Hollis-Eden Pharmaceuticals, Inc. In addition, from June 1999 through May 2003 he was a Director, and from June 1999 through December 2000 he was Chairman of the Board, of supercomputer designer and builder Cray Inc., and remains its largest beneficial stockholder. Mr. Peizer has been the largest beneficial stockholder and held various senior executive positions with several technology and biotech companies. In these capacities he has assisted the companies with assembling management teams, boards of directors and scientific advisory boards, formulating business and financial strategies, investor and public relations, and capital formation. Mr. Peizer has been a Director, Chairman of the Board and Chief Executive Officer of Hythiam, Inc., a healthcare services management company focused on delivering solutions for those suffering from alcoholism and other substance dependencies, since September 2003. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

  Hans-Dietrich Polaschegg, PhD. serves as a consultant to the medical device industry. From 1979 to 1994, Dr. Polaschegg held positions of increasing responsibility at Fresenius AG, a global leader in the manufacture of dialysis products. As Head of Research and Development of the medical systems division of Fresenius, he designed three hemodialysis machines. Dr. Polaschegg holds 88 medical technology patents and is credited with inventing electrolyte balancing, thermal energy balancing, safe dialysate filtering, blood volume monitoring by ultrasound density, and safe on-line hemodiafiltration. He is a member of several international American and European standard committees including Chairman of the Extracorporeal Circulation and Infusion and Technology Committee. Dr. Polaschegg received his PhD in Nuclear Physics from Technical University of Vienna in Austria.

Jay A. Wolf became a member of Operations’ Board of Directors in November 2006. He has over a decade of investment and operations experience in a broad range of industries. His investment experience includes: senior and subordinated debt, private equity (including leveraged transactions), mergers & acquisitions and public equity investments. Since 2003, Mr. Wolf has served as a Managing Director of Trinad Capital. From 1999 to 2003, he served as the Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd. where he was responsible for our acquisition program. From 1996 to 1999, Mr. Wolf worked at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank in the senior debt department and subsequently for Trillium Growth, the firm’s venture capital Fund. He sits on the boards of Shells Seafood Restaurants, Prolink Holdings Corporation, Optio Software, Inc. and Starvox Communications, Inc. Mr. Wolf received a Bachelor of Arts from Dalhousie University.

There are no family relationships, as defined in Item 401 of Regulation S-K, between any of the officers and/or directors named above, and there is no arrangement or understanding between any of the directors named above and any other person pursuant to which he or she was elected as a director.

No executive officer or director has been involved, directly or indirectly, in any bankruptcy or insolvency proceeding of any kind.

No executive officer or director is currently involved in any litigation nor has such person been involved in any litigation that would have a bearing on any such person's fitness or other ability to act and serve as our director or officer.

Term of Office

Each of our directors serve for a term of one year or until their respective successors are elected and qualified or until removed from office in accordance with our bylaws. Our executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

Information Regarding Committees

Our Board of Directors has established three committees: an Audit Committee, a Compensation Committee and a
Nominating Committee. The Board of Directors has also adopted written corporate governance guidelines for the Board and a written committee charter for each of the Board’s committees, describing the authority and responsibilities delegated to each committee by the Board. A copy of our Audit Committee Charter, Compensation Committee Charter and Nominating Committee Charter can be found on our website at http://www.xcorporeal.com.

Audit Committee – As of December 31, 2008, the Audit Committee consisted of Messrs. Cummins and Wolf, with Mr. Wolf serving as the chairman; however, effective March 6, 2009, Mr. Cummins resigned from his positions of a member of our Board of Directors and our Audit Committee. The Board has determined that each of the members of the Audit Committee is independent as defined under the applicable NYSE Amex standards, meet the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities and Exchange Act of 1934, as amended, and, that Mr. Wolf qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. In order to fill the vacancy in the Audit Committee created by Mr. Cummins’ resignation, effective March 26, 2009, Hans-Dietrich Polaschegg, a member of our Board of Directors, was appointed to the Audit Committee.

As a result of Mr. Cummins’ resignation from his position of a member of our Board of Directors, we are no longer in compliance with Section 803(A)(1) of the Amex Company Guide because a majority of the members of our Board of Directors are not independent directors.

Compensation Committee – The Compensation Committee currently consists of Dr. Polaschegg and Mr. Wolf, with Dr. Polaschegg serving as the chairman, each of whom is independent as defined under the applicable NYSE Amex standards. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation of our executive officers.

Nominating Committee – As of December 31, 2008, the Nominating Committee currently consisted of Messrs. Cummins and Polaschegg, with Mr. Cummins serving as the chairman; however, Mr. Cummins resigned as a member of our Board of Directors effective March 6, 2009. The Board has determined that each of the members of the Audit Committee is independent as defined under the applicable NYSE Amex standards. The nominating committee nominates new directors and oversees corporate governance matters.

Changes in Nominating Procedures

   There have not been any material changes to the procedures by which our stockholders may recommend nominees to our Board of Directors since the end of our 2007 fiscal year.

Section 16(a) Beneficial Ownership reporting Compliance

Section 16(a) of the Exchange Act requires any person who is our director or executive officer or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC. These persons are also required under the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with during the year ended December 31, 2008.

Code of Ethics

  Upon effectiveness of the merger between our company and pre-merger Xcorporeal, we adopted a Code of Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and others performing similar functions. A copy of our Code of Ethics can be found under the “Company”, sub-category “Corporate Governance”, section of our website at www.xcorporeal.com, and any waiver from the Code of Ethics will be timely disclosed on our website as will any amendments to the Code of Ethics.

Item 11.    Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

We believe our long term success is dependent on a leadership team with the integrity, skills, and dedication necessary to oversee a growing organization on a day-to-day basis. In addition, the leadership must have the vision to anticipate and respond to future market and regulatory developments. Our executive compensation program is designed to enable us to attract, motivate and retain a senior management team with the collective and individual abilities to meet these challenges. The program's primary objective is to align executives' efforts with the long term interests of stockholders by enhancing our reputation, financial success and capabilities.

General Executive Compensation Philosophy

We compensate our executives, including our named executive officers who are identified in the Summary Compensation Table, through a combination of base salary, cash bonus incentives, long-term equity incentive compensation, and related benefits. These components are designed, in aggregate, to be competitive with comparable organizations and to align the financial incentives for the executives with the short and long term interests of stockholders.

Our Compensation Committee receives our management’s recommendations and then discusses, reviews and considers management's recommendations with respect to the compensation of those members of senior management whose compensation the committee considers. The committee then makes its recommendation to the Board of Directors which discusses and then decides raises, bonuses and options. Although their advice may be sought and they may be questioned by the committee, executive members of the Board of Directors do not participate in the committee’s or the Board of Directors' discussion and vote. Prior to the committee making its recommendations, the members of the Compensation Committee have several discussions among themselves and meet to discuss, among other things, the performance and contributions of each of the members of senior management whose compensation they are considering as well as expectations (of the individual for the year and the future and those of our company), results, responsibilities, and desire to retain such executive. In addition, the Compensation Committee may have conversations with certain others before making its recommendations.

Our philosophy is to provide a compensation package that attracts, motivates and retains executive talent, and delivers rewards for superior performance as well as consequences for underperformance. Specifically, our executive compensation program is designed to:

•
provide a competitive total compensation package that is competitive within the medical device industry in which we compete for executive talent, and will assist in the retention of our executives and motivate them to perform at a superior level;

•	link a substantial part of each of our executive’s compensation to the achievement of our financial and operating objectives and to the individual's performance;

•	provide long-term incentive compensation that focuses our executives' efforts on building stockholder value by aligning their interests with our stockholders; and

•	provide incentives that promote executive retention.

Each year, our management and the Board of Directors approve financial and non-financial objectives for our company and our executive officers, which may be reflected in our executive employment agreements and incentive compensation plans. We design our incentive compensation plans to reward company-wide performance. In addition, we also consider the individual performance of each executive officer and other relevant criteria, such as the accomplishments of the management team as a whole. In designing and administering our executive compensation programs, we attempt to strike an appropriate balance among these elements.

The major compensation elements for our named executive officers are base salary, performance-based bonuses, stock options, insurance benefits and perquisites. Each of these elements is an integral part of and supports our overall compensation objectives. Base salaries (other than increases), insurance benefits and perquisites form stable parts of our executive officers’ compensation packages that are not dependent on our performance during a particular year. We set these compensation elements at competitive levels so that we are able to attract, motivate and retain highly qualified executive officers. Consistent with our performance-based philosophy, we reserve the largest potential compensation awards for performance- and incentive-based programs. These programs include awards that are based on our financial performance and provide compensation in the form of both cash and equity to provide incentives that are tied to both our short-term and long-term performance. Our performance-based bonus program rewards short-term and long-term performance, while our equity awards, in the form of stock options, reward long-term performance and align the interests of management with our stockholders.

Board of Directors Determination of Compensation Awards

Our Compensation Committee recommends and the Board of Directors determines the compensation awards to be made to our executive officers. Our Compensation Committee recommends and the Board of Directors determines the total compensation levels for our executive officers by considering several factors, including each executive officer's role and responsibilities, how the executive officer is performing against those responsibilities, our performance, and the competitive market data applicable to the executive officers’ positions.

In arriving at specific levels of compensation for executive officers, the Board of Directors has relied on:

•	the recommendations of our management;

•	benchmarks provided by generally available compensation surveys; and

•
the experience of the members of our Board of Directors and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business.

We seek an appropriate relationship between executive pay and our corporate performance. Our executive officers are entitled to customary benefits generally available to all of our employees, including group medical, dental and life insurance and a 401(k) plan. We have employment agreements (which include severance arrangements) with three of our key executive officers to provide them with the employment security and severance deemed necessary to retain them.

Components of Executive Compensation

Base salary. Base salaries provide our executive officers with a degree of financial certainty and stability. We seek to provide base salaries sufficient to attract and retain highly qualified executives. Whenever management proposes to enter into a new employment agreement or to renew an existing employment agreement, the Compensation Committee reviews and recommends, and the Board of Directors determines, the base salaries for such persons, including our chief executive officer and our other executive officers. Salaries are also reviewed in the case of executive promotions or other significant changes in responsibilities. In each case, the Compensation Committee and the Board of Directors each take into account competitive salary practices, scope of responsibilities, the results previously achieved by the executive and his or her development potential.

On an individual basis, a base salary increase, where appropriate and as contemplated by the individual's employment agreement, is designed to reward performance consistent with our overall financial performance in the context of competitive practice. Performance reviews, including changes in an executive officer's scope of responsibilities, in combination with general market trends determine individual salary increases. Aside from contractually provided minimum cost of living adjustments, no formulaic base salary increases are provided to the named executive officers.

In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the our executive officers for 2008 was based on the executive's performance of his or her duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in managing, developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate. No merit raises or bonuses were approved or recommended for our executive officers for 2008.

Bonus. Executive officers are eligible to receive cash bonuses based on the degree of our achievement of financial and other objectives and the degree of achievement by each such officer of his or her individual objectives. Within such guidelines the amount of any bonus is discretionary.

The primary purpose of our performance incentive awards is to motivate our executives to meet or exceed our company-wide short-term performance objectives. Our cash bonuses are designed to reward management-level employees for their contributions to individual and corporate objectives. Regardless of our performance, the Board of Directors retains the discretion to adjust the amount of our executives’ bonus based upon individual performance or circumstances.

At the beginning of 2008, the management and the Board of Directors established performance objectives for the payment of incentive awards to each of our named executive officers and other senior management employees. Performance objectives were based on corporate objectives established as part of the annual operating plan process. Year end bonus awards were based on attainment of these performance objectives as adjusted to reflect changes in our business and industry throughout the year. Our Compensation Committee recommended and the Board of Directors determined that bonuses in the amounts set forth in the Summary Compensation Table below were appropriate. Each individual's bonus was determined based upon the individual’s attainment of performance objectives pre-established for that participant by the Board of Directors, senior management, or the executive's supervisor. Our management and the Board of Directors established our chief executive officer's performance objectives.

In general, each participant set for himself or herself (subject to his or her supervisor’s review and approval or modification) a number of objectives for 2008 and then received a performance evaluation against those objectives as a part of the year-end compensation review process. The individual objectives varied considerably in detail and subject matter depending on the executive's position. By accounting for individual performance, we were able to differentiate among executives and emphasize the link between individual performance and compensation.

Stock options. Equity participation is a key component of our executive compensation program. Under the incentive compensation plan, we are permitted to grant stock options to our officers, directors, employees and consultants. To date, stock options have been the sole means of providing equity participation to executive officers. Stock options are granted to our executive officers primarily based on the officer's actual and expected contribution to our development. Options are designed to retain our executive officers and motivate them to enhance our stockholder value by aligning their financial interests with those of the our stockholders. Stock options are intended to enable us to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of our common stock.

Our employees, including our executive officers, are eligible to participate in the award of stock options under our 2007 Incentive Compensation Plan, as amended. Option grant dates for newly hired or promoted officers and other eligible employees have typically been approved on the first Board of Directors meeting date following the date of employment or in the new position. Employees who have demonstrated outstanding performance during the year may be awarded options during or following the year. Such grants provide an incentive for our executives and other employees to increase our market value, as represented by our market price, as well as serving as a method for motivating and retaining our executives.

In determining to provide long-term incentive awards in the form of stock options, the Board of Directors considered cost and dilution impact, market trends relating to long-term incentive compensation and other relevant factors. The Board of Directors determined that an award of stock options more closely aligns the interests of the recipient with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the term of the option.

Perquisites and Other Benefits.  We also provide other benefits to our executive officers that are not tied to any formal individual or our performance criteria and are intended to be part of a competitive overall compensation program. For 2008, these benefits were solely comprised of an automobile allowance paid to Dr. Gura. We also offer 401(k) retirement plans and medical plans, for which our executives are generally charged the same rates as all other of our employees.

Chief Executive Officer Compensation

Our Compensation Committee, at least annually, reviews and recommends to the Board of Directors the compensation of Kelly McCrann, our Chairman of the Board of Directors and Chief Executive Officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. McCrann, as a member of the Board of Directors, does not participate in and abstains from all discussions and decisions of the Board of Directors with regard to his compensation. The Board of Directors believes that in the highly competitive healthcare industry in which we operate, it is important that Mr. McCrann receive compensation consistent with compensation received by chief executive officers of competitors and companies in similar stages of development. Mr. McCrann was a Board of Directors member and did not receive a bonus in 2008. His base salary for 2008 is currently $325,000, prorated for his October 2, 2008 start date. See section captioned “Employment Agreements and Termination of Employment and Change-in-Control Arrangements” below for a description of the material terms and conditions of Mr. McCrann's employment agreement.

Severance and Change of Control Arrangements

We have entered into change of control employment agreements with certain of our named executive officers, as described in “Employment Agreements.” These agreements provide for severance payments to be made to our named executive officers if their employment is terminated under specified circumstances following a change of control. We also provide benefits to these executive officers upon qualifying terminations. The agreements are designed to retain our named executive officers and provide continuity of management in the event of an actual or threatened change of control and to ensure that our named executive officers’ compensation and benefits expectations would be satisfied in such event.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) generally disallows a Federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Board of Directors is of the opinion that our incentive compensation plan has been structured to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The Board of Directors will review with appropriate experts or consultants as necessary the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes.

  We are not currently subject to the limitations of Section 162(m) because no executive officers received cash payments during 2008 in excess of $1 million. To the extent that we may be subject to the Section 162(m) limitation in the future, the effect of this limitation on earnings may be mitigated by net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase alternative minimum tax by a portion of such disallowed amount. For information relating to our net operating losses, see the consolidated financial statements included in this Annual Report.

All members of our Compensation Committee qualify as outside directors. The Board of Directors considers the anticipated tax treatment to our company and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Board of Directors’ control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of our overall compensation philosophy. The Board of Directors will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Board of Directors may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests, or as part of initial employment offers, such as grants of nonqualified stock options.

Sections 280G and 4999 of the Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments for purposes of Sections 280G and 4999 if he or she receives compensatory payments or benefits that are contingent on a change in the ownership or control of a corporation, and the aggregate amount of such contingent compensatory payments and benefits equal or exceeds three times the executive's base amount. If the executive's aggregate contingent compensatory payments and benefits equal or exceed three times the executive's base amount, the portion of the payments and benefits in excess of one times the base amount are treated as excess parachute payments. Treasury Regulations define the events that constitute a change in ownership or control of a corporation for purposes of Sections 280G and 4999 and the executives subject to Sections 280G and 4999.

An executive's base amount generally is determined by averaging the executive's Form W-2 taxable compensation from the corporation and its subsidiaries for the five calendar years preceding the calendar year in which the change in ownership or control occurs. An executive's excess parachute payments are subject to a 20% excise tax under Section 4999, in addition to any applicable federal income and employment taxes. Also, the corporation's compensation deduction in respect of the executive's excess parachute payments is disallowed under Section 280G. If we were to be subject to a change of control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options) could be excess parachute payments under Sections 280G and 4999. We provide our chief executive officer with tax gross up payments in event of a change of control.

Section 409A of the Code imposes distribution requirements on nonqualified deferred compensation plans and arrangements. If a nonqualified deferred compensation plan or arrangement fails to comply with Section 409A of the Code, an executive participating in such plan or arrangement will be subject to adverse tax consequences (including an additional 20% income tax on amounts deferred under the plan or arrangement). Our nonqualified deferred compensation plans and arrangements for our executive officers are intended to comply with Section 409A of the Code, or to be exempt from the requirements of Section 409A of the Code.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation received by our named executive officers during the fiscal years ended December 31, 2008 and 2007:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kelly J. McCrann,	2008	80,000	—	—	17,411	—	—	—		97,411
Chairman & CEO (2)
Robert Weinstein,	2008	286,500	—	—	449,346	—	—	—		735,846
CFO & Secretary	2007	100,128	21,400	—	175,564	—	—	—		297,092
Victor Gura,	2008	437,600	—	—	858,246	—	—	18,000	(3)	1,313,846
Chief Medical &	2007	455,000	—	—	855,901	—	—	19,500	(3)	1,330,401
Scientific Officer
Daniel S. Goldberger,	2008	—	—	—	—	—	—	152,500	(5)	152,500
Former President,	2007	219,898	—	—	238,457	—	—	—		458,355
COO & Interim CEO (4)

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal years 2008 and 2007 in accordance with SFAS 123(R), and includes amounts from awards granted in and prior to 2008 and 2007. Additional information concerning the Company’s accounting for stock awards may be found in Note 17, “Stock Options and Warrants” to our financial statements filed as part of this Annual Report.

(2)	Mr. McCrann was appointed as the Chairman of the Board of Directors and our CEO on October 2, 2008.
(3)	Represents auto allowance that Dr. Gura received in the respective fiscal year pursuant to his employment agreement ..
(4)	Mr. Goldberger resigned as our President and COO on August 10, 2007. Mr. Goldberger also served as our interim CEO from January to October 2008 and was paid as an independent consultant.
(5)
Represents compensation that Mr. Goldberger received pursuant to his consulting agreement as an independent consultant while serving as our interim CEO from January to October 2008 and providing consulting services thereafter until December 31, 2008.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008

The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number	All Other Option Awards Number of	Exercise	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	of Shares of Stock or Units (#)	Securities Under- lying Option (#)	or Base Price of Option Awards ($/Sh)	Stock and Option Awards ($)(1)
Kelly J. McCrann,
Chairman & CEO	10/02/08	—	—	—	—	—	—	—	700,000	1.50	282,646

(1)	Represents the total grant date fair value determined for financial statement reporting purposes in accordance with SFAS 123(R) for awards granted in 2008.

OUTSTANDING EQUITY AWARDS AT LAST FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2008:

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Kelly J. McCrann, Chairman of the Board & CEO	—	700,000	—	1.50	10/02/18
Robert Weinstein, CFO & Secretary	75,000	225,000	—	7.00	08/10/17
Victor Gura, Chief Medical & Scientific Officer	250,000	250,000	—	5.00	11/14/16
Daniel S. Goldberger, Former President, COO & Interim CEO (1)	—	—	—	—	—

(1)
Mr. Goldberger resigned as our President and COO on August 10, 2007. From January to October 2008, Mr. Goldberger served as our interim CEO. Mr. Goldberger also resigned from his position as a member of the Board of Directors in October 2008. On September 8, 2008, Mr. Goldberger voluntarily forfeited his remaining 200,000 options.

  OPTIONS EXERCISES AND STOCK VESTED IN 2008

No options were exercised during the fiscal year ended December 31, 2008. During the fiscal year ended December 31, 2008, an aggregate of 1,544,721 shares of our common stock underlying our outstanding options, warrants, stock awards, restricted stock unit awards and similar instruments vested. We granted options to purchase an aggregate of 905,000 shares of our common stock and options to purchase an aggregate of 825,000 shares of our common stock were forfeited by the departed employees and consultants whose services were terminated during the fiscal year ended December 31, 2008.

PENSION BENEFITS

We did not have a defined benefit pension plan or a defined contribution plan and the named executive officers received no benefits under any retirement plan during the year ended December 31, 2008.

NON-QUALIFIED DEFERRED COMPENSATION

We had no deferred compensation plans during the year ended December 31, 2008.

Employment Agreements and Termination of Employment and Change-in-Control Arrangements

The employment agreements for Dr. Victor Gura, Kelly McCrann, and Robert Weinstein were in effect during the year ended December 31, 2008, with only Dr. Gura’s and Mr. Weinstein’s employment agreements in effect during the year ended December 31, 2007.

Chief Executive Officer - On October 6, 2008, we entered into an employment agreement with Kelly J. McCrann, effective October 2, 2008, for a term of two years at an initial annual base salary of $325,000. Mr. McCrann is eligible to receive discretionary bonuses based on achieving designated individual goals and milestones, overall performance and profitability. Additionally, Mr. McCrann was granted 700,000 stock options as an exercise price of $1.50 per share under our 2007 Incentive Compensation Plan, which vests 25% on each of the first, second, third and fourth anniversaries of the grant date, with anti-dilution protections. He will be included in our medical, dental, disability and life insurance, pensions and retirement plans, and other benefit plans and programs. If Mr. McCrann is terminated without good reason or resigns for good reason, as defined in his employment agreement, we will be obligated to pay Mr. McCrann twelve month's base salary (at the rate in effect at the time of termination).

Chief Financial Officer - On August 10, 2007, Robert Weinstein entered into an employment agreement with Operations with an initial term of three years, with automatic one year renewals, which agreement has been assumed by us. His initial base salary was $275,000. Mr. Weinstein will be entitled to receive an annual bonus at the discretion of the Board of Directors based on performance goals and targeted at 50% of his annual salary. In addition to any perquisites and other fringe benefits provided to other executives, Mr. Weinstein received options to purchase 300,000 shares of common stock under the Operations 2006 Incentive Compensation Plan at an exercise price of $7.00 per share and vesting at a rate of 25% per year, which options have been assumed under our 2007 Incentive Compensation Plan. In the event Mr. Weinstein is terminated by us without good cause or he resigns for good reason, as such terms are defined in his employment agreement, we will be obligated to pay Mr. Weinstein in a lump sum an amount equal to 12 months salary (at the rate in effect at the time of termination) and benefits.

Chief Medical and Scientific Officer - On November 30, 2006, Victor Gura, M.D. entered into an employment agreement with Operations for a term of four years, which agreement has been assumed by us. In October 2007, Dr. Gura became our Chief Medical and Scientific Officer, which position he has held with Operations since December 2006. Dr. Gura was a member of our Board of Directors from October 2007 and until October 2008, and was appointed as a member of the board of directors of Operations in October 2006. His initial annual base salary was $420,000. Dr. Gura is eligible to receive discretionary bonuses on an annual basis targeted at 50% of his annual salary. Additionally, Dr. Gura was granted 500,000 stock options at an exercise price of $5 per share under the Operations 2006 Incentive Compensation Plan. These options, which were assumed under our 2007 Incentive Compensation Plan, will vest 25% on each of the first, second, third, and fourth anniversaries of the original grant date and expire November 14, 2011. He will also be granted options to purchase an additional 500,000 shares of our common stock upon FDA approval of our first product. Dr. Gura is eligible to receive reimbursement of reasonable and customary relocation expenses as well as health, medical, dental insurance coverage and insurance for accidental death and disability. In the event he is terminated by us without good cause or if he resigns for good reason, as such terms as are defined in his employment agreement, we will be obligated to pay Dr. Gura in a lump sum an amount equal to two year’s salary (at the rate in effect at the time of termination) plus 200% of the targeted bonus for the year in which termination occurs. In addition all stock options granted to Dr. Gura will vest immediately.

Dr. Gura’s agreement provides for medical insurance and disability benefits, severance pay if his employment is terminated by us without cause or due to change in our control before the expiration of the agreement, and allows for bonus compensation and stock option grants as determined by our Board of Directors. Dr. Gura’s employment agreement also contains a restrictive covenant preventing competition with us and the use of confidential business information, except in connection with the performance of his duties for us, for a period of two years following the termination of his employment with us.

Confidentiality Agreements

Each of our employees is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary confidential information.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation and amended and restated bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and executive officers pursuant to our certificate of incorporation and amended and restated bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

COMPENSATION OF DIRECTORS

Compensation. Some of our directors have been granted stock options to purchase shares of our common stock. Our directors also receive cash compensation for their services as directors. All members of the Board of Directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the Board of Directors or its committees.

Options. Directors are eligible to receive options under our 2007 Incentive Compensation Plan.

The following table provides information regarding compensation that was paid to the individuals who served as our directors during the year ended December 31, 2008. Except as set forth in the table, directors did not earn nor receive cash compensation or compensation in the form of stock awards, stock option awards or any other form.

The following table reflects the compensation of our directors for our fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (1)(7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terren S. Peizer	281,250	(2)	—	822,582	—	—	—	1,103,832
Kelly J. McCrann	—		—	120,960	—	—	—	120,960
Hans-Dietrich Polaschegg	60,000	(3)	—	—	—	—	—	60,000
Jay A. Wolf	—		—	120,818	—	—	—	120,818
Daniel Goldberger (4)	—		—	—	—	—	—	—
Dr. Victor Gura (5)	—		—	—	—	—	—	—
Marc G. Cummins (6)	—		—	—	—	—	—	—

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2008 in accordance with SFAS 123(R), and includes amounts from awards granted in and prior to 2008.

(2)
Represents compensation that Mr. Peizer received for his services as Executive Chairman. Mr. Peizer was paid pursuant to his Executive Chairman Agreement and as an independent consultant. Mr. Peizer served as our Executive Chairman until October 2008.

(3)
Represents compensation that Dr. Polaschegg received for his research and development consulting services. Dr. Polaschegg was compensated in accordance with his month to month consulting agreement and paid as an independent consultant.

(4)
On October 6, 2008, Mr. Goldberger resigned as our interim CEO, and on October 7, 2008, Mr. Goldberger resigned as a member of the Board. Other than the options granted to him, which he voluntarily forfeited on September 8, 2008, Mr. Goldberger did not receive any other compensation for his services as director.

(5)	On October 7, 2008, Dr. Gura resigned as a member of our Board of Directors. Dr. Gura did not receive any compensation or options for his services as a director.

(6)	Mr. Cummins resigned as a member of our Board of Directors effective March 6, 2009.

(7)
The aggregate number of option awards outstanding as of December 31, 2008 for each of our directors serving in such capacity on such date are as follows: Mr. Peizer’s - 280,000 stock options which were vested and exercisable within 60 days of March 23, 2009 and 420,000 stock options which were unvested and unexercisable of such date, Mr. McCrann - 20,000 stock options which were vested and exercisable within 60 days of March 23, 2009 and 780,000 stock options which were unvested and unexercisable of such date, Dr. Polaschegg - 0, Mr. Wolf - 40,000 stock options which were vested and exercisable within 60 days of March 23, 2009 and 60,000 stock options which were unvested and unexercisable of such date, Mr. Goldberger - 0, Dr. Gura - 250,000 stock options which were vested and exercisable within 60 days of March 23, 2009 and 250,000 stock options which were unvested and unexercisable of such date, and Mr. Cummins - 0.

Compensation Committee Interlocks and Insider Participation

Not required for smaller reporting companies.

Compensation Committee Report

Not required for smaller reporting companies.

Item 12.                 Security Ownership and Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the shares of common stock beneficially owned as of March 23, 2009 by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) our chief executive officer and the two most highly compensated executive officers other than the chief executive officer, who were serving as executive officers at the end of our last fiscal year (collectively, the “named executive officers”) and other executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section, and (iv) all such directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership	Percent of Class
Terren S. Peizer (2)	common stock	6,512,596	43.3%
Jay A. Wolf (3)	common stock	397,143	2.7%
Victor Gura (4)	common stock	250,000	1.7%
Kelly J. McCrann (5)	common stock	120,000	*
Robert Weinstein (6)	common stock	95,000	*
Hans-Dietrich Polaschegg	common stock	—	—
Marc G. Cummins (7)(8)	common stock	1,557,158	10.6%
All directors and named executive officers as a group (7 persons)	common stock	8,931,897	58.9%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address of all of the above named persons is c/o Xcorporeal, Inc., 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025.

(2)
Includes 6,232,596 shares held of record by Consolidated National, LLC, of which Mr. Peizer is the sole managing member and beneficial owner. As of December 31, 2008, shares of our common stock underlying 280,000 stock options granted to Mr. Peizer’s were vested and exercisable within 60 days of March 23, 2009.

(3)
Includes 357,143 shares held of record by Trinad Capital Master Fund Ltd. (the “Master Fund”), that may be deemed to be beneficially owned by Trinad Management, LLC, the investment manager of the Master Fund and Trinad Capital LP; a controlling stockholder of the Master Fund; Trinad Advisors GP, LLC, the general partner of Trinad Capital LP; and Jay Wolf a director of the issuer and a managing director of Trinad Management, LLC and a managing director of Trinad Advisors GP, LLC. Mr. Wolf disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Also includes 40,000 shares of our common stock underlying stock options issued to Mr. Wolf’s which were vested and exercisable within 60 days of March 23, 2009.

(4)	Represents shares of our common stock underlying 250,000 stock option granted to Dr. Gura which were vested and exercisable within 60 days of March 23, 2009.

(5)	Includes shares of our common stock underlying 20,000 stock options granted to Mr. McCrann which were vested and exercisable within 60 days of March 23, 2009.

(6)	Includes shares of our common stock underlying 75,000 stock options granted to Mr. Weinstein which were vested and exercisable within 60 days of March 23, 2009.

(7)	Mr. Cummins resigned as a member of our Board of Directors effective March 6, 2009.

(8)
Represents shares held of record by Prime Logic Capital, LLC, CPS Opportunities, and GPC LXI, LLC. Mr. Cummins is a Managing Partner of Prime Capital, LLC. He disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Excludes warrants to purchase 150,000 shares held by OGT, LLC, an affiliate of Prime Logic, over which Mr. Cummins disclaims beneficial ownership except to the extent of his pecuniary interest therein.

Unless otherwise indicated, we believe that all persons named in the above table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged.

Item 13.                        Certain Relationships and Related Transactions and Director Independence.

Certain Relationships and Related Transactions

Related-party transactions have the potential to create actual or perceived conflicts of interest between our company and our directors and executive officers or their immediate family members. The Board reviews such matters as they pertain to related-party transactions as defined by Item 404(b) of the SEC’s Regulation S-K. In deciding whether to continue to allow these related-party transactions involving a director, executive officer, or their immediate family members, the Board considered, among other factors:

•	information about the services proposed to be or being provided by or to the related party or the nature of the transactions;

•	the nature of the transactions and the costs to be incurred by our company or payments to us;

•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative services that are available to us from unrelated parties;

•	the business advantage that we would gain by engaging in the transaction; and

•	an analysis of the significance of the transaction to our company and to the related party.

The Board determined that the related party transactions disclosed herein are on terms that are fair and reasonable to us, and which are as favorable to our company as would be available from non-related entities in comparable transactions. The Board believes that there is a business interest to our company in supporting the transactions and the transactions meet the same standards that we apply to comparable transactions with unaffiliated entities. Although the aforementioned controls are not written, each determination was made by the Board and reflected in its minutes.

Below are the transactions that occurred since the beginning of the fiscal year 2008, or any currently proposed transactions, in which, to our knowledge, we were or are a party, in which the amount involved exceeded $120,000, and in which any of our directors, director nominees, executive officers, holders of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

In connection with the contribution of the assets to our company, on August 31, 2006 we issued to CNL, of which Terren Peizer, our former Executive Chairman and current member of the Board, who beneficially owns 43.3% of our outstanding common stock, is the sole managing member and beneficial owner, an aggregate of 9,600,000 shares of common stock of which 6,232,596 shares are still held by CNL.  Mr. Peizer served until October 2008 as our Executive Chairman pursuant to his Executive Chairman Agreement dated August 10, 2007. In consideration of his services, commencing July 1, 2007, we paid Mr. Peizer base compensation of $450,000 per annum with a signing bonus of $225,000. From January 1, 2008 through October 2008, Mr. Peizer received $281,250 for his services under the agreement. Mr. Peizer voluntarily resigned from his position as Executive Chairman in October 2008 and remains a member of our Board of Directors.

Dr. Gura, our Chief Medical and Scientific Officer, owns 15,497,250 shares of common stock of NQCI (or approximately 20.9% of NQCI’s common stock outstanding as of January 31, 2009) with whom we entered into the License Agreement. Such shares include 800,000 shares owned by Medipace Medical Group, Inc., an affiliate of Dr. Gura (or approximately 1.1% of NQCI’s common stock outstanding as of January 31, 2009), and 250,000 shares subject to warrants held by Dr. Gura which are currently exercisable (or approximately 0.3% of NQCI’s common stock outstanding as of January 31, 2009).

Pursuant to a consulting agreement effective December 1, 2007, Daniel S. Goldberger, a former member of our Board of Directors, provided consulting services as our interim Chief Executive Officer. In consideration of the services, we paid Mr. Goldberger $15,000 per month during the first two months and $12,500 per month thereafter during the term of the consulting agreement. From the date of his consulting agreement through September 30, 2008, Mr. Goldberger was compensated $130,000 for his services. Mr. Goldberger resigned as interim Chief Executive Officer on October 6, 2008, and as a director on October 7, 2008, and remained as a strategic consultant to our company through the end of 2008. Mr. Goldberger received an additional $22,500 in compensation for such services.

Dr. Gura maintains an office located in Beverly Hills, California. Pursuant to a reimbursement agreement effective January 29, 2008, we reimburse 50% of the rental and 50% of his monthly parking. The term of the agreement commenced on April 23, 2007, the date of the office lease agreement, and continue until the date on which he ceases to use the remote office to perform his duties as our Chief Medical and Scientific Officer. From commencement through December 31, 2008, we reimbursed our Chief Medical and Scientific Officer $1,710 and $37,988 for 50% of the monthly parking and rental, respectively.

Director Independence

After review of all of the relevant transactions or relationships of each director and his family members, our Board of Directors has determined that Messrs. Cummins, Polaschegg and Wolf are “independent” as that term is defined under the applicable NYSE Amex standards, including that each such director is free of any relationship that would interfere with his individual exercise of independent judgment. Each of the members of our Audit Committee, Compensation Committee and Nominating Committee were determined by the Board of Directors to be independent under applicable NYSE Amex standards.

As a result of Mr. Cummins’ resignation from his position of a member of our Board of Directors effective March 6, 2009, we are no longer in compliance with Section 803(A)(1) of the Amex Company Guide because a majority of the members of our Board of Directors are not independent directors.

Item 14.                        Principal Accounting Fees and Services.

BDO Seidman served as the independent registered public accounting firm for Operations, and as of the effective date of the merger between us and pre-merger Xcorporeal, Inc., BDO Seidman has served as our independent registered public accounting firm.

Audit Fees

Total fees for professional services rendered by our principal accountant for the audit and review of our financial statements included in our Form 10-Q/10-QSBs and Form 10-K/10-KSBs, and services provided in connection with our other SEC filings for the years ended December 31, 2007 and 2008 were $303,155 and $202,174, respectively.

Audit-Related Fees

Audit-related fees are for accounting technical consultations and totaled $0 in 2008 and $24,000 in 2007.

Tax Fees

We paid no fees for professional services with respect to tax compliance, tax advice, or tax planning to our auditor in 2007 or 2008.

All Other Fees

Our principal accountant did not bill us any other fees during 2007 or 2008.

Audit committee’s pre-approval policies and procedures

Our Audit Committee has responsibility for the approval of all audit and non-audit services before we engage an accountant. All of the services rendered to us by BDO Seidman, LLP are pre-approved by our Audit Committee before the engagement of the auditors for such services. Our pre-approval policy expressly provides for the annual pre-approval of all audits, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor's engagement letter, such annual pre-approval to be performed by our Audit Committee.

PART IV

Item 15.    Exhibits and Financial Statement Schedules.

(a)	The Following documents are filed as a part of this report:

1.	Financial Statements

Our financial statements are as set forth under Item 8 of this Annual Report on Form 10-K.

2.	Financial Statement Schedules

The auditors’ report with respect to the above-listed financial statement schedule appears on page 30 of this Annual Report. All other financial statements and schedules not listed are omitted either because they are not applicable, not required or the required information is included in the financial statements.

3.	Exhibits required by Item 601 of Regulation S-K

The exhibits listed in the Exhibit Index, which appears immediately following the signature page of this report and is incorporated herein by reference, are filed as part of this Annual Report.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the date indicated.

XCORPOREAL, INC.

Date: March 31, 2009                                                                                By:  /s/ Kelly J. McCrann
Kelly J. McCrann
Chief Executive Officer
(Principal Executive Officer)

Date: March 31, 2009                                                                                By:  /s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kelly J. McCrann and Robert Weinstein, or either of them, his or her attorneys-in-fact, for such  person in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Kelly J. McCrann	Chairman of the Board of Directors	March 31, 2009
Kelly J. McCrann

/s/ Terren S. Peizer	Director	March 31, 2009
Terren S. Peizer

/s/ Hans-Dietrich Polaschegg, Ph.D.	Director	March 31, 2009
Hans-Dietrich Polaschegg, Ph.D.

/s/ Jay A. Wolf	Director	March 31, 2009
Jay A. Wolf

EXHIBIT INDEX

No.	Description
2.1	Merger Agreement, dated as of September 1, 2006, by and among Xcorporeal, Inc., NQCI Acquisition Corporation and National Quality Care, Inc.(1)
3.1	Amended and Restated Certificate of Incorporation of Xcorporeal, Inc. (1)
3.2	Amended and Restated Bylaws of Xcorporeal, Inc. (1)
4.1	Specimen of Common Stock certificate (1)
10.1†	Form of Indemnification Agreement for directors (1)
10.2†	Xcorporeal, Inc. 2007 Incentive Compensation Plan (1)
10.3	License Agreement, dated as of September 1, 2006 (1)
10.4†	Contribution Agreement, dated as of August 31, 2006 (1)
10.5†	Employment Agreement, dated as of November 30, 2006, between Xcorporeal, Inc. and Victor Gura, M.D. (1)
10.6	Form of Innovation, Proprietary Information and Confidentiality Agreement (1)
10.7†	Executive Chairman Agreement, dated as of August 10, 2007, between Xcorporeal, Inc. and Terren S. Peizer (1)
10.8†	Employment Agreement of Robert Weinstein (1)
10.9†	Consulting Agreement, dated as of October 1, 2007, between Xcorporeal, Inc. and Hans-Dietrich Polaschegg (1)
10.10	Services Agreement, dated as of March 22, 2007, between Xcorporeal, Inc. and Aubrey Group, Inc. (1)
10.11†	Employment Agreement, dated as of November 30, 2006, between Xcorporeal, Inc. and Kelly J. McCrann. (2)
10.12†	Services Agreement, dated as of January 24, 2008, between Xcorporeal, Inc. and Daniel S. Goldberger (3)
10.13	Lease for Operating Facility, dated as of October 6, 2008, between Xcorporeal, Inc. and Olen Commercial Realty Corp. (4)
14.1	Code of Ethics (1)
21.1	Subsidiaries of Xcorporeal, Inc.*
23.1	Consent of Independent Registered Public Accounting Firm *
31.1	Rule 13a-14(a) Certification of Chief Executive Officer *
31.2	Rule 13a-14(a) Certification of Chief Financial Officer *
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *
____________

* Filed herewith.
† Management contracts, compensatory plans or arrangements.

(1) Incorporated by reference to exhibit of the same number to our Quarterly Report on Form 10-Q filed November 13, 2007.

(2) Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed October 8, 2008.

(3) Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed January 25, 2008.

(4) Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed November 19, 2008.

Exhibit 31.1

CERTIFICATION PURSUANT TO
RULE 13a/15d OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kelly J. McCrann, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Xcorporeal, Inc. (“registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

  Date: March 31, 2009

/s/ Kelly J. McCrann
Kelly J. McCrann
Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO
RULE 13a/15d OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Weinstein, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Xcorporeal, Inc. (“registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: March 31, 2009

/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer and Secretary

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Xcorporeal, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kelly J. McCrann, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kelly J. McCrann
Kelly J. McCrann
Chief Executive Officer

Date: March 31, 2009

This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Xcorporeal, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Weinstein, as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer

Date: March 31, 2009

This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.

ANNEX F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2009

Or

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________________to____________________

Commission file number 001-33874

XCORPOREAL, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	75-2242792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 923-9990
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes ☑   No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes ☐   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)	☑ Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☑

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

Class	Outstanding as of November 12, 2009
Common Stock, $0.0001 par value	15,154,687 shares

INDEX

PART I — FINANCIAL INFORMATION	F-3

Item 1. Financial Statements	F-3

Balance Sheets at September 30, 2009 (unaudited) and December 31, 2008	F-3

Statements of Operations (unaudited) for the three and nine months ended September 30, 2009 and September 30, 2008 and the period from inception (May 4, 2001) to September 30, 2009	F-4

Statements of Cash Flows (unaudited) for the nine months ended September 30, 2009 and September 30, 2008 and the period from inception (May 4, 2001) to September 30, 2009	F-5

Statement of Stockholders Equity (Deficit) for the nine months ended September 30, 2009 and the period from inception (May 4, 2001) to September 30, 2009 (unaudited)	F-6

Notes to the Interim Financial Statements	F-7

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-19

Item 3. Quantitative and Qualitative Disclosures about Market Risk	F-27

Item 4. Controls and Procedures	F-28

PART II — OTHER INFORMATION	F-29

Item 1. Legal Proceedings	F-29

Item 1A. Risk Factors	F-31

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	F-33

Item 6. Exhibits	F-34

Signatures	F-35

PART I — FINANCIAL INFORMATION

ITEM 1. Financial Statements

XCORPOREAL, INC.
(a Development Stage Company)
BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2009	2008

ASSETS
Current
Cash and cash equivalents	$35,734	$407,585
Marketable securities, at fair value	288,703	2,955,714
Restricted cash	305,871	301,675
Prepaid expenses and other current assets	123,351	260,024
Expense receivable	54,641	-
Tenant improvement allowance receivable	43,260	87,658
Total Current Assets	851,560	4,012,656

Property and equipment, net	246,804	337,554

Other assets	819	863

Total Assets	$1,099,183	$4,351,073

LIABILITIES
Current
Accounts payable	$945,385	$789,827
Accrued legal fees and licensing expense	1,871,430	2,873,396
Accrued royalties	-	583,333
Accrued professional fees	442,444	211,820
Accrued compensation	143,040	149,664
Accrued other liabilities	72,137	54,429
Payroll liabilities	1,054	7,448
Deferred compensation	171,513	-
Deferred gain	200,000	-
Deferred rent	280,390	148,651
Total Current Liabilities	4,127,393	4,818,568

Shares issuable	-	1,569,100

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.0001 par value, 40,000,000 shares authorized, 15,154,687 and 14,754,687 issued and outstanding on September 30, 2009 and December 31, 2008, respectively	1,515	1,475
Additional paid-in capital	44,328,779	42,547,023
Deficit accumulated during the development stage	(47,358,504)	(44,585,093)
Total Stockholders' Deficit	(3,028,210)	(2,036,595)
Total Liabilities & Stockholders' Deficit	$1,099,183	$4,351,073

See accompanying notes to interim financial statements.

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

					May 4, 2001 (Date
	Three Months Ended		Nine Months Ended		of Inception) to
	September 30,		September 30,		September 30,
	2009	2008	2009	2008	2009

Operating Expenses:
Selling, general and administrative	$924,454	$2,111,578	$3,493,481	$7,756,230	$26,897,992
Research and development	586,741	12,694,055	2,415,055	18,900,027	31,758,372
Other expenses	-	1,871,430	-	1,871,430	1,871,430
Depreciation and amortization	30,672	27,253	92,274	75,837	229,259

Loss before other income, income taxes and other expenses	(1,541,867)	(16,704,316)	(6,000,810)	(28,603,524)	(60,757,053)

Reduction of liabilities due to arbitrator's ruling & settlement	-	-	1,647,799	-	1,647,799
Loss on disposal	-	-	(382)	-	(382)
Interest and other income	915	44,871	11,657	278,941	1,602,136
Change in and reduction of shares issuable	-	5,538,000	1,569,100	5,538,000	10,153,000

Loss before income taxes and other expenses	(1,540,952)	(11,121,445)	(2,772,636)	(22,786,583)	(47,354,500)

Income taxes	-	300	775	1,900	4,004

Net loss	$(1,540,952)	$(11,121,745)	$(2,773,411)	$(22,788,483)	$(47,358,504)

Basic and diluted loss per share	$(0.10)	$(0.76)	$(0.19)	$(1.57)

Weighted average number of shares outstanding	14,759,035	14,704,687	14,756,152	14,561,070

See accompanying notes to interim financial statements.

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

			May 4, 2001 (Date
	Nine Months Ended		of Inception) to
	September 30,		September 30,
	2009	2008	2009
Cash flows used in operating activities
Net loss for the period	$(2,773,411)	$(22,788,483)	$(47,358,504)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Directors, officers, employees stock based compensation	1,718,109	3,813,158	10,407,884
Consultants stock based compensation	3,687	92,842	5,174,913
Common stock issuance for consulting services rendered	60,000	798,000	972,000
Increase in shares issuable	-	10,153,000	10,153,000
Mark to market of shares issuable	(1,569,100)	(5,538,000)	(10,153,000)
Depreciation	92,230	75,792	229,078
Net change in assets and liabilities:
Increase in receivables	(10,243)	-	(97,901)
Decrease (increase) in prepaid expenses and other current assets	136,673	107,830	(123,351)
Decrease (increase) in other assets	44	45	(819)
(Decrease) increase in accounts payable and accrued liabilities	(1,194,427)	2,859,622	3,438,119
Increase in deferred compensation	171,513	-	171,513
Increase in deferred gain	200,000	-	200,000
Increase in deferred rent	131,739	40,929	280,390
Net cash used in operating activities	(3,033,186)	(10,385,265)	(26,706,678)

Cash flows from investing activities
Capital expenditures	(1,480)	(113,629)	(475,882)
Restricted cash	(4,196)	228	(305,871)
Purchase of marketable securities	(22,044,286)	(8,598,102)	(55,642,388)
Sale of marketable securities	24,711,297	19,243,315	55,353,685
Net cash provided by (used in) investing activities	2,661,335	10,531,812	(1,070,456)

Cash flows from financing activities
Capital stock issued	-	-	27,549,748
Advances from related party	-	-	64,620
Additional proceeds from the sale of common stock in 2006	-	-	198,500
Net cash provided by financing activities	-	-	27,812,868

(Decrease) increase in cash during the period	(371,851)	146,547	35,734
Cash at beginning of the period	407,585	106,495	-
Cash at end of the period	$35,734	$253,042	$35,734

Supplemental disclosure of cash flow information; cash paid for:
Interest	$-	$-	$-
Income taxes	$775	$1,900	$4,004

See accompanying notes to interim financial statements.

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Period May 4, 2001 (Inception) to September 30, 2009
(Unaudited)

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Common stock issued for cash at $0.01 per share	2,500,000	$250	$24,750		$25,000
Net Loss for the year ended December 31, 2001				$(40,255)	(40,255)
Balance as of December 31, 2001	2,500,000	250	24,750	(40,255)	(15,255)
Common stock issued for cash at $0.05 per share	1,320,000	132	65,868		66,000
Net Loss for the year ended December 31, 2002				(31,249)	(31,249)
Balance as of December 31, 2002	3,820,000	382	90,618	(71,504)	19,496
Net Loss for the year ended December 31, 2003				(12,962)	(12,962)
Balance as of December 31, 2003	3,820,000	382	90,618	(84,466)	6,534
Net Loss for the year ended December 31, 2004				(23,338)	(23,338)
Balance as of December 31, 2004	3,820,000	382	90,618	(107,804)	(16,804)
Net Loss for the year ended December 31, 2005				(35,753)	(35,753)
Balance as of December 31, 2005	3,820,000	382	90,618	(143,557)	(52,557)
Common stock issued for license rights at $0.0001 per share	9,600,000	960	40		1,000
Capital stock cancelled	(3,420,000)	(342)	342		-
Warrants granted for consulting fees			2,162,611		2,162,611
Forgiveness of related party debt			64,620		64,620
Common stock issued for cash at $7.00, net of placement fees of $2,058,024	4,200,050	420	27,341,928		27,342,348
Consultants stock-based compensation expense			88,122		88,122
Directors, officers, employees stock based compensation expense			176,129		176,129
Net loss for the period				(4,380,212)	(4,380,212)
Balance as of December 31, 2006	14,200,050	1,420	29,924,410	(4,523,769)	25,402,061
Capital stock cancelled	(200,000)	(20)	20		-
Common stock issued pursuant to consulting agreement at $4.90 per share	20,000	2	97,998		98,000
Recapitalization pursuant to merger	352,422	35	(37,406)		(37,371)
Consultants stock-based compensation expense			2,917,309		2,917,309
Directors, officers, employees stock based compensation expense			3,721,485		3,721,485
Additional proceeds from the sale of common stock in 2006			198,500		198,500
Net loss for the period				(17,074,051)	(17,074,051)
Balance as of December 31, 2007	14,372,472	1,437	36,822,316	(21,597,820)	15,225,933
Common stock issued as compensation for consulting services at $3.61 per share	200,000	20	721,980		722,000
Common stock issued as compensation for consulting services at $3.80 per share	20,000	2	75,998		76,000
Cashless exercise of warrants	112,215	11	(11)		-
Common stock issued as compensation for consulting services at $0.32 per share	50,000	5	15,995		16,000

Reversal of liability from the sale of common stock in 2006			115,400		115,400
Consultants stock-based compensation expense			91,306		91,306
Directors, officers, employees stock based compensation expense			4,704,039		4,704,039
Net loss for the period				(22,987,273)	(22,987,273)
Balance as of December 31, 2008	14,754,687	1,475	42,547,023	(44,585,093)	(2,036,595)
Consultants stock-based compensation expense			1,771		1,771
Directors, officers, employees stock based compensation expense			385,848		385,848
Net loss for the period				(176,830)	(176,830)
Balance as of March 31, 2009	14,754,687	$1,475	$42,934,642	$(44,761,923)	$(1,825,806)
Consultants stock-based compensation expense			1,895		1,895
Directors, officers, employees stock based compensation expense			661,780		661,780
Net loss for the period				(1,055,629)	(1,055,629)
Balance as of June 30, 2009	14,754,687	$1,475	$43,598,317	$(45,817,552)	$(2,217,760)
Common stock issued as compensation for consulting services at $0.15 per share	400,000	40	59,960		60,000
Consultants stock-based compensation expense			21		21
Directors, officers, employees stock based compensation expense			670,481		670,481
Net loss for the period				(1,540,952)	(1,540,952)
Balance as of September 30, 2009	15,154,687	$1,515	$44,328,779	$(47,358,504)	$(3,028,210)

 See accompanying notes to interim financial statements

XCORPOREAL, INC.
(a Development Stage Company)
NOTES TO INTERIM FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

Note 1 - Interim Reporting

While information presented in the accompanying interim financial statements is unaudited, it includes normal and recurring adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations, and cash flows for the interim period presented.

The results of operations for the period ended September 30, 2009 are not necessarily indicative of the results that can be expected for the year ending December 31, 2009.

Note 2 – Nature of Operations and Going Concern Uncertainty

On October 12, 2007, pursuant to a merger agreement with Xcorporeal, Inc. (hereinafter referred to as “Operations”), our wholly-owned subsidiary, merged with and into Operations, which became our wholly-owned subsidiary and changed its name to “Xcorporeal Operations, Inc.” In connection with the merger, we changed our name from CT Holdings Enterprises, Inc. (“CTHE”), to “Xcorporeal, Inc.” In this merger, CTHE was considered to be the legal acquirer and Xcorporeal to be the accounting acquirer. As the former stockholders of Operations owned over 97% of the outstanding voting common stock of CTHE immediately after the merger and CTHE was a public shell company, for accounting purposes Operations was considered the accounting acquirer and the transaction was considered to be a recapitalization of Operations. As a result of the merger, we transitioned to a development stage company focused on researching, developing, and commercializing technology and products related to the treatment of kidney failure.

As of November 12, 2009, we had available cash of approximately $120,000, excluding restricted cash. We currently have a monthly burn rate of approximately $116,000. Under these current conditions, we will have sufficient cash approximately through the next 30 days from November 12, 2009, assuming no further cash injections are received. In addition to previously taken restructuring efforts, including reduction of personnel, we also reduced our cash outflows by means of deferring 50% of the monthly compensation for 5 of our 6 active employees effective July 1, 2009 and currently continue to defer 50% of the monthly compensation for 3 of our 6 active employees. Two of our engineers are providing consulting services to a certain third party with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction and such third party is fully reimbursing us for our employment expenses of our two engineers including salaries and overhead. As of September 30, 2009, we deferred approximately a total of $172,000 in employee compensation, recognized under “Deferred compensation” on our balance sheet. We will consider, if feasible, further reduction of our costs and expenses. Therefore, we must raise additional funds to be able to continue our operations. If we are unable to secure additional capital within the approximately the next 30 days from November 12, 2009, we will be forced to file for bankruptcy and/or cease our operations. The accompanying financial statements have been prepared on the basis of a going concern and do not reflect any adjustments due to these conditions.

We are currently actively considering all potential transactions, which may include the Proposed Transaction (as described below under Note 4, “Legal Proceedings”), strategic partnership(s), disposition of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity. As part of a potential strategic transaction we have been considering, we have entered into an arrangement with a certain third party, with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction, in exchange for a non-refundable payment of $200,000 made to us by such third party, recognized under “Deferred gain” as of September 30, 2009 on our balance sheet. The exclusivity period expires upon the later of 100 calendar days from September 21, 2009 and the termination date of a definitive agreement entered into with such third party, if any, at which time the non-refundable exclusivity payment will be earned and recognized as other income; however, if a definitive agreement for a transaction is entered into with such third party prior thereto, the exclusivity payment will be credited against the purchase price in such transaction. During the exclusivity period, we will provide to the third party access to our employees, properties, contracts, records and other related materials. In addition, in the mutual interests of us and such third party and at the direction of the third party, in connection with the potential strategic transaction, we actively resumed research and development of our Portable Artificial Kidney product with direct reimbursement of related expenditures by such third party. As of September 30, 2009, we incurred and expect reimbursement of approximately $43,000, recognized under “Expense receivable” on our balance sheet and offset as a credit to our statement of operations for the three months ended September 30, 2009, for these expenses. Currently, the exclusivity period remains in effect and negotiations continue. Among other reasons, due to the current economic conditions and those particularly affecting healthcare related companies and because of our lack of liquidity, there is no assurance that any such transaction will occur or that it would be accretive to our stockholders or result in any payment being made to our stockholders. If we are unsuccessful in obtaining immediate debt or equity financing on terms acceptable to us or otherwise unsuccessful in addressing our liquidity concerns or if we are unable to enter into any such transaction, this could have a material adverse effect on our plan of operation, may result in the curtailment of our operations and/or require us to file for bankruptcy.

The approximate total of $55,000 under “Expense receivable” recognized and offset as a credit to our statement of operations as of September 30, 2009, consists of an anticipated payroll tax refund in the amount of approximately $12,000 pursuant to COBRA premium assistance payments and the reimbursable research and development expenses in the amount of approximately $43,000 described above.

Effective as of September 4, 2009, our common stock commenced trading on the Pink Sheets Electronic OTC Market, an inter-dealer electronic quotation service of securities traded over-the-counter also known as the Pink Sheets (“Pink Sheets”), under the symbol “XCRP.PK”. In addition, effective as of the same date, our common stock was suspended from trading on NYSE Amex LLC (formerly American Stock Exchange) (“Amex”). As part of our analysis of ways to reduce costs and in light of the high cost of continuing to be a public reporting company under the Exchange Act and complying with the Sarbanes-Oxley Act of 2002, we are contemplating exploring and may be required to explore other alternatives, such as deregistering under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or “going dark” and having our common stock continue to be quoted on the Pink Sheets without being a reporting company under Section 12(g) of the Exchange Act. We are continuing to evaluate our options. Our recent move to the Pink Sheets has provided meaningful savings to us as a result of the elimination of fees associated with being listed on a national stock exchange and deregistering under the Exchange Act would provide substantial savings as a result of the elimination of the costs of being registered under the Exchange Act. Analysis of deregistering under the Exchange Act involves not only reducing costs, but also our expected sources of future capital as well as the number of record holders of our outstanding common stock. Subject to our satisfaction of certain conditions, a move to deregister under the Exchange Act may result in a less liquid market for our shares, but would result in continued public trading of our common stock by holders wishing to trade.

We expect to incur negative cash flows and net losses for the foreseeable future. Based upon our current plans, we believe that our existing cash reserves will not be sufficient to meet our current liabilities and other obligations as they become due and payable. Accordingly, within approximately the next 30 days we will need to seek to obtain additional debt or equity financing through a public or private placement of shares of our preferred or common stock or through a public or private financing or we will need to effect a transaction for the sale or license of substantially all or all of our assets. Our ability to meet such obligations will depend on our ability to sell securities, borrow funds, reduce operating costs, effect a transaction for the sale or license of substantially all or all of our assets or enter into a business combination with another entity in a transaction where we would not be the surviving entity or some combination thereof. We may not be successful in obtaining necessary financing on acceptable terms, if at all. As of September 30, 2009, we had negative working capital of $3,275,833, accumulated deficit of $47,358,504, and total stockholders’ deficit of $3,028,210. Cash used in operations for the nine months ended September 30, 2009 was $3,033,186. As a result of these and other conditions described herein, there is substantial doubt about our ability to continue as a going concern. The financial statements filed as part of this Quarterly Report on Form 10-Q do not include any adjustments that might result from the outcome of this uncertainty.

Our operating activities and research and development efforts resulted in a net loss of $23.0 million in 2008 and $2.8 million during the nine months ended September 30, 2009, including a reduction in arbitration liabilities of approximately $1.6 million and change in fair value of shares issuable of approximately $1.6 million as a result of the issuance of the Partial Final Award and the execution of the Agreement and Stipulation Regarding Partial Final Award entered into among us, Operations and National Quality Care, Inc. (“NQCI”) on August 7, 2009 in connection with the arbitration proceeding between us and NQCI, as more fully discussed in Note 4, “Legal Proceedings” below. Both the reduction of $1.6 million in arbitration liabilities and the change in fair value of $1.6 million were non-cash items. In addition, we invested $25.0 million in high grade money market funds and marketable securities during the first quarter of 2007 and since then, we sold $24.7 million of these investments, leaving a balance of $0.3 million as of September 30, 2009.

Pursuant to the terms of the Partial Final Award issued on April 13, 2009, NQCI was awarded an amount equal to approximately $1.87 million in attorneys’ fees and costs consistent with the Arbitrator’s order issued on August 13, 2008 related to the same and NQCI’s application for interim royalties and expenses was denied. For a further discussion of the Partial Final Award, see Note 4, “Legal Proceedings” below. We intend to pay the $1.87 million in attorneys’ fees and costs due to NQCI from the proceeds received in connection with the consummation of the Proposed Transaction, or another Transaction (each term as defined below in Note 4, “Legal Proceedings”), if such transaction is consummated, or upon raising of additional capital to sufficiently satisfy the award and or other immediate liquidity requirements, which funds we will need to obtain within approximately the next 30 days from November 12, 2009. Pursuant to the terms of the Agreement and Stipulation Regarding Partial Final Award entered into in connection with the Memorandum, as more fully explained below in Note 4, “Legal Proceedings”, NQCI agreed not to attempt before December 1, 2009 to execute on or file any motion, petition or application or commence any proceeding seeking the collection of such award of attorneys’ fees and costs, which is intended to allow us, Operations and NQCI a sufficient period within which to execute a definitive agreement in connection for the Proposed Transaction or a Transaction. Such period shall automatically be extended for a period of 120 days from December 1, 2009 if the acquisition agreement is executed in full on or before December 1, 2009. In addition, if the execution of the acquisition agreement occurs on or before December 1, 2009, the December 1, 2009 deadline shall automatically be further extended for a period of 60 days for each amendment to a proxy or information statement related to the transactions contemplated by such definitive agreement, filed by us in response to comments made by the Securities and Exchange Commission (the “SEC”). However, there can be no assurances that the Proposed Transaction or any other Transaction will occur.

We are a medical device company that has been engaged in developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. We hope that the platform will lead to the following three initial products: (i) a Portable Artificial Kidney (“PAK”) for attended care Renal Replacement Therapy, (ii) a PAK for home hemodialysis and (iii) a Wearable Artificial Kidney (“WAK”) for continuous ambulatory hemodialysis. Our rights to the WAK derive in part from the License Agreement between Operations and NQCI, dated as of September 1, 2006 (“License Agreement”), pursuant to which we obtained a perpetual exclusive license in the Technology. See Note 4, “Legal Proceedings” below.

We have focused much of our efforts on development of the PAK, which we do not believe has been derived from the technology covered by the License Agreement. Through the productive research and development efforts of the PAK, we have completed functional prototypes of our attended care and home PAKs that we hope to commercialize after 510(k) notification clearance from the Food and Drug Administration (“FDA”) which we hope to submit sometime in the future. Prior to the 510(k) submission to the FDA for clinical use under direct medical supervision, the units will undergo final verification and validation. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance from the FDA, although it may take longer. We hope to begin to shift out of the development and build phase of the prototype equipment and into product phase, which should help us to reduce the related spending on research and development costs as well as consulting and material costs. See Note 15, “Product Development Agreement” below. With this transition, we hope to shift available resources towards verification and validation of our devices along with developing a marketing plan for the PAK. This plan will be dependant on our ability to raise funds to satisfy our current liabilities and other obligations as they become due and obtaining additional debt or equity financing and otherwise continuing our business operations. If we are unsuccessful in doing so, we will not be able to submit a 510(k) notification with the FDA for this product.

In addition, we have used some of our resources for the development of the WAK of which we have demonstrated a feasibility prototype. Commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval by the FDA, which could take several years. Subject to us continuing our business operations and/or entering into a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, we will determine whether to devote available resources to the development of the WAK.

Because neither the PAK nor the WAK is yet at a stage where it can be marketed commercially, we are not able to predict the portion of our future business which will be derived from each.

Note 3 – Development Stage Company

We are a development stage company, devoting substantially all of our efforts to the research, development, and commercialization of kidney failure treatment technologies.

Risks and Uncertainties — We operate in an industry that is subject to intense competition, government regulation, and rapid technological change. Our operations are subject to significant risk and uncertainties including financial, operational, technological, legal, regulatory, and other risks associated with a development stage company, including the potential risk of business failure.

Note 4 – Legal Proceedings

Partial Final Award

On December 1, 2006, Operations initiated the arbitration proceeding (the “Proceeding”) against NQCI for its breach of the License Agreement. On April 13, 2009, the arbitrator (the “Arbitrator”) issued a Partial Final Award (“Partial Final Award”) which resolved the remaining issues that were pending for decision in the Proceeding. The Partial Final Award provided that we and Operations shall have a perpetual exclusive license (“Perpetual License”) in the Technology (as defined in the Merger Agreement, dated as of September 1, 2006 (the “Merger Agreement”), among us, Operations and NQCI and the License Agreement) primarily related to the WAK and any other Technology contemplated to be transferred under the Technology Transaction (as defined in the Merger Agreement). Under the terms of the Partial Final Award, in consideration of the Perpetual License to us, NQCI was awarded a royalty of 39% of all net income, ordinary or extraordinary, received by us (“Royalty”) and NQCI is to receive 39% of any shares received in any merger transaction to which we or Operations may become a party. NQCI’s interest as licensor under the Perpetual License shall be freely assignable. In addition, the Partial Final Award provided that we shall pay NQCI an amount equal to approximately $1,871,000 in attorneys’ fees and costs previously awarded by the Arbitrator in an order issued on August 13, 2008, that NQCI’s application for interim royalties and expenses was denied and that NQCI was not entitled to recover any additional attorneys’ fees. Finally, the Partial Final Award also provides that the Arbitrator retained jurisdiction to supervise specific performance of the terms and obligations of the Award including, but not limited to, any dispute between the parties over the manner of calculation of the Royalty. The Partial Final Award was issued as a result of each party’s request for the Arbitrator to order alternative relief due the parties’ inability to proceed with the Technology Transaction. For a full description of the Proceeding and the Arbitrator’s interim awards issued in connection therewith, please see Item 3 - Legal Proceedings of our Annual Report on Form 10-K for the year ended December 31, 2008 and our subsequent reports filed with the SEC.

As a result of the award to NQCI under the terms of the Partial Final Award of approximately $1.87 million in attorneys’ fees and costs but denial of NQCI’s application of interim expenses, we reversed the accruals for the related expenses resulting in an approximately $1.0 million non-operating reduction in arbitration liabilities to the statement of operations for the nine months ended September 30, 2009.  The $1.87 million award of NQCI’s attorneys’ fees and costs was recognized as “Other expenses” during the year ended December 31, 2008, and remains accrued under “Accrued legal fees & licensing expense” on our balance sheet as of September 30, 2009.

Binding Memorandum of Understanding

On August 7, 2009, to clarify, resolve and settle certain issues and any disputes that have arisen between us and NQCI with respect to the Final Partial Award and the Proceeding, we and Operations (collectively, the “Xcorp Parties”) entered into a Binding Memorandum of Understanding (the “Memorandum”) with NQCI (NQCI, together with the Xcorp Parties is collectively referred to as the “Parties”). Under the terms of the Memorandum, among other things, the Parties agreed to: (i) assign and transfer all of their rights, title and interest in and to certain technology comprised of a certain U.S. Patent Application and related intellectual property (as described in the Memorandum) (the “Polymer Technology”) to a limited liability company to be formed under the laws of the State of Delaware (the “Joint Venture”), which will be jointly owned by the Parties and through which the Parties will jointly pursue the development and exploitation of the Polymer Technology, and (ii) negotiate, execute and deliver within 60 days following the Stockholder Vote Date (as defined below) an operating agreement governing the operation of the Joint Venture based on the terms set forth in the Memorandum (the “Operating Agreement”).

The Xcorp Parties and NQCI will be the initial two members of the Joint Venture (Xcorp Parties’ interest shall be held of record by either us or Operations, as determined by the Xcorp Parties) with NQCI and the Xcorp Parties having a 60% and 40% membership interest (the “Membership Interests”) in the Joint Venture, respectively. Subject to such other terms and provisions as the Parties may agree upon, the Operating Agreement shall include the following terms:

•	the Joint Venture shall be managed by a three-member board of managers (the “JV Board”);
•
until such time as NQCI fails to hold a greater percentage of the Membership Interests than the Xcorp Parties, two members of the JV Board (each, a “JV Manager”) shall be designated by NQCI and until such time as the Xcorp Parties fail to hold at least 10% of the Membership Interests and one JV Manager shall be designated by the Xcorp Parties;

•
NQCI shall have the right to appoint a Chairman and/or a Chief Executive Officer of the Joint Venture, who will have day-to-day management authority with respect to the Joint Venture, subject to oversight by the JV Board and the terms and conditions of the Memorandum and the Operating Agreement, and a Chief Scientific Officer, who may be employed by the Joint Venture upon customary and reasonable terms and conditions;

•
if a JV Manager provides additional services to the Joint Venture as an employee or a consultant, he or she may be compensated by the Joint Venture as is mutually reasonably approved in writing by the Parties; provided that with the exception of reimbursement of reasonable expenses incurred in connection with their services performed for the Joint Venture in their official officer capacity, neither Robert Snukal, the Chief Executive Officer of NQCI, nor Kelly McCrann, our Chairman and Chief Executive Officer (or such other persons as may be appointed or elected in their place), shall in any event receive a salary or other compensation from the Joint Venture;

•
except as otherwise required by law, all decisions related to the operations of the Joint Venture shall be made by a majority of the JV Board, except that certain actions (as described in the Memorandum) by the Joint Venture or any of its subsidiaries shall require the affirmative vote or written consent of the holders of at least 90.1% of the Membership Interests then outstanding; and

•
from and after August 1, 2009, the Xcorp Parties shall pay 61% and NQCI shall pay 39% of the reasonable costs and expenses related to protecting, preserving and exploiting the Licensed Technology (as defined below).

In addition, the Xcorp Parties agreed to contribute $500,000 in cash to the bank account established by the Joint Venture, on the later of (x) three business days of the consummation of the first to occur of the Proposed Transaction or another Transaction (as such terms are defined below) and (y) the date on which the Joint Venture establishes such bank account, for which the Parties (or their representatives) shall be joint signatories. Furthermore, provided that the Proposed Transaction or a Transaction has been consummated, NQCI agreed to contribute on the Xcorp Parties’ behalf an additional $500,000 in cash to the Joint Venture at such time as the JV Board reasonably determines that such funds are required to facilitate the Joint Venture’s development of the Polymer Technology. This additional contribution amount will be reimbursed to NQCI by the Xcorp Parties from the first funds distributed to the Xcorp Parties by the Joint Venture (other than pursuant to certain quarterly tax related distributions). Additionally, with respect to the Joint Venture, the Parties agreed to certain liquidity rights consisting of customary rights of first refusal and co-sale rights, unlimited piggyback registration rights and the right to up to two demand registrations (subject to lock-ups and other underwriter requirements), customary preemptive rights (available to a member of the Joint Venture for so long as such member holds at least 10% of the Membership Interests then outstanding), customary anti-dilution protections and other standard distribution and information rights.

The Parties also agreed to cooperate as reasonably required by the Xcorp Parties in order for us to consummate a transaction involving an exclusive license and/or sale to a third party (the “Proposed Transaction”) of a part, substantially all or all of our technology and other intellectual property rights licensed to us under the License Agreement, other than the Polymer Technology (the “Licensed Technology”), or any other transaction (a “Transaction”) involving the sale, license or other disposition by us of a part, substantially all or all of the Licensed Technology. The Parties further agreed that upon the consummation of a Proposed Transaction, they will allocate any license fees and any other additional consideration received in such transaction between the Parties (collectively, the “Transaction Proceeds”), in accordance with the terms set forth in the Memorandum and summarized below, subject to the actual terms of the Proposed Transaction, when and if such transaction is consummated. However, there can be no assurances that the Proposed Transaction or any other Transaction will occur or that the terms thereof will be similar to those provided for in the Memorandum and summarized below, and the actual terms of the Proposed Transaction or another Transaction will be provided for in the definitive agreement entered into in connection with such transaction.

•
NQCI shall receive 36.96% of the Transaction Proceeds (which amount is intended to represent an amount equal to 39% of the net royalty payments provided for by the terms of the Partial Final Award following the deduction therefrom of the Xcorp Parties expenses incurred in connection with the Proposed Transaction), plus $1,871,430 in attorneys’ fees and costs payable to NQCI pursuant to the terms of the Partial Final Award (collectively, the “NQCI Amount”);

•
The third party will pay the Xcorp Parties $250,000 upon the earlier of the signing of a letter of intent and an acquisition agreement providing for the Proposed Transaction, approximately 50% (less the foregoing $250,000) of the Transaction Proceeds payable in cash to the Xcorp Parties upon the closing of the Proposed Transaction (the “First Installment”), approximately 25% of such proceeds such number of months after the consummation of the Proposed Transaction as provided in the documents governing the Proposed Transaction (the “Second Installment”) and 25% of such proceeds after the payment of the Second Installment (the “Third Installment”, and collectively with the First Installment and the Second Installment, the “Installments”).

•
The Transaction Proceeds shall be allocated between the Parties as follows: (i) $250,000 to the Xcorp Parties, payable to the Xcorp Parties on the earlier of the signing of a letter of intent and an acquisition agreement providing for the Proposed Transaction, (ii) to NQCI, an amount equal to the NQCI Amount less the sum of the Second Installment and the Third Installment, payable to NQCI within seven business days of receipt of the First Installment, (iii) to the Xcorp Parties, the remainder of the First Installment, (iv) to NQCI, the amount of the Second Installment, payable to NQCI within three business days of receipt of the Second Installment, (v) to NQCI, the amount of the Third Installment, payable to NQCI within three business days of receipt of the Third Installment (the “Third NQCI Payment”) and (vi) the remainder of the Transaction Proceeds shall be retained by the Xcorp Parties; provided that under no circumstances shall NQCI be entitled to or receive from the Transaction Proceeds an amount greater than the NQCI Amount;

•
In the event any of the Installments are paid by the third party in other than cash, NQCI shall receive its proportionate share of such consideration in accordance with the terms of the Memorandum; and

•	The Xcorp Parties shall also pay to NQCI 39% of any royalty or other payments received by the Xcorp Parties in excess of the Transaction Proceeds in connection with the Proposed Transaction.

In the event that the timing or the amount of the payments from the third party under the terms of the Proposed Transaction (or another Transaction) is other than as contemplated in the Memorandum, the Parties shall make such equitable adjustments as are required to preserve, to the maximum extent possible, the intent of the distribution of Transaction Proceeds provisions of the Memorandum. In the event that the Xcorp Parties do not consummate the Proposed Transaction or if the terms of the Proposed Transaction are other than what is contemplated under the Memorandum and the Xcorp Parties instead consummate an alternative Transaction, the Parties shall apply the methodology specified in the Memorandum to the maximum extent possible in order to allocate between them the proceeds of such Transaction.

Additionally, NQCI agreed to use its best efforts to enter into an agreement with a certain third party pursuant to which such third party and NQCI will each (a) confirm and acknowledge (i) their joint ownership of the Polymer Technology, (ii) the existence and validity of the exclusive license to NQCI of the medical applications of the Polymer Technology and (iii) the existence and validity of the exclusive license to such third party of the non-medical applications of the Polymer Technology; and (b) agree to prepare, execute and deliver as promptly as practicable upon request by either of such parties a definitive license agreement reflecting the terms and conditions of the foregoing exclusive licenses. The Parties also agreed to certain customary representation and warranty, indemnity and other miscellaneous terms.

The foregoing summary of the Memorandum and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Memorandum, annexed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2009, filed with the SEC on August 13, 2009.

Agreement and Stipulation Regarding Partial Final Award

In connection with the issuance of the Partial Final Award and the execution of the Memorandum between the Parties, on August 7, 2009 Operations entered into an Agreement and Stipulation Regarding Partial Final Award (the “Stipulation”) with NQCI. Pursuant to the terms of the Stipulation, Operations and NQCI agreed (i) not to challenge the terms of the Partial Final Award or any portion of such award, (ii) that any of the Parties may, at any time, seek to confirm all but not part of the Partial Final Award through the filing of an appropriate petition or motion with the appropriate court and in response to such action to confirm the Partial Final Award, no Party will oppose, object to or in any way seek to hinder or delay the court’s confirmation of the Partial Final Award, but will in fact support and stipulate to such confirmation, (iii) to waive any and all right to appeal from, seek appellate review of, file or prosecute any lawsuit, action, motion or proceeding, in law, equity, or otherwise, challenging, opposing, seeking to modify or otherwise attacking the confirmed Partial Final Award or the judgment thereon and (iv) subject to certain conditions, NQCI will not attempt before December 1, 2009 (the “Non-Execution Period”) to execute on or file any motion, petition or application or commence any proceeding seeking the collection of any attorneys’ fees that have been awarded in NQCI’s favor under the terms of the Partial Final Award, which is intended to allow the Parties a sufficient period within which to execute a definitive acquisition agreement (the “Acquisition Agreement”) in connection with the Proposed Transaction or a Transaction; provided that such period shall automatically be extended for a period of 120 days from December 1, 2009 (the “Extension Date”) if the Acquisition Agreement is executed in full on or before December 1, 2009. If the execution of the Acquisition Agreement occurs on or before December 1, 2009, the Extension Date shall automatically be further extended for a period of 60 days for each amendment to a proxy or information statement related to the transactions contemplated by the Acquisition Agreement, filed by us in response to comments made by the SEC.

In the event we enter into an Acquisition Agreement for the Proposed Transaction or a Transaction, we anticipate that we will call a special or annual meeting of our stockholders at which our stockholders will be asked to vote on the terms of the Proposed Transaction or a Transaction, pursuant to a proxy or information statement that we would file with the SEC in connection therewith (the “Stockholder Vote Date”). If and when we do file such proxy or information statement with the SEC, our stockholders and other investors are urged to carefully read such statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about us and the transaction. Copies of such proxy or information statement and other documents filed by us with the SEC will be available at the Web site maintained by the SEC at www.sec.gov.

The foregoing summary of the Stipulation and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stipulation, annexed as Exhibit 99.2 to our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2009, filed with the SEC on August 13, 2009.

As a result of the issuance of the Partial Final Award and the execution of the Stipulation the Technology Transaction will not occur, we are no longer obligated to issue the 9,230,000 shares of our common stock (the “Shares”) to NQCI, formerly required pursuant to the terms of the Second Interim Award issued by the Arbitrator on August 4, 2008, and we are no longer required to file a resale registration statement under the Securities Act of 1933, as amended, for the Shares. Accordingly, the net fair value of $1,569,100 for the Shares accrued under “Shares issuable” as of December 31, 2008 was reversed resulting in an adjustment of $1,569,100 to non-operating income in the statement of operations, recognized as “Change in and reduction of shares issuable”, for the nine months ended September 30, 2009.

In addition, pursuant to the terms of the Stipulation, we reversed the accruals for the minimum royalty under the terms of the License Agreement, resulting in a $645,833 non-operating reduction in arbitration liabilities to the statement of operations for the nine months ended September 30, 2009. See Note 12, “License Agreement” below.

In the event we are unable to comply with the terms of the Stipulation, this could have a material adverse effect on our capital structure, business and financial condition.

Note 5 – Cash Equivalents and Marketable Securities

We invest available cash in short-term commercial paper, certificates of deposit, money market funds, and high grade marketable securities. We consider any liquid investment with an original maturity of three months or less when purchased to be cash equivalents. Investments, including certificates of deposit with maturity dates greater than three months when purchased, and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Historically, we have complied with our investment policy which requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution. However, recently, our ability to continue to follow this policy has not been practicable due to the small aggregate amount of investment funds that has been remaining for investment. As a result, as of September 30, 2009, all of our cash was held in a high grade money market fund.

Restricted cash represents deposits secured as collateral for a letter of credit pursuant to our operating facility lease agreement at September 30, 2009.

Note 6 – Fair Value Measurements

Effective January 1, 2008, we adopted Accounting Standards Codification (“ASC”) 820 Fair Value Measurements and Disclosures (“ASC 820”) (formerly Statement of Financial Standards No. (“FAS”) 157 Fair Value Measurements). ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies to other accounting standards that require or permit fair value measurements. In February 2008, ASC 820-10-65 Fair Value Measurements and Disclosures, subtopic Overall, section Transition and Open Effective Date Information (“ASC 820-10-65”) (formerly Financial Accounting Standards Board (“FASB”) Staff Positions (“FSP”) FAS 157-2 Effective Date of FASB Statement No. 157), was issued, which delays the effective date of ASC 820 to fiscal years and interim periods within those fiscal years beginning after November 15, 2008 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We elected to defer the adoption of the standard for these non-financial assets and liabilities.

Fair value is defined under ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Beginning January 1, 2008, assets and liabilities recorded at fair value in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Level inputs, as defined by ASC 820, are as follows:

•	Level I - inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

•	Level II - inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.

•	Level III - unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The following table summarizes fair value measurements by level at September 30, 2009 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III	Total
Cash and cash equivalents	$35,734	$-	$-	$35,734
Marketable securities:
Commercial paper	-	-	-	-
Corporate securities fixed rate	-	-	-	-
Money market fund	288,703	-	-	288,703
Restricted cash	305,871	-	-	305,871
Total assets (1)	$630,308	$-	$-	$630,308

(1) The carrying amount for cash and cash equivalents, marketable securities, and restricted cash approximates the fair value of such instruments due to the variable rate of interest and/or the short maturities of these financial instruments.

ASC 825-10-50 Financial Instruments, subtopic Overall, section Disclosure (“ASC 825-10-50”) (formerly FAS 107 Disclosures about Fair Value of Financial Instruments), requires disclosure of fair value information about certain financial instruments for which it is practical to estimate that value. The carrying amounts reported on our balance sheet for cash and cash equivalents, marketable securities and restricted cash approximates the fair value because of the variable rate of interest and/or short-term maturity of these financial instruments. The total aggregate carrying value of our cash and cash equivalents, marketable securities and restricted cash was $630,308 and $3,664,974 as of September 30, 2009 and December 31, 2008, respectively, which approximates the total aggregate fair value at the end of the same periods. As considerable judgment is required to develop estimates of fair value, the estimates are not necessarily indicative of the amounts we could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Short-term investments classified as available-for-sale were as follows:

September 30, 2009
	Aggregate Fair Value	Gross Unrealized Gains / (Losses)	Estimated Fair Value
Commercial paper	$-	$-	$-
Corporate securities fixed rate	-	-	-

Total	$-	$-	$-

We review impairments associated with the above in accordance with ASC 320-10-35 Investments-Debt and Securities, subtopic Overall, section Subsequent Measurement (“ASC 320-10-35”) (formerly FAS 115 Accounting for Certain Investments in Debt and Equity Securities and FSP FAS 115-1 and FAS 124-1 The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments) to determine the classification of the impairment as temporary or other-than-temporary. However, due to the small aggregate amount of available investment funds, we did not hold investments in commercial paper and/or high grade marketable securities, but rather held our cash in a high grade money market fund as of September 30, 2009. There were no short-term investments classified as available-for-sale as of September 30, 2009 and as a result, the related impairments review was not necessary.

There were no gross unrealized gains or losses as of September 30, 2009.

Note 7 – Property and Equipment

Property and equipment consist of the following at September 30, 2009:

Property and equipment	$474,244
Accumulated depreciation	(227,440)
Property and equipment, net	$246,804

Depreciation expense for the three and nine months ended September 30, 2009 was $30,658 and $92,230, respectively, compared to $27,238 and $75,792, respectively, for the same periods in 2008.

During the three months ended September 30, 2009, we did not dispose of any fixed assets. During the nine months ended September 30, 2009, we disposed of two fixed assets decreasing our property and equipment by an aggregate of $2,514 and as a result, we recognized a total net loss on disposal in the amount of $382.

In accordance with ASC 360-10-35 Property, Plant, and Equipment, subtopic Overall, section Subsequent Measurement (“ASC 360-10-35”) (formerly FAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets), we performed a test of recoverability on our property and equipment as of September 30, 2009. As a result of this test, we determined our property and equipment not to be impaired and the carrying value to be recoverable.

Note 8 – Shares Issuable

Formerly, pursuant to the terms of the Second Interim Award issued on August 4, 2008, which stated that the Technology Transaction was required to be submitted for approval by our stockholders and subject to such approval, the Shares were required to be issued to NQCI to effectuate the transaction, we accrued for the issuance of the Shares to NQCI. As the Second Interim Award stated that we had to issue the Shares upon the closing of the Technology Transaction and we were unable to consummate the transaction, such contingency not being within our control, we therefore, recorded the issuance as a liability, rather than as an equity issuance. As of December 31, 2008, we accrued for the Shares to be issued to NQCI in accordance with ASC 450 Contingencies (“ASC 450”) (formerly FAS 5 Accounting for Contingencies), with the initial fair value of the Shares measured on August 4, 2008, the date of the Second Interim Award. Until issued, the Shares were marked to market in accordance with ASC 815-40 Derivatives and Hedging, subtopic Contracts in Entity’s Own Equity (“ASC 815-40”) (formerly Emerging Issues Task Force No. (“EITF”) 00-19 Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock ), with subsequent changes in fair value recorded as non-operating change in fair value of shares issuable to our statement of operations. The fair value of the Shares was measured using the closing price of our common stock on the reporting date. The measured fair value of $10,153,000 for the accrued Shares on August 4, 2008, the date of the Second Interim Award, was accrued under “Shares issuable” and expensed to “Research and development.” From marking to market, the fair value of the Shares was revalued at $1,569,100 as of December 31, 2008. The resulting non-operating adjustment in fair value of $8,583,900 to the statement of operations for the year ended December 31, 2008 was recognized as “Change in fair value of shares issuable.”

As a result of the issuance of the Partial Final Award and the execution of the Stipulation and the Memorandum, see Note 4, “Legal Proceedings” above, the Technology Transaction will not occur, we are no longer obligated to issue the Shares to NQCI, we are no longer required to file a resale registration statement under the Securities Act covering the Shares and the Technology Transaction will not be submitted to our stockholders for approval. Accordingly, the net fair value of $1,569,100 for the Shares accrued under “Shares issuable” as of December 31, 2008, was reversed due to the arbitrator’s Partial Final Award, resulting in an adjustment of $1,569,100 to non-operating income in the statement of operations, recognized as “Change in and reduction of shares issuable”, for the nine months ended September 30, 2009.

Note 9 - Leases

As of February 22, 2008, we entered into a 5-year lease agreement and relocated our corporate office to a location in Los Angeles, CA. The total lease payments will be $1,096,878 over the lease term. As of September 30, 2009, our remaining total lease payments for our corporate office were $796,068.

The following is a schedule by years of future minimum lease payments required under the 5-year corporate office lease as of September 30, 2009:

Year ending December 31:
2009	$54,313	(1)
2010	224,650
2011	233,528
2012	242,842
2013	40,735	(2)

Total minimum payments required	$796,068

(1) excludes lease payments made through September 30, 2009
(2) initial term of the lease agreement ends February 2013

In October 2008, we entered into a 5-year lease agreement through November 26, 2013, for our operating facility in Lake Forest, CA. The lease agreement includes a tenant improvement allowance of $363,800, 50% of which can be applied to rent payments with the remaining 50% applied to tenant improvement and related expenditures. As of September 30, 2009, we expended $88,865 in improvement and related expenses. After the drawdown of the 50% of the tenant improvement allowance applicable to rent payments, in lieu of reimbursement to us of cash by the landlord for the incurred improvements, the $88,865 will be applied to rent payments with $45,605 applied as of September 30, 2009. The remaining $43,260 was recognized under “Tenant improvement allowance receivable” on our balance sheet as of September 30, 2009. The total lease payments, including the 50% of the tenant improvement allowance applied to rent payments, will amount to $1,367,507 over the lease term. As of September 30, 2009, our remaining total lease payments for our operating facility are $1,276,581.

The following is a schedule, by years, of future minimum lease payments required under the 5-year operating facility lease as of September 30, 2009:

Year ending December 31:
2009	71,590	(1)
2010	293,722
2011	303,994
2012	314,266
2013	293,009	(2)

Total minimum payments required	$1,276,581

(1) excludes lease payments made and applied through September 30, 2009
(2) initial term of the lease agreement ends November 2013

All of the space is in good condition and we expect it to remain suitable to meet our needs for the foreseeable future. We intend to consolidate our offices and sublease our current corporate office located in Los Angeles, California. As of September 30, 2009, we continued to utilize both locations.

Note 10 – Interest Income

Interest income of $915 and $11,657 and $44,871 and $278,941 was reported for the three and nine months ended September 30, 2009 and 2008, respectively.

Note 11 – Related Party Transactions

In connection with the contribution of certain assets to us by Consolidated National, LLC (“CNL”), on August 31, 2006 we issued to CNL of which Terren Peizer, formerly our Executive Chairman and currently a member of our Board of Directors, who beneficially owned 41.1% of our outstanding common stock as of September 30, 2009, is the sole managing member and beneficial owner, an aggregate of 9,600,000 shares of our common stock of which 6,232,596 shares are still held by CNL.

We previously entered into an Executive Chairman Agreement with Mr. Peizer for an initial term of three years, with automatic one-year renewals. Mr. Peizer served as our Executive Chairman until October 2008. For his services as our Executive Chairman, Mr. Peizer was (i) scheduled to receive compensation in the amount of $450,000 per annum as of July 1, 2007, with a signing bonus of $225,000, (ii) scheduled to receive an annual bonus at the discretion of our Board of Directors based on our performance goals and targeted at 100% of his base compensation and (iii) eligible to participate in any of our equity incentive plans. In the event Mr. Peizer’s position was terminated without good cause or he resigned for good reason, we were obligated to pay Mr. Peizer a lump sum in an amount equal to three years’ base compensation plus 100% of the targeted bonus. Pursuant to the Executive Chairman Agreement, Mr. Peizer was paid as an independent consultant. On August 19, 2008, Mr. Peizer and we agreed that Mr. Peizer would cease serving as our Executive Chairman and would defer cash payments of his compensation until further notice. Pursuant to Mr. Peizer's non-involvement in operational aspects of the Company, we did not accrue for related services for the three months ended September 30, 2009; however, Mr. Peizer continues to be a member of our Board of Directors. As of September 30, 2009, we accrued, under “Accrued professional fees”, $393,750 for his deferred compensation. We are currently in discussions with Mr. Peizer for the forgiveness of the entire deferred compensation amount.

Dr. Victor Gura, our Chief Medical and Scientific Officer, owns 15,497,250 shares of common stock of NQCI (or approximately 20.9% of NQCI’s common stock outstanding as of January 31, 2009), the company with which we entered into the License Agreement. Such shares include 800,000 shares owned by Medipace Medical Group, Inc., an affiliate of Dr. Gura (or approximately 1.1% of NQCI’s common stock outstanding as of January 31, 2009), and 250,000 shares subject to warrants held by Dr. Gura which are currently exercisable (or approximately less than 1.0% of NQCI’s common stock outstanding as of January 31, 2009).

Dr. Gura maintains an office located in Beverly Hills, California. Pursuant to a reimbursement agreement effective January 29, 2008, we reimburse 50% of the rental and 50% of his monthly parking. The term of the agreement commenced on April 23, 2007, the date of the office lease agreement, and will continue until the date on which Dr. Gura ceases to use the remote office to perform his duties as our Chief Medical and Scientific Officer. From commencement through September 30, 2009, we incurred $2,317 and $59,542, reimbursed Dr. Gura $2,216 and $55,873, and deferred $101 and $3,669 for the 50% reimbursement of the monthly parking and rental, respectively.

Note 12 – License Agreement

On August 31, 2006, we entered into a Contribution Agreement with CNL. We issued CNL 9,600,000 shares of common stock in exchange for (a) the right, title, and interest to the name “Xcorporeal” and related trademarks and domain names, and (b) the right to enter into a License Agreement with NQCI, pursuant to which we obtained the exclusive rights to the technology relating to our kidney failure treatment and other medical devices which, as listed under “Technology” on the License Agreement, are “all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works and any other technology, invented, improved or developed by Licensor, or as to which Licensor owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of (a) any medical device, treatment or method as of the date of this Agreement, (b) any portable or continuous dialysis methods or devices, specifically including any Wearable Artificial Kidney and related devices, (c) any device, methods or treatments for congestive heart failure, and (d) any artificial heart or coronary device.” Operations was a shell corporation prior to the transaction. We valued the License Agreement at the carry-over basis of $1,000. As consideration for being granted the License, we agreed to pay to NQCI a minimum annual royalty of $250,000, or 7% of net sales, although we have asserted in the Proceeding that NQCI’s breaches of the License Agreement excused our obligation to make the minimum royalty payments. However, as a result of the execution of the Memorandum and the Stipulation, in the event we enter into the Proposed Transaction or another Transaction, we will no longer be obligated to pay NQCI any royalty payments under the License Agreement. For a more detailed discussion of the Memorandum and the Stipulation, see Note 4, “Legal Proceedings” above.

Although under the terms of the Partial Final Award the Arbitrator denied NQCI’s application for interim royalties, we recorded $645,833 in royalty expenses covering the minimum royalties from commencement of the License Agreement through March 31, 2009. Pursuant to the Memorandum and the Stipulation the parties thereto agreed to forego the interim royalties provided for under the terms of the Partial Final Award. As a result, we reversed the accruals for the minimum royalty payments, resulting in a $645,833 non-operating reduction in arbitration liabilities to the statement of operations for the nine months ended September 30, 2009. See Note 4, “Legal Proceedings” above.

Note 13 – Stock Options and Warrants

Incentive Compensation Plan

On October 12, 2007, we adopted the Xcorporeal, Inc. 2007 Incentive Compensation Plan and the related form of option agreement that is substantially identical to the 2006 Incentive Compensation Plan that was in effect at Operations immediately prior to the merger.

The plan authorizes the grant of stock options, restricted stock, restricted stock units, and stock appreciation rights. There are 3,900,000 shares of common stock authorized for issuance under to the 2007 Incentive Compensation Plan (subject to adjustment in accordance with the provisions of the plan). The plan will continue in effect for a term of up to ten years. As of September 30, 2009, there were outstanding options to purchase 720,000 shares of our common stock and 3,180,000 shares were available for issuance under the 2007 Incentive Compensation Plan.

On October 12, 2007, we also assumed options to purchase up to 3,880,000 shares of common stock that were granted by Operations under its 2006 Incentive Compensation Plan, of which 1,635,000 have since been forfeited, canceled, or expired, and therefore, options to purchase 2,245,000 shares of our common stock remain outstanding.

Stock Options to Employees, Officers and Directors

The Compensation Committee of our board of directors determines the terms of the options granted, including the exercise price, the number of shares subject to option, and the vesting period. Options generally vest over five years and have a maximum life of ten years.

During the three months ended September 30, 2009, no options were granted, forfeited, canceled, or exercised.

We reported $670,481 and $1,718,109 in stock-based compensation expense for employees, officers, and directors for the three and nine months ended September 30, 2009, respectively. For the three and nine months ended September 30, 2008, we reported $1,731,200 and $3,813,158, respectively, in stock-based compensation expense for employees, officers, and directors.

All compensation expense for stock options granted has been determined under the fair value method using the Black-Scholes option-pricing model with the following assumptions:

For the nine months ended
September 30, 2009
Expected dividend yields	zero
Expected volatility	130%
Risk-free interest rate	3.53-3.81%
Expected terms in years	2.12-9.01 years

Warrants and Stock Options to Non-Employees

During the three months ended September 30, 2009, we did not issue any warrants. As of September 30, 2009, there were 551,721 warrants outstanding, which were fully vested and exercisable.

We reported $21 and $3,687 in stock-based compensation expenses for consultants for the three and nine months ended September 30, 2009, respectively. We reported $8,097 and $92,842 in stock-based compensation expense for consultants for the three and nine months ended September 30, 2008, respectively. The reduction in stock-based compensation expense was a result of options forfeited as a result of the termination of consulting services of certain of our consultants and vesting options and warrants.

Compensation for options granted to non-employees has been determined in accordance with ASC 718 Compensation-Stock Compensation (“ASC 718”) (formerly FAS 123R Share-Based Payment) and ASC 505-50 Equity, subtopic Equity-Based Payments to Non-Employees (“ASC 505-50”) (formerly EITF 96-18 Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring or In Conjunction With Selling Goods Or Services and EITF 00-18 Accounting Recognition for Certain Transaction Involving Equity Instruments Granted to Other Than Employees). Accordingly, compensation is determined using the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured.

For options and warrants issued as compensation to non-employees for services that are fully vested and non-forfeitable at the time of issuance, the estimated value is recorded in equity and expensed when the services are performed and benefit is received as provided by ASC 505-50.

All charges for warrants granted have been determined under the fair value method using the Black-Scholes option-pricing model with the following assumptions:

For the nine months ended
September 30, 2009
Expected dividend yields	zero
Expected volatility	130%
Risk-free interest rate	1.05-3.19%
Expected terms in years	0.14-7.62 years

The following table shows the change in unamortized compensation expense for stock options and warrants issued to employees, officers, directors and non-employees during the nine months ended September 30, 2009:

	Stock Options and Warrants Outstanding		Unamortized Compensation Expense

January 1, 2009	4,429,221		10,092,109

Granted in the period	-		-

Forfeited & Cancelled in the period	(912,500	) (1)	(2,932,478)

Expensed in the period	-		(2,167,551)

Exercised in the period	-		-

September 30, 2009	3,516,721		$4,992,080

(1) As part of streamlining our operations, we terminated 19 employees on March 13, 2009 and one employee on April 30, 2009. As a result, the terminated employees’ unvested and unexercised vested options were forfeited. The terminated employees did not exercise their vested options and therefore, the vested options expired 60 days from their termination date.

	Number of Options and Warrants	Weighted Average Exercise Price
Stock Options and Warrants
Balance at January 1, 2009	4,429,221	$5.62
Granted	-	-
Exercised	-	-
Forfeited & Cancelled	(912,500)	7.00
Balance at September 30, 2009	3,516,721	$5.26

Note 14 – Stockholders’ Deficit

Effective as of September 4, 2009, our common stock commenced trading on the Pink Sheets Electronic OTC Market, an inter-dealer electronic quotation service of securities traded over-the-counter also known as the Pink Sheets (“Pink Sheets”), under the symbol “XCRP.PK”. In addition, effective as of the same date, our common stock was suspended from trading on NYSE Amex LLC (formerly American Stock Exchange) (“Amex”).

On September 30, 2009, 400,000 shares of common stock were granted as compensation for consulting services rendered to us.

Our “Total Stockholders’ Deficit” as of September 30, 2009, is a result of our continued operating losses with our deficit accumulated during the development stage being greater than our additional paid in capital.

Note 15 – Product Development Agreement

In July 2007, we entered into the Aubrey Agreement for assistance with the development of the PAK. As of March 31, 2009, the work was completed and we terminated the agreement with Aubrey.

Note 16 – Subsequent Events

On October 15, 2009, we paid approximately $76,000, which was non-reimbursable by a certain third party described above under Note 2, “Nature of Operations and Going Concern Uncertainty”, of the approximately $172,000 in deferred employee compensation as of September 30, 2009. As of November 12, 2009, we had approximately $162,000 in deferred employee compensation recognized under “Deferred compensation” on our balance sheet.

As of November 12, 2009, the “Expense receivable” balance of approximately $43,000 formerly existing as of September 30, 2009, described above under Note 2, “Nature of Operations and Going Concern Uncertainty”, was paid in full. As of the same date, we had approximately $112,000 in “Expense receivable” which included approximately $12,000 of an anticipated payroll tax refund pursuant to COBRA premium assistance payments as of September 30, 2009.

As of November 12, 2009, the exclusivity negotiation period remains in effect and we are continuing negotiations with a certain third party, as more fully described above under Note 2, “Nature of Operations and Going Concern Uncertainty”.

Our management has evaluated subsequent events and their impact on the reported results and disclosures through November 16, 2009, which is the date these financial statements were issued and filed with the SEC.

ITEM 2.         Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion of our financial condition and results of operations should be read in conjunction with our interim financial statements and the related notes, and the other financial information included in this report.

Forward-Looking Statements

Unless the context otherwise indicates or requires, as used in this Quarterly Report on Form 10-Q, or the “Quarterly Report”, references to “Xcorporeal, ”“we,” “us,” “our” or the “Company” refer to Xcorporeal, Inc., a Delaware corporation, and prior to October 12, 2007, the company which is now our subsidiary and known as Xcorporeal Operations, Inc., or “Operations”.

This Quarterly Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Statements in this Quarterly Report that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, and Section 27A of the Securities Act of 1933, or the “Securities Act”. Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur, are necessarily estimates reflecting the best judgment of our senior management on the date on which they were made, or if no date is stated, as of the date of this Quarterly Report. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described below in Item 1A - Risk Factors, in the section captioned “Risk Factors” of our Annual Report on Form 10-K (the “Annual Report”) filed with the United States Securities and Exchange Commission (the “SEC”) on March 31, 2009, and in the section captioned “Risk Factors” in each of our Quarterly Reports on Form 10-Q, filed with the SEC on May 15, 2009 and August 13, 2009 (collectively, the “Quarterly Reports”), that may affect the operations, performance, development and results of our business. Because these factors could cause our actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should understand that, in addition to those factors discussed below in Item 1A - Risk Factors and in the section captioned “Risk Factors” of our Annual Report and events discussed below in the section captioned “Recent Developments,” factors that could affect our future results and could cause our actual results to differ materially from those expressed in such forward-looking statements, include, but are not limited to:

•	the effect of receiving a “going concern” statement in our independent registered public accounting firm’s report on our 2008 financial statements included in the Annual Report;
•	our substantial capital needs and ability to obtain financing both on immediate, short-term and a long-term basis;
•	the results of the arbitration proceeding with National Quality Care, Inc., or “NQCI”, and its impact on our ability to exercise our business plan going forward;
•	our ability to successfully research and develop marketable products;
•	our ability to obtain regulatory approval to market and distribute our products;
•	anticipated trends and conditions in the industry in which we operate, including regulatory changes;
•	general economic conditions; and
•	other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the SEC.

Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this Quarterly Report as anticipated, believed, estimated, expected or intended.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Quarterly Report may not occur. You should review carefully Item 1A - Risk Factors, this Item 2 and the section captioned “Risk Factors” included in our Annual Report and Quarterly Reports for a more complete discussion of these and other factors that may affect our business.

Overview

 We are a medical device company that has been engaged in developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. These devices will seek to provide patients with improved, efficient and cost effective therapy. We hope that the platform will lead to the following three products:

•	A Portable Artificial Kidney, or “PAK”, for attended care Renal Replacement Therapy, or “RRT”, for patients suffering from Acute Renal Failure, or “ARF”
•	A PAK for home hemodialysis for patients suffering from End Stage Renal Disease, or “ESRD”
•	A Wearable Artificial Kidney, or “WAK”, for continuous ambulatory hemodialysis for treatment of ESRD

Because of our lack of resources and difficulty in obtaining financing, we have been unable to continuously engage in our development activities, and therefore, are evaluating our immediate and substantial liquidity needs as described herein. If we are unable to obtain the necessary capital for any reason, including through the sale of all or substantially all of our assets, a business combination with another entity in a transaction where we would not be the surviving entity or a combination thereof, we may need to or will be forced to discontinue our operations and liquidate our assets and/or may be forced to seek protection under bankruptcy laws. Subject to us first entering into a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, if we are able to obtain necessary capital and otherwise continue our business operations, (i) we plan to continue testing and developing the technology for our extra-corporeal platform and (ii) while we hope to eventually exploit our technology’s potential Congestive Heart Failure, or “CHF”, applications through licensing or strategic arrangements, we intend to focus initially on the renal replacement applications described below.

We have completed functional prototypes of our attended care and home PAKs that we hope to commercialize after obtaining notification clearance from the Food and Drug Administration, or “FDA”, under Section 510(k) of the Federal Food, Drug and Cosmetic, or “FDC”, Act based on the existence of predicate devices, which, subject to our capital limitations described below, we plan to seek in the future. We have demonstrated a feasibility prototype of the WAK and we will determine whether to devote any available resources to the development of the WAK; commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval, or “PMA”, by the FDA, which could take several years or longer. Subject to us first entering into a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, unless we are able to raise funds to satisfy our current liabilities and other obligations as they become due, obtain additional debt or equity financing and otherwise continue our business operations, we will not be able to submit a 510(k) notification with the FDA for the PAK or the WAK.

Our PAK for the attended care market is a portable, multifunctional renal replacement device that will offer cost-effective therapy for those patients suffering from ARF, causing a rapid decline in kidney function. We have completed our functional prototype of this product, which is currently undergoing bench testing, and, subject to our capital limitations described below, plan to submit a 510(k) filing with the FDA in the future. We plan to commercialize this product after receiving clearance from the FDA. Timing of FDA clearance is uncertain at this time. Subject to us first entering into a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, unless we are able to raise funds to satisfy our current liabilities and other obligations as they become due, obtain additional debt or equity financing and otherwise continue our business operations, we will not be able to submit a 510(k) notification with the FDA for this product.

Our PAK for the home hemodialysis market is a device for patients suffering from ESRD, in whom the kidneys have ceased to function. We have also completed our functional prototype of this product, which is currently undergoing bench testing, and, subject to our capital limitations described below, we intend to submit a 510(k) with the FDA in the future. Subject to us first entering into a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, unless we are able to raise funds to satisfy our current liabilities and other obligations as they become due, obtain additional debt or equity financing and otherwise continue our business operations, we will not be able to submit a 510(k) notification with the FDA for this product. Clinical trials would be anticipated to commence after the FDA clearance is received.

Our WAK is a device for the chronic treatment of ESRD. We have successfully demonstrated a prototype system that weighs less than 6 kg., is battery operated, and can be worn by an ambulatory patient. Subject to us first entering into a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, assuming we are able to raise funds to satisfy our current liabilities and other obligations as they become due and obtain additional debt or equity financing and assuming we continue our business operations, we will continue to evaluate the feasibility of furthering our development of this product.

We also hope to implement our validation and verification strategy including bench testing, clinical testing and regulatory strategy in the U.S. and abroad.

We have focused much of our efforts on development of the PAK, which we do not believe has been derived from the Technology (as defined below) covered by the License Agreement (as defined below). As described below under “Recent Developments,” subject to us first entering into a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, we will determine whether to devote any available resources to development of the WAK. Because none of our products is yet at a stage where it can be marketed commercially and because of the capital limitations that we are experiencing, we are not able to predict what portion of our future business, if any, will be derived from each of our products.

We are a development stage company, have generated no revenues to date and have been unprofitable since our inception, and, unless we consummate a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, will incur substantial additional operating losses for at least the foreseeable future as we continue, to the extent available, to allocate our extremely limited resources to ongoing business operations and other activities. We do not believe our existing cash reserves will be sufficient to satisfy our current liabilities and other obligations before we achieve profitability. Our ability to meet such obligations as they become due will depend on our ability to secure debt or equity financing and/or consummate a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity. Unless we are able to obtain funds sufficient to support our operations and to satisfy our ongoing capital requirements, as more fully described below, we will not be able to develop any of our products, submit 510(k) notifications or PMA applications to the FDA, conduct clinical trials or otherwise commercialize any of our products. We may not be able to obtain needed funds on acceptable terms, or at all, and there is substantial doubt of our ability to continue as a going concern. Accordingly, our historical operations and financial information are not indicative of our future operating results, financial condition, or ability to operate profitably as a commercial enterprise.

Recent Developments

Our Deteriorating Financial Position and Potential Strategic Transaction

In light of our ongoing substantially deteriorating financial position and our immediate need of additional financing, we have continued our efforts to streamline our operations, including continuing some of the actions outlined below under the caption “Restructuring Efforts”, in order to conserve any available resources. Our management also continues to evaluate any possible strategic alternatives, including entering into a transaction for the sale of substantially all or all of our assets, a business combination with another entity in a transaction where we would not be the surviving entity, licensing of certain of our intellectual property rights, as a means to further develop our technologies, discontinuing our operations and liquidating our assets and/or seeking protection under bankruptcy laws.

As part of a potential strategic transaction we have been considering, we have agreed with a certain third party to an exclusivity period to negotiate a potential cooperative transaction, in exchange for a non-refundable payment of $200,000 made to us by such third party. The exclusivity period will expire upon the later of 100 calendar days from September 21, 2009 and the termination date of a definitive agreement entered into with such third party, if any. If a definitive agreement for the transaction is entered into prior thereto, the exclusivity payment will be credited against the purchase price in such transaction. During the exclusivity period, we have been providing and will continue to provide to the third party access to our employees, properties, contracts, records and other related materials. In addition, in the mutual interests of us and such third party and at the direction of the third party, in connection with the potential strategic transaction we have actively resumed research and development of our Portable Artificial Kidney product with direct reimbursement of related expenditures by such third party. Currently, the exclusivity period remains in effect and negotiations continue. Among other reasons, due to the current economic conditions and those particularly affecting healthcare related companies, there is no assurance that any such transaction will occur or that it would be accretive to our stockholders or result in any payment being made to our stockholders. The financial statements filed as part of this Quarterly Report on Form 10-Q does not include any adjustments that might result from the outcome of this transaction, if any.

Trading on Pink Sheets

Effective as of September 4, 2009, our common stock commenced trading on the Pink Sheets Electronic OTC Market, an inter-dealer electronic quotation service of securities traded over-the-counter also known as the Pink Sheets (“Pink Sheets”), under the symbol “XCRP.PK”. In addition, effective as of the same date, our common stock was suspended from trading on NYSE Amex LLC (formerly American Stock Exchange) (“Amex”).

Restructuring Efforts

The deterioration of the economy over the last year, coupled with the prolonged delay in our ability to reach a resolution with respect to the consummation of the Technology Transaction, has significantly adversely affected us. Many of the expectations on which we had based our 2008 and 2009 business development plans slowly eroded as a result of the lengthy arbitration proceeding with NQCI commenced in 2006 and continuing into the second quarter of 2009. The possibility of an adverse decision in the arbitration proceeding with respect to our ownership right to the Technology has been a major factor in our inability to secure debt or equity financing. Accordingly, during the first nine months of 2009, we modified certain of our activities and business and instituted a variety of measures in an attempt to conserve cash and reduce our operating expenses. Our actions included: termination of employment of 20 of our employees or a reduction of approximately 77% of our labor force, deferral of compensation for 5 of our 6 employees with continued deferral for 3 of our 6 employees, reaching an agreement with the landlord for our operating facility in Lake Forest, CA, to apply $88,865, in lieu of reimbursement of such amount to us expended for the incurred improvements at such facility, toward rent payments with $45,605 applied as of September 30, 2009, refocusing our available assets and employee resources on the development of the PAK, agreeing to a direct reimbursement arrangement for PAK related research and development expenses with a certain third party with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction, continuing vigorous efforts to minimize or defer our operating expenses, searching to obtain additional financing to support our operations and to satisfy our ongoing capital requirements in order to improve our liquidity position and continuing to prosecute our patents and take other steps to perfect our intellectual property rights. In light of the unprecedented economic slow down, lack of access to capital markets and prolonged arbitration proceeding with NQCI, we were compelled to undertake the efforts outlined above in order to remain in the position to continue our operations. For a more detailed discussion of our restructuring efforts, please see section entitled “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments” in our Quarterly Report on Form 10-Q for the six month period ended June 30, 2009, filed with the SEC on August 13, 2009.

Due to our continuing substantially deteriorating financial position, we have continued some of the actions outlined above and will continue our efforts to streamline our operations in order to conserve any available resources. Our management continues to evaluate any possible strategic alternatives, including entering into a transaction for the sale of substantially all or all of our assets, a business combination with another entity in a transaction where we would not be the surviving entity, licensing of certain of our intellectual property rights, as a means to further develop our technologies, discontinuing our operations and liquidating our assets and/or seeking protection under bankruptcy laws. There is no assurance that any such sale transaction will occur or that it would be accretive to our stockholders or result in any payment being made to our stockholders. Subject to continuing our business operations, we hope to be able to obtain additional financing to meet our cash obligations as they become due and otherwise proceed with our business plan. Our ability to execute on our current business plan is dependent upon us continuing our business operations, our ability to obtain equity or debt financing, develop and market our products, and, ultimately, to generate revenue. Subject to continuing our business operations and unless we are able to raise financing sufficient to support our operations and to satisfy our ongoing financing requirements, we will not be able to develop any of our products, submit 510(k) notifications to the FDA, conduct clinical trials or otherwise commercialize any of our products. We will make every effort however, to continue the development of the PAK. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is substantially dependent on the successful execution of many of the actions referred to above, on the timeline contemplated by our plans and our ability to obtain additional financing. We cannot assure you that we will be successful now or in the future in obtaining any additional financing on terms favorable to us, if at all. The failure to obtain financing will have a material adverse effect on our financial condition and operations.

Management’s Discussion and Analysis

Basis of Presentation

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section should be read in conjunction with the accompanying unaudited interim financial statements which have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our recurring losses from operations and net capital deficiency raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is substantially dependent on the successful execution of many of the actions referred to above and otherwise discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and in Note 2, “Nature of Operations and Going Concern Uncertainty” to our unaudited interim financial statements filed as part of this Quarterly Report, on the timeline contemplated by our plans and our ability to obtain additional financing. The uncertainty of successful execution of our plans, among other factors, raises substantial doubt as to our ability to continue as a going concern. The accompanying unaudited interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations for the three and nine months ended September 30, 2009.

We have not generated any revenues since inception. We incurred a net loss of $1.5 million and $2.8 million for the three and nine months ended September 30, 2009, respectively, compared to a net loss of $11.1 million and $22.8 million for the three and nine months ended September 30, 2008, respectively. The decrease in net loss was primarily due to (i) non-operating income resulting from accrual reversals resulting from the issuance of the Partial Final Award and the execution of the Stipulation and the Memorandum entered into with NQCI in connection with the Proceeding, (ii) corporate restructuring, (iii) completion and termination of the Aubrey Agreement, (iv) reduced legal fees, (v) forfeitures of terminated employees’ unvested stock options, (vi) continuous efforts to minimize current operating expenses, and (vi) an agreement with a certain third party, with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction, for the direct reimbursement of PAK related research and development expenses as well as salaries and overhead expenses of our two engineers. At September 30, 2009, we had a negative working capital of $3.3 million compared to a positive working capital of $1.4 million at September 30, 2008. At September 30, 2009, our total assets were $1.1 million compared to $4.4 million at December 31, 2008, which consisted primarily of cash raised from the sale of our common stock sold in December 2006.

Interest Income

For the three and nine months ended September 30, 2009, respectively, we earned interest income of $915 and $11,657 compared to $44,871 and $278,941 for the three and nine months ended September 30, 2008, respectively. The decrease in interest income was due to the depletion of cash held in our investment account as a result of our use of cash for operations.

Liquidity and Capital Resources

We expect to incur operating losses and negative cash flows for the foreseeable future. During the fourth quarter 2006, we raised approximately $27.3 million (net of placement fees of $2.1 million) through a private placement. Our ability to execute on our current business plan is dependent upon our ability to secure additional funding, develop and market our products, and, ultimately, to generate revenue.

As of September 30, 2009, we had cash, cash equivalents and marketable securities of approximately $0.3 million. We expended $0.2 million and $3.0 million of cash during the three and nine months ended September 30, 2009, respectively, and we project to expend cash at a rate below $0.1 million per month for the remainder of the 2009 fiscal year based upon our restructuring efforts taken to date and planned going forward. However, should our efforts to further reduce our costs and expenses not materialize, we project to expend cash at a rate of approximately $0.1 million per month. Some of these restructuring efforts undertaken included: deferral of compensation for 5 of our 6 employees with continued deferral for 3 of our 6 employees, reaching an agreement with the landlord for our operating facility in Lake Forest, CA, to apply $88,865, in lieu of reimbursement of such amount to us expended for the incurred improvements at such facility, toward rent payments with $45,605 applied as of September 30, 2009 (after the drawdown of the 50% of the tenant improvement allowance applicable to rent payments), reaching an agreement with a certain third party with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction for a direct reimbursement by such third party of our employment expenses of our two engineers, including salaries and overhead expenses incurred by us in connection with consulting services provided by our two engineers to such certain third party, and continuing vigorous efforts to minimize or defer our operating expenses. For a more detailed discussion of our restructuring efforts undertaken to date, please see above section captioned “Recent Developments.” In addition, in accordance with the terms of the Stipulation and the Memorandum entered into with NQCI in connection with the Proceeding, we are obligated to pay damages, costs and legal fees in connection with the Proceeding described above in an amount of $1.87 million. Based on our current cash and cash equivalent resources, other current assets, current monthly operating burn rate, and using assumptions that by nature are imprecise, our management believes we have available liquidity to fund our limited restructured operations approximately through the next 30 days from November 12, 2009. We will consider further reduction of our costs and expenses in the near future, if feasible. Therefore, we must raise additional funds to be able to continue our operations within approximately the next 30 days from November 12, 2009. We may not be successful in doing so on terms acceptable to us, and the inability to raise capital will require us to curtail our current plans, which will have a material adverse effect on our plan of operation or will result in the curtailment of our operations. Our ability to execute on our current business plan is dependent upon us continuing our business operations and our ability to obtain equity financing, develop and market our products, and, ultimately, to generate revenue.

As of November 12, 2009, we had available cash of approximately $120,000, excluding restricted cash. We currently have a monthly burn rate of approximately $116,000. Under these current conditions, we will have sufficient cash approximately through the next 30 days from November 12, 2009, assuming no further cash injections are received. In addition to previously taken restructuring efforts, including reduction of personnel, we also reduced our cash outflows by means of deferring 50% of the monthly compensation for 5 of our 6 active employees effective July 1, 2009 and currently continue to defer 50% of the monthly compensation for 3 of our 6 active employees. Two of our engineers are providing consulting services to the third party with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction, and such third party is fully reimbursing us for our employment expenses of our two engineers, including salaries and overhead. As of September 30, 2009, we deferred approximately a total of $172,000 in employee compensation, recognized under “Deferred compensation” on our balance sheet. We may consider further reducing our costs and expenses in the near future, if feasible. Therefore, we must raise additional funds to be able to continue our operations. If we are unable to secure additional capital within approximately the next 30 days from November 12, 2009, we will be forced to file for bankruptcy and/or cease our operations. The accompanying financial statements have been prepared on the basis of a going concern and do not reflect any adjustments due to these conditions.

We expect to incur negative cash flows and net losses for the foreseeable future. In addition, pursuant to the terms of the Partial Final Award, NQCI was awarded an amount equal to approximately $1.87 million in attorneys’ fees and costs consistent with the Arbitrator’s order issued on August 13, 2008 related to the same and NQCI’s application for interim royalties and expenses was denied. We intend to pay such attorneys’ fees and costs due to NQCI from the proceeds received in connection with the consummation of the Proposed Transaction, or another Transaction, if such transaction is consummated, or upon raising of additional capital to sufficiently satisfy such award and or other immediate liquidity requirements, which funds we will need to obtain within approximately the next 30 days from November 12, 2009. Pursuant to the terms of the Stipulation, NQCI agreed not to attempt before December 1, 2009 to execute on or file any motion, petition or application or commence any proceeding seeking the collection of such award of attorneys’ fees and costs, which is intended to allow the Parties a sufficient period within which to execute a definitive agreement in connection with the Proposed Transaction or a Transaction. Such period shall automatically be extended for a period of 120 days from December 1, 2009 if the definitive agreement is executed in full on or before December 1, 2009. In addition, if the execution of the definitive agreement occurs on or before December 1, 2009, the December 1, 2009 deadline shall automatically be further extended for a period of 60 days for each amendment to a proxy or information statement related to the transactions contemplated by the acquisition agreement, filed by us in response to comments made by the SEC. However, there can be no assurances that the Proposed Transaction or any other Transaction will occur or that it would be accretive to our stockholders or result in any payment being made to our stockholders.

As part of a potential cooperative transaction we have been considering with a certain third party, we have agreed to an exclusivity negotiation period with such third party in exchange for a non-refundable payment of $200,000 made to us by such third party, recognized under “Deferred gain” as of September 30, 2009 on our balance sheet. The exclusivity period expires upon the later of 100 calendar days from September 21, 2009 and the termination date of a definitive agreement entered into with such third party, if any. However, if a definitive agreement for the transaction is entered into prior thereto, the exclusivity payment will be credited against the purchase price in such transaction. During the exclusivity period, we will provide to the third party access to our employees, properties, contracts, records and other related materials. In addition, in the mutual interests of us and such third party and at the direction of the third party, in connection with the potential strategic transaction, we actively resumed research and development of our Portable Artificial Kidney product with direct reimbursement of related expenditures by such third party. As of September 30, 2009, we incurred and expect reimbursement of approximately $43,000, recognized under “Expense receivable” on our balance sheet and offset as a credit to our statement of operations for the three months ended September 30, 2009, for these expenses. Currently, the exclusivity period remains in effect and negotiations continue.

If we are unable to enter into a definitive agreement and otherwise comply with the deadlines and requirements summarized above, under the terms of the Stipulation, NQCI will have the right to execute on or file any motion, petition or application or commence any proceeding seeking the collection of the sum of approximately $1.87 million in attorneys’ fees and costs that have been awarded in NQCI’s favor under the terms of the Partial Final Award, which would impact our ability to use and develop our technologies, would have a material adverse effect on our business and results of operations and may cause us to cease our operations and/or file for bankruptcy.

Based upon our current plans, we believe that our existing cash reserves will not be sufficient to meet our operating expenses and capital requirements before we achieve profitability. Accordingly, we need to seek additional funds through public or private placement of shares of our preferred or common stock or through public or private debt financing, or to enter into a transaction for the sale or licensing of our assets, including the sale of substantially all or all of our assets, or a business combination with another entity in a transaction where we would not be the surviving entity. Our ability to meet our cash obligations as they become due and payable depends on our ability to sell securities, borrow funds, further reduce operating costs, sell or license our assets, including the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, or some combination thereof. We may not be successful in obtaining necessary funds on acceptable terms, if at all. The inability to obtain financing will require us to curtail our current plans, which will have a material adverse effect on our plan of operations. Our ability to execute on our current business plan is dependent upon our ability to obtain equity financing, develop and market our products, and, ultimately, to generate revenue. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern.

We are currently actively considering all potential transactions, which may include the Proposed Transaction (as described above), strategic partnership(s), disposition of substantially all or all of our assets, a business combination with another entity in a transaction where we would not be the surviving entity and/or licensing of certain of our intellectual property rights, as a means to further develop our technologies. Because of the current economic conditions and those particularly affecting healthcare related companies and because of our lack of liquidity, there is no assurance that any such transaction will occur or that it would be accretive to our stockholders or result in any payment being made to our stockholders. If we are unsuccessful in obtaining immediate debt or equity financing on terms acceptable to us or otherwise unsuccessful in addressing our liquidity concerns or if we are unable to enter into any such transaction, this could have a material adverse effect on our plan of operation, may result in the curtailment of our operations and/or require us to file for bankruptcy.

As part of our analysis of ways to reduce costs and in light of the high cost of continuing to be a public reporting company under the Exchange Act and complying with the Sarbanes-Oxley Act of 2002, we are contemplating exploring and may be required to explore alternative platforms, such as deregistering under the Exchange Act, or “going dark” and having our common stock continue to be quoted on the Pink Sheets without being a reporting company under Section 12(g) of the Exchange Act. We are continuing to evaluate our options. Our recent move to the Pink Sheets has provided meaningful savings to us as a result of the elimination of fees associated with being listed on a national stock exchange and deregistering under the Exchange Act would provide substantial savings as a result of the elimination of the costs of being registered under the Exchange Act. Analysis of deregistering under the Exchange Act involves not only reducing costs, but also our expected sources of future capital as well as the number of record holders of our outstanding common stock. A move to deregister under the Exchange Act may result in a less liquid market for our shares, but would result in continued public trading of our common stock by holders wishing to trade.

Our operating activities and research and development efforts resulted in a net loss of $23.0 million in 2008 and $1.5 million and $2.8 during the three and nine months ended September 30, 2009, respectively. In addition, we invested $25.0 million in high grade money market funds and marketable securities of which we sold $24.7 million of the investments, leaving a balance of $0.3 million as of September 30, 2009.

We have focused much of our efforts on development of the PAK, which has not been derived from the technology covered by the License Agreement. Through the productive research and development efforts of the PAK, we have completed functional prototypes of our attended care and home PAKs that we hope to commercialize after 510(k) clearance from the FDA which we hope to submit sometime in the future. Prior to the 510(k) submission to the FDA for clinical use under direct medical supervision, the units will undergo final verification and validation. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance from the FDA, although it may take longer. We expect that our monthly expenditures will increase as we shift resources towards developing a marketing plan for the PAK. This plan will be dependant on our ability to raise funds to satisfy our current liabilities and other obligations as they become due and obtaining additional debt or equity financing and otherwise continuing our business operations. If we are unsuccessful in doing so, we will not be able to submit a 510(k) notification with the FDA for this product.

We have used some of our resources for the development of the WAK and have demonstrated a feasibility prototype. Commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval by the FDA, which could take several years. Our rights to the WAK derive in part from the License Agreement pursuant to which we obtained the exclusive rights to the Technology. Subject to continuing our business operations and/or entering into a transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, we will determine whether to devote additional resources to the development of the WAK.

Because neither the PAK nor the WAK is yet at a stage where it can be marketed commercially, we are not able to predict the portion of our future business which will be derived from each.

Research and Development

We employed an interdisciplinary team of scientists and engineers who were developing the PAK and a separate, interdisciplinary team developing the WAK. As a result of general economic conditions in 2008 and a deterioration of our liquidity position, coupled with the prolonged delay in our ability to reach a resolution with respect to the consummation of the Technology Transaction, we have been significantly adversely affected. As a result, as of September 30, 2009 we have terminated 20 employees or 77% of our staff and have deferred compensation of approximately $172,000. However, our downsized team is continuing limited development of the PAK and we hope to be able to in the future to devote any then available resources to the development of the WAK.

In addition, in the interest of the potential cooperative transaction with a certain third party that we are currently considering, we have agreed to an exclusivity period with such third party to negotiate a potential cooperative transaction, and in connection therewith, we have actively resumed research and development of our Portable Artificial Kidney. Such third party has agreed to reimburse us for our related expenditures as well as salaries and overhead expenses of our two engineers. As of September 30, 2009, we incurred and expect reimbursement of approximately $43,000 for these expenses, recognized under “Expense receivable” and offset as a credit to our statement of operations for the three months ended September 30, 2009.

The PAK is a multifunctional device that will perform hemodialysis, hemofiltration and ultrafiltration under direct medical supervision. A variation of this device will be developed for chronic home hemodialysis. An initial prototype of the PAK, capable of performing the basic functions of a hemodialysis machine, and demonstrating our unique new fluidics circuit, was completed at the end of 2007. The first physical prototype including industrial design of the PAK was completed in October 2008. We hope to further refine this prototype by adding to it safety sensors and electronic controls. Subject to our ability to obtain debt or equity financing to satisfy our current liabilities and other obligations as they become due, as more fully described above in the section captioned “Recent Developments,” we hope to complete the final product design of the PAK. The PAK units will undergo final verification and validation prior to a 510(k) submission for clinical use under direct medical supervision. A clinical study will not be required for this submission.

In a clinical feasibility study conducted in London in March 2007, a research prototype of the WAK was demonstrated in eight patients with end-stage renal disease. Patients were treated for up to eight hours with adequate clearances of urea and creatinine. The device was well tolerated and patients were able to conduct activities of normal daily living including walking and sleeping. There were no serious adverse events although clotting of the dialyzer occurred in two patients. To our knowledge, this is the first successful demonstration of a WAK in humans.  Subject to us continuing our business operations and further subject to us first consummating the Proposed Transaction or another Transaction for the sale of substantially all or all of our assets or a business combination with another entity in a transaction where we would not be the surviving entity, and further subject to availability of sufficient working capital to us, we hope to make substantial improvements to the WAK. This work will result in a WAK Generation 2.0. Pending FDA approval of an investigational Device Exemption (IDE), additional clinical studies will be conducted upon completion of the Generation 2.0 WAK prototype.

Subject to continuing our business operations and/or entering into a transaction for the sale of substantially all or all of our assets, or a business combination with another entity in a transaction where we would not be the surviving entity, if we successfully obtain additional financing, we plan to make improvements to the WAK design intended to move it from a feasibility prototype to a product prototype. These include improvement of the heparin pumping system intended to address the dialyzer clotting problem, the addition of safety sensors required for commercial dialysis equipment, the addition of electrical controls to provide a convenient user interface, improvements to the blood flow circuit, and further miniaturization of the device to improve fit to the human body. Additional clinical studies will be conducted upon completion of the prototype.

We incurred $0.6 million and $2.4 million in research and development costs during the three and nine months ended September 30, 2009, respectively. This compares to $12.7 million and $18.9 million incurred during the three and nine months ended September 30, 2008, respectively. The decrease in research and development costs is attributable to the completion and termination of the Aubrey Agreement, our research and development progress, our corporate restructuring efforts, entry into the Stipulation and the Memorandum with NQCI and a direct reimbursement of PAK related research and development expenses arrangement, including salaries and overhead expenses of our two engineers, agreed to with a certain third party.

Contractual Obligations and Commercial Commitments

The following table sets forth a summary of our material contractual obligations and commercial commitments as of September 30, 2009:

Contractual Obligations:	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Capital Lease Obligations	$-	$-	$-	$-	$-
Operating Lease Obligations (1)	2,149,059	137,973	1,677,342	333,744	-
Research & Development Contractual Commitments	5,000	5,000	-	-	-
Other Liabilities	6,515	1,335	5,180	-	-
	$2,160,574	$144,308	$1,682,522	$333,744	$-

Off-Balance Sheet Arrangements

As of September 30, 2009, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results of operations or cash flows.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our unaudited interim financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Generally accepted accounting principles require management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates on experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Our actual results may differ from those estimates.

We consider our critical accounting policies to be those that involve significant uncertainties, require judgments or estimates that are more difficult for management to determine or that may produce materially different results when using different assumptions. We consider the following accounting policies to be critical:

Marketable Securities

We classify investments with maturity dates greater than three months when purchased as marketable securities. Investments, including certificates of deposit with maturity dates greater than three months when purchased, and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Historically, we have complied with our investment policy which requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution. However, recently, our ability to continue to follow this policy has not been practicable due to the small aggregate amount of investment funds that has been remaining for investment. As a result, as of September 30, 2009, all of our cash was held in a high grade money market fund.

Short-term investments classified as available-for-sale were as follows:

September 30, 2009
	Aggregate Fair Value	Gross Unrealized Gains / (Losses)	Estimated Fair Value
Commercial paper	$-	$-	$-
Corporate securities fixed rate	-	-	-

Total	$-	$-	$-

We review impairments associated with the above in accordance with ASC 320-10-35 Investments-Debt and Securities, subtopic Overall, section Subsequent Measurement (formerly FAS 115 Accounting for Certain Investments in Debt and Equity Securities and FSP FAS 115-1 and FAS 124-1 The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments) to determine the classification of the impairment as temporary or other-than-temporary. However, due to the small aggregate amount of available investment funds, we did not hold investments in commercial paper and/or high grade marketable securities, but rather held our cash in high grade money market funds as of September 30, 2009. There were no short-term investments classified as available-for-sale as of September 30, 2009 and as a result, the related impairments review was not necessary.

There were no gross unrealized gains or losses as of September 30, 2009.

Shares Issuable

Pursuant to the August 4, 2008, Second Interim Award, stating that, if the Technology Transaction is submitted to and approved by our stockholders, 9,230,000 shares of our common stock should be issued to NQCI to effectuate the transaction, we accrued for the 9,230,000 shares of our common stock. As the Second Interim Award stated that we must issue 9,230,000 shares upon the closing of the Technology Transaction and we have been unable to consummate such transaction, such contingency not being within our control, we have therefore, recorded the issuance as a liability, rather than as an equity issuance. As of December 31, 2008, we accrued for the 9,230,000 shares of our common stock to be issued to NQCI in accordance with ASC 450 Contingencies (formerly FAS 5 Accounting for Contingencies), with the initial fair value of the shares measured on August 4, 2008, the date of the Second Interim Award.   Until issuance, the shares were being marked to market in accordance with ASC 815-40 Derivatives and Hedging, subtopic Contracts in Entity’s Own Equity (formerly EITF 00-19 Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock ), with subsequent changes in fair value recorded as non-operating change in fair value of shares issuable to our statement of operations. The fair value of the shares was measured using the closing price of our common stock on the reporting date. The measured fair value of $10,153,000 for the accrued 9,230,000 shares on August 4, 2008, the date of the Second Interim Award, was accrued under “Shares issuable” and expensed to “Research and development.” From marking to market, the fair value of the shares issuable was revalued at $1,569,100 as of December 31, 2008. The resulting non-operating adjustment in fair value of $8,583,900 to the statement of operations for the year ended December 31, 2008 was recognized as “Change in fair value of shares issuable.”  The Technology Transaction was not submitted to our stockholders for approval.

As a result of the issuance of the Partial Final Award and the execution of the Stipulation and the Memorandum, see Note 4, “Legal Proceedings” above, the Technology Transaction will not occur and we will no longer be obligated to issue the Shares to NQCI formerly required pursuant to the terms of the Second Interim Award issued by the Arbitrator on August 4, 2008, and will no longer be required to file a resale registration statement under the Securities Act for the Shares. Accordingly, the net fair value of $1,569,100 for the 9,230,000 issuable shares accrued under “Shares issuable” as of December 31, 2008, was reversed resulting in an adjustment of $1,569,100 to non-operating income in the statement of operations, recognized as “Change in and reduction of shares issuable”, for the nine months ended September 30, 2009.

Stock-Based Compensation

ASC 718 Compensation-Stock Compensation (formerly FAS 123R Share-Based Payment) and Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) require the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. We have applied the provisions of SAB 107 in its adoption of ASC 718.

In determining stock-based compensation, we consider various factors in our calculation of fair value using a black-scholes pricing model. These factors include volatility, expected term of the options, and forfeiture rates. A change in these factors could result in differences in the stock based compensation expense.

Recent Accounting Standards

In April 2009, the FASB released ASC 825-10-65 Financial Instruments, subtopic Overall, section Transition and Open Effective Date Information (“ASC 825-10-65”) (formerly FSP FAS No. 107-1 and Accounting Principles Board Opinion (“APB”) 28-1 Interim Disclosure about Fair Value of Financial Instruments) which requires interim disclosures regarding the fair values of financial instruments that are within the scope of ASC 825-10-50 Financial Instruments, subtopic Overall, section Disclosure.  Additionally, ASC 825-10-65 requires disclosure of the methods and significant assumptions used to estimate the fair value of financial instruments on an interim basis as well as changes of the methods and significant assumptions from prior periods. ASC 825-10-65 does not change the accounting treatment for these financial instruments and is effective for interim and annual periods ending after June 15, 2009. We adopted ASC 825-10-65 as of June 30, 2009.

In May 2009, the FASB issued ASC 855 Subsequent Events (“ASC 855”) (formerly FAS 165 Subsequent Events) which sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 will be effective for interim or annual periods ending after June 15, 2009 and will be applied prospectively. We adopted the provisions of ASC 855 as of June 30, 2009. The adoption of ASC 855 did have a material impact on our financial position, results of operations, and cash flows.
In June 2009, the FASB issued ASC 105 Generally Accepted Accounting Principles (“ASC 105”) (formerly FAS 168 The FASB Accounting Standards Codification (Codification) and the Hierarchy of GAAP) which establishes the Codification as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants. ASC 105 modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and non-authoritative. ASC 105 is effective beginning for periods ended after September 15, 2009. As ASC 105 is not intended to change or alter existing GAAP, it will not impact the Company’s financial position, results of operations and cash flows.

In August 2009, the FASB issued Accounting Standard Update (“ASU”) 2009-05 under ASC 820 Fair Value Measurements and Disclosures concerning measuring liabilities at fair value. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain valuation techniques. Additionally, it clarifies that a reporting entity is not required to adjust the fair value of a liability for the existence of a restriction that prevents the transfer of the liability. This new guidance is effective for the first reporting period after its issuance, however earlier application is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

ITEM 3.      Quantitative and Qualitative Disclosures about Market Risk

We invest our cash in short term high grade commercial paper, certificates of deposit, money market accounts, and marketable securities. We consider any liquid investment with an original maturity of three months or less when purchased to be cash equivalents. We classify investments with maturity dates greater than three months when purchased as marketable securities, which have readily determined fair values and are classified as available-for-sale securities. Our investment policy requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution. Historically, we complied with our investment diversification policy which states that no more than ten percent of our total marketable securities will be invested in a single, specific security. However, our ability to continue to abide by this stipulation has not been practicable based upon the small total amount of investment funds.

Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk arising from changes in the level or volatility of interest rates; however, interest rate movements do not materially affect the market value of our portfolio because of the short-term nature of these investments. A reduction in the overall level of interest rates may produce less interest income from our investment portfolio. The market risk associated with our investments in debt securities is substantially mitigated by the frequent turnover of our portfolio.

ITEM 4.      Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report, as is defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our disclosure controls and procedures are intended to ensure that the information we are required to disclose in the reports that we file or submit under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) accumulated and communicated to our management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, as the principal executive and financial officer, to allow timely decisions regarding required disclosures.

Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this Quarterly Report, our disclosure controls and procedures were effective. Our management has concluded that the financial statements included in this Quarterly Report present fairly, in all material respects our financial position, results of operations and cash flows for the periods presented in conformity with generally accepted accounting principles.

It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system will be met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

 Changes in Internal Control over Financial Reporting

In connection with the evaluation of our internal controls during our last fiscal quarter, our Chief Executive Officer and Chief Financial Officer concluded that there have been no changes in our internal control over financial reporting, as defined in Rule 13a-15(f) under the Exchange Act during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect our internal control over financial reporting.

PART II — OTHER INFORMATION

ITEM 1.      Legal Proceedings.

From time to time we may be a defendant or plaintiff in various legal proceedings arising in the normal course of our business. Except as set forth below, we are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, except as set forth below, our management is not aware of any known litigation or liabilities that could affect our operations. Furthermore, with the exception of Dr. Gura, our Chief Medical and Scientific Officer, who according to NQCI’s preliminary Proxy Statement on Schedule 14A, Amendment No. 2, filed with the SEC on February 13, 2009, owns 15,497,250 shares of NQCI’s common stock which includes 800,000 shares held by Medipace Medical Group, Inc. an affiliate of Dr. Gura and includes 250,000 shares subject to warrants held by Dr. Gura which are currently exercisable, or approximately 20.9% of its total outstanding shares as of January 31, 2009, we do not believe that there are any proceedings to which any of our directors, officers, or affiliates, any owner of record who beneficially owns more than five percent of our common stock, or any associate of any such director, officer, affiliate of ours, or security holder is a party adverse to us or has a material interest adverse to us.

On December 1, 2006, Operations initiated the Proceeding against NQCI for its breach of the License Agreement. On April 13, 2009, the Arbitrator issued a Partial Final Award which resolved the remaining issues that were pending for decision in the Proceeding. The Partial Final Award adopted one of the proposals submitted to the Arbitrator by us and provides that we and Operations shall have a perpetual exclusive license (the “Perpetual License”) in the Technology (as defined in the Merger Agreement, dated as of September 1, 2006 (the “Merger Agreement”), among the Company, Operations and NQCI and the License Agreement, dated as of September 1, 2006 (the “License Agreement”), between the Company and NQCI) primarily related to the Wearable Artificial Kidney and any other Technology contemplated to be transferred under the Technology Transaction (as defined in the Merger Agreement). Under the terms of the Partial Final Award, in consideration of the Perpetual License to the Company, NQCI was awarded a royalty of 39% of all net income, ordinary or extraordinary, received by us (the “Royalty”) and NQCI is to receive 39% of any shares received in any merger transaction to which the Company or Operations may become a party. NQCI’s interest as licensor under the Perpetual License shall be freely assignable. In addition, the Partial Final Award provides that we shall pay NQCI an amount equal to approximately $1,871,000 in attorneys’ fees and costs previously awarded by the Arbitrator in an order issued on August 13, 2008, that NQCI’s application for interim royalties and expenses is denied and that NQCI is not entitled to recover any additional attorneys’ fees. Finally, the Partial Final Award also provides that the Arbitrator shall retain jurisdiction to supervise specific performance of the terms and obligations of the Award including, but not limited to, any dispute between the parties over the manner of calculation of the Royalty. The Partial Final Award was issued by the Arbitrator as a result of each party’s request for the Arbitrator to order alternative relief due the parties’ inability to proceed with the Technology Transaction. For a full description of the Proceeding and the Arbitrator’s interim awards issued in connection therewith, please see Item 3 - Legal Proceedings of our Annual Report.

On April 17, 2009, NQCI requested that the Arbitrator correct material terms of the Partial Final Award relating to the meaning and calculation of the Royalty terms. We opposed the request and on May 1, 2009, the Arbitrator denied NQCI’s request to modify the language of the Partial Final Award. The Arbitrator further held that past expenses shall not be included in net income computations for purposes of the Royalty, that NQCI may make an application to the Arbitrator requesting a royalty distribution, specifying the amount sought and basis for the claimed amount, and that NQCI is entitled to audit our financial statements, books and records to verify our net income, on an annual basis, or more often, if the Arbitrator permits.

Binding Memorandum of Understanding

On August 7, 2009, to clarify, resolve and settle certain issues and any disputes that have arisen between us and NQCI with respect to the Partial Final Award and the Proceeding, the Xcorp Parties entered into the Memorandum with NQCI. Under the terms of the Memorandum, among other things, the Parties agreed to: (i) assign and transfer all of their rights, title and interest in and to the Polymer Technology to the Joint Venture, which will be jointly owned by the Parties and through which the Parties will jointly pursue the development and exploitation of the Polymer Technology, and (ii) negotiate, execute and deliver within 60 days following the Stockholder Vote Date the Operating Agreement governing the operation of the Joint Venture based on the terms set forth in the Memorandum.

The Xcorp Parties and NQCI will be the initial two members of the Joint Venture (Xcorp Parties’ interest shall be held of record by either us or Operations, as determined by the Xcorp Parties) with NQCI and the Xcorp Parties having a 60% and 40% membership interest (the “Membership Interests”) in the Joint Venture, respectively. Subject to such other terms and provisions as the Parties may agree upon, the Operating Agreement shall include the following terms:

•	the Joint Venture shall be managed by a three-member JV Board;

•
until such time as NQCI fails to hold a greater percentage of the Membership Interests than the Xcorp Parties, two members of the JV Board shall be designated by NQCI and until such time as the Xcorp Parties fail to hold at least 10% of the Membership Interests and one JV Manager shall be designated by the Xcorp Parties;

•
NQCI shall have the right to appoint a Chairman and/or a Chief Executive Officer of the Joint Venture, who will have day-to-day management authority with respect to the Joint Venture, subject to oversight by the JV Board and the terms and conditions of the Memorandum and the Operating Agreement, and a Chief Scientific Officer, who may be employed by the Joint Venture upon customary and reasonable terms and conditions;

•
if a JV Manager provides additional services to the Joint Venture as an employee or a consultant, he or she may be compensated by the Joint Venture as is mutually reasonably approved in writing by the Parties; provided that with the exception of reimbursement of reasonable expenses incurred in connection with their services performed for the Joint Venture in their official officer capacity, neither Robert Snukal, the Chief Executive Officer of NQCI, nor Kelly McCrann, our Chairman and Chief Executive Officer (or such other persons as may be appointed or elected in their place), shall in any event receive a salary or other compensation from the Joint Venture;

•
except as otherwise required by law, all decisions related to the operations of the Joint Venture shall be made by a majority of the JV Board, except that certain actions (as described in the Memorandum) by the Joint Venture or any of its subsidiaries shall require the affirmative vote or written consent of the holders of at least 90.1% of the Membership Interests then outstanding; and

•	from and after August 1, 2009, the Xcorp Parties shall pay 61% and NQCI shall pay 39% of the reasonable costs and expenses related to protecting, preserving and exploiting the Licensed Technology.

In addition, the Xcorp Parties agreed to contribute $500,000 in cash to the bank account established by the Joint Venture, on the later of (x) three business days of the consummation of the first to occur of the Proposed Transaction or another Transaction and (y) the date on which the Joint Venture establishes such bank account, for which the Parties (or their representatives) shall be joint signatories. Furthermore, provided that the Proposed Transaction or a Transaction has been consummated, NQCI agreed to contribute on the Xcorp Parties’ behalf an additional $500,000 in cash to the Joint Venture at such time as the JV Board reasonably determines that such funds are required to facilitate the Joint Venture’s development of the Polymer Technology. This additional contribution amount will be reimbursed to NQCI by the Xcorp Parties from the first funds distributed to the Xcorp Parties by the Joint Venture (other than pursuant to certain quarterly tax related distributions). Additionally, with respect to the Joint Venture, the Parties agreed to certain liquidity rights consisting of customary rights of first refusal and co-sale rights, unlimited piggyback registration rights and the right to up to two demand registrations (subject to lock-ups and other underwriter requirements), customary preemptive rights (available to a member of the Joint Venture for so long as such member holds at least 10% of the Membership Interests then outstanding), customary anti-dilution protections and other standard distribution and information rights.

The Parties also agreed to cooperate as reasonably required by the Xcorp Parties in order for us to consummate the Proposed Transaction for the sale of the Licensed Technology or another Transaction involving the sale, license or other disposition by us of the Licensed Technology. The Parties further agreed that upon the consummation of a Proposed Transaction, they will allocate the Transaction Proceeds received in such transaction in accordance with the terms set forth in the Memorandum and summarized below, subject to the actual terms of the Proposed Transaction, when and if such transaction is consummated. However, there can be no assurances that the Proposed Transaction or any other Transaction will occur or that the terms thereof will be similar to those provided for in the Memorandum and summarized below, and the actual terms of the Proposed Transaction or another Transaction will be provided for in the definitive agreement entered into in connection with such transaction.

•	NQCI shall receive the NQCI Amount;
•
The third party will pay the Xcorp Parties $250,000 upon the earlier of the signing of a letter of intent and an acquisition agreement providing for the Proposed Transaction, approximately 50% (less the foregoing $250,000) of the Transaction Proceeds payable in cash to the Xcorp Parties as the First Installment, approximately 25% of such proceeds as the Second Installment   and 25% of such proceeds as the Third Installment;

•
The Transaction Proceeds shall be allocated between the Parties as follows: (i) $250,000 to the Xcorp Parties, payable to the Xcorp Parties on the earlier of the signing of a letter of intent and an acquisition agreement providing for the Proposed Transaction, (ii) to NQCI, an amount equal to the NQCI Amount less the sum of the Second Installment and the Third Installment, payable to NQCI within seven business days of receipt of the First Installment, (iii) to the Xcorp Parties, the remainder of the First Installment, (iv) to NQCI, the amount of the Second Installment, payable to NQCI within three business days of receipt of the Second Installment, (v) to NQCI, the amount of the Third Installment, payable to NQCI within three business days of receipt of the Third Installment and (vi) the remainder of the Transaction Proceeds shall be retained by the Xcorp Parties; provided that under no circumstances shall NQCI be entitled to or receive from the Transaction Proceeds an amount greater than the NQCI Amount;

•
In the event any of the Installments are paid by the third party in other than cash, NQCI shall receive its proportionate share of such consideration in accordance with the terms of the Memorandum; and

•	The Xcorp Parties shall also pay to NQCI 39% of any royalty or other payments received by the Xcorp Parties in excess of the Transaction Proceeds in connection with the Proposed Transaction.

In the event that the timing or the amount of the payments from the third party under the terms of the Proposed Transaction (or another Transaction) is other than as contemplated in the Memorandum, the Parties shall make such equitable adjustments as are required to preserve, to the maximum extent possible, the intent of the distribution of Transaction Proceeds provisions of the Memorandum. In the event that the Xcorp Parties do not consummate the Proposed Transaction or if the terms of the Proposed Transaction are other than what is contemplated under the Memorandum and the Xcorp Parties instead consummate an alternative Transaction, the Parties shall apply the methodology specified in the Memorandum to the maximum extent possible in order to allocate between them the proceeds of such Transaction.

Additionally, NQCI agreed to use its best efforts to enter into an agreement with a certain third party pursuant to which such third party and NQCI will each (a) confirm and acknowledge (i) their joint ownership of the Polymer Technology, (ii) the existence and validity of the exclusive license to NQCI of the medical applications of the Polymer Technology and (iii) the existence and validity of the exclusive license to such third party of the non-medical applications of the Polymer Technology; and (b) agree to prepare, execute and deliver as promptly as practicable upon request by either of such parties a definitive license agreement reflecting the terms and conditions of the foregoing exclusive licenses. The Parties also agreed to certain customary representation and warranty, indemnity and other miscellaneous terms.

The foregoing summary of the Memorandum and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Memorandum filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the six month period ended June 30, 2009, filed with the SEC on August 13, 2009.

Agreement and Stipulation Regarding Partial Final Award

In connection with the issuance of the Partial Final Award and the execution of the Memorandum between the Parties, on August 7, 2009 Operations entered into the Stipulation with NQCI, pursuant to which Operations and NQCI agreed (i) not to challenge the terms of the Partial Final Award or any portion of such award, (ii) that any of the Parties may, at any time, seek to confirm all but not part of the Partial Final Award through the filing of an appropriate petition or motion with the appropriate court and in response to such action to confirm the Partial Final Award, no Party will oppose, object to or in any way seek to hinder or delay the court’s confirmation of the Partial Final Award, but will in fact support and stipulate to such confirmation, (iii) to waive any and all right to appeal from, seek appellate review of, file or prosecute any lawsuit, action, motion or proceeding, in law, equity, or otherwise, challenging, opposing, seeking to modify or otherwise attacking the confirmed Partial Final Award or the judgment thereon and (iv) subject to certain conditions, NQCI will not attempt during the Non-Execution Period to execute on or file any motion, petition or application or commence any proceeding seeking the collection of any attorneys’ fees that have been awarded in NQCI’s favor under the terms of the Partial Final Award, which is intended to allow the Parties a sufficient period within which to execute an Acquisition Agreement in connection with the Proposed Transaction or a Transaction; provided that such period shall automatically be subject to an Extension Date if the Acquisition Agreement is executed in full on or before December 1, 2009. If the execution of the Acquisition Agreement occurs on or before December 1, 2009, the Extension Date shall automatically be further extended for a period of 60 days for each amendment to a proxy or information statement related to the transactions contemplated by the Acquisition Agreement, filed by us in response to comments made by the SEC.

In the event we enter into an Acquisition Agreement for the Proposed Transaction or another Transaction, we anticipate that we will call a special or annual meeting of our stockholders at which our stockholders will be asked to vote on the terms of such transaction, pursuant to a proxy or information statement that we would file with the SEC in connection therewith. If and when we do file such proxy or information statement with the SEC, our stockholders and other investors are urged to carefully read such statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about us and the transaction. Copies of such proxy or information statement and other documents filed by us with the SEC will be available at the Web site maintained by the SEC at www.sec.gov.

The foregoing summary of the Stipulation and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stipulation, filed as Exhibit 99.2 to our Quarterly Report on Form 10-Q for the six month period ended June 30, 2009, filed with the SEC on August 13, 2009.

As a result of the issuance of the Partial Final Award and the execution of the Stipulation and the Memorandum, the Technology Transaction will not occur, we will no longer be obligated to issue the 9,230,000 shares of our common stock, or the “Shares”, to NQCI and we will no longer be required to file a resale registration statement under the Securities Act for the Shares.

ITEM 1A.      Risk Factors.

Investing in our common stock involves a high degree of risk. In addition to the information set forth in this report, you should carefully consider and evaluate the risks described under section captioned “Risk Factors” in Part I, Item 1A of our Annual Report, Part II, Item 1A of our Quarterly Reports and the updated risk factors noted below. While we describe each risk separately herein and in the Annual Report, some of these risks are interrelated and certain risks could trigger the applicability of other risks described below. Also, the risks and uncertainties described below and in the Annual Report are not the only ones that we may face. Additional risks and uncertainties not presently known to us, or that we currently do not consider significant, could also potentially impair, and have a material adverse effect on, our business, results of operations and financial condition. If any of these risks occur, our business, results of operations and financial condition could be harmed, the price of our common stock could decline, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this Quarterly Report. As a result the trading price of our common stock may decline, and you might lose part or all of your investment.

Except for the updated risk factors set forth below, there have been no material changes in our risk factors from those described in Part 1, Item 1A, “Risk Factors”, in our Annual Report, other than those risk factors updated in Part II, Item 1A, “Risk Factors”, in our Quarterly Reports.

We do not have sufficient cash to fund the development of our products or maintain our operations. If we are unable to obtain additional financing during 2009, we will be required to substantially further curtail or cease operations, seek bankruptcy protection and/or otherwise wind up our business.  If we raise additional funding through sales of equity or equity-based securities, your shares will be diluted. If we need additional funding for operations and we are unable to raise it, we may be forced to liquidate assets and/or curtail or cease operations.

We anticipate that, based on our current operating plan and our existing cash and cash equivalents, we will be able to fund our operations approximately through the next 30 days from November 22, 2009. We are actively managing our liquidity by limiting our expenses. If we are unable to raise additional capital by such date and/or consummate a transaction for the sale of all or substantially all of our assets, we will be required to substantially further curtail or cease operations, seek bankruptcy protection or otherwise wind up our business. Any of these actions will materially harm our business, results of operations and any future prospects.

We have been engaged in efforts to defer all significant expenditures as well as major expenditures for the development of all of our products pending additional financing or partnership support. We continue to evaluate opportunities to reduce operating expenses. However, there can be no assurance that we will be successful in these efforts. If we are forced to reduce or cease our operations we may trigger additional obligations, including severance obligations, which would further negatively impact our liquidity and capital resources.

As a result of our recurring losses from operations and a net capital deficiency, the report from our independent registered public accounting firm regarding our consolidated financial statements for the year ended December 31, 2008 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. We need to obtain debt, equity or equity-based financing (such as convertible debt). Such financing may not be available on favorable terms, or at all. If we raise additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, the ownership interest of our existing stockholders may be diluted. The amount of dilution could be increased by the issuance of warrants or securities with other dilutive characteristics, such as anti-dilution clauses or price resets. If we need additional funding for operations and we are unable to raise it, we may be forced to liquidate assets and/or curtail or cease operations.

We urge you to review the additional information about our liquidity and capital resources in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this report. If we cease to continue as a going concern due to lack of available capital or otherwise, you may lose your entire investment in our company.

We may need to liquidate in a voluntary or involuntary dissolution under Delaware law or to seek protection under the provisions of the U.S. Bankruptcy Code, and in that event, it is unlikely that our stockholders would receive any value for their shares.

We have incurred net operating losses every year since our inception. As of September 30, 2009, we had an accumulated deficit of approximately $47.4 million and have been unable to raise the necessary capital to continue our existing operations. We are currently evaluating our strategic alternatives with respect to the development of any of our products and/or a transaction for the sale of a part, all or substantially all of our assets. We cannot assure our stockholders that any actions that we take would raise or generate sufficient capital to fully address the uncertainties of our financial position. As a result, we may be unable to realize value from our assets and discharge our liabilities in the normal course of business. If we are unable to settle our obligations to our creditors or if we are unable to consummate a transaction for the sale of all or substantially all of our assets or another strategic transaction with respect to the products that we have been engaged in developing, we would likely need to liquidate in a voluntary dissolution under Delaware law or to seek protection under the provisions of the U.S. Bankruptcy Code. In that event, we or a trustee appointed by the court may be required to liquidate our assets. In either of these events, we might realize significantly less value from our assets than their carrying values on our financial statements. The funds resulting from the liquidation of our assets would be used first to satisfy obligations to creditors before any funds would be available to our stockholders, and any shortfall in the proceeds would directly reduce the amounts available for distribution, if any, to our creditors and to our stockholders.

In the event we are required to liquidate under Delaware law or the federal bankruptcy laws, it is highly unlikely that stockholders would receive any value for their shares.

We are seeking to maximize the value of our assets, and address our liabilities and raise additional capital for our existing business. We are attempting to pursue asset out-licenses, asset sales, mergers or similar strategic transactions with respect to any of our product that we have been engaged in developing. We may be unable to satisfy our liabilities and can provide no assurances that we can be successful in completing any corporate transaction with any third party or executing a strategic transaction with respect to our assets and/or our products that we have been engaged in developing.

Due to our financial position, we are unable to initiate further development of our products, however, we have actively resumed research and development of the PAK as a result of the direct reimbursement arrangement of the related expenditures agreed to with a certain third party with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction. We continue to actively consider this potential strategic deal, as well as all other strategic alternatives, with respect to our products that we have been engaged in developing and our assets, with the goal of maximizing the value of those assets. There are substantial challenges and risks which will make it difficult to successfully implement any of these opportunities. Even if we decide to pursue a strategic transaction with respect to our products that we have been engaged in developing and/or for the sale of all or substantially all of our assets, we may be unable to do so on acceptable terms, if at all. There can be no assurances that any such transaction will occur or that it would be accretive to our stockholders or result in any payment being made to our stockholders. In the event we are unable to complete a strategic transaction with respect to our products that we have been engaged in developing and/or for the sale of a part, all or substantially all of our assets, we may be forced to liquidate in a voluntary dissolution under Delaware law or to seek protection under the provisions of the U.S. Bankruptcy Code.

Stockholders should recognize that in our efforts to address our liabilities and fund future operations and development of our products, we may pursue strategic alternatives that result in our stockholders having little or no continuing interest in our assets as stockholders or otherwise. In such circumstances we will continue to evaluate our alternatives in light of our cash position, including the possibility that we may need to liquidate in a voluntary dissolution under Delaware law or to seek protection under the provisions of the U.S. Bankruptcy Code.

As a result of being delisted from Amex on September 4, 2009 and our common stock commencing quotation on the Pink Sheets effective as of the same date, the following risk factor is no longer applicable to us.

“If we fail to meet continued listing standards of Amex or Amex commences a proceeding to delist our common stock from the exchange, our common stock may be delisted from Amex which would have a material adverse effect on the price of our common stock.

Our common stock is currently traded on the Amex under the symbol “XCR”. In order for our securities to be eligible for continued listing on Amex, we must remain in compliance with certain Amex continued listing standards. As of December 31, 2008, we were not in compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Amex Company Guide (the “Company Guide”) because our stockholders’ equity was below the level required by the Amex continued listing standards. Our stockholders’ equity fell below the required standard due to several years of operating losses. Amex will normally consider suspending dealings in, or removing from the listing of, securities of a company under Section 1003(a)(i) for a company that has stockholders’ equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years, under Section 1003(a)(ii) for a company that has stockholders’ equity of less than $4,000,000 if such company has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years or under Section 1003(a)(iii) for a company that has stockholders’ equity of less than $6,000,000 if such company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. As of December 31, 2008, our stockholders' equity was below that required under Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Amex Company Guide and we have sustained net losses in our five most recent fiscal years.

On May 15, 2009, we received notice (the “Notice”) from the staff of the Amex indicating that we were not in compliance with certain of Amex’s continued listing standards as set forth in Part 10 of the Company Guide. Specifically, according to the Notice, we were not in compliance with Section 1003(a)(iv) of the Company Guide in that we have “sustained losses which are so substantial in relation to our overall operations or our existing financial resources, or our financial condition has become so impaired that it appears questionable, in the opinion of Amex, as to whether we will be able to continue operations and/or meet our obligations as they mature.”

In order to maintain its listing on Amex, we were required to submit a plan of compliance (a “Plan”) to Amex by June 15, 2009, advising Amex of the actions we have taken or intend to take to regain compliance with Section 1003(a)(iv) by November 16, 2009. Subsequently, we submitted a Plan to Amex before the June 15, 2009 deadline and Amex is currently in the process of reviewing the Plan. If the Plan is not accepted by Amex, we will be subject to delisting proceedings. If Amex accepts the Plan, then we will be able to continue our listing during the Plan period, during which time we will be subject to periodic reviews to determine whether it is making progress consistent with the Plan. Even if the Plan is accepted, if we are not in compliance with the continued listing standards of the Company Guide by November 16, 2009, or if we do not make progress consistent with the Plan during such period, Amex will initiate delisting proceedings as appropriate.

In accordance with the terms of the Notice, we have been included in a list of issuers that are not in compliance with Amex’s continued listing standards, which is posted at www.amex.com and includes the specific listing standard(s) with which a company does not comply. Our common stock continues to trade on Amex. Amex has advised us that Amex is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System (“CTS”) and Consolidated Quote Systems (“CQS”) Low Speed and High Speed Tapes to identify companies that are noncompliant with NYSE Amex’s continued listing standards and/or delinquent with respect to a required federal securities law periodic filing. Accordingly, we have become subject to the trading symbol extension “.BC” to denote our noncompliance. The indicator will not change our trading symbol itself, but will be disseminated as an extension of our symbol on the CTS and CQS whenever our trading symbol is transmitted with a quotation or trade.

If Amex does not accept our Plan or we receive notification from the Amex that we are no longer in compliance with other continued listing requirements and if we fail to regain compliance with such continued listing requirements, our common stock may be delisted which would have a material adverse affect on the price and liquidity of our common stock.

Furthermore, we cannot assure you that we will continue to satisfy other requirements necessary to remain listed on the Amex or that the NYSE Amex will not take additional actions to delist our common stock. If for any reason, our common stock were to be delisted from the Amex, we may not be able to list our common stock on another national exchange or market. If our common stock is not listed on a national exchange or market, the trading market for our common stock may become illiquid.”

ITEM 2.        Unregistered Sales of Equity Securities; Use of Proceeds from Registered Securities.

Except as set forth below, for the nine months ended September 30, 2009, we did not have any other unregistered sales of equity securities or use of proceeds from registered securities.

In September 2009, we issued 400,000 shares of restricted common stock to a certain third party as compensation for consulting services. We issued the shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, in a transaction not involving any public offering.

ITEM 6.       Exhibits.

No.	Description of Exhibit
10.1	Binding Memorandum of Understanding, dated August 7, 2009. (1)
31.1	Certification of Chief Executive Officer Pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
31.2	Certification of Chief Financial Officer Pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
32.1	Certification of Chief Executive Officer Pursuant to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**
32.2	Certification of Chief Financial Officer Pursuant to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**
99.1	Agreement and Stipulation Regarding Partial Final Award, dated August 7, 2009. (2)
______________

*	Filed herewith.
**	Furnished herewith.
(1)	Incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2009.
(2)	Incorporated by reference to Exhibit 99.2 of our Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XCORPOREAL, INC.

Date: November 16, 2009	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Exhibit 31.1

CERTIFICATION PURSUANT TO
RULE 13a-14/15d-14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kelly J. McCrann, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Xcorporeal, Inc. (“registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 16, 2009	/s/ Kelly J. McCrann
Kelly J. McCrann
Chairman of the Board and
Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO
RULE 13a-14/15d-14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Weinstein, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Xcorporeal, Inc. (“registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 16, 2009	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Xcorporeal, Inc. (the “Company”) for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kelly J. McCrann, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kelly J. McCrann
Kelly J. McCrann
Chief Executive Officer and
Chairman of the Board

Date: November 16, 2009

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Xcorporeal, Inc. (the “Company”) for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Weinstein, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer and
Principal Accounting Officer)

Date: November 16, 2009

PROXY

XCORPOREAL, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
 SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Kelly J. McCrann and Robert Weinstein as proxies with full power of substitution to vote and act on and consent in respect to any and all shares of the stock of XCORPOREAL, Inc. (the “Company”) held or owned by or standing in the name of the undersigned on the Company’s books on January 4, 2010 at the Special Meeting of Stockholders of the Company to be held the offices of Kaye Scholer LLP, 1999 Avenue of the Stars, Suite 1700, Los Angeles, California 90067-6048, on February ___, 2010, at 10:00 a.m. local time, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

          THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSALS LISTED IN THE PARAGRAPH ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

          The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

          The undersigned hereby acknowledges receipt of: (1) Notice of Special Meeting of Stockholders of the Company and (2) accompanying Proxy Statement.

XCORPOREAL, INC.

ELECTRONIC VOTING INSTRUCTIONS

YOU CAN VOTE BY INTERNET OR TELEPHONE!

AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR
PROXIES SUBMITTED BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 P.M., EASTERN DAYLIGHT TIME, ON FEBRUARY ___ , 2010.

VOTE-BY-INTERNET	OR	VOTE-BY-TELEPHONE

Log on to the Internet		Call toll-free
and go to [______________] -		1-800-[___]-[____] (_____) within the
follow the steps outlined on the		United States, Canada and Puerto Rico
secured website.		any time on a touch tone telephone
There is no charge to you for the call.
Follow the instructions provided by the
recorded message.

Important Notice Regarding the Availability of Proxy Materials for Xcorporeal, Inc.’s
Special Meeting of Stockholders to be Held on February ___, 2010

The Proxy Statement and a form of a proxy card are available at
http://www.xcorporeal.com/htmls/sec_filings.html. Information on Xcorporeal’s website does not constitute a part of this Proxy Statement.

(Continued and to be signed on reverse side)
- Detach here from proxy voting card -

PLEASE ☐
MARK VOTE
AS IN THIS
EXAMPLE

1. To approve the sale of substantially all of the assets	FOR	AGAINST	ABSTAIN
of Xcorporeal, Inc. pursuant to the Asset Purchase	☐	☐	☐
Agreement, dated December 14, 2009.

2. To approve the voluntary liquidation and	FOR	AGAINST	ABSTAIN
dissolution of Xcorporeal, Inc. pursuant to a Plan	☐	☐	☐
of Liquidation and Dissolution.

3. To approve the adoption of the Liquidating Trust	FOR	AGAINST	ABSTAIN
Agreement.	☐	☐	☐

4. To approve any proposal to adjourn the Special	FOR	AGAINST	ABSTAIN
Meeting to solicit additional proxies in favor of the	☐	☐	☐
approval of any or all of the foregoing proposals,
if there are insufficient votes for such approval
at time of the Special Meeting.

This proxy is solicited on behalf of the Board of Directors of XCORPOREAL, Inc.  Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the Special Meeting.

Signature	Signature	Date
NOTE: Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

- Detach here from proxy voting card -